Exhibit 10.6

LOAN AND SECURITY AGREEMENT

THIS LOAN AND SECURITY AGREEMENT (this “Agreement”) dated as of January 16, 2018 (the “Effective Date”) by and among (a) SILICON VALLEY BANK, a California corporation with a loan production office located at 275 Grove Street, Suite 2-200, Newton, Massachusetts 02466 (“Bank”), and (b) (i) FLYWIRE CORPORATION, a Delaware corporation (“Flywire”) and (ii) FLYWIRE PAYMENTS CORPORATION, a Delaware corporation (“FPC”) (Flywire and FPC are individually and collectively, jointly and severally, the “Borrower”), provides the terms on which Bank shall lend to Borrower and Borrower shall repay Bank. The parties agree as follows:

1.    ACCOUNTING AND OTHER TERMS

Accounting terms not defined in this Agreement shall be construed following GAAP. Calculations and determinations must be made following GAAP. Capitalized terms not otherwise defined in this Agreement shall have the meanings set forth in Section 13. All other terms contained in this Agreement, unless otherwise indicated, shall have the meaning provided by the Code to the extent such terms are defined therein.

2.    LOAN AND TERMS OF PAYMENT

2.1    Promise to Pay. Borrower hereby unconditionally promises to pay Bank the outstanding principal amount of all Credit Extensions and accrued and unpaid interest thereon as and when due in accordance with this Agreement.

2.1.1    Term Loan Advances.

(a)    Availability. Subject to the terms and conditions of this Agreement, upon Borrower’s request, Bank shall make one (1) advance (the “Term A Loan Advance”) to Borrower on or before the date that is fifteen (15) days after the Effective Date in an original principal amount of Fifteen Million Dollars ($15,000,000.00). Subject to the terms and conditions of this Agreement, during Draw Period B, upon Borrower’s request, Bank shall make one (1) advance (the “Term B Loan Advance”) to Borrower in an original principal amount of Five Million Dollars ($5,000,000.00). Subject to the terms and conditions of this Agreement, during Draw Period C, upon Borrower’s request, Bank shall make one (1) advance (the “Term C Loan Advance”) to Borrower in an original principal amount of Five Million Dollars ($5,000,000.00). The Term A Loan Advance, the Term B Loan Advance, and the Term C Loan Advance are each hereinafter referred to singly as a “Term Loan Advance” and collectively as the “Term Loan Advances”. The aggregate original principal amount of all Term Loan Advances shall not exceed Twenty-Five Million Dollars ($25,000,000.00). After repayment, no Term Loan Advance (or any portion thereof) may be reborrowed.

(b)    Interest Period. Commencing on the first (1st) Payment Date of the month following the month in which the Funding Date of the applicable Term Loan Advance occurs, and continuing on the Payment Date of each month thereafter, Borrower shall make monthly payments of interest on the principal amount of each Term Loan Advance at the rate set forth in Section 2.2(a).

(c)    Repayment. Commencing on the Term Loan Amortization Date and continuing on each Payment Date thereafter, Borrower shall repay the Term Loan Advances in (i) equal consecutive monthly installments of principal based on the applicable Repayment Schedule, plus (ii) monthly payments of accrued interest at the rate set forth in Section 2.2(a). All outstanding principal and accrued and unpaid interest under the Term Loan Advances, and all other outstanding Obligations under the Term Loan Advances, are due and payable in full on the Term Loan Maturity Date.

(d)    Permitted Prepayment of Term Loan Advances. Borrower shall have the option to prepay all, but not less than all, of the Term Loan Advances advanced by Bank under this Agreement, provided Borrower (i) provides written notice to Bank of its election to prepay the Term Loan Advances at least five (5) Business Days prior to such prepayment, and (ii) pays, on the date of such prepayment (A) all outstanding principal plus accrued and unpaid interest, (B) the Final Payment plus (C) all other sums, if any, that shall have become due and payable, including interest at the Default Rate with respect to any past due amounts.

(e)    Mandatory Prepayment Upon an Acceleration. If a Term Loan Advance is accelerated following the occurrence of an Event of Default, Borrower shall immediately pay to Bank an amount equal to the sum of: (i) all outstanding principal plus accrued and unpaid interest, (ii) the Final Payment plus (iii) all other sums, if any, that shall have become due and payable, including interest at the Default Rate with respect to any past due amounts.

2.2    Payment of Interest on the Credit Extensions.

(a)    Interest Rate. Subject to Section 2.2(b), the principal amount outstanding under each Term Loan Advance shall accrue interest at a fixed per annum rate equal to eight and one-half of one percent (8.50%), which interest shall be payable monthly in accordance with Section 2.2(c) below.

(b)    Default Rate. Immediately upon the occurrence and during the continuance of an Event of Default, Obligations shall bear interest at a rate per annum which is four percent (4.0%) above the rate that is otherwise applicable thereto (the “Default Rate”). Fees and expenses which are required to be paid by Borrower pursuant to the Loan Documents (including, without limitation, Bank Expenses) but are not paid when due shall bear interest until paid at a rate equal to the highest rate applicable to the Obligations. Payment or acceptance of the increased interest rate provided in this Section 2.2(b) is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Bank.

(c)    Payment; Interest Computation. Interest is payable monthly on the Payment Date and shall be computed on the basis of a 360-day year for the actual number of days elapsed. In computing interest, (i) all payments received after 12:00 p.m. Eastern time on any day shall be deemed received at the opening of business on the next Business Day, and (ii) the date of the making of any Credit Extension shall be included and the date of payment shall be excluded; provided, however, that if any Credit Extension is repaid on the same day on which it is made, such day shall be included in computing interest on such Credit Extension.

2.3    Fees. Borrower shall pay to Bank:

(a)    Commitment Fee. A fully earned, non-refundable commitment fee of One Hundred Twenty-Five Thousand Dollars ($125,000.00) on the Effective Date;

(b)    Final Payment. The Final Payment, when due hereunder; and

(c)    Bank Expenses. All Bank Expenses (including reasonable attorneys’ fees and expenses for documentation and negotiation of this Agreement) incurred through and after the Effective Date, when due (or, if no stated due date, upon demand by Bank).

Unless otherwise provided in this Agreement or in a separate writing by Bank, Borrower shall not be entitled to any credit, rebate, or repayment of any fees earned by Bank pursuant to this Agreement notwithstanding any termination of this Agreement or the suspension or termination of Bank’s obligation to make loans and advances hereunder. Bank may deduct amounts owing by Borrower under the clauses of this Section 2.3 pursuant to the terms of Section 2.4(c). Bank shall provide Borrower written notice of deductions made from the Designated Deposit Account pursuant to the terms of the clauses of this Section 2.3.

2.4    Payments; Application of Payments; Debit of Accounts.

(a)    All payments to be made by Borrower under any Loan Document shall be made in immediately available funds in Dollars, without setoff or counterclaim, before 12:00 p.m. Eastern time on the date when due. Payments of principal and/or interest received after 12:00 p.m. Eastern time are considered received at the opening of business on the next Business Day. When a payment is due on a day that is not a Business Day, the payment shall be due the next Business Day, and additional fees or interest, as applicable, shall continue to accrue until paid.

(b)    Bank has the exclusive right to determine the order and manner in which all payments with respect to the Obligations may be applied. Borrower shall have no right to specify the order or the accounts to which Bank shall allocate or apply any payments required to be made by Borrower to Bank or otherwise received by Bank under this Agreement when any such allocation or application is not specified elsewhere in this Agreement.

(c)    Bank may debit any of Borrower’s deposit accounts, including the Designated Deposit Account, for principal and interest payments or any other amounts Borrower owes Bank when due. These debits shall not constitute a set-off.

2.5    Withholding. Payments received by Bank from Borrower under this Agreement will be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority (including any interest, additions to tax or penalties applicable thereto). Specifically, however, if at any time any Governmental Authority, applicable law, regulation or international agreement requires Borrower to make any withholding or deduction from any such payment or other sum payable hereunder to Bank, Borrower hereby covenants and agrees that the amount due from Borrower with respect to such payment or other sum payable hereunder will be increased to the extent necessary to ensure that, after the making of such required withholding or deduction, Bank receives a net sum equal to the sum which it would have received had no withholding or deduction been required, and Borrower shall pay the full amount withheld or deducted to the relevant Governmental Authority. Borrower will, upon request, furnish Bank with proof reasonably satisfactory to Bank indicating that Borrower has made such withholding payment; provided, however, that Borrower need not make any withholding payment if the amount or validity of such withholding payment is contested in good faith by appropriate and timely proceedings and as to which payment in full is bonded or reserved against by Borrower. The agreements and obligations of Borrower contained in this Section 2.5 shall survive the termination of this Agreement.

3.    CONDITIONS OF LOANS

3.1    Conditions Precedent to Initial Credit Extension. Bank’s obligation to make the initial Credit Extension is subject to the condition precedent that Bank shall have received, in form and substance satisfactory to Bank, such documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate, including, without limitation:

(a)    duly executed signatures to the Loan Documents;

(b)    duly executed original signatures to the Warrant;

(c)    the Operating Documents and long-form good standing certificates of each Borrower certified by the Secretary of State of Delaware and each jurisdiction in which Borrower is qualified to conduct business, each as of a date no earlier than thirty (30) days prior to the Effective Date;

(d)    duly executed signatures to the completed Borrowing Resolutions for each Borrower;

(e)    Intellectual Property search results and completed exhibits to the IP Agreement;

(f)    certified copies, dated as of a recent date, of financing statement searches, as Bank may request, accompanied by written evidence (including any UCC termination statements) that the Liens indicated in any such financing statements either constitute Permitted Liens or have been or, in connection with the initial Credit Extension, will be terminated or released;

(g)    certified copies, dated as of a recent date, of financing statement searches for OnPlan Holdings, LLC, as Bank may request, accompanied by written evidence (including any UCC termination statements) that the Liens indicated in any such financing statements either constitute Permitted Liens or have been or, in connection with the initial Credit Extension, will be terminated or released;

(h)    executed Membership Interest Purchase Agreement by and among OnPlan Holdings, LLC and the other parties thereto;

(i)    the Perfection Certificate of each Borrower, together with the duly executed signature thereto;

(j)    a legal opinion of Borrower’s counsel dated as of the Effective Date together with the duly executed signature thereto;

(k)    evidence satisfactory to Bank that the insurance policies and endorsements required by Section 6.5 hereof are in full force and effect, together with appropriate evidence showing lender’s loss payable and/or additional insured clauses or endorsements in favor of Bank; and

(l)    payment of the fees and Bank Expenses then due as specified in Section 2.3 hereof.

3.2    Conditions Precedent to all Credit Extensions. Bank’s obligations to make each Credit Extension, including the initial Credit Extension, is subject to the following conditions precedent:

(a)    except as otherwise provided in Section 3.4, timely receipt of an executed Payment/Advance Form;

(b)    the representations and warranties in this Agreement shall be true, accurate, and complete in all material respects on the date of the Payment/Advance Form and on the Funding Date of each Credit Extension; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, and no Event of Default shall have occurred and be continuing or result from the Credit Extension. Each Credit Extension is Borrower’s representation and warranty on that date that the representations and warranties in this Agreement remain true, accurate, and complete in all material respects; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date; and

(c)    there has not been any material impairment in the general affairs, management, results of operation, financial condition or the prospect of repayment of the Obligations, or any material adverse deviation by Borrower from the most recent business plan of Borrower presented to and accepted by Bank.

3.3    Covenant to Deliver. Borrower agrees to deliver to Bank each item required to be delivered to Bank under this Agreement as a condition precedent to any Credit Extension. Borrower expressly agrees that a Credit Extension made prior to the receipt by Bank of any such item shall not constitute a waiver by Bank of Borrower’s obligation to deliver such item, and the making of any Credit Extension in the absence of a required item shall be in Bank’s sole discretion.

3.4    Procedures for Borrowing. Subject to the prior satisfaction of all other applicable conditions to the making of a Credit Extension set forth in this Agreement, to obtain a Credit Extension other than the initial Credit Extension, Borrower shall notify Bank (which notice shall be irrevocable) by electronic mail, facsimile, or telephone by 12:00 p.m. Eastern time at least two (2) Business Days before the proposed Funding Date of such Credit Extension. Together with any such electronic or facsimile notification, Borrower shall deliver to Bank by electronic mail or facsimile a completed Payment/Advance Form executed by a Responsible Officer or his or her designee. Bank may rely on any telephone notice given by a person whom Bank believes is a Responsible Officer or designee. Bank shall credit the Credit Extensions to the Designated Deposit Account. Bank may make Credit Extensions under this Agreement based on instructions from a Responsible Officer or his or her designee or without instructions if the Credit Extensions are necessary to meet Obligations which have become due.

4.    CREATION OF SECURITY INTEREST

4.1    Grant of Security Interest. Borrower hereby grants Bank, to secure the payment and performance in full of all of the Obligations, a continuing security interest in, and pledges to Bank, the Collateral, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof.

Borrower acknowledges that it previously has entered, and/or may in the future enter, into Bank Services Agreements with Bank. Regardless of the terms of any Bank Services Agreement, Borrower agrees that any amounts Borrower owes Bank thereunder shall be deemed to be Obligations hereunder and that it is the intent of Borrower and Bank to have all such Obligations secured by the first priority perfected security interest in the Collateral granted herein (subject only to Permitted Liens that are permitted pursuant to the terms of this Agreement to have superior priority to Bank’s Lien in this Agreement).

If this Agreement is terminated, Bank’s Lien in the Collateral shall continue until the Obligations (other than inchoate indemnity obligations and any obligations which, by their terms, are to survive the termination of this Agreement) are repaid in full in cash. Upon payment in full in cash of the Obligations (other than inchoate indemnity obligations and any obligations which, by their terms, are to survive the termination of this Agreement) and at such time as Bank’s obligation to make Credit Extensions has terminated, Bank shall, at the sole cost and expense of Borrower, release its Liens in the Collateral and all rights therein shall revert to Borrower. In the event (x) all Obligations (other than inchoate indemnity obligations and any obligations which, by their terms, are to survive the termination of this Agreement), except for Bank Services, are satisfied in full, and (y) this Agreement is terminated, Bank shall terminate the security interest granted herein upon Borrower providing cash collateral acceptable to Bank in its good faith business judgment for Bank Services, if any. In the event such Bank Services consist of outstanding Letters of Credit, Borrower shall provide to Bank cash collateral in an amount equal to (x) if such Letters of Credit are denominated in Dollars, then at least one hundred five percent (105.0%); and (y) if such Letters of Credit are denominated in a Foreign Currency, then at least one hundred ten percent (110.0%), of the Dollar Equivalent of the face amount of all such Letters of Credit plus, in each case, all interest, fees, and costs due or to become due in connection therewith (as estimated by Bank in its business judgment), to secure all of the Obligations relating to such Letters of Credit.

4.2    Priority of Security Interest. Borrower represents, warrants, and covenants that the security interest granted herein is and shall at all times continue to be a first priority perfected security interest in the Collateral (subject only to Permitted Liens that are permitted pursuant to the terms of this Agreement to have superior priority to Bank’s Lien under this Agreement). If Borrower shall acquire a commercial tort claim in excess of One Hundred Thousand Dollars ($100,000.00), Borrower shall promptly notify Bank in a writing signed by Borrower of the general details thereof and grant to Bank in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to Bank.

4.3    Authorization to File Financing Statements. Borrower hereby authorizes Bank to file financing statements, without notice to Borrower, with all appropriate jurisdictions to perfect or protect Bank’s interest or rights hereunder, including a notice that any disposition of the Collateral, by either Borrower or any other Person (except in accordance with this Agreement), shall be deemed to violate the rights of Bank under the Code. Such financing statements may indicate the Collateral as “all assets of the Debtor” or words of similar effect, or as being of an equal or lesser scope, or with greater detail, all in Bank’s discretion.

5.    REPRESENTATIONS AND WARRANTIES

Borrower represents and warrants as follows:

5.1    Due Organization, Authorization; Power and Authority. Borrower is duly existing and in good standing as a Registered Organization in its jurisdiction of formation and is qualified and licensed to do business and is in good standing in any jurisdiction in which the conduct of its business or its ownership of property requires that it be qualified except where the failure to do so could not reasonably be expected to have a material adverse effect on Borrower’s business. In connection with this Agreement, Borrower has delivered to Bank a completed certificate signed by each Borrower, entitled “Perfection Certificate”. Borrower represents and warrants to Bank that (a) Borrower’s exact legal name is that indicated on the Perfection Certificate and on the signature page hereof; (b) Borrower is an organization of the type and is organized in the jurisdiction set forth in the Perfection Certificate; (c) the Perfection Certificate accurately sets forth Borrower’s organizational identification number or accurately states that Borrower has none; (d) the Perfection Certificate accurately sets forth Borrower’s place of business, or, if more than one, its chief executive office as well as Borrower’s mailing address (if different than its chief executive office); (e) Borrower (and each of its predecessors) has not, in the past five (5) years, changed its jurisdiction of formation, organizational structure or type, or any organizational number assigned by its jurisdiction; and (f) all other information set forth on the Perfection Certificate pertaining to Borrower and each of its Subsidiaries is accurate and complete in all material respects (it being understood and agreed that Borrower may from time to time update certain information in the Perfection Certificate after the Effective Date to the extent permitted by one or more specific provisions in this Agreement). If Borrower is not now a Registered Organization but later becomes one, Borrower shall promptly notify Bank of such occurrence and provide Bank with Borrower’s organizational identification number.

The execution, delivery and performance by Borrower of the Loan Documents to which it is a party have been duly authorized, and do not (i) conflict with any of Borrower’s organizational documents, (ii) contravene, conflict with, constitute a default under or violate any material Requirement of Law, (iii) contravene, conflict or violate any applicable order, writ, judgment, injunction, decree, determination or award of any Governmental Authority by which Borrower or any of its Subsidiaries or any of their property or assets may be bound or affected, (iv) require any action by, filing, registration, or qualification with, or Governmental Approval from, any Governmental Authority (except such Governmental Approvals which have already been obtained and are in full force and effect (or are being obtained pursuant to Section 6.1(b))) or (v) conflict with, contravene, constitute a default or breach under, or result in or permit the termination or acceleration of, any material agreement by which Borrower is bound. Borrower is not in default under any agreement to which it is a party or by which it is bound in which the default could reasonably be expected to have a material adverse effect on Borrower’s business.

5.2    Collateral. Borrower has good title to, rights in, and the power to transfer each item of the Collateral upon which it purports to grant a Lien hereunder, free and clear of any and all Liens except Permitted Liens. Borrower has no Collateral Accounts at or with any bank or financial institution other than Bank or Bank’s Affiliates except for the Collateral Accounts described in the Perfection Certificate delivered to Bank in connection herewith and which Borrower has taken such actions as are necessary to give Bank a perfected security interest therein, pursuant to the terms of Section 6.6(b). The Accounts are bona fide, existing obligations of the Account Debtors.

The Collateral is not in the possession of any third party bailee (such as a warehouse) except as otherwise provided in the Perfection Certificate. None of the components of the Collateral shall be maintained at locations other than as provided in the Perfection Certificate or as permitted pursuant to Section 7.2.

All Inventory is in all material respects of good and marketable quality, free from material defects.

As of the Effective Date, Borrower is the sole owner of the Intellectual Property which it owns or purports to own except for (a) non-exclusive licenses granted to its customers in the ordinary course of business, (b) over-the-counter software that is commercially available to the public, (c) open source licenses and (d) material Intellectual Property licensed to Borrower and noted on the Perfection Certificate. Each Patent which it owns or purports to own and which is material to Borrower’s business is valid and enforceable, and no part of the Intellectual Property which Borrower owns or purports to own and which is material to Borrower’s business has been judged invalid or unenforceable, in whole or in part. To the best of Borrower’s knowledge, no claim has been made that any part of the Intellectual Property violates the rights of any third party except to the extent such claim would not reasonably be expected to have a material adverse effect on Borrower’s business.

Except as noted on the Perfection Certificate, or of which the Borrower has otherwise notified Bank pursuant to the terms of Section 6.7(c), Borrower is not a party to, nor is it bound by, any Restricted License.

5.3    Litigation. Except as otherwise disclosed to Bank in writing pursuant to Section 6.2(k), there are no actions or proceedings pending or, to the knowledge of any Responsible Officer, threatened in writing by or against Borrower or any of its Subsidiaries involving more than, individually or in the aggregate, One Hundred Thousand Dollars ($100,000.00).

5.4    Financial Statements; Financial Condition. All consolidated financial statements for Borrower and any of its Subsidiaries delivered to Bank fairly present in all material respects Borrower’s consolidated financial condition and Borrower’s consolidated results of operations (subject to year-end adjustments and the absence of footnotes in the case of unaudited financial statements). There has not been any material deterioration in Borrower’s consolidated financial condition since the date of the most recent financial statements submitted to Bank.

5.5    Solvency. The fair salable value of Borrower’s consolidated assets (including goodwill minus disposition costs) exceeds the fair value of Borrower’s liabilities; Borrower is not left with unreasonably small capital after the transactions in this Agreement; and Borrower is able to pay its debts (including trade debts) as they mature.

5.6    Regulatory Compliance. Borrower is not an “investment company” or a company “controlled” by an “investment company” under the Investment Company Act of 1940, as amended. Borrower is not engaged as one of its important activities in extending credit for margin stock (under Regulations X, T and U of the Federal Reserve Board of Governors). Borrower (a) has complied in all material respects with all Requirements of Law, and (b) has not violated any Requirements of Law the violation of which could reasonably be expected to have a material adverse effect on its business. None of Borrower’s or any of its Subsidiaries’ properties or assets has been used by Borrower or any Subsidiary or, to the best of Borrower’s knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than legally. Borrower and each of its Subsidiaries have obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all Governmental Authorities that are necessary to continue their respective businesses as currently conducted, unless such failure could not reasonably be expected to have a material adverse effect on Borrower’s business.

5.7    Subsidiaries; Investments. Borrower does not own any stock, partnership, or other ownership interest or other equity securities except for Permitted Investments.

5.8    Tax Returns and Payments; Pension Contributions. Borrower has timely filed all required tax returns and reports (or duly filed valid extensions thereof), except for returns or reports related to taxes as may be due or owing in an amount less than Fifty Thousand Dollars ($50,000.00), and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except (a) to the extent such taxes are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor, or (b) if such taxes, assessments, deposits and contributions do not, individually or in the aggregate, exceed Fifty Thousand Dollars ($50,000.00).

To the extent Borrower defers payment of any contested taxes, Borrower shall (i) notify Bank in writing of the commencement of, and any material development in, the proceedings, and (ii) post bonds or take any other steps required to prevent the governmental authority levying such contested taxes from obtaining a Lien upon any of the Collateral that is other than a “Permitted Lien.” Borrower is unaware of any claims or adjustments proposed for any of Borrower’s prior tax years which could reasonably be expected to result in additional taxes becoming due and payable by Borrower. Borrower has paid all amounts necessary to fund all present pension, profit sharing and deferred compensation plans in accordance with their terms, and Borrower has not withdrawn from participation in, and has not permitted partial or complete termination of, or permitted the occurrence of any other event with respect to, any such plan which could reasonably be expected to result in any liability of Borrower, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other governmental agency.

5.9    Use of Proceeds. Borrower shall use the proceeds of the Credit Extensions to finance the OnPlan Acquisition or Permitted Investments, as working capital and to fund its general business requirements and not for personal, family, household or agricultural purposes.

5.10    Full Disclosure. No written representation, warranty or other statement of Borrower in any certificate or written statement given to Bank in connection with the Loan Documents, as of the date such representation, warranty, or other statement was made, taken together with all such written certificates and written statements given to Bank, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the certificates or statements, in light of the circumstances in which they were made, not misleading in any material respect (it being recognized by Bank that the projections and forecasts provided by Borrower in good faith and based upon reasonable assumptions are not viewed as facts and that actual results during the period or periods covered by such projections and forecasts may differ from the projected or forecasted results).

5.11    Definition of “Knowledge.” For purposes of the Loan Documents, whenever a representation or warranty is made to Borrower’s knowledge or awareness, to the “best of” Borrower’s knowledge, or with a similar qualification, knowledge or awareness means the actual knowledge, after reasonable investigation, of any Responsible Officer.

6.    AFFIRMATIVE COVENANTS

Borrower shall do all of the following:

6.1    Government Compliance.

(a)    Maintain its and all its Subsidiaries’ legal existence and good standing in their respective jurisdictions of formation and maintain qualification in each jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on Borrower’s business or operations, provided that any Subsidiary (which is not a Borrower) may liquidate or dissolve so long as such liquidation or dissolution would not reasonably be expected to have a material adverse effect on Borrower’s consolidated business or operations, and provided that in connection with such liquidation or dissolution all assets and property of any such Subsidiary (which is not a Borrower) shall be transferred to Borrower or a Subsidiary of Borrower. Borrower shall comply, and have each Subsidiary comply, in all material respects, with all laws, ordinances and regulations to which it is subject, noncompliance with which would reasonably be expected to have a material adverse effect on the Borrower’s business.

(b)    Obtain all of the Governmental Approvals necessary for the performance by Borrower of its obligations under the Loan Documents to which it is a party and the grant of a security interest to Bank in the Collateral. Borrower shall promptly provide copies of any such obtained Governmental Approvals to Bank.

6.2    Financial Statements, Reports, Certificates. Provide Bank with the following:

(a)    Accounts Receivable and Accounts Payable. Within thirty (30) days after the last day of each month, aged listings of accounts receivable and accounts payable (by invoice date);

(b)    Monthly Financial Statements. As soon as available, but no later than thirty (30) days after the last day of each month, a company prepared consolidated balance sheet and income statement covering Borrower’s consolidated operations for such month certified by a Responsible Officer and in a form of presentation reasonably acceptable to Bank (the “Monthly Financial Statements”);

(c)    Monthly Compliance Certificate. Within thirty (30) days after the last day of each month and together with the Monthly Financial Statements, a duly completed Compliance Certificate signed by a Responsible Officer, certifying that as of the end of such month, Borrower was in full compliance with all of the terms and conditions of this Agreement, and setting forth calculations showing compliance with the financial covenants set forth in this Agreement (if any) and such other information as Bank may reasonably request;

(d)    Board Projections. At least annually and no later than within ten (10) days after Board approval, and contemporaneously with any material updates or changes thereto, annual Board approved operating budgets and financial projections, in a form of presentation reasonably acceptable to Bank;

(e)    Annual Audited Financial Statements. As soon as available, but no later than two hundred seventy (270) days after the last day of Borrower’s fiscal year, audited consolidated financial statements prepared under GAAP, consistently applied, together with an unqualified opinion on the financial statements from an independent certified public accounting firm reasonably acceptable to Bank;

(f)    Capitalization Table. An updated capitalization table of Borrower within thirty (30) days of any change in the fully diluted shares of Borrower;

(g)     409A Report. Within thirty (30) days after Board approval and contemporaneously with any material updates or changes thereto, any 409A valuation report prepared by or at the direction of Borrower;

(h)    Customer Funds. Within thirty (30) days after the last day of each quarter, a quarterly customer funds report;

(i)    Other Statements. Within five (5) days of delivery, copies of all statements, reports and notices made available to Borrower’s security holders or to any holders of Subordinated Debt;

(j)    SEC Filings. In the event that Borrower becomes subject to the reporting requirements under the Exchange Act, within five (5) days of filing, copies of all periodic and other reports, proxy statements and other materials filed by Borrower with the SEC, any Governmental Authority succeeding to any or all of the functions of the SEC or with any national securities exchange, or distributed to its shareholders, as the case may be. Documents required to be delivered pursuant to the terms hereof (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which Borrower posts such documents, or provides a link thereto, on Borrower’s website on the Internet at Borrower’s website address; provided, however, Borrower shall promptly notify Bank in writing (which may be by electronic mail) of the posting of any such documents;

(k)    Legal Action Notice. A prompt report of any legal actions pending or threatened in writing against Borrower or any of its Subsidiaries that could reasonably be expected to result in damages or costs to Borrower or any of its Subsidiaries of, individually or in the aggregate, One Hundred Thousand Dollars ($100,000.00) or more; and

(l)    Other Financial Information. Other financial information reasonably requested by Bank.

6.3    Inventory; Returns. Keep all Inventory in good and marketable condition, free from material defects. Returns and allowances between Borrower and its Account Debtors shall follow Borrower’s customary practices as they exist at the Effective Date. Borrower must promptly notify Bank of all returns, recoveries, disputes and claims that involve more than Fifty Thousand Dollars ($50,000.00).

6.4    Taxes; Pensions. Timely file, and require each of its Subsidiaries to timely file, all required tax returns and reports (or duly filed valid extensions thereof) and timely pay, and require each of its Subsidiaries to timely pay, all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower and each of its Subsidiaries, except for deferred payment of any taxes contested pursuant to the terms of Section 5.8 hereof, and shall deliver to Bank, on demand, appropriate certificates attesting to such payments, and pay all amounts necessary to fund all present pension, profit sharing and deferred compensation plans in accordance with their terms.

6.5    Insurance.

(a)    Keep its business and the Collateral insured for risks and in amounts standard for companies in Borrower’s industry and location and as Bank may reasonably request. Insurance policies shall be in a form, with financially sound and reputable insurance companies that are not Affiliates of Borrower, and in amounts that are reasonably satisfactory to Bank. All property policies shall have a lender’s loss payable endorsement showing Bank as the sole lender loss payee. All liability policies shall show, or have endorsements showing, Bank as an additional insured. Bank shall be named as lender loss payee and/or additional insured with respect to any such insurance providing coverage in respect of any Collateral (provided that Bank will be junior with respect to casualty policies concerning Equipment subject to clause (c) of the definition of “Permitted Liens”).

(b)    Ensure that proceeds payable under any property policy are, at Bank’s option, payable to Bank on account of the Obligations. Notwithstanding the foregoing, (a) so long as no Event of Default has occurred and is continuing, Borrower shall have the option of applying the proceeds of any casualty policy not exceeding Two Hundred Fifty Thousand Dollars ($250,000.00) in the aggregate for all losses under all casualty policies in any one (1) year, toward the replacement or repair of destroyed or damaged property; provided that any such replaced or repaired property (i) shall be of equal, or like value as the replaced or repaired Collateral and (ii) shall be deemed Collateral in which Bank has been granted a first priority security interest, and (b) after the occurrence and during the continuance of an Event of Default, all proceeds payable under such casualty policy shall, at the option of Bank, be payable to Bank on account of the Obligations.

(c)    At Bank’s request, Borrower shall deliver certified copies of insurance policies and evidence of all premium payments. Each provider of any such insurance required under this Section 6.5 shall agree, by endorsement upon the policy or policies issued by it or by independent instruments furnished to Bank, that it will give Bank thirty (30) days prior written notice before any such policy or policies shall be materially altered or canceled. If Borrower fails to obtain insurance as required under this Section 6.5 or to pay any amount or furnish any required proof of payment to third persons and Bank, Bank may make all or part of such payment or obtain such insurance policies required in this Section 6.5, and take any action under the policies Bank deems prudent.

6.6    Operating Accounts.

(a)    Maintain its and its Subsidiaries’ (excluding Securities Corp. and excluding any Excluded FBO Accounts) primary operating, depository and securities/investment accounts with Bank and Bank’s Affiliates, provided, further, Borrower (individually and not on a consolidated basis) shall at all times have on deposit in (i) operating, depository and securities accounts in the name of Borrower maintained with Bank or Bank’s Affiliates, or (ii) Collateral Accounts subject to a Control Agreement in favor of Bank, unrestricted and unencumbered cash in an amount equal to fifty-one percent (51.0%) of the dollar value of Borrower’s consolidated cash (but excluding any Excluded FBO Accounts), including any Subsidiaries’, Affiliates’, or related entities’ cash, in the aggregate at all financial institutions (the “Borrower Balance Requirement”), provided that (notwithstanding Section 8.2(a)), if at any time Borrower is in default of the Borrower Balance Requirement, Borrower shall have a five (5) consecutive day period in which to cure said default prior to a Borrower Balance Requirement default being declared an Event of Default. In addition to and without limiting the foregoing, Existing Foreign Subsidiaries shall be permitted to maintain operating, depository and securities accounts with financial institutions other than Bank and Bank’s Affiliates provided that the maximum aggregate balance for all such accounts together does not at any time exceed the greater of (i) Three Million Five Hundred Thousand Dollars ($3,500,000.00) and (ii) twenty percent (20.0%) of the dollar value of Borrower’s consolidated cash. Bank may restrict withdrawals or transfers by or on behalf of Borrower that would violate this Section 6.6, regardless of whether an Event of Default exists at such time.

(b)    Provide Bank five (5) days prior written notice before establishing any Collateral Account at or with any bank or financial institution other than Bank or Bank’s Affiliates. For each Collateral Account that Borrower at any time maintains, Borrower shall cause the applicable bank or financial institution (other than Bank) at or with which any Collateral Account is maintained to execute and deliver a Control Agreement or other appropriate instrument with respect to such Collateral Account to perfect Bank’s Lien in such Collateral Account in accordance with the terms hereunder which Control Agreement may not be terminated without the prior written consent of Bank. The provisions of the previous sentence shall not apply to deposit accounts exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of Borrower’s employees and identified to Bank by Borrower as such.

6.7    Protection and Registration of Intellectual Property Rights.

(a)    Borrower shall use commercially reasonable efforts in the exercise of its business judgment to (i) protect, defend and maintain the validity and enforceability of its Intellectual Property; (ii) promptly advise Bank in writing of material infringements or any other event that could reasonably be expected to materially and adversely affect the value of its Intellectual Property; and (iii) not allow any Intellectual Property material to Borrower’s business to be abandoned, forfeited or dedicated to the public without Bank’s written consent.

(b)    To the extent not already disclosed in writing to Bank, if Borrower (i) obtains any Patent, registered Trademark, registered Copyright, registered mask work, or any pending application for any of the foregoing, whether as owner, licensee or otherwise, or (ii) applies for any Patent or the registration of any Trademark, then Borrower shall promptly (but not to exceed five (5) Business Days) provide written notice thereof to Bank and shall execute such intellectual property security agreements and other documents and take such other actions as Bank may request in its good faith business judgment to perfect and maintain a first priority perfected security interest in favor of Bank in such property. If Borrower decides to register any Copyrights or mask works in the United States Copyright Office, Borrower shall: (x) provide Bank with at least fifteen (15) days prior written notice of Borrower’s intent to register such Copyrights or mask works together with a copy of the application it intends to file with the United States Copyright Office (excluding exhibits thereto); (y) execute an intellectual property security agreement and such other documents and take such other actions as Bank may request in its good faith business judgment to perfect and maintain a first priority perfected security interest in favor of Bank in the Copyrights or mask works intended to be registered with the United States Copyright Office; and (z) record such intellectual property security agreement with the United States Copyright Office contemporaneously with filing the Copyright or mask work application(s) with the United States Copyright Office. Borrower shall promptly provide to Bank copies of all applications that it files for Patents or for the registration of Trademarks, Copyrights or mask works, together with evidence of the recording of the intellectual property security agreement required for Bank to perfect and maintain a first priority perfected security interest in such property.

(c)    Provide written notice to Bank within ten (10) days of entering or becoming bound by any Restricted License (other than over-the-counter software that is commercially available to the public). Borrower shall take such commercially reasonable steps as Bank reasonably requests to obtain the consent of, or waiver by, any person whose consent or waiver is necessary for (i) any Restricted License to be deemed “Collateral” and for Bank to have a security interest in it that might otherwise be restricted or prohibited by law or by the terms of any such Restricted License, whether now existing or entered into in the future, and (ii) Bank to have the ability in the event of a liquidation of any Collateral to dispose of such Collateral in accordance with Bank’s rights and remedies under this Agreement and the other Loan Documents.

6.8    Litigation Cooperation. From the date hereof and continuing through the termination of this Agreement, make available to Bank, without expense to Bank, Borrower and its officers, employees and agents and Borrower’s books and records, to the extent that Bank may deem them reasonably necessary to prosecute or defend any third-party suit or proceeding instituted by or against Bank with respect to any Collateral or relating to Borrower.

6.9    Access to Collateral; Books and Records. Allow Bank, or its agents, at reasonable times, on five (5) Business Days’ notice (provided no notice is required if an Event of Default has occurred and is continuing), to inspect the Collateral and audit and copy Borrower’s Books. Such inspections or audits shall be conducted no more often than once every twelve (12) months unless an Event of Default has occurred and is continuing in which case such inspections and audits shall occur as often as Bank shall determine is necessary. The foregoing inspections and audits shall be at Borrower’s expense, and the charge therefor shall be One Thousand Dollars ($1,000.00) per person per day (or such higher amount as shall represent Bank’s then-current standard charge for the same), plus reasonable out-of-pocket expenses. In the event Borrower and Bank schedule an audit more than ten (10) days in advance, and Borrower cancels or seeks to reschedule the audit with less than ten (10) days written notice to Bank, then (without limiting any of Bank’s rights or remedies), Borrower shall pay Bank a fee of One Thousand Dollars ($1,000.00) plus any out-of-pocket expenses incurred by Bank to compensate Bank for the anticipated costs and expenses of the cancellation or rescheduling.

6.10    Joinder Agreement. Within forty-five (45) days after the Effective Date, or such later date to which Bank shall agree in writing in its sole discretion, Borrower shall either (i) (a) cause OnPlan Holdings, LLC to provide to Bank a joinder to this Agreement to cause OnPlan Holdings, LLC to become a co-borrower hereunder, together with such appropriate financing statements and/or Control Agreements, all in form and substance satisfactory to Bank (including being sufficient to grant Bank a first priority Lien (subject to Permitted Liens) in and to the assets of OnPlan Holdings, LLC), (b) provide to Bank appropriate certificates and powers and financing statements, pledging all of the direct or beneficial ownership interest in OnPlan Holdings, LLC, in form and substance satisfactory to Bank, and (c) provide to Bank all other documentation in form and substance satisfactory to Bank, or (ii) merge, dissolve, liquidate or convey all or substantially all of the assets of OnPlan Holdings LLC, provided that in the case of this clause (ii) the assets of OnPlan Holdings, LLC are transferred to Borrower. Any document, agreement, or instrument executed or issued pursuant to this Section 6.10 shall be a Loan Document.

6.11    Further Assurances. Execute any further instruments and take further action as Bank reasonably requests to perfect or continue Bank’s Lien in the Collateral or to effect the purposes of this Agreement. Deliver to Bank, within ten (10) days after the same are sent or received, copies of all correspondence, reports, documents and other filings with any Governmental Authority regarding compliance with or maintenance of Governmental Approvals or Requirements of Law or that could reasonably be expected to have a material effect on any of the Governmental Approvals or otherwise on the operations of Borrower or any of its Subsidiaries.

6.12    Notice of Key Person Departure. Borrower shall provide notice to Bank of any Key Person departing from or ceasing to be employed by Borrower within ten (10) days after such Key Person’s departure from Borrower.

6.13    Post-Closing Covenant. Deliver to Bank, on or before the date that is sixty (60) days after the Effective Date, duly executed signatures to Control Agreements for each account maintained by Borrower outside of Bank excluding (i) any Excluded FBO Accounts and (ii) any accounts maintained at OANDA.

7.    NEGATIVE COVENANTS

Borrower shall not do any of the following without Bank’s prior written consent:

7.1    Dispositions. Convey, sell, lease, transfer, assign, or otherwise dispose of (collectively, “Transfer”), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, except for Transfers (a) of Inventory in the ordinary course of business; (b) of worn-out or obsolete Equipment that is, in the reasonable judgment of Borrower, no longer economically practicable to maintain or useful in the ordinary course of business of Borrower; (c) consisting of Permitted Liens and Permitted Investments; (d) consisting of the sale or issuance of any stock of Borrower permitted under Section 7.2 of this Agreement; (e) consisting of Borrower’s use or transfer of money or Cash Equivalents in a manner that is not prohibited by the terms of this Agreement or the other Loan Documents; (f) of non-exclusive licenses for the use of the property of Borrower or its Subsidiaries in the ordinary course of business; and (g) other Transfers of non-material property with an aggregate value (for all such Transfers together) not to exceed One Hundred Thousand Dollars ($100,000.00).

7.2    Changes in Business, Management, Control, or Business Locations. (a) Engage in or permit any of its Subsidiaries to engage in any business other than the businesses currently engaged in by Borrower and such Subsidiary, as applicable, or reasonably related thereto; (b) liquidate or dissolve; or (c) permit or suffer any Change in Control.

Borrower shall not, without at least thirty (30) days prior written notice to Bank: (1) add any new offices or business locations, including warehouses (unless such new offices or business locations contain less than Two Hundred Fifty Thousand Dollars ($250,000.00) in Borrower’s assets or property) or deliver any portion of the Collateral valued, individually or in the aggregate, in excess of Two Hundred Fifty Thousand Dollars ($250,000.00) to a bailee at a location other than to a bailee and at a location already disclosed in the Perfection Certificate, (2) change its jurisdiction of organization, (3) change its organizational structure or type, (4) change its legal name, or (5) change any organizational number (if any) assigned by its jurisdiction of organization. If Borrower intends to deliver any portion of the Collateral valued, individually or in the aggregate, in excess of Two Hundred Fifty Thousand Dollars ($250,000.00) to a bailee, and Bank and such bailee are not already parties to a bailee agreement governing both the Collateral and the location to which Borrower intends to deliver the Collateral, then Borrower will first receive the written consent of Bank, and such bailee shall execute and deliver a bailee agreement in form and substance satisfactory to Bank.

7.3    Mergers or Acquisitions. Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with any other Person, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person (including, without limitation, by the formation of any Subsidiary) except for the OnPlan Acquisition and Permitted Investments. A Subsidiary (which is not a Borrower) may merge or consolidate into another Subsidiary or into Borrower.

7.4    Indebtedness. Create, incur, assume, or be liable for any Indebtedness, or permit any Subsidiary to do so, other than Permitted Indebtedness.

7.5    Encumbrance. Create, incur, allow, or suffer any Lien on any of its property, or assign or convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries to do so, except for Permitted Liens, permit any Collateral not to be subject to the first priority security interest granted herein.

7.6    Maintenance of Collateral Accounts. Maintain any Collateral Account except pursuant to the terms of Section 6.6(b) hereof.

7.7    Distributions; Investments. (a) Pay any dividends or make any distribution or payment or redeem, retire or purchase any capital stock of Borrower other than Permitted Investments, provided that (i) Borrower may convert any of its convertible securities into other securities pursuant to the terms of such convertible securities or otherwise in exchange thereof, (ii) Borrower may pay dividends solely in common stock, and (iii) Borrower may repurchase the stock of former employees or consultants pursuant to stock repurchase agreements so long as an Event of Default does not exist at the time of such repurchase and would not exist after giving effect to such repurchase, provided that the aggregate amount of all such repurchases does not exceed One Hundred Thousand Dollars ($100,000.00) per fiscal year; or (b) directly or indirectly make any Investment (including, without limitation, by the formation of any Subsidiary) other than Permitted Investments, or permit any of its Subsidiaries (other than Securities Corp.) to do so.

7.8    Transactions with Affiliates. Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower, except for (a) transactions that are in the ordinary course of Borrower’s business, upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm’s length transaction with a non-affiliated Person, or (b) transactions permitted by Sections 7.2, 7.3, 7.4, 7.7 and 7.9 of this Agreement.

7.9    Subordinated Debt. (a) Make or permit any payment on any Subordinated Debt, except under the terms of the subordination, intercreditor, or other similar agreement to which such Subordinated Debt is subject, or (b) amend any provision in any document relating to the Subordinated Debt which would increase the amount thereof, provide for earlier or greater principal, interest, or other payments thereon, or adversely affect the subordination thereof to Obligations owed to Bank.

7.10    Compliance. Become an “investment company” or a company controlled by an “investment company”, under the Investment Company Act of 1940, as amended, or undertake as one of its important activities extending credit to purchase or carry margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System), or use the proceeds of any Credit Extension for that purpose; fail to (a) meet the minimum funding requirements of ERISA, (b) prevent a Reportable Event or Prohibited Transaction, as defined in ERISA, from occurring, or (c) comply with the Federal Fair Labor Standards Act, the failure of any of the conditions described in clauses (a) through (c) which could reasonably be expected to have a material adverse effect on Borrower’s business; or violate any other law or regulation, if the violation could reasonably be expected to have a material adverse effect on Borrower’s business, or permit any of its Subsidiaries to do so; withdraw or permit any Subsidiary to withdraw from participation in, permit partial or complete termination of, or permit the occurrence of any other event with respect to, any present pension, profit sharing and deferred compensation plan which could reasonably be expected to result in any liability of Borrower, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other governmental agency.

8.    EVENTS OF DEFAULT

Any one of the following shall constitute an event of default (an “Event of Default”) under this Agreement:

8.1    Payment Default. Borrower fails to (a) make any payment of principal or interest on any Credit Extension when due, or (b) pay any other Obligations within three (3) Business Days after such Obligations are due and payable (which three (3) Business Day cure period shall not apply to payments due on the Term Loan Maturity Date). During the cure period, the failure to make or pay any payment specified under clause (b) hereunder is not an Event of Default (but no Credit Extension will be made during the cure period);

8.2    Covenant Default.

(a)    Borrower fails or neglects to perform any obligation in Sections 6.2, 6.4, 6.5, 6.6, 6.7, 6.10, 6.12, or 6.13 or violates any covenant in Section 7; or

(b)    Borrower fails or neglects to perform, keep, or observe any other term, provision, condition, covenant or agreement contained in this Agreement or any Loan Documents, and as to any default (other than those specified in this Section 8) under such other term, provision, condition, covenant or agreement that can be cured, has failed to cure the default within ten (10) days after the occurrence thereof; provided, however, that if the default cannot by its nature be cured within the ten (10) day period or cannot after diligent attempts by Borrower be cured within such ten (10) day period, and such default is likely to be cured within a reasonable time, then Borrower shall have an additional period (which shall not in any case exceed thirty (30) days) to attempt to cure such default, and within such reasonable time period the failure to cure the default shall not be deemed an Event of Default (but no Credit Extensions shall be made during such cure period). Cure periods provided under this section shall not apply, among other things, to financial covenants or any other covenants set forth in clause (a) above;

8.3    Material Adverse Change. A Material Adverse Change occurs;

8.4    Attachment; Levy; Restraint on Business.

(a)     (i) The service of process seeking to attach, by trustee or similar process, any funds of Borrower or of any entity under the control of Borrower (including a Subsidiary), or (ii) a notice of lien or levy is filed against any of Borrower’s assets by any Governmental Authority, and the same under subclauses (i) and (ii) hereof are not, within ten (10) days after the occurrence thereof, discharged or stayed (whether through the posting of a bond or otherwise); provided, however, no Credit Extensions shall be made during any ten (10) day cure period; or

(b)     (i) any material portion of Borrower’s assets is attached, seized, levied on, or comes into possession of a trustee or receiver, or (ii) any court order enjoins, restrains, or prevents Borrower from conducting all or any material part of its business;

8.5    Insolvency. (a) Borrower is unable to pay its debts (including trade debts) as they become due or otherwise becomes insolvent; (b) Borrower begins an Insolvency Proceeding; or (c) an Insolvency Proceeding is begun against Borrower and is not dismissed or stayed within forty-five (45) days (but no Credit Extensions shall be made while any of the conditions described in clause (a) exist and/or until any Insolvency Proceeding is dismissed);

8.6    Other Agreements. There is, under any agreement to which Borrower is a party with a third party or parties, (a) any default resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness for borrowed money in an amount individually or in the aggregate in excess of One Hundred Thousand Dollars ($100,000.00); or (b) any breach or default by Borrower, the result of which would reasonably be expected to have a material adverse effect on Borrower’s business;

8.7    Judgments; Penalties. One or more fines, penalties or final judgments, orders or decrees for the payment of money in an amount, individually or in the aggregate, of at least One Hundred Thousand Dollars ($100,000.00) (not covered by independent third-party insurance as to which liability has been accepted by such insurance carrier) shall be rendered against Borrower by any Governmental Authority, and the same are not, within ten (10) days after the entry, assessment or issuance thereof, discharged, satisfied, or paid, or after execution thereof, stayed or bonded pending appeal, or such judgments are not discharged prior to the expiration of any such stay (provided that no Credit Extensions will be made prior to the satisfaction, payment, discharge, stay, or bonding of such fine, penalty, judgment, order or decree);

8.8    Misrepresentations. Borrower or any Person acting for Borrower makes any representation, warranty, or other statement now or later in this Agreement, any Loan Document or in any writing delivered to Bank in connection with this Agreement or to induce Bank to enter this Agreement or any Loan Document, and such representation, warranty, or other statement is incorrect in any material respect when made;

8.9    Subordinated Debt. Any document, instrument, or agreement evidencing the subordination of any Subordinated Debt shall for any reason be revoked or invalidated or otherwise cease to be in full force and effect, any Person shall be in breach thereof or contest in any manner the validity or enforceability thereof or deny that it has any further liability or obligation thereunder, or the Obligations shall for any reason be subordinated or shall not have the priority contemplated by this Agreement; or

8.10    Governmental Approvals. Any Governmental Approval shall have been (a) revoked, rescinded, suspended, modified in an adverse manner or not renewed in the ordinary course for a full term or (b) subject to any decision by a Governmental Authority that designates a hearing with respect to any applications for renewal of any of such Governmental Approval or that could result in the Governmental Authority taking any of the actions described in clause (a) above, and such decision or such revocation, rescission, suspension, modification or non-renewal (i) cause, or could reasonably be expected to cause, a Material Adverse Change, or (ii) materially adversely affects the legal qualifications of Borrower or any of its Subsidiaries to hold such Governmental Approval in any applicable jurisdiction and such revocation, rescission, suspension, modification or non-renewal could reasonably be expected to adversely affect the status of or legal qualifications of Borrower or any of its Subsidiaries to hold any Governmental Approval in any other jurisdiction.

9.    BANK’S RIGHTS AND REMEDIES

9.1    Rights and Remedies. Upon the occurrence and during the continuance of an Event of Default, Bank may, without notice or demand, do any or all of the following:

(a)    declare all Obligations immediately due and payable (but if an Event of Default described in Section 8.5 occurs all Obligations are immediately due and payable without any action by Bank);

(b)    stop advancing money or extending credit for Borrower’s benefit under this Agreement or under any other agreement between Borrower and Bank;

(c)    demand that Borrower (i) deposit cash with Bank in an amount equal to at least (x) one hundred five percent (105.0%) of the Dollar Equivalent of the aggregate face amount of all Letters of Credit denominated in Dollars remaining undrawn, and (y) one hundred ten percent (110.0%) of the Dollar Equivalent of the aggregate face amount of all Letters of Credit denominated in a Foreign Currency remaining undrawn (plus, in each case, all interest, fees, and costs due or to become due in connection therewith (as estimated by Bank in its good faith business judgment)), to secure all of the Obligations relating to such Letters of Credit, as collateral security for the repayment of any future drawings under such Letters of Credit, and Borrower shall forthwith deposit and pay such amounts, and (ii) pay in advance all letter of credit fees scheduled to be paid or payable over the remaining term of any Letters of Credit;

(d)    terminate any FX Contracts;

(e)    verify the amount of, demand payment of and performance under, and collect any Accounts and General Intangibles, settle or adjust disputes and claims directly with Account Debtors for amounts on terms and in any order that Bank considers advisable, and notify any Person owing Borrower money of Bank’s security interest in such funds;

(f)    make any payments and do any acts it considers necessary or reasonable to protect the Collateral and/or its security interest in the Collateral. Borrower shall assemble the Collateral if Bank requests and make it available as Bank designates. Bank may enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred. Borrower grants Bank a license to enter and occupy any of its premises, without charge, to exercise any of Bank’s rights or remedies;

(g)    apply to the Obligations (i) any balances and deposits of Borrower it holds, or (ii) any amount held by Bank owing to or for the credit or the account of Borrower;

(h)    ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell the Collateral. Bank is hereby granted a non-exclusive, royalty-free license or other right to use, without charge, Borrower’s labels, Patents, Copyrights, mask works, rights of use of any name, trade secrets, trade names, Trademarks, and advertising matter, or any similar property as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Bank’s exercise of its rights under this Section, Borrower’s rights under all licenses and all franchise agreements inure to Bank’s benefit as permitted by the Code;

(i)    place a “hold” on any account maintained with Bank and/or deliver a notice of exclusive control, any entitlement order, or other directions or instructions pursuant to any Control Agreement or similar agreements providing control of any Collateral. Bank hereby agrees that, unless an Event of Default has occurred and is continuing, it will not issue a notice of exclusive control, any entitlement order, or other directions or instructions pursuant to any Control Agreement or similar agreements providing control of any Collateral;

(j)    demand and receive possession of Borrower’s Books; and

(k)    exercise all rights and remedies available to Bank under the Loan Documents or at law or equity, including all remedies provided under the Code (including disposal of the Collateral pursuant to the terms thereof).

9.2    Power of Attorney. Borrower hereby irrevocably appoints Bank as its lawful attorney-in-fact, exercisable upon the occurrence and during the continuance of an Event of Default, to: (a) endorse Borrower’s name on any checks or other forms of payment or security; (b) sign Borrower’s name on any invoice or bill of lading for any Account or drafts against Account Debtors; (c) settle and adjust disputes and claims about the Accounts directly with Account Debtors, for amounts and on terms Bank determines reasonable; (d) make, settle, and adjust all claims under Borrower’s insurance policies; (e) pay, contest or settle any Lien, charge, encumbrance, security interest, and adverse claim in or to the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same; and (f) transfer the Collateral into the name of Bank or a third party as the Code permits. Borrower hereby appoints Bank as its lawful attorney-in-fact to sign Borrower’s name on any documents necessary to perfect or continue the perfection of Bank’s security interest in the Collateral regardless of whether an Event of Default has occurred until all Obligations have been satisfied in full and Bank is under no further obligation to make Credit Extensions hereunder. Bank’s foregoing appointment as Borrower’s attorney in fact, and all of Bank’s rights and powers, coupled with an interest, are irrevocable until all Obligations have been fully repaid and performed and Bank’s obligation to provide Credit Extensions terminates.

9.3    Protective Payments. If Borrower fails to obtain the insurance called for by Section 6.5 or fails to pay any premium thereon or fails to pay any other amount which Borrower is obligated to pay under this Agreement or any other Loan Document or which may be required to preserve the Collateral, Bank may obtain such insurance or make such payment, and all amounts so paid by Bank are Bank Expenses and immediately due and payable, bearing interest at the then highest rate applicable to the Obligations, and secured by the Collateral. Bank will make reasonable efforts to provide Borrower with notice of Bank obtaining such insurance at the time it is obtained or within a reasonable time thereafter. No payments by Bank are deemed an agreement to make similar payments in the future or Bank’s waiver of any Event of Default.

9.4    Application of Payments and Proceeds Upon Default. If an Event of Default has occurred and is continuing, Bank shall have the right to apply in any order any funds in its possession, whether from Borrower account balances, payments, proceeds realized as the result of any collection of Accounts or other disposition of the Collateral, or otherwise, to the Obligations. Bank shall pay any surplus to Borrower by credit to the Designated Deposit Account or to other Persons legally entitled thereto; Borrower shall remain liable to Bank for any deficiency. If Bank, directly or indirectly, enters into a deferred payment or other credit transaction with any purchaser at any sale of Collateral, Bank shall have the option, exercisable at any time, of either reducing the Obligations by the principal amount of the purchase price or deferring the reduction of the Obligations until the actual receipt by Bank of cash therefor.

9.5    Bank’s Liability for Collateral. So long as Bank complies with reasonable banking practices regarding the safekeeping of the Collateral in the possession or under the control of Bank and Section 9-207 of the Code, Bank shall not be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage to the Collateral; (c) any diminution in the value of the Collateral; or (d) any act or default of any carrier, warehouseman, bailee, or other Person. Borrower bears all risk of loss, damage or destruction of the Collateral.

9.6    No Waiver; Remedies Cumulative. Bank’s failure, at any time or times, to require strict performance by Borrower of any provision of this Agreement or any other Loan Document shall not waive, affect, or diminish any right of Bank thereafter to demand strict performance and compliance herewith or therewith. No waiver hereunder shall be effective unless signed by the party granting the waiver and then is only effective for the specific instance and purpose for which it is given. Bank’s rights and remedies under this Agreement and the other Loan Documents are cumulative. Bank has all rights and remedies provided under the Code, by law, or in equity. Bank’s exercise of one right or remedy is not an election and shall not preclude Bank from exercising any other remedy under this Agreement or other remedy available at law or in equity, and Bank’s waiver of any Event of Default is not a continuing waiver. Bank’s delay in exercising any remedy is not a waiver, election, or acquiescence.

9.7    Demand Waiver. Except as otherwise provided in the Loan Documents or required by applicable law, Borrower waives demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees held by Bank on which Borrower is liable.

9.8    Borrower Liability. Each Borrower may, acting singly, request Credit Extensions hereunder. Each Borrower hereby appoints the other as agent for the other for all purposes hereunder, including with respect to requesting Credit Extensions hereunder. Each Borrower hereunder shall be jointly and severally obligated to repay all Credit Extensions made hereunder, regardless of which Borrower actually receives said Credit Extension, as if each Borrower hereunder directly received all Credit Extensions. Each Borrower waives (a) any suretyship defenses available to it under the Code or any other applicable law, and (b) any right to require Bank to: (i) proceed against any other Borrower or any other person; (ii) proceed against or exhaust any security; or (iii) pursue any other remedy. Bank may exercise or not exercise any right or remedy it has against any Borrower or any security it holds (including the right to foreclose by judicial or non-judicial sale) without affecting any other Borrower’s liability. Notwithstanding any other provision of this Agreement or other related document, each Borrower irrevocably waives all rights that it may have at law or in equity (including, without limitation, any law subrogating Borrower to the rights of Bank under this Agreement) to seek contribution, indemnification or any other form of reimbursement from any other Borrower, or any other Person now or hereafter primarily or secondarily liable for any of the Obligations, for any payment made by Borrower with respect to the Obligations in connection with this Agreement or otherwise and all rights that it might have to benefit from, or to participate in, any security for the Obligations as a result of any payment made by Borrower with respect to the Obligations in connection with this Agreement or otherwise. Any agreement providing for indemnification, reimbursement or any other arrangement prohibited under this Section shall be null and void. If any payment is made to a Borrower in contravention of this Section, such Borrower shall hold such payment in trust for Bank and such payment shall be promptly delivered to Bank for application to the Obligations, whether matured or unmatured.

10.    NOTICES

All notices, consents, requests, approvals, demands, or other communication by any party to this Agreement or any other Loan Document must be in writing and shall be deemed to have been validly served, given, or delivered: (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the U.S. mail, first class, registered or certified mail return receipt requested, with proper postage prepaid; (b) upon transmission, when sent by electronic mail or facsimile transmission; (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid; or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address, facsimile number, or email address indicated below. Bank or Borrower may change its mailing or electronic mail address or facsimile number by giving the other party written notice thereof in accordance with the terms of this Section 10.

If to Borrower:	Flywire Corporation
Flywire Payments Corporation
141 Tremont Street, 10th Floor
Boston, Massachusetts 02111
	Attn:	Peter Butterfield
	Email:	peter@flywire.com

If to Bank:	Silicon Valley Bank
275 Grove Street, Suite 2-200
Newton, Massachusetts 02466
	Attn:	Brendan Quinn
	Email:	BQuinn@svb.com

with a copy to:	Riemer & Braunstein LLP
Three Center Plaza
Boston, Massachusetts 02108
	Attn:	David A. Ephraim, Esquire
	Fax:	(617) 880-3456
	Email:	DEphraim@riemerlaw.com

11.    CHOICE OF LAW, VENUE AND JURY TRIAL WAIVER

Except as otherwise expressly provided in any of the Loan Documents, Massachusetts law governs the Loan Documents without regard to principles of conflicts of law. Borrower and Bank each submit to the exclusive jurisdiction of the State and Federal courts in Boston, Massachusetts; provided, however, that nothing in this Agreement shall be deemed to operate to preclude Bank from bringing suit or taking other legal action in any other jurisdiction to realize on the Collateral or any other security for the Obligations, or to enforce a judgment or other court order in favor of Bank. Borrower expressly submits and consents in advance to such jurisdiction in any action or suit commenced in any such court, and Borrower hereby waives any objection that it may have based upon lack of personal jurisdiction, improper venue, or forum non conveniens and hereby consents to the granting of such legal or equitable relief as is deemed appropriate by such court. Borrower hereby waives personal service of the summons, complaints, and other process issued in such action or suit and agrees that service of such summons, complaints, and other process may be made by registered or certified mail addressed to Borrower at the address set forth in, or subsequently provided by Borrower in accordance with, Section 10 of this Agreement and that service so made shall be deemed completed upon the earlier to occur of Borrower’s actual receipt thereof or three (3) days after deposit in the U.S. mails, proper postage prepaid.

TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, BORROWER AND BANK EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

This Section 11 shall survive the termination of this Agreement.

12.    GENERAL PROVISIONS

12.1    Termination Prior to Term Loan Maturity Date; Survival. All covenants, representations and warranties made in this Agreement continue in full force until this Agreement has terminated pursuant to its terms and all Obligations (other than inchoate indemnity obligations and obligations which, by their terms, are to survive the termination of this Agreement) have been satisfied. So long as Borrower has satisfied the Obligations (other than inchoate indemnity obligations, any other obligations which, by their terms, are to survive the termination of this Agreement, and any Obligations under Bank Services Agreements that are cash collateralized in accordance with Section 4.1 of this Agreement), this Agreement may be terminated prior to the Term Loan Maturity Date by Borrower, effective three (3) Business Days after written notice of termination is given to Bank. Those obligations that are expressly specified in this Agreement as surviving this Agreement’s termination shall continue to survive notwithstanding this Agreement’s termination.

12.2    Successors and Assigns. This Agreement binds and is for the benefit of the successors and permitted assigns of each party. Borrower may not assign this Agreement or any rights or obligations under it without Bank’s prior written consent (which may be granted or withheld in Bank’s discretion). Bank has the right, without the consent of or notice to Borrower, to sell, transfer, assign, negotiate, or grant participation in all or any part of, or any interest in, Bank’s obligations, rights, and benefits under this Agreement and the other Loan Documents (other than the Warrant, as to which assignment, transfer and other such actions are governed by the terms thereof).

12.3    Indemnification. Borrower agrees to indemnify, defend and hold Bank and its directors, officers, employees, agents, attorneys, or any other Person affiliated with or representing Bank (each, an “Indemnified Person”) harmless against: (i) all obligations, demands, claims, and liabilities (collectively, “Claims”) claimed or asserted by any other party in connection with the transactions contemplated by the Loan Documents; and (ii) all losses or expenses (including Bank Expenses) in any way suffered, incurred, or paid by such Indemnified Person as a result of, following from, consequential to, or arising from transactions between Bank and Borrower contemplated by the Loan Documents (including reasonable attorneys’ fees and expenses), except for Claims and/or losses directly caused by such Indemnified Person’s gross negligence or willful misconduct.

This Section 12.3 shall survive until all statutes of limitation with respect to the Claims, losses, and expenses for which indemnity is given shall have run.

12.4    Time of Essence. Time is of the essence for the performance of all Obligations in this Agreement.

12.5    Severability of Provisions. Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.

12.6    Correction of Loan Documents. Bank may correct patent errors and fill in any blanks in the Loan Documents consistent with the agreement of the parties so long as Bank provides Borrower with written notice of such correction and allows Borrower at least ten (10) days to object to such correction. In the event of such objection, such correction shall not be made except by an amendment signed by both Bank and Borrower.

12.7    Amendments in Writing; Waiver; Integration. No purported amendment or modification of any Loan Document, or waiver, discharge or termination of any obligation under any Loan Document, shall be enforceable or admissible unless, and only to the extent, expressly set forth in a writing signed by the party against which enforcement or admission is sought. Without limiting the generality of the foregoing, no oral promise or statement, nor any action, inaction, delay, failure to require performance or course of conduct shall operate as, or evidence, an amendment, supplement or waiver or have any other effect on any Loan Document. Any waiver granted shall be limited to the specific circumstance expressly described in it, and shall not apply to any subsequent or other circumstance, whether similar or dissimilar, or give rise to, or evidence, any obligation or commitment to grant any further waiver. The Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of the Loan Documents merge into the Loan Documents.

12.8    Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one Agreement.

12.9    Confidentiality. In handling any confidential information, Bank shall exercise the same degree of care that it exercises for its own proprietary information, but disclosure of information may be made: (a) to Bank’s Subsidiaries or Affiliates who have entered into a confidentiality agreement equivalent to this Section 12.9 (such Subsidiaries and Affiliates, together with Bank, collectively, “Bank Entities”); (b) subject to an agreement containing provisions substantially the same as those of this Section 12.9, to any assignee or purchaser of or participant in, or any prospective assignee or purchaser of or participant in, any of Bank’s rights and obligations under this Agreement; (c) as required by law, regulation, subpoena, or other order; (d) to Bank’s regulators or as otherwise required in connection with Bank’s examination or audit; (e) as Bank considers appropriate in exercising remedies under the Loan Documents; and (f) to third-party service providers of Bank so long as such service providers have executed a confidentiality agreement with Bank with terms no less restrictive than those contained herein. Confidential information does not include information that is either: (i) in the public domain or in Bank’s possession when disclosed to Bank, or becomes part of the public domain (other than as a result of its disclosure by Bank in violation of this Agreement) after disclosure to Bank; or (ii) disclosed to Bank by a third party, if Bank does not know that the third party is prohibited from disclosing the information.

Bank Entities may use anonymous forms of confidential information for aggregate datasets, for analyses or reporting, and for any other uses not expressly prohibited in writing by Borrower. The provisions of the immediately preceding sentence shall survive termination of this Agreement.

12.10    Right of Set Off. Borrower hereby grants to Bank, a lien, security interest and right of set off as security for all Obligations to Bank, whether now existing or hereafter arising upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Bank or any entity under the control of Bank (including a Bank subsidiary) or in transit to any of them. At any time after the occurrence and during the continuance of an Event of Default, without demand or notice, Bank may set off the same or any part thereof and apply the same to any liability or obligation of Borrower even though unmatured and regardless of the adequacy of any other collateral securing the Obligations. ANY AND ALL RIGHTS TO REQUIRE BANK TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF BORROWER ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

12.11    Electronic Execution of Documents. The words “execution,” “signed,” “signature” and words of like import in any Loan Document shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity and enforceability as a manually executed signature or the use of a paper-based recordkeeping systems, as the case may be, to the extent and as provided for in any applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act.

12.12    Captions. The headings used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

12.13    Construction of Agreement. The parties mutually acknowledge that they and their attorneys have participated in the preparation and negotiation of this Agreement. In cases of uncertainty this Agreement shall be construed without regard to which of the parties caused the uncertainty to exist.

12.14    Relationship. The relationship of the parties to this Agreement is determined solely by the provisions of this Agreement. The parties do not intend to create any agency, partnership, joint venture, trust, fiduciary or other relationship with duties or incidents different from those of parties to an arm’s-length contract.

12.15    Third Parties. Nothing in this Agreement, whether express or implied, is intended to: (a) confer any benefits, rights or remedies under or by reason of this Agreement on any persons other than the express parties to it and their respective permitted successors and assigns; (b) relieve or discharge the obligation or liability of any person not an express party to this Agreement; or (c) give any person not an express party to this Agreement any right of subrogation or action against any party to this Agreement.

12.16    Tax Forms. Bank and each of its successors and assigns shall deliver to Borrower at such times as are reasonably requested by Borrower, such properly completed and executed tax documentation prescribed by law (including FATCA), or reasonably requested by Borrower, to establish such recipient’s status for withholding tax purposes or allow Borrower to make payments hereunder without withholding for any taxes (or otherwise at a reduced rate of withholding), including without limitation, Forms W-9, W-8BEN, W-8BEN-E, W-8IMY, or W-8EXP, as applicable. Each such Person shall, whenever a lapse in time or change in circumstances renders such documentation expired, obsolete or inaccurate in any material respect, deliver promptly to Borrower updated or other appropriate documentation or promptly notify Borrower of its inability to do so. If any assignee of Bank’s rights under Section 12.2 of this Agreement is not a “United States Person” as defined in Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended from time to time (such assignee, a “Non-U.S. Lender”), such Non-U.S. Lender shall, upon becoming party to this Agreement, to the extent that such Non-U.S. Lender is entitled to an exemption from U.S. withholding tax on interest, deliver to Borrower a complete and properly executed IRS Form W-8BEN, W-8ECI or W-8IMY, as appropriate, or any successor form prescribed by the IRS, certifying that such Non-U.S. Lender is entitled to such exemption from U.S. withholding tax on interest. Notwithstanding Section 2.5 above, Borrower shall not be required to pay any additional amount to any Non-U.S. Lender under Section 2.5 if such Non-U.S. Lender fails or is unable to deliver the forms, certificates or other evidence described in the preceding sentence, unless such Non-U.S. Lender’s failure or inability to deliver such forms is the result of any change in any applicable law, treaty or governmental rule, or any change in the interpretation thereof after such Non-U.S. Lender became a party to this Agreement.

13.    DEFINITIONS

13.1    Definitions. As used in the Loan Documents, the word “shall” is mandatory, the word “may” is permissive, the word “or” is not exclusive, the words “includes” and “including” are not limiting, the singular includes the plural, and numbers denoting amounts that are set off in brackets are negative. As used in this Agreement, the following capitalized terms have the following meanings:

“Account” is any “account” as defined in the Code with such additions to such term as may hereafter be made, and includes, without limitation, all accounts receivable and other sums owing to Borrower.

“Account Debtor” is any “account debtor” as defined in the Code with such additions to such term as may hereafter be made.

“Affiliate” is, with respect to any Person, each other Person that owns or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person’s senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person’s managers and members.

“Agreement” is defined in the preamble hereof.

“Bank” is defined in the preamble hereof.

“Bank Entities” is defined in Section 12.9.

“Bank Expenses” are all documented audit fees and documented expenses, costs, and expenses (including reasonable attorneys’ fees and expenses) for preparing, amending, negotiating, administering, defending and enforcing the Loan Documents (including, without limitation, those incurred in connection with appeals or Insolvency Proceedings) or otherwise incurred with respect to Borrower in connection with this Agreement and the Loan Documents.

“Bank Services” are any products, credit services, and/or financial accommodations previously, now, or hereafter provided to Borrower or any of its Subsidiaries by Bank or any Bank Affiliate, including, without limitation, any letters of credit, cash management services (including, without limitation, merchant services, direct deposit of payroll, business credit cards, and check cashing services), interest rate swap arrangements, and foreign exchange services as any such products or services may be identified in Bank’s various agreements related thereto (each, a “Bank Services Agreement”).

“Bank Services Agreement” is defined in the definition of Bank Services.

“Board” means Borrower’s board of directors.

“Borrower” is defined in the preamble hereof.

“Borrower Balance Requirement” is defined in Section 6.6(a).

“Borrower’s Books” are all Borrower’s books and records including ledgers, federal and state tax returns, records regarding Borrower’s assets or liabilities, the Collateral, business operations or financial condition, and all computer programs or storage or any equipment containing such information.

“Borrowing Resolutions” are, with respect to any Person, those resolutions adopted by such Person’s board of directors (and, if required under the terms of such Person’s Operating Documents, stockholders) and delivered by such Person to Bank approving the Loan Documents to which such Person is a party and the transactions contemplated thereby, together with a certificate executed by its secretary on behalf of such Person certifying (a) such Person has the authority to execute, deliver, and perform its obligations under each of the Loan Documents to which it is a party, (b) that set forth as a part of or attached as an exhibit to such certificate is a true, correct, and complete copy of the resolutions then in full force and effect authorizing and ratifying the execution, delivery, and performance by such Person of the Loan Documents to which it is a party, (c) the name(s) of the Person(s) authorized to execute the Loan Documents, including any Credit Extension request, on behalf of such Person, together with a sample of the true signature(s) of such Person(s), and (d) that Bank may conclusively rely on such certificate unless and until such Person shall have delivered to Bank a further certificate canceling or amending such prior certificate.

“Business Day” is any day that is not a Saturday, Sunday or a day on which Bank is closed.

“Cash Equivalents” means (a) marketable direct obligations issued or unconditionally guaranteed by the United States or any agency or any State thereof having maturities of not more than one (1) year from the date of acquisition; (b) commercial paper maturing no more than one (1) year after its creation and having the highest rating from either Standard & Poor’s Ratings Group or Moody’s Investors Service, Inc.; and (c) Bank’s certificates of deposit issued maturing no more than one (1) year after issue.

“Change in Control” means (a) at any time, any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) shall become, or obtain rights (whether by means of warrants, options or otherwise) to become, the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of forty percent (40.0%) or more of the ordinary voting power for the election of directors of Borrower (determined on a fully diluted basis) other than by the sale of Borrower’s equity securities in a public offering or to venture capital or private equity investors so long as Borrower identifies to Bank the venture capital or private equity investors at least seven (7) Business Days prior to the closing of the transaction and provides to Bank a description of the material terms of the transaction; (b) during any period of twelve (12) consecutive months, a majority of the members of the board of directors or other equivalent governing body of Borrower cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body; or (c) at any time, Borrower shall cease to own and control, of record and beneficially, directly or indirectly, one hundred percent (100.0%) of each class of outstanding capital stock of each Subsidiary of Borrower free and clear of all Liens (except Liens created by this Agreement).

“Claims” is defined in Section 12.3.

“Code” is the Uniform Commercial Code, as the same may, from time to time, be enacted and in effect in the Commonwealth of Massachusetts; provided, that, to the extent that the Code is used to define any term herein or in any Loan Document and such term is defined differently in different Articles or Divisions of the Code, the definition of such term contained in Article or Division 9 shall govern; provided further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, or priority of, or remedies with respect to, Bank’s Lien on any Collateral is governed by the Uniform Commercial Code in effect in a jurisdiction other than the Commonwealth of Massachusetts, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority, or remedies and for purposes of definitions relating to such provisions.

“Collateral” is any and all properties, rights and assets of Borrower described on Exhibit A.

“Collateral Account” is any Deposit Account, Securities Account, or Commodity Account.

“Commodity Account” is any “commodity account” as defined in the Code with such additions to such term as may hereafter be made.

“Compliance Certificate” is that certain certificate in the form attached hereto as Exhibit B.

“Contingent Obligation” is, for any Person, any direct or indirect liability, contingent or not, of that Person for (a) any indebtedness, lease, dividend, letter of credit or other obligation of another such as an obligation, in each case, directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (b) any obligations for undrawn letters of credit for the account of that Person; and (c) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; but “Contingent Obligation” does not include endorsements in the ordinary course of business. The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under any guarantee or other support arrangement.

“Control Agreement” is any control agreement entered into among the depository institution at which Borrower maintains a Deposit Account or the securities intermediary or commodity intermediary at which Borrower maintains a Securities Account or a Commodity Account, Borrower, and Bank pursuant to which Bank obtains control (within the meaning of the Code) over such Deposit Account, Securities Account, or Commodity Account.

“Copyrights” are any and all copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret.

“Credit Extension” is any Term Loan Advance or any other extension of credit by Bank for Borrower’s benefit.

“Default Rate” is defined in Section 2.2(b).

“Deposit Account” is any “deposit account” as defined in the Code with such additions to such term as may hereafter be made.

“Designated Deposit Account” is the multicurrency account denominated in Dollars ending in 609 (last three digits) maintained by Borrower with Bank.

“Dollars,” “dollars” or use of the sign “$” means only lawful money of the United States and not any other currency, regardless of whether that currency uses the “$” sign to denote its currency or may be readily converted into lawful money of the United States.

“Dollar Equivalent” is, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in a Foreign Currency, the equivalent amount therefor in Dollars as determined by Bank at such time on the basis of the then-prevailing rate of exchange in San Francisco, California, for sales of the Foreign Currency for transfer to the country issuing such Foreign Currency.

“Domestic Subsidiary” means a Subsidiary organized under the laws of the United States or any state or territory thereof or the District of Columbia.

“Draw Period B” is the period of time commencing upon the occurrence of Milestone Event A and continuing through the earlier to occur of (a) February 15, 2019 or (b) an Event of Default.

“Draw Period C” is the period of time commencing upon the occurrence of Milestone Event B and continuing through the earlier to occur of (a) August 15, 2019 or (b) an Event of Default.

“Effective Date” is defined in the preamble hereof.

“Equipment” is all “equipment” as defined in the Code with such additions to such term as may hereafter be made, and includes without limitation all machinery, fixtures, goods, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing.

“ERISA” is the Employee Retirement Income Security Act of 1974, and its regulations.

“Event of Default” is defined in Section 8.

“Exchange Act” is the Securities Exchange Act of 1934, as amended.

“Excluded FBO Accounts” are those segregated accounts maintained with any bank or financial institution (including Bank or Bank’s Affiliates), provided that such accounts are used exclusively for the deposit of tuition, healthcare, business-to-business and other payments (and identified to Bank by Borrower as such) made (i) on behalf of and for the benefit of Borrower’s or Guarantor’s customers and (ii) by Borrower’s or Guarantor’s customers to third parties.

“Existing Foreign Subsidiaries” means the following Subsidiaries of Borrower: (i) Flywire Pte. Ltd, (ii) Flywire G.K., (iii) Flywire Payments Ltd, (iv) Flywire Spain, S.L., and (v) PingFuFei Commercial Consulting (Shanghai) Co., Ltd.

“FATCA” means Section 1471 through 1474 of the Internal Revenue Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreement entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code, and any applicable intergovernmental agreement with respect thereto and applicable official implementing guidance thereunder.

“Final Payment” is a payment (in addition to and not in substitution for the regular monthly payments of principal plus accrued interest) equal to the original principal amount of each Term Loan Advance extended by Bank to Borrower hereunder multiplied by the Final Payment Percentage, due on the earliest to occur of (a) the Term Loan Maturity Date or (b) the acceleration of such Term Loan Advance or (c) the repayment of such Term Loan Advance in full or (d) as required by Section 2.1.1(d) or 2.1.1(e) or (e) the termination of this Agreement.

“Final Payment Percentage” is (a) zero percent (0.0%) for a Final Payment made on or prior to the first (1st) anniversary of the Funding Date of such Term Loan Advance; (b) one percent (1.0%) for a Final Payment made after the first (1st) anniversary of the Funding Date of such Term Loan Advance, but prior to the second (2nd) anniversary of the Funding Date of such Term Loan Advance; and (c) two percent (2.0%) for a Final Payment made on or after the second anniversary of the Funding Date of such Term Loan Advance.

“Flywire” is defined in the preamble hereof.

“Foreign Currency” means lawful money of a country other than the United States.

“Foreign Subsidiary” means any Subsidiary which is not a Domestic Subsidiary.

“FPC” is defined in the preamble hereof.

“Funding Date” is any date on which a Credit Extension is made to or for the account of Borrower which shall be a Business Day.

“FX Contract” is any foreign exchange contract by and between Borrower and Bank under which Borrower commits to purchase from or sell to Bank a specific amount of Foreign Currency on a specified date.

“GAAP” is generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other Person as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.

“General Intangibles” is all “general intangibles” as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation, all Intellectual Property, claims, income and other tax refunds, security and other deposits, payment intangibles, contract rights, options to purchase or sell real or personal property, rights in all litigation presently or hereafter pending (whether in contract, tort or otherwise), insurance policies (including without limitation key man, property damage, and business interruption insurance), payments of insurance and rights to payment of any kind.

“Governmental Approval” is any consent, authorization, approval, order, license, franchise, permit, certificate, accreditation, registration, filing or notice, of, issued by, from or to, or other act by or in respect of, any Governmental Authority.

“Governmental Authority” is any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization.

“Guarantor” is any Person providing a guaranty in favor of Bank.

“Indebtedness” is (a) indebtedness for borrowed money or the deferred price of property or services, such as reimbursement and other obligations for surety bonds and letters of credit, (b) obligations evidenced by notes, bonds, debentures or similar instruments, (c) capital lease obligations (as such term is understood under GAAP as in effect on the date of this Agreement), and (d) Contingent Obligations.

“Indemnified Person” is defined in Section 12.3.

“Insolvency Proceeding” is any proceeding by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

“Intellectual Property” means, with respect to any Person, all of such Person’s right, title, and interest in and to the following:

(a)    its Copyrights, Trademarks and Patents;

(b)    any and all trade secrets and trade secret rights, including, without limitation, any rights to unpatented inventions, know-how and operating manuals;

(c)    any and all source code;

(d)    any and all design rights which may be available to such Person;

(e)    any and all claims for damages by way of past, present and future infringement of any of the foregoing, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the Intellectual Property rights identified above; and

(f)    all amendments, renewals and extensions of any of the Copyrights, Trademarks or Patents.

“Internal Revenue Code” is the Internal Revenue Code of 1986, as amended.

“Inventory” is all “inventory” as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products, including without limitation such inventory as is temporarily out of Borrower’s custody or possession or in transit and including any returned goods and any documents of title representing any of the above.

“Investment” is any beneficial ownership interest in any Person (including stock, partnership interest or other securities), and any loan, advance or capital contribution to any Person.

“IP Agreement” is, collectively, (a) that certain Intellectual Property Security Agreement by and between Flywire and Bank dated as of the Effective Date and (b) that certain Intellectual Property Security Agreement by and between FPC and Bank dated as of the Effective Date, as each may be amended, modified, supplemented and/or restated from time to time.

“Key Person” is each of Borrower’s (a) Chief Executive Officer, who is Michael Massaro as of the Effective Date and (b) Chief Financial Officer, who is Michael Ellis as of the Effective Date.

“Letter of Credit” is a standby or commercial letter of credit issued by Bank upon request of Borrower based upon an application, guarantee, indemnity, or similar agreement.

“Lien” is a claim, mortgage, deed of trust, levy, charge, pledge, security interest or other encumbrance of any kind, whether voluntarily incurred or arising by operation of law or otherwise against any property.

“Loan Documents” are, collectively, this Agreement and any schedules, exhibits, certificates, notices, and any other documents related to this Agreement, the Warrant, the Perfection Certificate, the Stock Pledge Agreement, any Control Agreements, the IP Agreement, any Bank Services Agreement, any subordination agreement, any note, or notes or guaranties executed by Borrower, and any other present or future agreement by Borrower with or for the benefit of Bank in connection with this Agreement or Bank Services, all as amended, restated, or otherwise modified.

“Material Adverse Change” is (a) a material impairment in the perfection or priority of Bank’s Lien in the Collateral or in the value of such Collateral; (b) a material adverse change in the business, operations, or condition (financial or otherwise) of Borrower; or (c) a material impairment of the prospect of repayment of any portion of the Obligations.

“Milestone Event A” means delivery by Borrower to Bank, after the Effective Date, but on or prior to February 15, 2019, of evidence satisfactory to Bank in Bank’s sole and absolute discretion that Borrower has achieved gross profit (calculated on a consolidated basis with respect to Borrower and its Subsidiaries), determined in accordance with GAAP, of at least Thirty Seven Million Five Hundred Thousand Dollars ($37,500,000.00) for a trailing twelve (12) month period ending no later than December 31, 2018 (which period may commence prior to the Effective Date).

“Milestone Event B” means delivery by Borrower to Bank, after the Effective Date, but on or prior to August 15, 2019, of evidence satisfactory to Bank in Bank’s sole and absolute discretion that Borrower has achieved gross profit (calculated on a consolidated basis with respect to Borrower and its Subsidiaries), determined in accordance with GAAP, of at least Forty-Three Million Dollars ($43,000,000.00) for a trailing twelve (12) month period ending no later than June 30, 2019 (which period may commence prior to the Effective Date).

“Monthly Financial Statements” is defined in Section 6.2(b).

“Non-U.S. Lender” is defined in Section 12.16.

“Obligations” are Borrower’s obligations to pay when due any debts, principal, interest, fees, the Final Payment, Bank Expenses, and other amounts Borrower owes Bank now or later, whether under this Agreement, the other Loan Documents (other than the Warrant), or otherwise, including, without limitation, any interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of Borrower assigned to Bank, and to perform Borrower’s duties under the Loan Documents (other than the Warrant).

“OnPlan Acquisition” means that certain acquisition of the membership interests of OnPlan Holdings, LLC pursuant to that certain Membership Interest Purchase Agreement with OnPlan Holdings, LLC and certain other parties thereto, pursuant to which, among other things, Borrower shall purchase one hundred percent (100.0%) of the outstanding membership interests of OnPlan Holdings, LLC, provided that each of the following shall be applicable to the OnPlan Acquisition:

(a)    no Event of Default shall have occurred and be continuing or would result from the consummation of the OnPlan Acquisition;

(b)    Borrower shall remain a surviving entity after giving effect to the OnPlan Acquisition;

(c)    the total cash and non-cash consideration payable (including, without limitation, any earn-out payment obligations) plus the total Indebtedness assumed for the OnPlan Acquisition may not exceed Fifty Million Dollars ($50,000,000.00) in the aggregate;

(d)    OnPlan Holdings, LLC will either, within forty-five (45) days after the Effective Date, or such later date to which Bank shall agree in writing in its sole discretion: (i) become a co-borrower under this Agreement pursuant to Section 6.10 hereof, or (ii) merge, dissolve, liquidate or convey all or substantially all of the assets of OnPlan Holdings LLC, provided that in the case of this clause (ii) the assets of OnPlan Holdings, LLC are transferred to Borrower; and

(e)    the entity acquired in the OnPlan Acquisition shall not be subject to any Lien other than purchase money Liens.

“Operating Documents” are, for any Person, such Person’s formation documents, as certified by the Secretary of State (or equivalent agency) of such Person’s jurisdiction of organization on a date that is no earlier than thirty (30) days prior to the Effective Date, and, (a) if such Person is a corporation, its bylaws in current form, (b) if such Person is a limited liability company, its limited liability company agreement (or similar agreement), and (c) if such Person is a partnership, its partnership agreement (or similar agreement), each of the foregoing with all current amendments or modifications thereto.

“Patents” means all patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same.

“Payment/Advance Form” is that certain form attached hereto as Exhibit C.

“Payment Date” is the first (1st) calendar day of each month.

“Perfection Certificate” is defined in Section 5.1.

“Permitted Indebtedness” is:

(a)    Borrower’s Indebtedness to Bank under this Agreement and the other Loan Documents;

(b)    Indebtedness existing on the Effective Date which is shown on the Perfection Certificate;

(c)    Subordinated Debt;

(d)    unsecured Indebtedness to trade creditors incurred in the ordinary course of business;

(e)    Indebtedness incurred as a result of endorsing negotiable instruments received in the ordinary course of business;

(f)    Indebtedness secured by Liens permitted under clauses (a) and (c) of the definition of “Permitted Liens” hereunder;

(g)    unsecured Indebtedness not to exceed One Hundred Thousand Dollars ($100,000.00) in the aggregate outstanding at any time;

(h)    unsecured Indebtedness of Existing Foreign Subsidiaries, or any Foreign Subsidiary created after the Effective Date, not to exceed One Hundred Thousand Dollars ($100,000.00);

(i)    unsecured credit card debt not to exceed One Hundred Thousand Dollars ($100,000.00) in the aggregate outstanding at any time;

(j)    intercompany Indebtedness permitted as a Permitted Investment pursuant to clause (c) of the definition thereof;

(k)    unsecured Indebtedness consisting of earn-out obligations in connection with the OnPlan Acquisition; and

(l)    extensions, refinancings, modifications, amendments and restatements of any items of Permitted Indebtedness (a) through (k) above, provided that the principal amount thereof is not increased or the terms thereof are not modified to impose more burdensome terms upon Borrower or its Subsidiary, as the case may be.

“Permitted Investments” are:

(a)    Investments (including, without limitation, Subsidiaries) existing on the Effective Date which are shown on the Perfection Certificate;

(b)     Investments consisting of Cash Equivalents;

(c)    Investments by Borrower in Existing Foreign Subsidiaries, and the creation of and Investments in additional Foreign Subsidiaries, in the ordinary course of business for ordinary, current and necessary operating expenses, so long as an Event of Default does not exist at the time of any such Investment and would not exist after giving effect to any such Investment;

(d)    cash Investments by Borrower in Securities Corp.; provided that no Event of Default has occurred and is continuing or would result from such Investment;

(e)    Investments consisting of (i) travel advances and employee relocation loans and other employee loans and advances in the ordinary course of business, and (ii) loans to employees, officers or directors relating to the purchase of equity securities of Borrower or its Subsidiaries pursuant to employee stock purchase plans or agreements approved by the Board;

(f)    Investments consisting of security deposits in the ordinary course of Borrower’s business in connection with leases of real property, not to exceed Three Hundred Thousand Dollars ($300,000.00) in the aggregate outstanding at any time;

(g)    the purchase of certain assets of ViaIQ LLC, a Delaware limited liability corporation;

(h)    Investments in a Subsidiary (that is a secured Guarantor which grants Bank a first priority Lien (subject to Permitted Liens that are permitted pursuant to the terms of this Agreement to have superior priority to Bank’s Lien in this Agreement) in and to the assets of such Subsidiary (excluding any Excluded FBO Accounts and other assets excluded from the definition of Collateral)) constituting a licensed money transmitter; and

(i)    other Investments not otherwise permitted by Section 7.7 not exceeding Fifty Thousand Dollars ($50,000.00) in the aggregate over the term of this Agreement.

“Permitted Liens” are:

(a)    Liens existing on the Effective Date which are shown on the Perfection Certificate or arising under this Agreement and the other Loan Documents and Liens in favor of Bank or Bank Affiliates;

(b)    Liens for taxes, fees, assessments or other government charges or levies, either (i) not due and payable or (ii) being contested in good faith and for which Borrower maintains adequate reserves on its Books, provided that no notice of any such Lien has been filed or recorded under the Internal Revenue Code and the Treasury Regulations adopted thereunder;

(c)    purchase money Liens or capital leases (i) on Equipment acquired or held by Borrower incurred for financing the acquisition of the Equipment securing no more than One Hundred Thousand Dollars ($100,000.00) in the aggregate amount outstanding, or (ii) existing on Equipment when acquired, if the Lien is confined to the property and improvements and the proceeds of the Equipment; and

(d)    Liens with respect to security deposits not to exceed Three Hundred Thousand Dollars ($300,000.00) in the aggregate outstanding at any time;

(e)    leases or subleases of real property granted in the ordinary course of Borrower’s business (or, if referring to another Person, in the ordinary course of such Person’s business), and leases, subleases, non-exclusive licenses or sublicenses of personal property (other than Intellectual Property) granted in the ordinary course of Borrower’s business (or, if referring to another Person, in the ordinary course of such Person’s business), if the leases, subleases, licenses and sublicenses do not prohibit granting Bank a security interest therein;

(f)    Liens of carriers, warehousemen, suppliers, or other Persons that are possessory in nature arising in the ordinary course of business so long as such Liens attach only to Inventory, securing liabilities in the aggregate amount not to exceed One Hundred Thousand Dollars ($100,000.00) and which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto;

(g)    non-exclusive licenses of Intellectual Property granted to third parties in the ordinary course of business;

(h)    Liens to secure payment of workers’ compensation, employment insurance, old-age pensions, social security and other like obligations incurred in the ordinary course of business (other than Liens imposed by ERISA);

(i)    Liens arising from attachments or judgments, orders, or decrees in circumstances not constituting an Event of Default under Sections 8.4 and 8.7;

(j)    Liens in favor of other financial institutions arising in connection with Borrower’s deposit and/or securities accounts held at such institutions, provided that (i) Bank has a first priority perfected security interest in the amounts held in such deposit and/or securities accounts to the extent required pursuant to Section 6.6 of this Agreement and (ii) such accounts are permitted to be maintained pursuant to Section 6.6 of this Agreement; and

(k)    Liens incurred in the extension, renewal or refinancing of the indebtedness secured by Liens described in (a) through (j), but any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness may not increase.

“Person” is any individual, sole proprietorship, partnership, limited liability company, joint venture, company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

“Registered Organization” is any “registered organization” as defined in the Code with such additions to such term as may hereafter be made.

“Repayment Schedule” means the period of time equal to thirty (30) consecutive months; provided, however, upon the occurrence of Milestone Event A, the Repayment Schedule shall mean the period of time equal to twenty-four (24) consecutive months.

“Requirement of Law” is as to any Person, the organizational or governing documents of such Person, and any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Responsible Officer” is any of the Chief Executive Officer, Chief Financial Officer, Chief Compliance Officer/General Counsel, and Controller of Borrower.

“Restricted License” is any material license or other agreement with respect to which Borrower is the licensee (excluding any commercially available over-the-counter or open source license) (a) that prohibits or otherwise restricts Borrower from granting a security interest in Borrower’s interest in such license or agreement or any other property, or (b) for which a default under or termination of could interfere with the Bank’s right to sell any Collateral.

“SEC” shall mean the Securities and Exchange Commission, any successor thereto, and any analogous Governmental Authority.

“Securities Account” is any “securities account” as defined in the Code with such additions to such term as may hereafter be made.

“Securities Corp.” is Flywire Securities Corporation, a corporation organized under the laws of the Commonwealth of Massachusetts and a Subsidiary of Borrower.

“Stock Pledge Agreement” means that certain Stock Pledge Agreement by and between Flywire and Bank dated as of the Effective Date, as may be amended, modified, supplemented and/or restated from time to time.

“Subordinated Debt” is indebtedness incurred by Borrower subordinated to all of Borrower’s now or hereafter indebtedness to Bank (pursuant to a subordination, intercreditor, or other similar agreement in form and substance satisfactory to Bank entered into between Bank and the other creditor), on terms acceptable to Bank.

“Subsidiary” is, as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless the context otherwise requires, each reference to a Subsidiary herein shall be a reference to a Subsidiary of Borrower.

“Term A Loan Advance” is defined in Section 2.1.1(a).

“Term B Loan Advance” is defined in Section 2.1.1(a).

“Term C Loan Advance” is defined in Section 2.1.1(a).

“Term Loan Advance” and “Term Loan Advances” are each defined in Section 2.1.1(a).

“Term Loan Amortization Date” is August 1, 2019; provided, however, upon the occurrence of Milestone Event A, the Term Loan Amortization Date shall be February 1, 2020.

“Term Loan Maturity Date” is January 1, 2022.

“Trademarks” means any trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of Borrower connected with and symbolized by such trademarks.

“Transfer” is defined in Section 7.1.

“Warrant” means, collectively, (a) that certain warrant to purchase stock dated as of the Effective Date by and between Flywire and Bank, and (b) that certain warrant to purchase stock dated as of the Effective Date by and between Flywire and WestRiver Mezzanine Loans – Loan Pool V, LLC, in each case as may be amended, modified, supplemented and/or restated from time to time.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as a sealed instrument under the laws of the Commonwealth of Massachusetts as of the Effective Date.

BORROWER:

FLYWIRE CORPORATION

By	/s/ Michael Massaro

Name:	Michael Massaro
Title:	CEO and President

FLYWIRE PAYMENTS CORPORATION

By	/s/ Michael Massaro

Name:	Michael Massaro
Title:	CEO, President, and Treasurer

BANK:

SILICON VALLEY BANK

By	/s/ Brendan P. Quinn

Name:	Brendan P. Quinn
Title:	Director

Signature Page to Loan and Security Agreement

EXHIBIT A – COLLATERAL DESCRIPTION

The Collateral consists of all of Borrower’s right, title and interest in and to the following personal property:

All goods, Accounts (including health-care receivables), Equipment, Inventory, contract rights or rights to payment of money, leases, license agreements, franchise agreements, General Intangibles, commercial tort claims, documents, instruments (including any promissory notes), chattel paper (whether tangible or electronic), cash, deposit accounts, certificates of deposit, fixtures, letters of credit rights (whether or not the letter of credit is evidenced by a writing), securities, and all other investment property, supporting obligations, and financial assets, whether now owned or hereafter acquired, wherever located; and

all Borrower’s Books relating to the foregoing, and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing.

Notwithstanding the foregoing, the Collateral does not include (a) more than sixty-five percent (65.0%) of the presently existing and hereafter arising issued and outstanding shares of capital stock owned by Borrower of any Foreign Subsidiary which shares entitle the holder thereof to vote for directors or any other matter; (b) any intent-to-use trademarks at all times prior to the first use thereof, whether by the actual use thereof in commerce, the recording of a statement of use with the United States Patent and Trademark Office or otherwise; (c) rights held under a license that are not assignable by their terms without the consent of the licensor thereof (but only to the extent such restriction on assignment is enforceable under applicable law); (d) motor vehicles; (e) any interest of Borrower as a lessee or sublessee under a real property lease; and (f) Excluded FBO Accounts.

EXHIBIT B

COMPLIANCE CERTIFICATE

TO:	SILICON VALLEY BANK	Date:
FROM:	FLYWIRE CORPORATION
FLYWIRE PAYMENTS CORPORATION

The undersigned authorized officer of FLYWIRE CORPORATION and FLYWIRE PAYMENTS CORPORATION (“Borrower”) certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”):

(1) Borrower is in complete compliance for the period ending                          with all required covenants except as noted below; (2) there are no Events of Default; (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date; (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.8 of the Agreement; and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank.

Attached are the required documents supporting the certification. The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes (except, with respect to unaudited financial statements, for the absence of footnotes and subject to year-end adjustments). The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

    Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenants	Required	Complies

A/R and A/P	Monthly within 30 days	Yes No
Monthly financial statements	Monthly within 30 days	Yes No
Compliance Certificate	Monthly within 30 days	Yes No
Annual financial statements	FYE within 270 days	Yes No
Capitalization Table	Within 30 days of change in fully diluted shares	Yes No
409A Valuation Report	Within 30 days of Board approval and contemporaneously with any material updates or changes	Yes No
Board approved projections	At least annually and no later than 10 days of Board approval	Yes No
Quarterly customer funds report	Quarterly within 30 days	Yes No
10-Q, 10-K and 8-K	Within 5 days after filing with SEC	Yes No
The following Intellectual Property was registered (or a registration application submitted) after the Effective Date (if no registrations, state “None”)

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Other Matters

Have there been any amendments of or other changes to the capitalization table of Borrower and to the Operating Documents of Borrower or any of its Subsidiaries? If yes, provide copies of any such amendments or changes with this Compliance Certificate.	Yes	No

The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)

FLYWIRE CORPORATION By: Name: Title: FLYWIRE PAYMENTS CORPORATION By: Name: Title:	BANK USE ONLY Received by: AUTHORIZED SIGNER Date: Verified: AUTHORIZED SIGNER Date: Compliance Status: Yes No

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EXHIBIT C – LOAN PAYMENT/ADVANCE REQUEST FORM

DEADLINE FOR SAME DAY PROCESSING IS NOON EASTERN TIME

Fax To:	Date:

LOAN PAYMENT: FLYWIRE CORPORATION and FLYWIRE PAYMENTS CORPORATION

From Account #	To Account #
(Deposit Account #)		(Loan Account #)

Principal $	and/or Interest $

Authorized Signature:	Phone Number:

Print Name/Title:

LOAN ADVANCE: Complete Outgoing Wire Request section below if all or a portion of the funds from this loan advance are for an outgoing wire.

From Account #		To Account #
	(Loan Account #)		(Deposit Account #)

Amount of Advance $

All Borrower’s representations and warranties in the Loan and Security Agreement are true, correct and complete in all material respects on the date of the request for an advance; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date:

Authorized Signature:	Phone Number:

Print Name/Title:

OUTGOING WIRE REQUEST:

Complete only if all or a portion of funds from the loan advance above is to be wired.

Deadline for same day processing is noon, Eastern Time

Beneficiary Name:	Amount of Wire: $

Beneficiary Bank:	Account Number:

City and State:

Beneficiary Bank Transit (ABA) #:	Beneficiary Bank Code (Swift, Sort, Chip, etc.):

(For International Wire Only)

Intermediary Bank:	Transit (ABA) #:

For Further Credit to:

Special Instruction:

By signing below, I (we) acknowledge and agree that my (our) funds transfer request shall be processed in accordance with and subject to the terms and conditions set forth in the agreements(s) covering funds transfer service(s), which agreements(s) were previously received and executed by me (us).

Authorized Signature:	2nd Signature (if required):

Print Name/Title:	Print Name/Title:

Telephone #:	Telephone #:

JOINDER AND FIRST AMENDMENT

TO

LOAN AND SECURITY AGREEMENT

This Joinder and First Amendment to Loan and Security Agreement (this “Amendment”) is entered into this 25th day of April, 2018, by and among (a) SILICON VALLEY BANK (“Bank”) and (b) (i) FLYWIRE CORPORATION, a Delaware corporation (“Flywire”) and (ii) FLYWIRE PAYMENTS CORPORATION, a Delaware corporation (“FPC” and together with Flywire, individually and collectively, jointly and severally, “Existing Borrower”), each with an address of 141 Tremont Street, 10th Floor, Boston, Massachusetts 02111.

RECITALS

A.     Bank and Existing Borrower have entered into that certain Loan and Security Agreement dated as of January 16, 2018 (as the same may from time to time be amended, modified, supplemented or restated, the “Loan Agreement”).

B.     Bank has extended credit to Existing Borrower for the purposes permitted in the Loan Agreement.

C.     Existing Borrower has requested that Bank amend the Loan Agreement to (i) add a new Borrower to the Loan Agreement and (ii) make certain other revisions to the Loan Agreement as more fully set forth herein.

D.     Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

AGREEMENT

Now, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.     Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2.     Joinder to Loan Agreement. The undersigned, ONPLAN HOLDINGS, LLC, a Delaware limited liability company (“New Borrower”, and together with Existing Borrower, jointly and severally, individually and collectively, the “Borrower”), hereby joins the Loan Agreement and each of the Loan Agreement and Loan Documents, as if it were originally named a “Borrower” therein. Without limiting the generality of the preceding sentence. New Borrower agrees that it will be jointly and severally liable, together with Existing Borrower, for the payment and performance of all obligations and liabilities of Borrower under the Loan Agreement, including, without limitation, the Obligations. Each Borrower hereby appoints the other as agent for the other for all purposes hereunder. Each Borrower hereunder shall be obligated to repay all Credit Extensions made pursuant to the Loan Agreement, regardless of which Borrower actually receives said Credit Extension, as if each Borrower hereunder directly received all Credit Extensions.

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3.     Subrogation and Similar Rights. Each Borrower waives any suretyship defenses available to it under the Code or any other applicable law. Each Borrower waives any right to require Bank to: (i) proceed against either Borrower or any other person; (ii) proceed against or exhaust any security; or (iii) pursue any other remedy. Bank may exercise or not exercise any right or remedy it has against either Borrower or any security it holds (including the right to foreclose by judicial or non-judicial sale) without affecting any Borrower’s liability. Notwithstanding any other provision of this Amendment, the Loan Agreement or other Loan Documents, each Borrower irrevocably waives all rights that it may have at law or in equity (including, without limitation, any law subrogating Borrower to the rights of Bank under the Loan Agreement) to seek contribution, indemnification or any other form of reimbursement from the other Borrowers, or any other Person now or hereafter primarily or secondarily liable for any of the Obligations, for any payment made by Borrower with respect to the Obligations in connection with the Loan Agreement or otherwise and all rights that it might have to benefit from, or to participate in, any security for the Obligations as a result of any payment made by Borrower with respect to the Obligations in connection with the Loan Agreement or otherwise. Any agreement providing for indemnification, reimbursement or any other arrangement prohibited under this Section shall be null and void. If any payment is made to a Borrower in contravention of this Section, such Borrower shall hold such payment in trust for Bank and such payment shall be promptly delivered to Bank for application to the Obligations, whether matured or unmatured.

4.     Grant of Security Interest. To secure the prompt payment and performance of all the Obligations, New Borrower hereby grants to Bank a continuing lien upon and security interest in all of New Borrower’s now existing or hereafter arising rights and interest in the Collateral, whether now owned or existing or hereafter created, acquired or arising, and wherever located, including, without limitation, all of New Borrower’s assets, and all New Borrower’s books relating to the foregoing and any and all claims, rights and interest in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing. New Borrower further covenants and agrees that by its execution hereof it shall provide all such information, complete all such forms, and take all such actions, and enter into all such agreements, in form and substance reasonably satisfactory to Bank that are reasonably deemed necessary by Bank in order to grant a valid, perfected first priority security interest to Bank in the Collateral. New Borrower hereby authorizes Bank to file financing statements, without notice to Borrower, with all appropriate jurisdictions in order to perfect or protect Bank’s interest or rights hereunder, including a notice that any disposition of the Collateral, by either Borrower or any other Person, shall be deemed to violate the rights of the Bank under the Code.

5.     Representations and Warranties. New Borrower hereby represents and warrants to Bank that all representations and warranties in the Loan Documents made on the part of Existing Borrower are true and correct on the date hereof with respect to New Borrower, with the same force and effect as if New Borrower were named as “Borrower” in the Loan Documents in addition to Existing Borrower.

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6.     Delivery of Documents. New Borrower hereby agrees that the following documents shall be delivered to the Bank prior to or contemporaneously with delivery of this Amendment, each in form and substance satisfactory to the Bank;

A.	completed Secretary’s Corporate Borrowing Certificate for New Borrower, together with the duly executed signatures thereto;

B.

the completed Borrowing Resolutions for New Borrower authorizing the execution and delivery of this Amendment and the other documents required by Bank in connection with this Amendment, together with the duly executed signatures thereto;

C.

the Operating Documents and long-form good standing certificate of New Borrower certified by the Secretary of State of Delaware and each jurisdiction in which New Borrower is qualified to conduct business, each as of a date no earlier than thirty (30) days prior to the date hereof;

D.

certified copies, dated as of a recent date, of Lien searches, as Bank may request, accompanied by written evidence (including any termination statements) that the Liens indicated in any such financing statements either constitute Permitted Liens or have been terminated or released;

E.	an Intellectual Property Security Agreement of New Borrower, together with the duly executed original signature thereto (the “New Borrower IP Agreement”);

F.	Intellectual Property search results and completed exhibits to the New Borrower IP Agreement;

G.	a Perfection Certificate of New Borrower, together with the duly executed original signature thereto (the “New Borrower Perfection Certificate”);

H.

evidence satisfactory to Bank that the insurance policies and endorsements required by the Loan Agreement are in full force and effect, together with appropriate evidence showing lender loss payable and/or additional insured clauses or endorsements in favor of Bank; and

I.	such other documents as Bank may reasonably request.

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7.     Amendments to Loan Agreement.

7.1     Section 13 (Definitions). The following term and its definition set forth in Section 13.1 is amended in its entirety and replaced with the following:

“IP Agreement” is, collectively, (a) that certain Intellectual Property Security Agreement by and between Flywire and Bank dated as of the Effective Date, (b) that certain Intellectual Property Security Agreement by and between FPC and Bank dated as of the Effective Date, and (c) that certain Intellectual Property Security Agreement by and between OnPlan Holdings, EEC and Bank . dated as of April 25, 2018, as each may be amended, modified, supplemented and/or restated from time to time.

7.2     Exhibit B (Compliance Certificate). The Compliance Certificate is amended in its entirety and replaced with the Compliance Certificate in the form attached hereto as Schedule 1.

7.3 Exhibit C (Payment/Advance Form). The Payment/Advance Form is amended in its entirety and replaced with the Payment/Advance Eorm in the form attached hereto as Schedule 2.

8.     Limitation of Amendments.

8.1     The amendments set forth in Section 7 above are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

8.2     This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

9.     Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

9.1     Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

9.2     Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

9.3     The organizational documents of Existing Borrower delivered to Bank on the Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

9.4     The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

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9.5     The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

9.6     The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and

9.7     This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

10.     Ratification of Intellectual Property Security Agreements. Fly wire hereby ratifies, confirms and reaffirms, all and singular, the terms and conditions of a certain Intellectual Property Security Agreement dated as of January 16, 2018 between Flywire and Bank (the “Flywire IP Agreement”), and acknowledges, confirms and agrees that the Flywire IP Agreement (a) contains an accurate and complete listing of all Intellectual Property Collateral, as defined in the Flywire IP Agreement, and (b) shall remain in full force and effect. FPC hereby ratifies, confirms and reaffirms, all and singular, the terms and conditions of a certain Intellectual Property Security Agreement dated as of January 16, 2018 between FPC and Bank (the “FPC IP Agreement” and collectively with the Flywire IP Agreement, the “Existing Borrower IP Agreements”), and acknowledges, confirms and agrees that the FPC IP Agreement (a) contains an accurate and complete listing of all Intellectual Property Collateral, as defined in the FPC IP Agreement, and (b) shall remain in full force and effect. Borrower hereby acknowledges. Borrower hereby acknowledges and agrees that all references in the Loan Agreement to “IP Agreement” shall mean and include, collectively, the Existing Borrower IP Agreements and the New Borrower IP Agreement.

11.     Ratification of Perfection Certificates. Flywire hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in the Perfection Certificate dated as of January 16, 2018 delivered by Flywire to Bank (the “Flywire Perfection Certificate”), and acknowledges, confirms and agrees the disclosures and information Flywire provided to Bank in the Flywire Perfection Certificate has not changed, as of the date hereof, except as set forth on Schedule 3 hereto. FPC hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in the Perfection Certificate dated as of January 16, 2018 delivered by FPC to Bank (the “FPC Perfection Certificate”), and acknowledges, confirms and agrees the disclosures and information FPC provided to Bank in the FPC Perfection Certificate (collectively

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with Flywire Perfection Certificate, “Existing Borrower Perfection Certificates”) has not changed, as of the date hereof. Borrower hereby acknowledges and agrees that all references in the Loan Agreement to “Perfection Certificate” shall mean and include, collectively, the Existing Borrower Perfection Certificates and the New Borrower Perfection Certificate.

12.     Post-Closing Deliverables. Borrower shall deliver to Bank, (i) on or before the date that is forty-five (45) days after the date of this Amendment, evidence satisfactory to Bank that the insurance policies and endorsements required by the Loan Agreement are in full force and effect for the period commencing on April 1, 2018 through April 1, 2019, together with appropriate evidence showing lender loss payable, additional insured and/or notice of cancellation clauses or endorsements in favor of Bank and (ii) on or before the date that is sixty (60) days after the date of this Amendment, duly executed original signatures to the Control Agreement(s) required by Bank.

13.     Integration. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.

14.     Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

15. Effectiveness. This Amendment shall be deemed effective upon (a) the due execution and delivery to Bank of this Amendment by each party hereto, and (b) Borrower’s payment to Bank of Bank’s legal fees and expenses incurred in connection with this Amendment.

[Signature page follows.]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK		BORROWER

SILICON VALLEY BANK		FLYWIRE CORPORATION

By:	/s/ Charles Bradford	By:
Name:	Charles Bradford	Name:
Title:	Vice President	Title:

FLYWIRE PAYMENTS CORPORATION

By:
Name:
Title:

ONPLAN HOLDINGS, LLC

By:
Name:
Title:

Signature Page to Joinder and First Amendment to Loan and Security Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK	BORROWER

SILICON VALLEY BANK	FLYWIRE CORPORATION

By:	By:	/s/ Mike Massaro
Name:	Name:	Mike Massaro
Title:	Title:	President + CEO

FLYWIRE PAYMENTS CORPORATION

	By:	/s/ Mike Massaro
	Name:	Mike Massaro
	Title:	President + CEO + Treasurer

ONPLAN HOLDINGS, LLC

	By:	/s/ Mike Massaro
	Name:	Mike Massaro
	Title:	CEO + President

Signature Page lo Joinder and First Amendment to Loan and Security Agreement

Schedule 1

EXHIBIT B

COMPLIANCE CERTIFICATE

TO:	SILICON VALLEY BANK	Date:
FROM:	FLYWIRE CORPORATION
FLYWIRE PAYMENTS CORPORATION
ONPLAN HOLDINGS, LLC

The undersigned authorized officer of FLYWIRE CORPORATION, FLYWIRE PAYMENTS CORPORATION and ONPLAN HOLDINGS, LLC (collectively, “Borrower”) certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”):

(1) Borrower is in complete compliance for the period ending                         with all required covenants except as noted below; (2) there are no Events of Default; (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date; (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.8 of the Agreement; and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank.

Attached are the required documents supporting the certification. The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes (except, with respect to unaudited financial statements, for the absence of footnotes and subject to year-end adjustments). The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

    Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenants	Required	Complies
A/R and A/P	Monthly within 30 days	Yes No
Monthly financial statements	Monthly within 30 days	Yes No
Compliance Certificate	Monthly within 30 days	Yes No
Annual financial statements	FYE within 270 days	Yes No
Capitalization Table	Within 30 days of change in fully diluted shares	Yes No
409A Valuation Report	Within 30 days of Board approval and contemporaneously with any material updates or changes	Yes No
Board approved projections	At least annually and no later than 10 days of Board approval	Yes No
Quarterly customer funds report	Quarterly within 30 days	Yes No
10-Q, 10-K and 8-K	Within 5 days after filing with SEC	Yes No

The following Intellectual Property was registered (or a registration application submitted) after the Effective Date (if no registrations, state “None”)

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Other Matters

Have there been any amendments of or other changes to the capitalization table of Borrower and to the Operating Documents of Borrower or any of its Subsidiaries? If yes, provide copies of any such amendments or changes with this Compliance Certificate.
	Yes	No

The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)

FLYWIRE CORPORATION	BANK USE ONLY

Received by:
By:		AUTHORIZED SIGNER
Name:	Date:
Title:
Verified:
FLYWIRE PAYMENTS CORPORATION		AUTHORIZED SIGNER
Date:

By:	Compliance Status: Yes No
Name:
Title:

ONPLAN HOLDINGS, LLC

By:
Name:
Title:

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Schedule 2

EXHIBIT C – LOAN PAYMENT/ADVANCE REQUEST FORM

DEADLINE FOR SAME DAY PROCESSING IS NOON EASTERN TIME

Fax To:	Date:

LOAN PAYMENT: FLYWIRE CORPORATION, FLYWIRE PAYMENTS CORPORATION and ONPLAN HOLDINGS, LLC

From Account #	To Account #
(Deposit Account #)		(Loan Account #)

Principal $	and/or Interest $

Authorized Signature:	Phone Number:

Print Name/Title:

LOAN ADVANCE: Complete Outgoing Wire Request section below if all or a portion of the funds from this loan advance are for an outgoing wire.

From Account #		To Account #
	(Loan Account #)		(Deposit Account #)

Amount of Advance $

All Borrower’s representations and warranties in the Loan and Security Agreement are true, correct and complete in all material respects on the date of the request for an advance; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date:

Authorized Signature:	Phone Number:

Print Name/Title:

OUTGOING WIRE REQUEST:

Complete only if all or a portion of funds from the loan advance above is to be wired.

Deadline for same day processing is noon, Eastern Time

Beneficiary Name:	Amount of Wire: $

Beneficiary Bank:	Account Number:

City and State:

Beneficiary Bank Transit (ABA) #:	Beneficiary Bank Code (Swift, Sort, Chip, etc.):

(For International Wire Only)

Intermediary Bank:	Transit (ABA) #:

For Further Credit to:

Special Instruction:

By signing below, I (we) acknowledge and agree that my (our) funds transfer request shall be processed in accordance with and subject to the terms and conditions set forth in the agreements(s) covering funds transfer service(s), which agreements(s) were previously received and executed by me (us).

Authorized Signature:	2nd Signature (if required):

Print Name/Title:	Print Name/Title:

Telephone #:	Telephone #:

Schedule 3

Updates to Fly wire Perfection Certificate

•	Section 3(a): OnPlan Holdings, LLC is hereby added as a subsidiary of Flywire Corporation.

•	Sections 3(b) – 3(e), 4, and 11 are updated to reflect the information of OnPlan Holdings, LLC as disclosed in its Perfection Certificate dated April 25, 2018.

DocuSign Envelope ID: 98D41D5E-0A8D-469D-9AE2-6253E2684AA6

JOINDER AND SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT

This Joinder and Second Amendment to Loan and Security Agreement (this “Amendment”) is entered into this 18th day of May, 2020, by and among (a) SILICON VALLEY BANK (“Bank”) and (b) (i) FLYWIRE CORPORATION, a Delaware corporation (“Flywire”), (ii) FLYWIRE PAYMENTS CORPORATION, a Delaware corporation (“FPC”), (iii) ONPLAN HOLDINGS, LLC, a Delaware limited liability company (“OnPlan”, and together with Flywire and FPC, individually and collectively, jointly and severally, “Existing Borrower”), (iv) FLYWIRE HEALTHCARE CORPORATION, a Delaware corporation (“Healthcare”), and (v) SIMPLIFICARE INC. (“Simplificare”; together with Healthcare “New Borrower”) (“New Borrower”, and together with Existing Borrower, jointly and severally, individually and collectively, the “Borrower”), each with an address of 141 Tremont Street, 10th Floor, Boston, Massachusetts 02111.

RECITALS

A.    Bank and Existing Borrower have entered into that certain Loan and Security Agreement dated as of January 16, 2018, as amended by that certain Joinder and First Amendment to Loan and Security Agreement dated as of April 25, 2018 by and between Existing Borrower and Bank (as the same has been and may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”).

B.    Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C.    Existing Borrower has requested that Bank amend the Loan Agreement to (i) add two (2) new Borrowers to the Loan Agreement, (ii) add a new 2020 Term Loan Advance, and (iii) make certain other revisions to the Loan Agreement as more fully set forth herein.

D.    Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.    Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2.    Joinder to Loan Agreement. The undersigned, New Borrower, hereby joins the Loan Agreement and each of the Loan Agreement and Loan Documents, as if it were originally named a “Borrower” therein. Without limiting the generality of the preceding sentence, New Borrower agrees that it will be jointly and severally liable, together with Existing Borrower, for the payment and performance of all obligations and liabilities of Borrower under the Loan Agreement, including, without limitation, the Obligations. Each Borrower hereby appoints

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DocuSign Envelope ID: 98D41D5E-0A8D-469D-9AE2-6253E2684AA6

the other as agent for the other for all purposes hereunder. Each Borrower hereunder shall be obligated to repay all Credit Extensions made pursuant to the Loan Agreement, regardless of which Borrower actually receives said Credit Extension, as if each Borrower hereunder directly received all Credit Extensions.

3.    Subrogation and Similar Rights. Each Borrower waives any suretyship defenses available to it under the Code or any other applicable law. Each Borrower waives any right to require Bank to: (i) proceed against either Borrower or any other person; (ii) proceed against or exhaust any security; or (iii) pursue any other remedy. Bank may exercise or not exercise any right or remedy it has against either Borrower or any security it holds (including the right to foreclose by judicial or non-judicial sale) without affecting any Borrower’s liability. Notwithstanding any other provision of this Amendment, the Loan Agreement or other Loan Documents, each Borrower irrevocably waives all rights that it may have at law or in equity (including, without limitation, any law subrogating Borrower to the rights of Bank under the Loan Agreement) to seek contribution, indemnification or any other form of reimbursement from the other Borrowers, or any other Person now or hereafter primarily or secondarily liable for any of the Obligations, for any payment made by Borrower with respect to the Obligations in connection with the Loan Agreement or otherwise and all rights that it might have to benefit from, or to participate in, any security for the Obligations as a result of any payment made by Borrower with respect to the Obligations in connection with the Loan Agreement or otherwise. Any agreement providing for indemnification, reimbursement or any other arrangement prohibited under this Section shall be null and void. If any payment is made to a Borrower in contravention of this Section, such Borrower shall hold such payment in trust for Bank and such payment shall be promptly delivered to Bank for application to the Obligations, whether matured or unmatured.

4.    Grant of Security Interest. To secure the prompt payment and performance of all of the Obligations, New Borrower hereby grants to Bank a continuing lien upon and security interest in all of New Borrower’s now existing or hereafter arising rights and interests in such assets of New Borrower as are consistent with the description of the Collateral set forth on Exhibit A of the Loan Agreement (as if such Collateral were deemed to pertain to the assets of New Borrower), whether now owned or existing or hereafter created, acquired, or arising, and wherever located, including, without limitation, all of New Borrower’s assets, and all New Borrower’s books relating to the foregoing and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing. New Borrower further covenants and agrees that by its execution hereof it shall provide all such information, complete all such forms, and take all such actions, and enter into all such agreements, in form and substance reasonably satisfactory to Bank that are reasonably deemed necessary by Bank in order to grant a valid, perfected first priority security interest to Bank in the Collateral. New Borrower hereby authorizes Bank to file financing statements, without notice to Borrower, with all appropriate jurisdictions in order to perfect or protect Bank’s interest or rights hereunder, including a notice that any disposition of the Collateral, by either Borrower or any other Person, shall be deemed to violate the rights of the Bank under the Code.

5.    Representations and Warranties. New Borrower hereby represents and warrants to Bank that all representations and warranties in the Loan Documents made on the part of Existing Borrower are true and correct on the date hereof with respect to New Borrower, with the same force and effect as if New Borrower were named as “Borrower” in the Loan Documents in addition to Existing Borrower.

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DocuSign Envelope ID: 98D41D5E-0A8D-469D-9AE2-6253E2684AA6

6.    Delivery of Documents. Borrower hereby agrees that the following documents shall be delivered to the Bank prior to or contemporaneously with delivery of this Amendment, each in form and substance satisfactory to the Bank:

A.	duly executed signatures to the Loan Documents;

B.	duly executed signatures to the Warrant;

C.

the Operating Documents and long-form good standing certificates of each Borrower certified by the Secretary of State of Delaware and each jurisdiction in which Borrower is qualified to conduct business, each as of a date no earlier than thirty (30) days prior to the Effective Date;

D.	duly executed signatures to the completed Borrowing Resolutions for each Borrower;

E.

certified copies, dated as of a recent date, of Lien searches, as Bank may request, accompanied by written evidence (including any termination statements) that the Liens indicated in any such financing statements either constitute Permitted Liens or have been terminated or released;

F.	the Perfection Certificate of each Borrower, together with the duly executed signature thereto;

G.	the duly executed signatures to the IP Agreement;

H.	Intellectual Property search results and completed exhibits to the IP Agreement;

I.	a legal opinion of Borrower’s counsel dated as of the Effective Date together with the duly executed signature thereto;

J.	evidence satisfactory to Bank that the insurance policies required by the Loan Agreement are in full force and effect; and

K.	such other documents as Bank may reasonably request.

7.    Amendments to Loan Agreement.

7.1    2.1.2 (2020 Term Loan Advance).    The Loan Agreement is amended by inserting the following new Section 2.1.2 to appear immediately following Section 2.1.1 thereof:

“                     2.1.2    2020 Term Loan Advance.

(a)    Availability. Subject to the terms and conditions of this Agreement, on or about the Second Amendment Effective Date, Bank shall make one (1) term

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DocuSign Envelope ID: 98D41D5E-0A8D-469D-9AE2-6253E2684AA6

loan advance (the “2020 Term Loan Advance”) available to Borrower in an original principal amount of Twenty-Five Million Dollars ($25,000,000.00); provided that, all or a portion of the 2020 Term Loan Advance shall be used to repay in full Borrower’s outstanding obligations and liabilities to Bank under the Term Loan Advances (including the Final Payment) (the “Prior Obligations”). Borrower hereby authorizes Bank to apply the proceeds of the 2020 Term Loan Advance to the Prior Obligations as part of the funding process without actually depositing such funds into an account of Borrower. After repayment, the 2020 Term Loan Advance (or any portion thereof) may not be reborrowed.

(b)    Interest Period. Commencing on the first (1st) Payment Date of the month following the month in which the Funding Date of the 2020 Term Loan Advance occurs, and continuing on the Payment Date of each month thereafter, Borrower shall make monthly payments of interest on the principal amount of the 2020 Term Loan Advance at the rate set forth in Section 2.2(a).

(c)    Repayment. Commencing on the 2020 Term Loan Amortization Date, and continuing on each Payment Date thereafter, Borrower shall repay the 2020 Term Loan Advance in (i) twenty-four (24) consecutive equal monthly installments of principal, plus (ii) monthly payments of accrued but unpaid interest at the rate set forth in Section 2.2(a). All outstanding principal and accrued and unpaid interest with respect to the 2020 Term Loan Advance, and all other outstanding Obligations with respect to the 2020 Term Loan Advance, are due and payable in full on the 2020 Term Loan Maturity Date.

(d)    Permitted Prepayment of 2020 Term Loan Advance. Borrower shall have the option to prepay all, but not less than all, of the 2020 Term Loan Advance advanced by Bank under this Agreement, provided Borrower (i) provides written notice to Bank of its election to prepay the 2020 Term Loan Advance at least five (5) Business Days prior to such prepayment, and (ii) pays, on the date of such prepayment (A) all outstanding principal plus accrued and unpaid interest, (B) the 2020 Final Payment plus (C) all other sums, if any, that shall have become due and payable, including interest at the Default Rate with respect to any past due amounts.

(e)    Mandatory Prepayment Upon an Acceleration. If the 2020 Term Loan Advance is accelerated following the occurrence of an Event of Default, Borrower shall immediately pay to Bank an amount equal to the sum of: (i) all outstanding principal plus accrued and unpaid interest, (ii) the 2020 Final Payment plus (iii) all other sums, if any, that shall have become due and payable, including interest at the Default Rate with respect to any past due amounts.”

7.2    Section 2.2(a) (Interest Rate). Section 2.2(a) is amended in its entirety and replaced with the following:

“                     (a)    Interest Rate. Subject to Section 2.2(b), the principal amount outstanding under the 2020 Term Loan Advance shall accrue interest at a floating per annum rate equal to the greater of (a) five and one-quarter of one percent (5.25%) above the Prime Rate and (b) eight and one-half of one percent (8.50%), which interest shall be payable monthly in accordance with Section 2.2(c) below.”

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DocuSign Envelope ID: 98D41D5E-0A8D-469D-9AE2-6253E2684AA6

7.3    Section 2.3 (Fees). Section 2.3 of the Loan Agreement is amended by (i) deleting the word “and” appearing at the end of subsection (b) thereof, (ii) deleting the “.” appearing at the end of subsection (c) thereof and inserting in lieu thereof the text “; and”, and (iii) inserting the following new subsection (d) to appear immediately following subsection (c) thereof:

“                     (d)    2020 Final Payment. The 2020 Final Payment, when due hereunder.”

7.4    Section 6.2(a) (Revenue Report). Section 6.2(a) is amended in its entirety and replaced with the following:

“                     (a)    Revenue Report.    Within thirty (30) days after the last day of each month, a written report of the revenue generated by each Borrower in form and substance satisfactory to Bank.”

7.5    Section 6.2(b) (Monthly Financial Statements). Section 6.2(b) is amended in its entirety and replaced with the following:

“                     (b)    Monthly Financial Statements. As soon as available, but no later than thirty (30) days after the last day of each month, a company prepared consolidated balance sheet and income statement covering Borrower’s and each of its Subsidiary’s consolidated operations for such month certified by a Responsible Officer and in a form of presentation reasonably acceptable to Bank (the “Monthly Financial Statements”);”

7.6    Section 6.2(d) (Board Projections). Section 6.2(d) is amended in its entirety and replaced with the following:

“                     (d)    Board Projections. At least annually, and no later than the earlier to occur of forty-five (45) days after the last day of each fiscal year of Borrower, and contemporaneously with any material updates or changes thereto, annual Board approved operating budgets and financial projections, in a form of presentation reasonably acceptable to Bank;”

7.7    Section 6.2(l) (Beneficial Ownership Information). Section 6.2 is amended by (i) deleting the “and” appearing at the end of subsection (k) thereof, (ii) re-lettering subsection (l) thereof to appear as subsection (m) thereof, and (iii) inserting the following new subsection (l) to appear immediately following subsection (k) thereof:

“                     (l)    prompt written notice of any changes to the beneficial ownership information set out in Section 14 of the Perfection Certificate. Borrower understands and acknowledges that Bank relies on such true, accurate and up-to-date beneficial ownership information to meet Bank’s regulatory obligations to obtain, verify and record information about the beneficial owners of its legal entity customers; and”

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7.8    Section 6.6 (Operating Accounts). Section 6.6 is amended in its entirety and replaced with the following:

“                     6.6    Operating Accounts.

(a)    Maintain its and its Subsidiaries’ (excluding Securities Corp. and excluding any Excluded FBO Accounts) primary operating accounts and excess cash with Bank and Bank’s Affiliates, provided, further, Borrower (individually and not on a consolidated basis) shall at all times have on deposit in (i) operating accounts and excess cash in the name of Borrower maintained with Bank or Bank’s Affiliates, or (ii) Collateral Accounts subject to a Control Agreement in favor of Bank, unrestricted and unencumbered cash in an amount equal to fifty-one percent (51.0%) of the dollar value of Borrower’s consolidated cash (but excluding any Excluded FBO Accounts), including any Subsidiaries’, Affiliates’, or related entities’ cash, in the aggregate at all financial institutions (the “Borrower Balance Requirement”), provided that (notwithstanding Section 8.2(a)), if at any time Borrower is in default of the Borrower Balance Requirement, Borrower shall have a five (5) consecutive day period in which to cure said default prior to a Borrower Balance Requirement default being declared an Event of Default. Notwithstanding the foregoing, (x) Simplificare shall be permitted to maintain two (2) accounts with Bridge Bank (the “Simplificare Bridge Bank Accounts”) until the expiration of the Simplificare Transition Period, at which time such accounts shall be transferred to accounts in the name of Borrower maintained with Bank or Bank’s Affiliates and (y) FPC shall be permitted to maintain one (1) account with JP Morgan (the “FPC JPM Morgan Account”) until the expiration of the FPC Transition Period, at which time such accounts shall be transferred to accounts in the name of Borrower maintained with Bank or Bank’s Affiliates. In addition to and without limiting the foregoing, Foreign Subsidiaries shall be permitted to maintain operating, depository and securities accounts with financial institutions other than Bank and Bank’s Affiliates provided that the maximum aggregate balance for all such accounts together does not at any time exceed the greater of (i) Eight Million Dollars ($8,000,000.00) and (ii) twenty percent (20.0%) of the dollar value of Borrower’s consolidated cash. Bank may restrict withdrawals or transfers by or on behalf of Borrower that would violate this Section 6.6, regardless of whether an Event of Default exists at such time. In addition to the foregoing, Borrower shall conduct all of its primary banking facilities with Bank, including, without limitation, cash management, letters of credit, and business credit cards.

(b)    Provide Bank five (5) days prior written notice before establishing any Collateral Account at or with any bank or financial institution other than Bank or Bank’s Affiliates. For each Collateral Account that Borrower at any time maintains, Borrower shall cause the applicable bank or financial institution (other than Bank) at or with which any Collateral Account is maintained to execute and deliver a Control Agreement or other appropriate instrument with respect to such Collateral Account to perfect Bank’s Lien in such Collateral Account in accordance with the terms hereunder which Control Agreement may not be

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terminated without the prior written consent of Bank. The provisions of the previous sentence shall not apply to (i) the Simplificare Bridge Bank Accounts until the date that is sixty (60) days after the Second Amendment Effective Date, at which time such provisions shall apply, (ii), the FPC JP Morgan Account during the FPC Transition Period, and (iii) deposit accounts exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of Borrower’s employees and identified to Bank by Borrower as such.”

7.9    Section 7.1 (Dispositions). The first clause appearing in Section 7.1 is hereby amended in its entirety and replaced with the following:

“Convey, sell, lease, transfer, assign, or otherwise dispose of (including, without limitation, pursuant to a Division) (collectively, “Transfer”),”

7.10    Section 7.2 (Changes in Business, Management, Control, or Business Locations). Section 7.2 is amended by inserting the following sentence to appear as the new penultimate sentence thereof:

“If Borrower intends to add any new offices or business locations, including warehouses, containing in excess of Two Hundred Fifty Thousand Dollars ($250,000.00) of Borrower’s assets or property, then Borrower will first receive the written consent of Bank, and the landlord of any such new offices or business locations, including warehouses, shall execute and deliver a landlord consent in form and substance satisfactory to Bank.”

7.11    Section 7.3 (Mergers or Acquisitions). Section 7.3 is hereby amended in its entirety and replaced with the following:

“7.3 Mergers or Acquisitions. Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with any other Person, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person (including, without limitation, by the formation of any Subsidiary or pursuant to a Division) except for the OnPlan Acquisition, the Simplificare Acquisition, and Permitted Investments. A Subsidiary (which is not a Borrower) may merge or consolidate (or otherwise be dissolved, so long as any assets are distributed to another Subsidiary or into Borrower) into another Subsidiary or into Borrower.”

7.12    Section 8.1 (Payment Default). The words “Term Loan Maturity Date” appearing in Section 8.1 of the Loan Agreement are hereby replaced with “Maturity Date”.

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7.13    Section 10 (Notices). The notice information for Riemer & Braunstein appearing in Section 10 is deleted in its entirety and replaced with the following:

“with a copy to:	Morrison & Foerster LLP
200 Clarendon Street, Floor 20
Boston, Massachusetts 02116
	Attn:	David A. Ephraim, Esquire
	Email:	DEphraim@mofo.com”

7.14    Section 12.1 (Termination Prior to Maturity Date; Survival). Section 12.1 shall be amended by deleting the words “the Term Loan Maturity Date” appearing in each instance therein and in each case inserting in lieu thereof the words “Maturity Date”.

7.15    Section 13 (Definitions). The definition of Permitted Indebtedness is amended by (i) deleting the words “; and” appearing at the end of clause (k), (ii) deleting clause (l) in its entirety, and (iii) inserting the following new clauses to appear immediately following clause (k) thereof:

“ (l)    unsecured Indebtedness under agreements to hedge currency risk entered into in the ordinary course of Borrower’s business and not for speculative purposes in an aggregate amount not to exceed Five Hundred Thousand Dollars

($500,000.00) outstanding at any time;

(m)    extensions, refinancings, modifications, amendments and restatements of any items of Permitted Indebtedness (a) through (l) above, provided that the principal amount thereof is not increased or the terms thereof are not modified to impose more burdensome terms upon Borrower or its Subsidiary, as the case may be; and

(n)    unsecured Indebtedness consisting of earn-out obligations in connection with the Simplificare Acquisition.”

7.16    Section 13 (Definitions). The following terms and their respective definitions set forth in Section 13.1 are amended in their entirety and replaced with the following:

“                     “Credit Extension” is any Term Loan Advance, 2020 Term Loan Advance, or any other extension of credit by Bank for Borrower’s benefit.”

“                     “IP Agreement” is, collectively, (a) that certain Intellectual Property Security Agreement by and between Flywire and Bank dated as of January 16, 2018, (b) that certain Intellectual Property Security Agreement by and between FPC and Bank dated as of January 16, 2018, (c) that certain Intellectual Property Security Agreement by and between OnPlan Holdings, LLC and Bank dated as of April 25, 2018; (d) that certain Intellectual Property Security Agreement by and between Healthcare and Bank dated as of the Second Amendment Effective Date; and (e) that certain Intellectual Property Security Agreement by and between Simplificare and Bank dated as of the Second Amendment Effective Date, in each case, as may be amended, modified, supplemented and/or restated from time to time.”

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“                     “Obligations” are Borrower’s obligations to pay when due any debts, principal, interest, fees, the Final Payment, the 2020 Final Payment, Bank Expenses, and other amounts Borrower owes Bank now or later, whether under this Agreement, the other Loan Documents (other than the Warrant), or otherwise, including, without limitation, any interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of Borrower assigned to Bank, and to perform Borrower’s duties under the Loan Documents (other than the Warrant).”

“                     “Warrant” means, collectively, (a) that certain warrant to purchase stock dated as of the Effective Date by and between Flywire and WestRiver Mezzanine Loans – Loan Pool V, LLC, and (b) that certain warrant to purchase stock dated as of the Second Amendment Effective Date by and between Flywire and Bank, in each case as may be amended, modified, supplemented and/or restated from time to time.”

7.17    Section 13 (Definitions). The following new terms and their respective definitions are inserted to appear alphabetically in Section 13.1:

“                     “2020 Final Payment” is a payment (in addition to and not in substitution for the regular monthly payments of principal plus accrued interest) equal to the original principal amount of the 2020 Term Loan Advance extended by the Bank to Borrower hereunder multiplied by the 2020 Final Payment Percentage due on the earliest to occur of (a) the 2020 Term Loan Maturity Date, (b) the payment in full of the 2020 Term Loan Advance, (c) as required by Section 2.1.2(d) or Section 2.1.2(e), or (d) the termination of this Agreement.”

“                     “2020 Final Payment Percentage” is (a) one percent (1.0%) for a 2020 Final Payment made on or prior to the twelve (12) month anniversary of the Second Amendment Effective Date; (b) one and one-half of one percent (1.50%) for a 2020 Final Payment made after the twelve (12) month anniversary of the Second Amendment Effective Date, but on or prior to the eighteen (18) month anniversary of the Second Amendment Effective Date; (c) two percent (2.0%) for a 2020 Final Payment made after the eighteen (18) month anniversary of the Second Amendment Effective Date, but on or prior to the twenty-four (24) month anniversary of the Second Amendment Effective Date; (d) two and one-half of one percent (2.50%) for a 2020 Final Payment made after the twenty-four (24) month anniversary of the Second Amendment Effective Date, but on or prior to the thirty-six (36) month anniversary of the Second Amendment Effective Date; (e) four percent (4.0%) for a 2020 Final Payment made after the thirty-six (36) month anniversary of the Second Amendment Effective Date, but on or prior to the forty-eight (48) month anniversary of the Second Amendment Effective Date; and (f) four and one-half of one percent (4.50%) for a 2020 Final Payment made after the forty-eight (48) month anniversary of the Second Amendment Effective Date.”

“                     “2020 Term Loan Advance” is defined in Section 2.1.2(a).”

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“                     “2020 Term Loan Amortization Date” is June 1, 2023.

“                     “2020 Term Loan Maturity Date” is May 1, 2025.”

“                     “Division” means, in reference to any Person which is an entity, the division of such Person into two (2) or more separate Persons, with the dividing Person either continuing or terminating its existence as part of such division, including, without limitation, as contemplated under Section 18-217 of the Delaware Limited Liability Company Act for limited liability companies formed under Delaware law, or any analogous action taken pursuant to any other applicable law with respect to any corporation, limited liability company, partnership or other entity.”

“                     “FPC JP Morgan Account” is defined in Section 6.6(a).”

“                     “FPC Transition Period” is the period of time commencing as of the Second Amendment Effective Date, through the earlier to occur of (i) July 17, 2020 or (ii) an Event of Default.”

“                     “Maturity Date” means the Term Loan Maturity Date and/or the 2020 Term Loan Maturity Date, as applicable.”

“                     “Prior Obligations” is defined in Section 2.1.2(a).”

“                     “Simplificare Acquisition” means that certain acquisition of Simplificare Inc. pursuant to that certain Agreement and Plan of Merger dated as of February 13, 2020.”

“                     “Simplificare Bridge Bank Accounts” is defined in Section 6.6(a).”

“                     “Simplificare Transition Period” is the period of time commencing as of the Second Amendment Effective Date, through the earlier to occur of (i) December 31, 2020 or (ii) an Event of Default.”

“                     “Second Amendment Effective Date” is May 18, 2020.”

7.18        Exhibit B (Compliance Certificate). The Compliance Certificate appearing as Exhibit B to the Loan Agreement is deleted in its entirety and replaced with the Compliance Certificate attached as Schedule 1 attached hereto.

7.19        Exhibit C (Payment/Advance Request Form). The Payment/Advance Request Form appearing as Exhibit C to the Loan Agreement is deleted in its entirety and replaced with the Payment/Advance Request Form attached as Schedule 2 attached hereto.

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8.        Limitation of Amendments.

8.1        The amendments set forth in Section 3, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

8.2        This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

9.        Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

9.1        Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing, as amended by this Amendment;

9.2        Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement;

9.3        The organizational documents of Borrower delivered to Bank on the Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect, except as set forth on Schedule 1 to that certain Consent to Formation of Subsidiary between Borrower and Bank dated as of February 27, 2019;

9.4        The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

9.5        The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

9.6        The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and

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9.7        This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

10.        Intellectual Property Security Agreements. Flywire hereby ratifies, confirms and reaffirms, all and singular, the terms and conditions of a certain Intellectual Property Security Agreement dated as of January 16, 2018 between Flywire and Bank, and acknowledges, confirms and agrees that the Flywire IP Agreement, as amended by that certain First Amendment to the Intellectual Property Security Agreement by and between Flywire and Bank dated as of the Second Amendment Effective Date (the “Flywire IP Agreement”) (a) contains an accurate and complete listing of all Intellectual Property Collateral, as defined in the Flywire IP Agreement, and (b) shall remain in full force and effect. FPC hereby ratifies, confirms and reaffirms, all and singular, the terms and conditions of a certain Intellectual Property Security Agreement dated as of January 16, 2018 between FPC and Bank (the “FPC IP Agreement”), and acknowledges, confirms and agrees that the FPC IP Agreement (a) contains an accurate and complete listing of all Intellectual Property Collateral, as defined in the FPC IP Agreement, and (b) shall remain in full force and effect. OnPlan hereby ratifies, confirms and reaffirms, all and singular, the terms and conditions of a certain Intellectual Property Security Agreement dated as of April 25, 2018 between OnPlan and Bank (the “OnPlan IP Agreement”), and acknowledges, confirms and agrees that the OnPlan IP Agreement (a) contains an accurate and complete listing of all Intellectual Property Collateral, as defined in the OnPlan IP Agreement, and (b) shall remain in full force and effect. Healthcare has delivered an Intellectual Property Security Agreement in connection with this Amendment dated as of the date hereof (the “Healthcare IP Agreement”).    Simplificare has delivered an Intellectual Property Security Agreement in connection with this Amendment dated as of the date hereof (the “Simplificare IP Agreement”) (The Flywire IP Agreement, the FPC IP Agreement, the OnPlan IP Agreement, Healthcare IP Agreement and Simplificare IP Agreement are collectively, the “Borrower IP Agreements”). Borrower hereby acknowledges and agrees that all references in the Loan Agreement to “IP Agreement” shall mean and include, collectively, the Borrower IP Agreements.

11.        Updated Perfection Certificates. Each Borrower has delivered an updated Perfection Certificate in connection with this Amendment (individually and collectively, the “Updated Perfection Certificate”) dated as of the date hereof, which Updated Perfection Certificate shall supersede in all respects that certain Perfection Certificate dated as of (a) with respect to Flywire and FPC, January 16, 2018 and (b) with respect to OnPlan, April 25, 2018. Each Borrower agrees that all references in the Loan Agreement to “Perfection Certificate” shall hereinafter be deemed to be a reference to the Updated Perfection Certificate.

12.        Post-Closing Conditions. Within (a) thirty (30) days after the Second Amendment Effective Date, evidence satisfactory to Bank that the insurance policies and endorsements required by the Loan Agreement are in full force and effect, together with appropriate evidence showing lender loss payable and/or additional insured clauses or endorsements in favor of Bank, (b) sixty (60) days after the Second Amendment Effective Date, Borrower shall deliver to Bank, in form and substance satisfactory to Bank, a Control Agreement with respect to the Simplificare Bridge Bank Accounts, together with the duly executed signatures thereto; (c) sixty (60) days after the Second Amendment Effective Date, Borrower shall deliver to Bank, in form and substance

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satisfactory to Bank, a Control Agreement with respect to the FPC’s accounts maintained at Signature Bank, together with the duly executed signatures thereto; and (d) sixty (60) days after the Second Amendment Effective Date, Borrower shall deliver to Bank, in form and substance satisfactory to Bank, a landlord’s consent in favor of Bank for Borrower’s leased location at 740 Waukegan Road, Deerfield, Illinois 60015, by the respective landlord thereof, together with the duly executed signatures thereto. Borrower’s failure to comply with the conditions set forth in (a), (b), or (c) above shall constitute an immediate Event of Default for which there shall be no grace or cure period.

13.        Integration. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.

14.        Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

15.        Effectiveness. This Amendment shall be deemed effective upon (a) the due execution and delivery to Bank of this Amendment by each party hereto and (b) Borrower’s payment to Bank of (i) a fully-earned, non-refundable amendment fee in an amount equal to One Hundred Twenty-Five Thousand Dollars ($125,000.00) and (ii) Bank’s legal fees and expenses incurred in connection with this Amendment.

[Signature page follows.]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK		BORROWER

SILICON VALLEY BANK		FLYWIRE CORPORATION

By:	/s/ C.J. Bradford	By:	/s/ Michael Massaro
Name:	C.J. Bradford	Name:	Michael Massaro
Title:	Vice President	Title:	Chief Executive Officer

FLYWIRE PAYMENTS CORPORATION

		By:	/s/ Michael Massaro
		Name:	Michael Massaro
		Title:	President, CEO & Treasurer

ONPLAN HOLDINGS, LLC

		By:	/s/ Michael Massaro
		Name:	Michael Massaro
		Title:	President & Chief Executive Officer

FLYWIRE HEALTHCARE CORPORATION

		By:	/s/ Michael Massaro
		Name:	Michael Massaro
		Title:	President & Chief Executive Officer

SIMPLIFICARE INC.

		By:	/s/ Michael Massaro
		Name:	Michael Massaro
		Title:	President & Chief Executive Officer

Signature Page to Joinder and Second Amendment to Loan and Security Agreement

DocuSign Envelope ID: 98D41D5E-0A8D-469D-9AE2-6253E2684AA6

Signature Page to Joinder and Second Amendment to Loan and Security Agreement

DocuSign Envelope ID: 98D41D5E-0A8D-469D-9AE2-6253E2684AA6

Schedule 1

EXHIBIT B

COMPLIANCE CERTIFICATE

TO:	SILICON VALLEY BANK	Date:
FROM:	FLYWIRE CORPORATION
FLYWIRE PAYMENTS CORPORATION
ONPLAN HOLDINGS, LLC
FLYWIRE HEALTHCARE CORPORATION
SIMPLIFICARE INC.
(individually and collectively, jointly and severally, “Borrower’”)

The undersigned authorized officer of Borrower certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”):

(1) Borrower is in complete compliance for the period ending                              with all required covenants except as noted below; (2) there are no Events of Default; (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date; (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.8 of the Agreement; and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank.

Attached are the required documents supporting the certification. The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes (except, with respect to unaudited financial statements, for the absence of footnotes and subject to year-end adjustments). The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenants	Required	Complies

Revenue report	Monthly within 30 days	Yes No
Monthly financial statements	Monthly within 30 days	Yes No
Compliance Certificate	Monthly within 30 days	Yes No
Annual financial statements	FYE within 270 days	Yes No
Capitalization Table	Within 30 days of change in fully diluted shares	Yes No
409A Valuation Report	Within 30 days of Board approval and contemporaneously with any material updates or changes	Yes No
Board approved projections	At least annually and no later than 45 days after FYE, and contemporaneously with any material updates or changes thereto	Yes No
Quarterly customer funds report	Quarterly within 30 days	Yes No
10-Q, 10-K and 8-K	Within 5 days after filing with SEC	Yes No
The following Intellectual Property was registered (or a registration application submitted) after the Effective Date (if no registrations, state “None”)

DocuSign Envelope ID: 98D41D5E-0A8D-469D-9AE2-6253E2684AA6

Other Matters

Have there been any amendments of or other changes to the capitalization table of Borrower and to the Operating Documents of Borrower or any of its Subsidiaries? If yes, provide copies of any such amendments or changes with this Compliance Certificate.	Yes	No

The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)

FLYWIRE CORPORATION

By:

Name:

Title:

FLYWIRE PAYMENTS CORPORATION

By:

Name:

Title:

ONPLAN HOLDINGS, LLC

By:

Name:

Title:

FLYWIRE HEALTHCARE CORPORATION

By:

Name:

Title:

SIMPLIFICARE INC.

By:

Name:

Title:

BANK USE ONLY Received by: AUTHORIZED SIGNER Date: Verified: AUTHORIZED SIGNER Date: Compliance Status: Yes No

DocuSign Envelope ID: 98D41D5E-0A8D-469D-9AE2-6253E2684AA6

Schedule 2

EXHIBIT C – LOAN PAYMENT/ADVANCE REQUEST FORM

DEADLINE FOR SAME DAY PROCESSING IS NOON EASTERN TIME

Fax To:	Date:

LOAN PAYMENT: FLYWIRE CORPORATION, FLYWIRE PAYMENTS CORPORATION, ONPLAN HOLDINGS, LLC , FLYWARE HEALTHCARE CORPORATION AND SIMPLIFICARE INC.

From Account #	To Account #
(Deposit Account #)		(Loan Account #)

Principal $	and/or Interest $

Authorized Signature:	Phone Number:

Print Name/Title:

LOAN ADVANCE: Complete Outgoing Wire Request section below if all or a portion of the funds from this loan advance are for an outgoing wire.

From Account #		To Account #
	(Loan Account #)		(Deposit Account #)

Amount of Advance $

All Borrower’s representations and warranties in the Loan and Security Agreement are true, correct and complete in all material respects on the date of the request for an advance; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date:

Authorized Signature:	Phone Number:

Print Name/Title:

OUTGOING WIRE REQUEST:

Complete only if all or a portion of funds from the loan advance above is to be wired.

Deadline for same day processing is noon, Eastern Time

Beneficiary Name:	Amount of Wire: $

Beneficiary Bank:	Account Number:

City and State:

Beneficiary Bank Transit (ABA) #:	Beneficiary Bank Code (Swift, Sort, Chip, etc.):

(For International Wire Only)

Intermediary Bank:	Transit (ABA) #:

For Further Credit to:

Special Instruction:

By signing below, I (we) acknowledge and agree that my (our) funds transfer request shall be processed in accordance with and subject to the terms and conditions set forth in the agreements(s) covering funds transfer service(s), which agreements(s) were previously received and executed by me (us).

Authorized Signature:	2nd Signature (if required):

Print Name/Title:	Print Name/Title:

Telephone #:	Telephone #:

DocuSign Envelope ID: A3759E28-EA37-44B9-B3C4-D4002FF42660

THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT

This Third Amendment to Loan and Security Agreement (this “Amendment”) is entered into this 2nd day of June, 2020, by and among (a) SILICON VALLEY BANK (“Bank”) and (b) (i) FLYWIRE CORPORATION, a Delaware corporation (“Flywire”), (ii) FLYWIRE PAYMENTS CORPORATION, a Delaware corporation (“FPC”), (iii) ONPLAN HOLDINGS, LLC, a Delaware limited liability company (“OnPlan”), (iv) FLYWIRE HEALTHCARE CORPORATION, a Delaware corporation (“Healthcare”), and (v) SIMPLIFICARE INC. (“Simplificare”; together with Healthcare, OnPlan, FPC and Flywire, jointly and severally, individually and collectively, the “Borrower”), each with an address of 141 Tremont Street, 10th Floor, Boston, Massachusetts 02111.

RECITALS

A.        Bank and Borrower have entered into that certain Loan and Security Agreement dated as of January 16, 2018, as amended by that certain Joinder and First Amendment to Loan and Security Agreement dated as of April 25, 2018 by and between Borrower and Bank, as amended by that certain Joinder and Second Amendment to Loan and Security Agreement dated as of May 15, 2020 by and between Borrower and Bank (as the same has been and may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”).

B.        Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C.        Borrower has requested that Bank amend the Loan Agreement to make certain revisions to the Loan Agreement as more fully set forth herein.

D.        Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.        Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2.        Amendment to Loan Agreement.

2.1        Section 13 (Definitions). The following new term and its respective definition is inserted to appear alphabetically in Section 13.1:

“        “Prime Rate” is the rate of interest per annum from time to time published in the money rates section of The Wall Street Journal or any successor publication thereto as the “prime rate” then in effect; provided that, in the event such rate of

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interest is less than zero, such rate shall be deemed to be zero for purposes of this Agreement; and provided further that if such rate of interest, as set forth from time to time in the money rates section of The Wall Street Journal, becomes unavailable for any reason as determined by Bank, the “Prime Rate” shall mean the rate of interest per annum announced by Bank as its prime rate in effect at its principal office in the State of California (such Bank announced Prime Rate not being intended to be the lowest rate of interest charged by Bank in connection with extensions of credit to debtors); provided that, in the event such rate of interest is less than zero, such rate shall be deemed to be zero for purposes of this Agreement.”

3.        Limitation of Amendment.

3.1        The amendment set forth in Section 3, above, is effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3.2        This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4.        Integration. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.

5.        Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

6.        Effectiveness. This Amendment shall be deemed effective upon the due execution and delivery to Bank of this Amendment by each party hereto.

[Signature page follows.]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK		BORROWER

SILICON VALLEY BANK		FLYWIRE CORPORATION

By:	/s/ C.J. Bradford	By:	/s/ Michael Massaro
Name:	C.J. Bradford	Name:	Michael Massaro
Title:	Vice President	Title:	Chief Executive Officer

FLYWIRE PAYMENTS CORPORATION

		By:	/s/ Michael Massaro
		Name:	Michael Massaro
		Title:	President, CEO & Treasurer

ONPLAN HOLDINGS, LLC

		By:	/s/ Michael Massaro
		Name:	Michael Massaro
		Title:	President & Chief Executive Officer

FLYWIRE HEALTHCARE CORPORATION

		By:	/s/ Michael Massaro
		Name:	Michael Massaro
		Title:	President & Chief Executive Officer

SIMPLIFICARE INC.

		By:	/s/ Michael Massaro
		Name:	Michael Massaro
		Title:	President & Chief Executive Officer

DocuSign Envelope ID: 56920CE3-FDD8-426A-98A5-D11D9490D8E2

CONSENT AND FOURTH

AMENDMENT TO LOAN AND SECURITY AGREEMENT

This Consent and Fourth Amendment to Loan and Security Agreement (this “Amendment”) is entered into this 9th day of December, 2020, by and among (a) SILICON VALLEY BANK (“Bank”) and (b) (i) FLYWIRE CORPORATION, a Delaware corporation (“Flywire”), (ii) FLYWIRE PAYMENTS CORPORATION, a Delaware corporation (“FPC”), (iii) ONPLAN HOLDINGS, LLC, a Delaware limited liability company (“OnPlan”), (iv) FLYWIRE HEALTHCARE CORPORATION, a Delaware corporation (“Healthcare”), and (v) SIMPLIFICARE INC. (“Simplificare”; together with Healthcare, OnPlan, FPC and Flywire, jointly and severally, individually and collectively, the “Borrower”), each with an address of 141 Tremont Street, 10th Floor, Boston, Massachusetts 02111.

RECITALS

A.    Bank and Borrower have entered into that certain Loan and Security Agreement dated as of January 16, 2018, as amended by that certain Joinder and First Amendment to Loan and Security Agreement dated as of April 25, 2018 by and between Borrower and Bank, as amended by that certain Joinder and Second Amendment to Loan and Security Agreement dated as of May 15, 2020 by and between Borrower and Bank, and as further amended by that certain Third Amendment to Loan and Security Agreement dated as of June 2, 2020 by and between Borrower and Bank (as the same has been and may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”).

B.    Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C.    Borrower has requested that Bank amend the Loan Agreement to (i) consent to the Adyen Guaranty (as defined below), (ii) consent to the Treasury Agreement (as defined below), (iii) consent to the PNC Pledge Agreement (as defined below), and (iv) make certain other revisions to the Loan Agreement as more fully set forth herein.

D.    Bank has agreed to so amend certain provisions of the Loan Agreement and consent to the Adyen Guaranty, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.    Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2.    Consent.

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2.1     Borrower has informed Bank that Flywire has entered into that certain Parental Guarantee Adyen Services, between Flywire and Adyen N.V. company registered in the Netherlands under company number 34259528 (“Adyen”) dated as of August 7, 2020, in substantially the form attached hereto as Schedule 2 (the “Adyen Guaranty”). Bank hereby consents to the Adyen Guaranty and agrees that the Adyen Guaranty shall not constitute an Event of Default under Section 7.1 (Dispositions) or Section 7.4 (Indebtedness), other than as set forth under Section 8.11 of the Loan Agreement.

2.2    Borrower has informed Bank that OnPlan has entered into or will enter into (a) that certain Treasury Management Services Comprehensive Agreement dated as of June 2020 by and between OnPlan and PNC Bank, National Association (“PNC”) and that certain Treasury Management Services Authorization and Agreement dated as of December 2, 2020 by OnPlan in favor of PNC, in each case, in substantially the form attached hereto as Schedule 3 (the “Treasury Agreement”), and (b) that certain Pledge Agreement, between OnPlan and PNC, in substantially the form attached hereto as Schedule 4 (the “PNC Pledge Agreement”), which secures OnPlan’s potential reimbursement obligations under the Treasury Agreement ((a) and (b) collectively, the “PNC Transactions”). Bank hereby consents to the PNC Transactions and agrees that the PNC Transactions shall not constitute an Event of Default under Section 6.6 (Accounts), Section 7.4 (Indebtedness) or Section 7.5 (Encumbrances).

2.3    The consent set forth in each of Section 2.1 and 2.2 is subject to the condition that no Event of Default shall occur or continue both before and/or immediately after giving effect to this Amendment. The consent provided for herein is a one-time consent relating only to the matters described above, and shall not be deemed to constitute an agreement by the Bank to any future consent or waiver of the terms and conditions of the Loan Agreement.

3.	Amendments to Loan Agreement.

3.1    Section 6.6(a) (Operating Accounts). Section 6.6(a) is amended by inserting the following sentence to appear as the third to last sentence thereof:

“Notwithstanding anything to foregoing, the maximum aggregate balance at all accounts maintained in the name of OnPlan shall not exceed Seven Hundred Fifty Thousand Dollars ($750,000.00) at any time; provided that, OnPlan shall be permitted to maintain its money market account ending in 788 with PNC Bank in an aggregate amount not to exceed Three Million Dollars ($3,000,000.00).”

3.2    Section 8.11 (Adyen Guarantee). The Loan Agreement is amended by inserting following new Section 8.11 to appear immediately following Section 8.10 thereof:

“         8.11 Adyen Guarantee. (a) The occurrence of any default or event of default (however defined) under the Adyen Guarantee, (b) the occurrence of any default or event of default (however defined) under the Merchant Agreement or (c) any payment is demanded of, or otherwise made by Flywire under the Adyen Guarantee.”

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3.3    Section 8.12 (PNC Pledge Agreement). The Loan Agreement is amended by inserting following new Section 8.12 to appear immediately following Section 8.11 thereof:

“        8.12 PNC Pledge Agreement. (a) The occurrence of any default or event of default (however defined) under the Pledge Agreement or (b) any payment is demanded of, or otherwise made by OnPlan under the Pledge Agreement in excess of Three Million Dollars ($3,000,000.00).”

3.4    Section 13 (Definitions). The following new terms and their respective definitions are inserted to appear alphabetically in Section 13.1:

“         “Adyen” is Adyen N.V., a company registered in the Netherlands under company number 34259528.”

“         “Adyen Guarantee” is that certain Parental Guarantee Adyen Services agreement, between Flywire and Adyen dated as of August 7, 2020 and as in effect on the Fourth Amendment Effective Date.”

“         “Fourth Amendment Effective Date” is December 9, 2020.”

“         “Merchant Agreement” is that certain Merchant Agreement between Adyen and Flywire Payments Ltd., a Company organized under the laws of the United Kingdom dated as of October 24, 2019, as may be amended, modified, supplemented or restated from time to time.”

3.5    Exhibit B (Compliance Certificate). The Compliance Certificate appearing as Exhibit B to the Loan Agreement is deleted in its entirety and replaced with the Compliance Certificate attached as Schedule 5 attached hereto.

4.	Limitation of Amendments.

4.1    The amendments set forth in Section 3, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

4.2    This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

5.        Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

5.1    Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing, as amended by this Amendment;

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5.2    Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement;

5.3    The organizational documents of Borrower delivered to Bank on the Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect, except as set forth on Schedule 1 to that certain Consent to Formation of Subsidiary between Borrower and Bank dated as of February 27, 2019;

5.4    The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

5.5    The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

5.6    The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and

5.7    This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

6.      Ratification of Intellectual Property Security Agreements. Flywire hereby ratifies, confirms and reaffirms, all and singular, the terms and conditions of a certain Intellectual Property Security Agreement dated as of January 16, 2018 between Flywire and Bank, and acknowledges, confirms and agrees that the Flywire IP Agreement, as amended by that certain First Amendment to the Intellectual Property Security Agreement by and between Flywire and Bank dated as of the Second Amendment Effective Date (the “Flywire IP Agreement”) (a) contains an accurate and complete listing of all Intellectual Property Collateral, as defined in the Flywire IP Agreement, and (b) shall remain in full force and effect. FPC hereby ratifies, confirms and reaffirms, all and singular, the terms and conditions of a certain Intellectual Property Security Agreement dated as of January 16, 2018 between FPC and Bank (the “FPC IP Agreement”), and acknowledges, confirms and agrees that the FPC IP Agreement (a) contains an accurate and

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complete listing of all Intellectual Property Collateral, as defined in the FPC IP Agreement, and (b) shall remain in full force and effect. OnPlan hereby ratifies, confirms and reaffirms, all and singular, the terms and conditions of a certain Intellectual Property Security Agreement dated as of April 25, 2018 between OnPlan and Bank (the “OnPlan IP Agreement”), and acknowledges, confirms and agrees that the OnPlan IP Agreement (a) contains an accurate and complete listing of all Intellectual Property Collateral, as defined in the OnPlan IP Agreement, and (b) shall remain in full force and effect. Healthcare hereby ratifies, confirms and reaffirms, all and singular, the terms and conditions of a certain Intellectual Property Security Agreement dated as of May 15, 2020 between Healthcare and Bank (the “Healthcare IP Agreement”), and acknowledges, confirms and agrees that the Healthcare IP Agreement (a) contains an accurate and complete listing of all Intellectual Property Collateral, as defined in the Healthcare IP Agreement, and (b) shall remain in full force and effect. Simplificare hereby ratifies, confirms and reaffirms, all and singular, the terms and conditions of a certain Intellectual Property Security Agreement dated as of May 15, 2020 between Simplificare and Bank (the “Simplificare IP Agreement”), and acknowledges, confirms and agrees that the Simplificare IP Agreement (a) contains an accurate and complete listing of all Intellectual Property Collateral, as defined in the Simplificare IP Agreement, and (b) shall remain in full force and effect. Borrower hereby acknowledges and agrees that all references in the Loan Agreement to “IP Agreement” shall mean and include, collectively, the Borrower IP Agreements.

7.    Ratification of Perfection Certificates. Flywire hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in the Perfection Certificate dated as of May 15, 2020 delivered by Flywire to Bank (the “Flywire Perfection Certificate”), and acknowledges, confirms and agrees the disclosures and information Flywire provided to Bank in the Flywire Perfection Certificate has not changed, as of the date hereof, except as set forth on Schedule 1 hereto. FPC hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in the Perfection Certificate dated as of May 15, 2020 delivered by FPC to Bank (the “FPC Perfection Certificate”), and acknowledges, confirms and agrees the disclosures and information FPC provided to Bank in the FPC Perfection Certificate has not changed, as of the date hereof, except as set forth on Schedule 1 hereto. OnPlan hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in the Perfection Certificate dated as of May 15, 2020 delivered by OnPlan to Bank (the “OnPlan Perfection Certificate”), and acknowledges, confirms and agrees the disclosures and information OnPlan provided to Bank in the OnPlan Perfection Certificate has not changed, as of the date hereof. Healthcare hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in the Perfection Certificate dated as of May 15, 2020 delivered by Healthcare to Bank (the “Healthcare Perfection Certificate”), and acknowledges, confirms and agrees the disclosures and information Healthcare provided to Bank in the Healthcare Perfection Certificate has not changed, as of the date hereof. Simplificare hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in the Perfection Certificate dated as of May 15, 2020 delivered by Simplificare to Bank (the “Simplificare Perfection Certificate”; together with the Flywire Perfection Certificate, the FPC Perfection Certificate, the OnPlan Perfection Certificate and the Healthcare Perfection Certificate, collectively, the “Borrower Perfection Certificates”), and acknowledges, confirms and agrees the disclosures and information Healthcare provided to Bank in the Simplificare Perfection Certificate has not changed, as of the date hereof. Borrower hereby acknowledges and agrees that all references in the Loan Agreement to “Perfection Certificate” shall mean and include, collectively, the Borrower Perfection Certificates.

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8.    Post-Closing Conditions. Within thirty (30) days after the Fourth Amendment Effective Date, Borrower shall deliver to Bank, in form and substance satisfactory to Bank, (a) evidence satisfactory to Bank that the insurance policies and endorsements required by the Loan Agreement are in full force and effect, together with appropriate evidence showing lender loss payable and/or additional insured clauses or endorsements in favor of Bank, and (b) a Control Agreement with respect to the Simplificare Bridge Bank Accounts, together with the duly executed signatures thereto.

9.    Release by Borrower:

A.

FOR GOOD AND VALUABLE CONSIDERATION, Borrower hereby forever relieves, releases, and discharges Bank and its present or former employees, officers, directors, agents, representatives, attorneys, and each of them, from any and all claims, debts, liabilities, demands, obligations, promises, acts, agreements, costs and expenses, actions and causes of action, of every type, kind, nature, description or character whatsoever, whether known or unknown, suspected or unsuspected, absolute or contingent, arising out of or in any manner whatsoever connected with or related to facts, circumstances, issues, controversies or claims existing or arising from the beginning of time through and including the date of execution of this Amendment (collectively “Released Claims”). Without limiting the foregoing, the Released Claims shall include any and all liabilities or claims arising out of or in any manner whatsoever connected with or related to the Loan Documents, the recitals hereto, any instruments, agreements or documents executed in connection with any of the foregoing or the origination, negotiation, administration, servicing and/or enforcement of any of the foregoing.

B.	In furtherance of this release, Borrower expressly acknowledges and waives any and all rights under Section 1542 of the California Civil Code, which provides as follows:

“A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.” (Emphasis added.)

C.

By entering into this release, Borrower recognizes that no facts or representations are ever absolutely certain and it may hereafter discover facts in addition to or different from those which it presently knows or believes to be true, but that it is the intention of Borrower hereby to fully, finally and forever settle and release all matters, disputes and differences, known or unknown, suspected or unsuspected; accordingly, if Borrower should subsequently discover that any fact that it relied upon in entering into this release was untrue, or that any understanding of the facts was incorrect, Borrower shall not be entitled to set aside this release by reason

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thereof, regardless of any claim of mistake of fact or law or any other circumstances whatsoever. Borrower acknowledges that it is not relying upon and has not relied upon any representation or statement made by Bank with respect to the facts underlying this release or with regard to any of such party’s rights or asserted rights.

D.

This release may be pleaded as a full and complete defense and/or as a cross-complaint or counterclaim against any action, suit, or other proceeding that may be instituted, prosecuted or attempted in breach of this release. Borrower acknowledges that the release contained herein constitutes a material inducement to Bank to enter into this Amendment, and that Bank would not have done so but for Bank’s expectation that such release is valid and enforceable in all events.

E.	Borrower hereby represents and warrants to Bank, and Bank is relying thereon, as follows:

1

Except as expressly stated in this Amendment, neither Bank nor any agent, employee or representative of Bank have made any statement or representation to Borrower regarding any fact relied upon by Borrower in entering into this Amendment.

2	Borrower has made such investigation of the facts pertaining to this Amendment and all of the matters appertaining thereto, as it deems necessary.

3	The terms of this Amendment are contractual and not a mere recital.

4	This Amendment has been carefully read by Borrower, the contents hereof are known and understood by Borrower, and this Amendment is signed freely, and without duress, by Borrower.

5

Borrower represents and warrants that it is the sole and lawful owner of all right, title and interest in and to every claim and every other matter which it releases herein, and that it has not heretofore assigned or transferred, or purported to assign or transfer, to any person, firm or entity any claims or other matters herein released. Borrower shall indemnify Bank, defend and hold them harmless from and against all claims based upon or arising in connection with prior assignments or purported assignments or transfers of any claims or matters released herein.

10.    Integration. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.

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11.    Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

12.    Effectiveness. This Amendment shall be deemed effective upon (a) the due execution and delivery to Bank of this Amendment by each party hereto and (b) Borrower’s payment to Bank of Bank’s legal fees and expenses incurred in connection with this Amendment.

[Signature page follows.]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK		BORROWER

SILICON VALLEY BANK		FLYWIRE CORPORATION

By:	/s/ C.J. Bradford	By:	/s/ Michael Massaro
Name:	C.J. Bradford	Name:	Michael Massaro
Title:	Vice President	Title:	Chief Executive Officer

FLYWIRE PAYMENTS CORPORATION

		By:	/s/ Michael Massaro
		Name:	Michael Massaro
		Title:	President, CEO & Treasurer

ONPLAN HOLDINGS, LLC

		By:	/s/ Michael Massaro
		Name:	Michael Massaro
		Title:	President & Chief Executive Officer

FLYWIRE HEALTHCARE CORPORATION

		By:	/s/ Michael Massaro
		Name:	Michael Massaro
		Title:	President & Chief Executive Officer

SIMPLIFICARE INC.

		By:	/s/ Michael Massaro
		Name:	Michael Massaro
		Title:	President & Chief Executive Officer

DocuSign Envelope ID: 56920CE3-FDD8-426A-98A5-D11D9490D8E2

Schedule 1

Amendments to Perfection Certificates

1.	Flywire Perfection Certificate

SPECIAL TYPES OF COLLATERAL. Schedule 5a of the Flywire Perfection Certificate is hereby updated to reflect the following additional trademark grants obtained by Flywire.

REGISTERED MARKS
Mark	Country	Regis. No.	Regis. Date	Class	Status
FLYWIRE stylized	Pakistan	523004	2/11/19	36	Renewal due 2/10/29
FLYWIRE stylized	Pakistan	523005	2/11/19	42	Renewal due 2/10/29
F stylized	Hong Kong	304825701	2/8/19	9, 36, 42	Renewal due 2/7/29
F stylized	Pakistan	523006	2/11/19	36	Renewal due 2/10/29
F stylized	Pakistan	523000	2/11/19	42	Renewal due 2/10/29
FLYWIRE	Indonesia	IDM000647880	03/28/16	9	Renewal due 3/1/26

2.	FPC Perfection Certificate

NAMES OF THE COMPANY. Section 1.f. of the FPC Perfection Certificate is hereby updated to reflect additional state registration of FPC.

f.         The Company is duly qualified to transact business as a foreign entity in the following states (and/or countries) (list jurisdictions other than jurisdiction of formation): Registered to do business in Massachusetts and Illinois; also registered as a foreign entity in two Canadian provinces - British Columbia and Ontario.

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Schedule 2

[Adyen Guarantee]

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PARENTAL GUARANTEE ADYEN SERVICES

DATE: August 7, 2020

THE PARTIES

(1)	Flywire Corporation a company registered in the United States in the State of Delaware whose registered office is at 141 Tremont Street, 10th Floor, Boston, MA 02111 (hereafter “Guarantor”); and

(2)	Adyen N.V. company registered in the Netherlands under company number 34259528 whose registered office is at Simon Carmiggeltstraat 6-50, 1011 DJ, Amsterdam, the Netherlands (hereafter “Adyen”)

CONSIDERING

(A)	Adyen is a provider of payment processing and acquiring services and enables merchants to accept payments from their customers for a broad range of payment methods.

(B)	Guarantor is the parent company of Flywire Payments Limited (Merchant).

(C)

Adyen currently provides payment processing and ancillary services to Merchant under an agreement entered into between Adyen and Merchant with an effective date of 24 October 2019 (Merchant Agreement).

(D)	Guarantor wishes to guarantee Adyen the performance by Merchant of its obligations towards Adyen under the present and any future Merchant Agreement between Merchant and Adyen.

NOW, THEREFORE, in consideration of good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.	SURETY

1.1

The Guarantor hereby unconditionally and irrevocably as surety (borg) guarantees to Adyen the prompt performance, when due, of all current and future obligations of the Merchant existing or arising pursuant to the Merchant Agreement (the “Guaranteed Obligations”), including, for the avoidance of doubt: (i) any obligation to pay damages or indemnification payments and (ii) any interest payable in respect of any obligations pursuant to the Merchant Agreement.

1.2

If and whenever the Merchant defaults for any reason whatsoever in the performance of any of the Guaranteed Obligations, the Guarantor shall on first written notice perform (or procure performance of) and satisfy (or procure the satisfaction of) the Guaranteed Obligations in regard to which such default has occurred, so that the same benefits shall be conferred on Adyen as it would have received if the Guaranteed Obligations had been duly performed and satisfied by the Merchant.

1.3

This Guarantee and the obligations of Guarantor hereunder shall not be affected by the bankruptcy of the Merchant or any suspension of payments to which the Merchant is subject or by any defences, set off or other rights of recourse the Guarantor may have against the Merchant.

2.	CONTINUING GUARANTEE

2.1

This Guarantee will remain in force until all Guaranteed Obligations shall have been performed or satisfied by the Merchant or Guarantor, or waived by Adyen in writing, including those arising from the Merchant Agreement after its termination.

Initals Adyen:	Initials Merchant:

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2.2

The liability of the Guarantor shall not be released or diminished by: (i) any variation of the terms of the Merchant Agreement; (ii) any variation of the volume or type of services provided thereunder, or (iii) any forbearance, neglect or delay in seeking performance of the Guaranteed Obligations from any person or any granting of time for such performance.

2.3

Guarantor declares that this Guarantee is expressly intended not to be and shall not be deemed to be a private surety (particuliere borg) as meant in Article 7:857 of the Dutch Civil Code, although it is a surety (borgtocht) as meant in article 7:850 of the Dutch Civil Code as the Guarantor enters into this Guarantee in the ordinary course of business and hereby, to the fullest extent permitted by law, expressly waives its rights to invoke article 7:855 and 7:857 through 7:870 of the Dutch Civil Code.

2.4

If the Merchant ceases to be an affiliate of Guarantor (i.e. at least 50% (in)direct ownership or management control by Guarantor) for any reason, the obligations of Guarantor under this Guarantee shall continue to remain in full force for any current Guaranteed Obligations of the Merchant existing on the working day following the day Adyen has received written notice from Guarantor of the fact that the Merchant is no longer an affiliate of Guarantor. For the avoidance of doubt, fees, chargebacks, fines etc. due by the Merchant relating to the period prior to the working day after the notice is received, but becoming payable thereafter, are considered “current obligations” on the date of such notice.

3.	NO OTHER BENEFICIARIES

3.1

The provisions of this Guarantee are solely for the benefit of Adyen and its affiliates. Nothing in this Guarantee, express or implied, is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Guarantee or any provision contained herein.

4.	APPLICABLE LAW AND DISPUTE RESOLUTION

4.1	This agreement shall be governed by the laws of the Netherlands.

4.2	All disputes arising in connection with this Guarantee shall be finally settled in accordance with the Arbitration Rules of the International Chamber of Commerce (ICC).

4.3	The arbitration proceedings shall be conducted in the English language and shall take place in Amsterdam, the Netherlands.

5.	VARIOUS

5.1	Any provisions in the Agreement providing limitations of liability or defences available to the Merchant shall equally apply to the Guarantor.

5.2	Guarantor commits to provide regular insight in the then current financial standing of Guarantor in the same manner as required of Merchant in the Agreement.

5.3	This Guarantee shall be binding on the parties hereto and their respective successors and permitted assigns, and shall inure to the benefit of Adyen and its successors and permitted assigns.

5.4

Adyen shall be entitled, at any time, to assign, novate or otherwise transfer the the agreement to another company in the Adyen group, (i.e., a company with at least 50% the same shareholders), without the prior consent of Guarantor by providing written notice to Guarantor of such transfer.

Initals Adyen:	Initials Guarantor:

DocuSign Envelope ID: 56920CE3-FDD8-426A-98A5-D11D9490D8E2

5.5	This Guarantee may not be amended except by an agreement in writing signed by each of the parties hereto.

5.6

This Agreement contains all the terms which the Parties have agreed in relation to the subject matter of this Guarantee and supersedes any prior written or oral agreements, representations or understandings between the Parties in relation to such subject matter.

SIGNATORIES

As signed on behalf of the Parties by their authorised representatives

	/s/ Kamran Zaki		/s/ Peter Butterfield

	Adyen N.V.		Flywire Corporation

By:	Kamran Zaki	By:	Peter Butterfield
Position:	Director	Position:	GC&CCO
Date:	08/18/2020 | 15:08 PDT	Date:	08/18/2020 | 15:06 PDT

/s/ Roelant Prins
By:	Roelant Prins	By:
Position:	director	Position:
Date:	08/19/2020 | 17:08 CEST	Date:

Initals Adyen:	Initials Guarantor:

DocuSign Envelope ID: 56920CE3-FDD8-426A-98A5-D11D9490D8E2

Schedule 3

[Treasury Agreement]

TREASURY MANAGEMENT SERVICES AUTHORIZATION AND AGREEMENT

Introduction

This Treasury Management Services Authorization and Agreement (the “Authorization”) will govern certain treasury management services that PNC Bank, National Association (“PNC”) will provide to the Customer. For the purposes of this Authorization, the term Customer shall include (i) each and every Subsidiary listed in Part A of the Attachments to the Customer’s Master Resolution and Authorization for Depository Accounts and Treasury Management Services and (ii) every organization listed below.

Authorization and Agreement

The Customer hereby acknowledges receipt of and agrees to be legally bound by the Treasury Management Services Comprehensive Agreement (version June, 2020) (as amended, modified or supplemented from time to time, the “Comprehensive Agreement”). Capitalized terms used but not defined in this Authorization have the meanings given to them in the Comprehensive Agreement. At PNC’s option, electronic records and signatures may be used in connection with this Authorization and the Comprehensive Agreement. See the Comprehensive Agreement for details. Notices may also be provided electronically in accordance with the terms of the Comprehensive Agreement.

Customer Information

The following address will be used by PNC for giving Customer notices under the Comprehensive Agreement. Please type if feasible.

Customer’s Legal Name: OnPlan Holdings LLC

Street Address: 141 Tremont Street, 10th Floor

City: Boston	State: MA	Zip: 02111

Mailing Address: 740 Waukegan Road, fourth floor, Suite 400

City: Deerfield	State: IL	Zip: 60015

Telephone: (617) 329-452	Facsimile: (857) 287-2799

By signing below, I/we represent and warrant to PNC that I/we have authority to bind the Customer to this Authorization and the Comprehensive Agreement.

CUSTOMER NAME: OnPlan Holdings LLC

/s/ John Peacock
(Signature of Authorized Representative)

Signer Name: John Peacock

Signer Title: Vice President, Global Controller

Signing Date: December 2, 2020

Please retain a copy of this Authorization for your records.
Rev. 7/2020

PNC BANK, N.A.

TREASURY MANAGEMENT

Treasury Management Services Comprehensive Agreement

Version June, 2020

PNC

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GENERAL TERMS AND CONDITIONS

Agreement

This Treasury Management Services Comprehensive Agreement (“Agreement” or “Comprehensive Agreement”) contains the terms and conditions under which PNC Bank, National Association (“PNC,” “we,” “our,” or “us”) will provide certain Treasury Management Specific Services (each a “Service” and collectively, the “Services”) to you. These General Terms and Conditions apply to all of the Services described in this Agreement. The Terms and Conditions for Specific Services describe the Services. All of the Services described in this Agreement may not be available at all times, or to all customers or to all markets. More detailed descriptions of certain Services and procedures for their use are contained in implementation documents (“Documentation”) which, if applicable to a Service, we will supply to you before you begin to use that Service. From time to time, you may change information you have provided to us in the Documentation. We may rely on the information previously supplied by you until we receive written notice of any change from your Authorized Person in such form as we may require and have had a reasonable opportunity to act on such notice.

Your deposit accounts with us that you use in connection with the Services are also subject to the Account Agreement for Business Accounts (“Account Agreement”) that has been separately provided to you. Your demand deposit or interest bearing checking accounts (if applicable) are also subject to our Funds Availability Policy.

The Documentation, the Account Agreement and the Funds Availability Policy as amended from time to time are incorporated herein by reference and made part of this Agreement. Should there be any inconsistency between the Terms and Conditions for Specific Services or the Documentation and the General Terms and Conditions or Account Agreement, the Terms and Conditions for Specific Services and the Documentation shall govern, but only to the extent of any inconsistency.

As used in this Agreement, the terms “you”, “your” and “yours” refer collectively to the legal entities who are made parties to this Agreement on the Treasury Management Services Authorization. Each such entity will be jointly and severally liable to us for the performance of the obligations of all such entities under this Agreement. You must notify us in writing before any other entity uses a Service and sign or otherwise provide to us, and cause such other entity to sign or otherwise provide to us, such authorizing resolutions or other documentation as we may reasonably require.

This Agreement, including the Documentation, may be provided to you entirely or in part in paper form (including facsimile transmission) or electronically. Any part of this Agreement in electronic form shall be considered to be a “writing” or “in writing” and shall constitute an “original” both in electronic form and when printed from electronic files or records established or maintained in the normal course of business.

In using and performing the Services, you and we agree respectively to comply with all applicable local, state and federal laws, rules and regulations (and the laws of foreign countries, if you direct us to make a payment to a beneficiary in a foreign country) as amended from time to time (“laws”), including without limitation the Bank Secrecy Act, the USA PATRIOT Act, the federal anti-money laundering statutes and any laws, regulations and Executive Orders that are enforced or administered by the Office of Foreign Assets Control (“OFAC”). You represent and warrant that you have all licenses that may be required by OFAC to make a payment or conduct any other transaction through us. We may delay, or refuse to process or carry out, any transaction initiated by you or involving one of your accounts with us if we believe in good faith that such action may be necessary in order to comply with laws. If there is a conflict between this Agreement and any law, then this Agreement shall vary such law to the fullest extent that the law allows.

Certification of Beneficial Owners and Other Additional Information

If you are required to provide to us a Certification of Beneficial Owner(s) (individually and collectively, the “Certification of Beneficial Owners”), you agree the information in the Certification of Beneficial Owners executed and delivered to us in connection with implementing any of the Services, as updated from time to time in accordance with this Agreement, is true, complete and correct as of the date thereof and as of the date any such update is delivered to us. You agree to provide: (i) such information and documentation as may reasonably be requested by us from time to time for purposes of compliance by us with applicable laws (including without limitation the USA PATRIOT Act and other “know your customer” and anti-money laundering rules and regulations), and any policy or procedure implemented by us to comply therewith; and (ii) if you are required to deliver a Certification of Beneficial Owners to us: (a) confirmation of the accuracy of the information set forth in the most recent Certification of Beneficial Owners provided to us, as and when requested by us; and (b) a new Certification of Beneficial Owners in form and substance acceptable to us when the individual(s) identified as a controlling party and/or a direct or indirect individual owner on the most recent Certification of Beneficial Owners provided to us have changed.

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Services

You shall use the Services solely to carry on your lawful business, and you shall not use any of the Services to process or facilitate transactions for or on behalf of any third party without obtaining our prior written consent.

Fees

We will charge you our standard fees for the Services unless we otherwise agree with you in writing. We will provide information regarding your standard fees upon request. We will give you prior written notice if the fees are going to change. We will perform a monthly analysis of your accounts with us to determine if your non-interest bearing, collected, demand deposit balances for the month (net of balances required to support account activity) are sufficient, as determined solely by us, to offset that month’s fees. To the extent compensating balances are not sufficient, we will debit one of your accounts with us for the difference. Your monthly fees will be set forth on your monthly account analysis statement. If you ask us to use the combined compensating balances of a legal entity to offset the fees incurred by a different legal entity, you represent and warrant to us that such use is authorized, has been properly disclosed to third parties if required by law, and will not violate any law, contract or any other obligation owed to any person, including any beneficial owner of the compensating balances or any customer of you or such other entity.

We will inform you separately if there are any fees that you may not pay by compensating balances. We will debit one of your accounts with us for such fees.

Security Procedures

If required for a Service, you must select a security procedure (“Security Procedure”) from the options we offer and name one or more authorized representatives (each an “Authorized Person”) to initiate transactions and act for you with respect to the Services. Security Procedures may include security codes, personal identification numbers (“PINs”), tokens, check stock, or other security devices. If we follow a Security Procedure that is commercially reasonable (as determined by law) in acting on any instruction, direction, payment order, Funds Transfer or other debit or credit order (each an “Instruction”) issued in your name: (a) we shall be entitled to rely without investigation on such Instruction; and (b) you shall be bound by such Instruction, whether or not such Instruction is actually authorized by you. We shall be entitled to accept any information, instruction, direction or transaction from any person using your Security Procedures. You agree that the use of your Security Procedures will have the same effect as your signature authorizing any Instruction or transaction. You are responsible for all statements made and acts or omissions that occur while your Security Procedures are being used. Where you have authorized any other person to use your Security Procedures in any manner, your authorization shall be considered by us to be unlimited and will be effective until you revoke the authorization and change your Security Procedures.

Security Procedures are intended to confirm the authenticity of Instructions and not to detect errors in the content or transmission of Instructions, and we assume no responsibility for doing so. We also assume no responsibility to discover or audit for any unauthorized disclosure or use of the Security Procedure or other breach of security by your employees, agents or representatives, or any third party, and all losses resulting therefrom shall be solely your responsibility. You shall promptly notify us of any suspected breach of security, whether or not involving your employees, agents or representatives.

You acknowledge that you have been advised of the various Security Procedures employed by us, that you understand them, and that the Instructions you will issue to us under this Agreement will employ Security Procedures suitable to your particular circumstances.

We reserve the right to change the Security Procedures upon notice to you.

Our Security Procedures are strictly confidential and should be disclosed only to those individuals who need to know them. You shall safeguard the Security Procedures and make them available only to the individuals to whom they are issued. You must instruct those individuals that they should not disclose the Security Procedures or otherwise make them available to anyone. You must establish and maintain procedures to assure the confidentiality of and protect access to the Security Procedures.

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Confidentiality

All information, including but not limited to technology, know-how, processes, software, databases, employee information, trade secrets, contracts, proprietary information, historical and projected financial information, business strategies, operating data and organizational and cost structures, product descriptions, pricing information, and customer information (including without limitation names, addresses, telephone numbers, account numbers, demographic, financial and transactional information or customer lists), whether received before or after the date hereof, provided by a party or its Representatives, as defined below, (the “Disclosing Party”) to the other party (the “Receiving Party”) in connection with this Agreement is confidential and is owned exclusively by the Disclosing Party or by the third parties from whom the Disclosing Party has secured the right to use such information (collectively, “Confidential Information”). The Receiving Party shall treat the Confidential Information as confidential and not copy (except for back-up purposes), disclose or otherwise make the Confidential Information available in any form to any person or entity except to its employees, affiliates, agents, consultants or representatives (“Representatives”) on a need-to-know basis, to its applicable regulatory authorities and auditors or in connection with the exercise of any remedies or enforcement of rights under the Agreement or with any action or proceeding relating to the Agreement, provided that the Receiving Party shall not disclose PNC’s technology infrastructure and security reports (“SOC Reports”) to any third parties without PNC’s prior written consent. To the extent PNC authorizes the disclosure of such SOC Reports to Company’s Representatives or any other third parties, Company shall be liable for all acts or omissions of its Representative(s) and any other third parties to which it discloses the SOC Reports. The Receiving Party agrees to inform its Representatives of the confidential and valuable nature of the Confidential Information and of its obligations under this Agreement. The Receiving Party agrees to use reasonable controls (but in all events at least the same degree of care and controls that such party uses to protect its own confidential and proprietary information of similar importance) to prevent the unauthorized use, disclosure or availability of Confidential Information. In addition to the foregoing, you and we shall have appropriate policies and procedures to: (a) protect the security and confidentiality of the Confidential Information; (b) protect against any anticipated threats or hazards to the security or integrity of such Confidential Information; (c) protect against unauthorized access to or use of such Confidential Information that could result in harm or inconvenience to the other or to the other’s customers; and (d) ensure the proper disposal of such Confidential Information as may be required by applicable law. You and we will notify each other of any known unauthorized access to, disclosure of or use of the Confidential Information.

You also agree that we and our affiliates may share with each other information (including without limitation financial information) that we and any affiliate receive from you under this Agreement and under other lending and business relationships.

Upon termination of this Agreement, the Receiving Party shall return, or destroy, all Confidential Information belonging to the Disclosing Party; provided, however, that each party may retain such limited media and materials containing Confidential Information of the other party for customary archival and audit purposes (including with respect to regulatory compliance) only for reference with respect to the prior dealings between the parties and subject to the terms of this Agreement.

It is understood and agreed that no information shall be within the protection of this Agreement where such information: (a) is or becomes publicly available through no fault of the Receiving Party or its Representatives; (b) is released by the Disclosing Party to anyone without restriction; (c) is rightly obtained from third parties, who, to the best of the Receiving Party’s knowledge, are not under an obligation of confidentiality; (d) was known to the Receiving Party prior to its disclosure without any obligation to keep it confidential; or (e) is independently developed by the Receiving Party without reference to the Disclosing Party’s Confidential Information.

You and we agree that any breach of these confidentiality provisions may result in immediate and irreparable injury to the other party, and so you and we agree that each other shall be entitled, upon demonstration of the likelihood of breach of these confidentiality provisions by the other party, to seek equitable relief, including injunctive relief and specific performance, without necessity of posting bond, in addition to all other remedies available at law.

In addition to, and not by way of limitation on, such disclosures of Confidential Information as may be otherwise permitted under this Section, the Receiving Party may disclose Confidential Information if legally compelled to do so pursuant to a requirement or request of a governmental agency or pursuant to a court or administrative deposition, interrogatory, request for documents, subpoena, civil investigative demand or other similar legal process or requirement of law, or in defense of any claims or cause of action asserted against it; provided, however, that it shall: (a) first notify the Disclosing Party of such

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request or requirement, or use in defense of a claim; (b) attempt to obtain the Disclosing Party’s consent to such disclosure; and (c) in the event consent is not given, agree to permit a motion to quash, or other similar procedural step, to seek protection against the production or publication of information; provided that the Receiving Party shall not be required to act in accordance with (a), (b) or (c) above if to do so would be prohibited by statute, rule or court order. In making any disclosure under such legal process or requirement of law, you and we agree to use reasonable efforts to preserve the confidential nature of such information and to cooperate with the other in an effort to reasonably limit the nature and scope of any required disclosure of Confidential Information. Nothing herein shall require either you or us to fail to honor a subpoena, court or administrative order, or a similar requirement or request, on a timely basis.

Instructions

•	Reliance on Account or Other Identifying Number

You acknowledge that banks and other financial institutions (“banks”) routinely rely on account numbers in executing and accepting payment orders, including automated clearing house entries and wire transfers (“Funds Transfers”) and other transactions. Accordingly, if you, (or a bank you have authorized to initiate a draw-down Funds Transfer request or other debit against your account with us) issue an Instruction containing an identifying or bank account number of the beneficiary, we and all intermediary and beneficiary banks may rely on such number without liability to you and without verifying such number, even if the Instruction also contains a name or other information that is inconsistent with such number. You will be obligated to pay the amount specified in such Instruction if it is a Funds Transfer. We may rely, to the same extent and without liability to you, on the identifying or account number as the correct identification of the beneficiary when we receive incoming Funds Transfers.

If you issue an Instruction to us in which you identify a name and a number, and the name and number identify different banks or the number identifies a person other than a bank, we may rely upon the number in your Instruction as the correct designation of the bank. Accordingly, you agree to compensate us for any loss and expense incurred by us as a result of such reliance on such number in executing or attempting to execute your Instruction.

•	Cancellation or Amendment

You understand that you are solely responsible for ensuring that your Instructions are accurate and that, unless we have specifically agreed with you to accept an Instruction for execution on a future date, we may execute your Instruction as soon as it is received. When you issue an Instruction, you will have no right to amend or cancel it.

•	No Action on Instruction

We shall not be obligated to act upon any Instruction, or there may be delays in carrying out any Instruction: (a) which is not in accordance with our requirements, as in effect from time to time; (b) for which we are not able to obtain any necessary authentication; (c) which would result in a debit to any of your accounts with us exceeding the available funds in such account and any pre-established credit limit; (d) which is incomplete or ambiguous; (e) which, in our sole judgment, we are or may be unable to act on because of legal process, applicable law or regulation, or other government guidelines; or (f) if, in our sole judgment, your financial condition is impaired or we suspect fraud or unlawful activity in connection with any Service. We will not be liable to you for any such delays or failure to act.

If we reject or do not act upon your Instruction in accordance with this section, we shall notify you within a reasonable time by telephone or by any other method authorized for notices by this Agreement, but we shall have no liability to you (whether for interest or otherwise) or any other person by reason of any delay in providing, or any failure to provide, such notice.

You are responsible for verifying that we have received your Instruction. We will have no liability to you in connection with an Instruction you attempt to issue to us which we do not actually receive.

•	Instructions Received After Cut-Off Time

If your Instruction is received by us after the cut-off time specified for the applicable Service or on a day that is not a Banking Day, then the Instruction shall be deemed to have been received on the next Banking Day. Our “Banking Days” are any Monday through Friday, federal holidays excluded, when we shall be open to conduct general banking business.

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Statements, Notices, Confirmations

We shall provide you with periodic statements and notices and reports and, as applicable, transaction confirmations, for the Services you use. We also make information about your accounts and transactions available electronically. You agree that you will be deemed to have actual notice of such information on the date the information is deemed received in accordance with the notice provisions of this Agreement.

You agree to examine promptly all statements, transaction confirmations, reports and other notices that we or other banks send or make available to you. If there is a missing or unauthorized signature or endorsement or other unauthorized transaction, or discrepancy or other problem or error (“Error”), with respect to an invoice, or to a transaction that is contained in or shown on any statement, notice, report or transaction confirmation, you shall be entirely precluded from asserting the Error against us, and we shall have no liability to you of any kind for the Error, if you fail to notify us in writing of such Error within thirty (30) calendar days after you receive, or have notice of the information contained in, the first statement, notice, report or transaction confirmation reflecting the transaction to which the Error relates.

No Extension of Credit, Fund Transfer, Setoff

If a Service involves a debit to any of your accounts with us, you shall have in your deposit account the required amount of available funds to enable us to make the debit. If you do not have sufficient available funds, as determined by us in accordance with our then current policies and procedures, we shall have no obligation to process your Instruction or other transaction. Neither anything in this Agreement, nor any course of dealing between us, shall be deemed to constitute a commitment or offer by us to extend credit or grant overdraft privileges to you even if we have done so on one or more prior occasions.

If we credit your account for any Funds Transfer or other payment order, the credit we give you is provisional until we receive final payment for the Funds Transfer or other payment order through a Federal Reserve Bank or other applicable payment system. If we do not receive final payment, you agree that you must refund to us the amount we credited to you for the Funds Transfer, and we may charge any account you have with us for such amount.

We shall have a contractual right of setoff against your deposits and other property now or in the future in our possession, or in the possession of our subsidiaries, affiliates, foreign branches and other offices, for your obligations to us under this Agreement. We may exercise our right of setoff without demand upon or notice to you and it shall be deemed to have been exercised immediately upon any default by you without any action by us, although we may enter the setoff on our books and records at a later time.

Foreign Currency Transactions

(a) In the event that a Service involves payment from or to you in a foreign currency, your account shall be debited or credited (as applicable) in U.S. dollars with conversion based on our then quoted rate for the applicable foreign currency, plus or minus our fees and expenses, as applicable. If your account is designated as a foreign currency account, however, all transactions in the account will be in the applicable foreign currency, subject to subsection (c) below. If you are making a payment to a beneficiary in a foreign country, we may deliver that payment in the applicable foreign currency, even if you have advised us to send it in U.S. dollars. In addition, certain charges for foreign exchange, or otherwise, may be deducted from the amount of the payment. Also, we may use any intermediary bank that we select to make payments. The effective date of any payment order initiated by you in a foreign currency will be subject to our cutoff times, holiday schedules (in the United States and internationally) and our obligations to comply with all applicable laws and regulations prior to executing the payment order. You acknowledge that foreign currency exchange rates are subject to change at any time. You agree to assume the risk of any change in exchange rate between the time you request a payment and the time the payment is cancelled, rejected or returned.

(b) As to any Service involving payment from or to you in a foreign currency, you and we agree that, except as provided in subsection (c) below, A Currency Event will not have the effect of altering any term of, discharging or excusing performance under, or giving either of us the right to terminate or alter, this Agreement, any Documentation for such Service or any transaction under such Service. A “Currency Event” means (i) that a country has lawfully eliminated, converted, redenominated, revalued or exchanged its currency, or fixed its exchange rates, or (ii) that a relevant rate option or other price source for a national currency has disappeared or been replaced, or (iii) that an agreed sponsor (or a successor sponsor) has failed or exchanged its currency. You agree, however, at our request to compensate us for any loss, cost, expense or reduction in return that we reasonably determine we have incurred or sustained as a result of a Currency Event and that would not have been incurred or sustained but for the provision of a Service to you.

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We will deliver to you a certificate setting forth our determination of the amount or amounts necessary to compensate us for any such loss, cost, expense or reduction in return, which certificate shall be conclusive absent manifest error.

(c) Unless otherwise agreed by the parties to a transaction, each currency with respect to a particular country will be deemed to include any lawful successor currency (the “Successor Currency”) of that country.

If, after the trade date and on or before the settlement date of a transaction, a country has lawfully eliminated, converted, redenominated, revalued or exchanged its currency that was in effect on such trade or any date between the trade date and settlement date, (the “Original Currency”), for a Successor Currency, then for purposes of calculating any amount of such currency pursuant to a transaction, and for purposes of effecting settlement thereof, any Original Currency amounts will be converted to the Successor Currency amount by multiplying the amount of the Original Currency by a ratio of Successor Currency to Original Currency, which ratio will be calculated on the basis of the exchange rate set forth by such country for converting the Original Currency into the Successor Currency on the date on which the elimination, conversion, redenomination or exchange took place. If there is more than one such date, the date closest to the settlement date will be selected. Notwithstanding the foregoing provisions, and subject to anything agreed by the parties to a transaction, with respect to any currency that is substituted or replaced by another currency, the consequences of such substitution or replacement will be determined in accordance with applicable law.

(d) You and we will use our reasonable efforts, at the time of or at any time following a Currency Event, to amend this Agreement or any Documentation for a Service in order to reflect such Currency Event as it affects any of the Services we provide and to place you and us in substantially the same position with respect to the settlement of payments in the Successor Currency as would have been the case with respect to the settlement of payments in the Original Currency that the Successor Currency replaced.

Our Recording of Calls, Monitoring of Use, Consent for Service Calls

On behalf of you and your employees, you agree that we may record and/or monitor any telephone conversations we have with you or them in connection with the Services. However, we will not be liable to you if we do not record or maintain a record of a conversation. We may monitor and record the activity of any person using a Service. Anyone using a Service consents to such monitoring and recording.

By providing telephone number(s) to us, now or at any later time, you authorize us and our affiliates and designees to contact you at any such numbers regarding your Accounts and Services with us and our affiliates, using any means, including but not limited to placing calls using an automated dialing system to cell, VoIP or other wireless phone number, or by sending prerecorded messages or text messages, even if charges may be incurred for the calls or text messages.

Special Notice for Holders of Attorney Trust Accounts Regarding Compliance with State Rules

We offer accounts and services for use by attorneys to hold client funds, sometimes called “Attorney Trust Accounts” or

“IOLTA Accounts” (designations vary by state). If you have such an account with us, you acknowledge that you are bound by your state’s rules and regulations governing attorneys’ conduct with respect to such accounts, and you agree that it is your responsibility, or your firm’s responsibility, to comply with those rules including, without limitation, any restrictions on the types of transactions that attorneys may conduct in these accounts. You further agree to release, hold harmless and indemnify us from any liability or claims made relating to any alleged violation of those rules.

Special ERISA Disclosure

If your Account is held on behalf of a “pension plan” within the meaning of section 3(2)(A) of the Employment Retirement Income Security Act of 1974, as amended (“ERISA”), you represent that: (a) you are a plan fiduciary within the meaning of ERISA and its regulations with respect to the plan; (b) you are authorized under the terms and conditions of the governing plan documents to enter into this Agreement and to retain us to perform the Services contemplated herein; (c) you have received and reviewed our ERISA section 408(b)(2) disclosure document (available at www.pnc.com/408b2) describing the services we provide and the compensation we receive with respect to this Agreement; (d) you have determined that the arrangement for Services and any fees paid to us are reasonable, and the Services provided by us pursuant to this Agreement are appropriate and helpful to the plan; and (e) you have received all necessary disclosures regarding such fees, as required by, and in accordance with, applicable regulations promulgated under ERISA section 408(b)(2).

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Limitation of Liability

We shall be liable to you only for your actual, direct damages resulting from our failure to exercise ordinary care in performing each of the Services. Substantial compliance by us with our standard procedures for providing a Service shall be deemed to constitute the exercise of ordinary care.

You are responsible for selecting hardware, software and communications facilities which are compatible for use with the Services, and we shall have no liability to you for the selection, operation or maintenance of your equipment, software or communications facilities. We shall have no responsibility, and shall incur no liability, for any act or omission of yours, or for any error, omission or inaccuracy in the information contained in any Instruction.

Notwithstanding the foregoing, in no event shall we, any PNC affiliate or any of our subcontractors (or any other party with whom we may be claimed to be jointly liable) be liable for any loss of profits, data or goodwill or for any indirect, consequential, incidental, punitive, exemplary or special losses or damages, or expenses (including without limitation reasonable attorneys’ fees), which you may incur or suffer including, without limitation, any loss, damage or expense from subsequent dishonor or rejection of any transaction (such as dishonor of checks or other items), whether or not the possibility of such damage was known, foreseeable or contemplated by us or them. In no event shall we or any PNC affiliate or any of our subcontractors (or any other party with whom we may be claimed to be jointly liable) be liable to you for any claim or cause of action, whether based on contract, tort, strict liability or any other legal theory: (i) in the case of a Funds Transfer, Instruction for the transfer of money or other payment that is misdirected, lost or otherwise paid to the wrong person as a result of our failure to comply with the terms of this Agreement or applicable law, for an amount in excess of the face amount of such Funds Transfer, Instruction or other payment; and (ii) in all other cases, for an amount in excess of twelve (12) times the fees you have paid us for the particular Service(s) to which the claim or cause of action relates during the month immediately prior to the month in which the act or omission giving rise to the claim occurred. WE MAKE NO REPRESENTATIONS OR WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, IN CONNECTION WITH ANY OF THE SERVICES OR ANY SOFTWARE OR EQUIPMENT WE MAY SUPPLY TO YOU, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

We offer certain products and Services, including without limitation, Positive Pay for Checks and ACH Positive Pay, which are designed to detect and/or deter check and other payment system fraud. Payment system and check fraud has increased dramatically in recent years due to a number of factors. While no product or service can eliminate fraud, these products and services can significantly reduce the likelihood that certain types of fraudulent transactions attempted against your Accounts will be successful. As a result, you agree that if you fail to implement any of these products or Services, you will be precluded from asserting any claims against us with respect to, and we shall have no liability to you for, any unauthorized, altered, counterfeit or other fraudulent transactions occurring in your Accounts that the product or Service was designed to detect or deter.

NO THIRD PARTY SHALL HAVE ANY RIGHTS OR CLAIMS AGAINST US UNDER THIS AGREEMENT.

Indemnification

You agree to indemnify us, all PNC affiliates and each of our and their respective shareholders, directors, officers, and employees (the “Indemnified Parties”) and to hold each Indemnified Party harmless from and against any and all claims, damages, losses, liabilities and expenses (including all fees of counsel with whom any Indemnified Party may consult and all expenses of litigation or preparation therefor) which any Indemnified Party may incur, or which may be asserted against any Indemnified Party by any person, entity or governmental authority, in connection with or arising out of the matters referred to in this Agreement; provided, however, that the foregoing indemnity agreement shall not apply to any claims, damages, losses, liabilities and expenses solely attributable to an Indemnified Party’s gross negligence or willful misconduct. You may participate at your expense in the defense of any such action or claim.

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Your Agents

Any third party including, without limitation, any third-party processor, used by you to take any action in connection with a Service shall be deemed for all purposes under this Agreement to be your agent. All terms of this Agreement will apply to the acts and omissions of each such third party and you will be legally bound thereby.

Taxes

You are responsible for paying all applicable taxes, however designated, levied or based upon the Services, including federal, state and local property, privilege, sales, use, excise or similar taxes, but excluding taxes based upon our net income or assets.

Term and Termination

Either you or we may terminate this entire Agreement or any particular Service at any time upon not less than thirty (30) calendar days prior written notice. We may also terminate this entire Agreement or a particular Service immediately upon notice to you if one of the following occurs: (a) you fail to perform or comply with any of the terms or conditions of this Agreement (including, without limitation, any breach of Security Procedures); (b) you breach any other agreement between us including, without limitation, any agreement (i) relating to your indebtedness to us or (ii) relating to your Account(s) with us or (iii) which you execute as security for your obligations to us in connection with this Agreement; (c) you breach any of your representations and warranties in this Agreement; (d) your insolvency, receivership, or voluntary or involuntary bankruptcy, or the institution of any proceeding therefor, or any assignment for the benefit of your creditors; (e) in our sole judgment, your financial condition or business is impaired or we reasonably believe that you may not have sufficient available funds in your accounts with us at the time you are required to settle transactions hereunder; (f) in our sole judgment, it is necessary or desirable to do so because of legal process, applicable law or regulation, or other government guidelines; or (g) we suspect fraud or unlawful activity in connection with any Service.

Notwithstanding any such termination, this Agreement shall continue in full force and effect as to all transactions for which we have commenced processing and as to all rights and liabilities arising prior to such termination.

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Survival – This Section, the joint and several liability provisions of the Section captioned “Agreement,” and the following Sections shall survive termination of this Agreement: Confidentiality; Statements, Notices. Confirmations; No Extension of Credit, Fund Transfer Setoff; Foreign Currency Transactions; Limitation of Liability; Indemnification; Your Agents; Taxes; Force Majeure; Governing Law and Venue; Notices; Severability; Entire Agreement and Waiver of Jury Trial.

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Customization – If it is necessary to customize any Services to meet your needs, we will first tell you our estimated direct and indirect cost of the development and implementation of such Services. If you authorize us to proceed, and if this Agreement then terminates for any reason before we shall have recovered such costs, you will pay to us the amount of such unrecovered costs. We will give you an invoice detailing our unrecovered costs promptly after termination of this Agreement.

Force Majeure

Neither party shall have any responsibility nor incur any liability for any failure to carry out, or any delay in carrying out, any of such party’s obligations under this Agreement resulting from acts, omissions, or inaccuracies of third parties not under such party’s reasonable control, acts of God (including, but not limited to, fire, floods or adverse weather conditions), labor difficulty, legal constraint, war, terrorism, the unavailability or interruption of transmission or communication facilities or utilities, equipment or other technological failure, emergency conditions, or any other cause beyond such party’s reasonable control. Notwithstanding the foregoing, no event or occurrence described in this Section shall relieve you of your obligation to make any payment to us at the time it is due hereunder.

Governing Law and Venue

This Agreement shall be governed by, and construed in accordance with, the laws of the Commonwealth of Pennsylvania, without regard to principles of conflict of laws, including without limitation the Pennsylvania Electronic Transactions Act and, to the extent applicable, the laws of the United States, including without limitation the Electronic Signatures in Global and National Commerce Act.

You hereby irrevocably consent and agree that any action, suit or proceeding resulting from, arising out of or related to this Agreement shall be instituted in any state or federal court in the Commonwealth of Pennsylvania (including the courts of the

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United States of America for the Western District of Pennsylvania) and hereby waive any objection which you may now or hereafter have to the laying of the venue of any such action, suit or proceeding in any such jurisdiction, on the basis of a more convenient forum or otherwise.

Electronic Signatures and Records

Notwithstanding any other provision of the Agreement, the Agreement, any Documentation, any amendment to the Agreement, and any other information, notice, signature card, periodic statement, disclosure, agreement or authorization related to the Agreement (each a “Communication”) may, at PNC’s option, be in the form of an electronic record. Any Communication, may, at PNC’s option, be signed or executed using electronic signatures. For the avoidance of doubt, the authorization under the paragraph may include, without limitation, use or acceptance by PNC of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format) for transmission, delivery and/or retention.

Notices

Communications required or permitted under this Agreement must be in writing and will be effective upon receipt. Communications may be given in any manner to which you and we may separately agree, including electronic mail. Without limiting the foregoing, first-class mail, facsimile transmission and commercial courier service are hereby agreed to as acceptable methods for giving Communications.

All such Communications shall be delivered to us at:

PNC Bank, National Association

PNC Firstside Center

500 First Avenue

Pittsburgh, PA 15219

Mail Stop P7-PFSC-03-B

Attention: Treasury Management Legal Liaison

Fax: 866-830-1520

With a copy to:

PNC Bank, National Association

Legal Department

1600 Market Street, 8th Floor

Philadelphia, PA 19103

ATTN: Treasury Management Counsel

or to you at the address set forth on the Treasury Management Services Authorization and Notice to such address shall be effective Notice to you, including to all affiliated companies. Either you or we may change addresses by Notice to the other given in accordance with this section.

In addition, you and we agree that we may, in our sole discretion, send such Communications to you electronically, or permit you to send such Communications to us electronically, in the manner described in this Section. Such Communications may be sent electronically to you (i) by transmitting the Communication to the electronic mail address provided by you or to such other electronic mail address as you may specify from time to time, or (ii) by posting the Communication on a website and sending you a notice to your postal address or electronic mail address telling you that the Communication has been posted, its location, and providing instructions on how to view it. Communications sent electronically to you will be deemed received and effective when the Communication, or a notice advising of its posting to a website, is sent to the specified electronic mail address.

Such Communications may be sent electronically to us by you by transmitting the Communication to an electronic mail address specified by us, from time to time, for the express purpose of receiving such Communications. Communications sent electronically to us will be deemed received and effective when the Communication, or a notice advising of its posting to a website, is received at the specified electronic mail address.

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Assignment; Successors

Neither party may assign this Agreement or any of its rights or obligations hereunder, by operation of law or otherwise, without prior written consent of the other party, except that we may assign this Agreement or any part of it to any of our PNC affiliates or to any entity that is our successor upon notice to you. We may contract with others to provide all or any part of the Services. This Agreement shall be binding upon, and inure to the benefit of, you and us and your and our respective permitted successors and assigns.

No Waiver

Except for changes made in accordance with this Agreement, no deviation, whether intentional or unintentional, shall constitute an amendment of this Agreement, and no such deviation shall constitute a waiver of any rights or obligations of either you or us. Any waiver by either you or us of any provision of this Agreement shall be in writing and shall not constitute a waiver of your or our rights under that provision in the future or of any other rights.

Headings

The headings in this Agreement are for convenience only and shall not be used for construction or interpretation of any provisions hereof.

Severability

In the event that any one or more of the provisions of this Agreement shall be held by a court of competent jurisdiction to be invalid, illegal, or unenforceable, the remaining provisions of this Agreement shall not be affected or impaired thereby.

Entire Agreement

This Agreement (including those documents that are incorporated herein), constitutes your and our entire agreement with respect to the Services covered by this Agreement and supersedes any previous or contemporaneous proposals, representations, warranties, understandings and agreements for such Services, either oral or in writing.

Notice of Change

From time to time, we may change any of the Terms and Conditions of this Agreement by giving you notice of the change through PINACLE® or other electronic or written means. Your continued use of the Service after the effective date of any such change will constitute your agreement to the change.

WAIVER OF JURY TRIAL

WE AND YOU EACH IRREVOCABLY WAIVE ALL OF OUR RESPECTIVE RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CLAIM OF ANY NATURE ARISING OUT OF, BY VIRTUE OF, OR IN ANY WAY CONNECTED TO THIS AGREEMENT, ANY DOCUMENT EXECUTED IN CONNECTION HEREWITH, ANY AMENDMENT OR SUPPLEMENT HERETO OR THERETO, OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. WE AND YOU ACKNOWLEDGE THAT THE FOREGOING WAIVER IS KNOWING AND VOLUNTARY.

TERMS AND CONDITIONS FOR TREASURY MANAGEMENT SPECIFIC SERVICES

The Terms and Conditions for Treasury Management Specific Services shall apply to you when you begin to use each specific Service.

Certain Definitions

Certain terms are defined in this section. Other terms are defined elsewhere in this document.

•	“ACH” means the Automated Clearing House.

“ACH Network” means an Automated Clearing House network through which banks transfer funds electronically.

•	“Affiliate” means, with respect to any person, a person which, directly or indirectly, owns or controls, is owned or controlled by, or is under common ownership or common control with, such person.

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“Authorized Person” or “Authorized User” means a Person who is authorized by you to act for you and on your behalf in matters arising under or in relation to a Service, including giving instructions to us in performing the Service, as evidenced by such documentation as we may reasonably require, and includes Operators established by your system administrator.

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•	“Available Funds” and “Available Balance” mean the funds available for withdrawal from an Account as determined by our Funds Availability Policy as in effect from time to time.

•	“Credit Entry” means an ACH entry for the deposit of money to the deposit account of a Receiver.

•	“Debit Entry” means an ACH entry for the payment of money from the deposit account of a Receiver.

•	“Including,” “include,” and “includes” mean including without limitation.

•	“NACHA Rules” means the Operating Rules and Guidelines of NACHA – The Electronic Payments Association, as amended from time to time.

•	“Originator” has the meaning defined in the NACHA Rules.

•	“PINACLE” means our on-line and mobile banking portal through which you can have access to many of the Services we offer.

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“Person” or “person” means any general partnership, limited partnership, corporation, limited liability company, joint venture, trust, business trust, governmental agency, cooperative, association, or other entity or individual person, and the heirs, executors, administrators, legal representatives, successors and assigns of such Person as the context may require.

•	“Receiver” has the meaning defined in the NACHA Rules.

•	“Substitute Check” has the meaning defined in the Check Clearing for the 21st Century Act and its implementing regulations (“Check 21”).

Access to our Services

Subject to the terms and conditions of this Agreement, we hereby grant to you a nonexclusive, nontransferable right to use the Services and any software or other technology to which we may give you access (the “Technology”) solely for lawful purposes in accordance with this Agreement. No right is granted for use of the Services or Technology by any third party or by you to operate a service bureau. You must retain intact all applicable copyright, patent and trademark notices on and in all copies of any such Technology. Upon termination of a Service, your license to use the Service and Technology shall terminate and you shall discontinue your use of them and of the related documentation.

If a Service involves the use of a user name, we may revoke your use of any user name that impersonates someone else, that is protected by trademark or by other law, or that is otherwise inappropriate, as determined by us in our sole discretion.

We reserve the right to suspend your access to all or a portion of a Service, or to temporarily restrict its use by you or an Authorized User, in whole or in part, at any time without notice to you. If we suspend or restrict your access because there is a security risk or other technical problem that may interfere with the proper continued operation of the Service, we will attempt to lift such temporary suspension or restriction as soon as practical. We also reserve the right to terminate your use of a Service if, in our sole judgment, you or the authorized user have misused, or we reasonably anticipate will misuse, the Service.

Availability of Services; Cutoff times

The hours of availability of a Service, and cutoff times or deadlines applicable to a Service, are as stated in the section of this document for that Service, or in the Documentation for that Service, or as otherwise disclosed to you. A Service may be unavailable from time to time due to: (i) scheduled downtime; (ii) reasonable needs for maintenance; (iii) failure of equipment, computer programs or communications; (iv) limitations on access imposed to address a breach or threatened breach of security; or (v) events beyond our reasonable control.

Ownership, Trademarks and Copyrights

All rights, title and interest, including, without limitation, copyright, in and to our Services are owned by us or by the third parties from whom we have obtained the right to use them. You may not copy, modify, translate, decompile, reverse engineer, reproduce, adapt or disassemble any Service. The display of any trademarks on a Service does not grant a license or other rights of any kind in those marks to the reader. Any downloading of material contained on any web site may be a violation of federal trademark and copyright laws.

Access Requirements

We make many of our Treasury Management Specific Services available to you through our online portal, PINACLE, or otherwise over the Internet. You must use a browser or device that meets our security and other requirements in order to access PINACLE. If necessary, you will be notified upon login to upgrade your browser or your device and will be provided with the necessary instructions. A list of our browser requirements and supported devices can be accessed within the PINACLE Help Center.

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Administration

For certain Services, including PINACLE, you must appoint one or more system administrators who will have access to all of the Services available through a web browser or, if applicable, a mobile application on a computer, tablet or smart phone. Your system administrators will control which individuals within your organization (or at third parties providing services to you) have access to and can use the Services through those channels. If a Service requires two system administrators, they should be different persons. Your administrators will each have access to all of the applicable Services (“service module access”) and will control which persons have access to and can use them and the level of such access (“administration access”). You are responsible for reviewing and verifying the access granted by your administrators from time to time. If a Service provides an optional feature to require secondary approval for operator entitlement changes, we strongly recommend that you use it at a minimum for Services which permit the movement of funds.

Direct File Transmissions

You may transfer files via our direct file transmission platform (“Direct File Transmission”) to access our Services, using either: (a) a secure file transmission site: My File Gateway (“File Transmission Site”) or (b) a direct host to host file transfer (“Direct Host Transfer”). You may use a third-party service provider as your agent to use our direct transmission platform.

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File Transmission Site – If you utilize our File Transmission Site, we will provide you with: (a) a secure site for file transmission and (b) a user ID and password to enable you to transmit files to the secure site. You must send and receive files to the File Transmission Site using the required user ID and password. We also offer additional options including PGP encryption, and will provide required keys and certificates to facilitate file transfer.

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Direct Host Transfer – If you utilize our Direct Host Transfer with a file transfer protocol (SFTP, AS2, Connect:Direct) approved by us, we will provide you with: (a) a user ID and password to enable you to transmit files, and (b) identifying information about the Direct Host Transfer. You must send and receive files utilizing Direct Host Transfer, by providing the required user ID and password and make use of a secondary means of file authentication (e.g. Internet Protocol (IP) address validation). We also offer additional options including PGP encryption, and will provide required keys and certificates to facilitate file transfer. You must provide us with additional information to enable us to authenticate and securely communicate with your server so that your files can be transmitted to us, including the IP address, port, and user ID and password.

You agree to comply with any additional requirements, authorizations, or other information as required by each specific Service, including with any payment instruction requirements.

As to software, equipment, and services associated with each party’s performance under this Agreement, you and we agree to reasonably cooperate with each other in order to provide support services sufficient to meet the requirements for Direct File Transmissions, including items such as certificate updates, and IP modifications as required. Each party will reasonably assist the other in establishing and/or maintaining support procedures, and will complete reasonable problem determination procedures prior to contacting the other with a support-related matter. You and we agree to use reasonable efforts to avoid and resolve performance and unavailability issues. Each party shall perform consultation on the design and implementation of the connection to the other party and test the connection prior to validating it. The Receiving Party shall, if feasible, notify the Disclosing Party as soon as it determines that any transmission is received in an unintelligible or garbled form. Each party will perform commercially reasonable remedial actions as requested by the other to assist in problem resolution. Each party agrees to notify the other within a commercially reasonable time of the existence of any condition which might have an adverse effect on the parties’ abilities to send or process transmissions.

Nothing in this Agreement shall require a party to disclose to the other party any Confidential Information. You and we will each implement appropriate policies and procedures for purposes of preventing unauthorized access to, and unauthorized disclosure of, transmissions. You are responsible for purchasing, selecting and maintaining the hardware, software or other technology you use to send data or information to us or to access the Services. You agree that we will not be responsible for the installation specifications (including cabling, power, and space), the installation, or the operation, maintenance or technical support of any third-party product.

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Application Program Interface (API)

You may use APIs to access our Services or other products and services provided by PNC in accordance with our Documentation and the PINACLE Terms and Conditions.

You may not use an API for any purpose, function or feature not described in the Documentation or otherwise communicated to you by us. Before you use an API, we will review and certify your use of the API as part of a certification process. We will update the API and Documentation from time to time, and may add or remove functionality. We will provide notice to you in the event of material changes, additions, or removal of functionality from an API.

We use standard API authentication protocol Open Authorization (“OAuth2”) for API security. We will provide required client secret API keys and access tokens for production and test transactions.

You will be able to authorize the use of APIs with the PINACLE Administration module. PINACLE administrators will be able to authorize and de-authorize the use of each API (or group of APIs), and will be able to define PINACLE operator credentials that may be used for certain API transactions. We consider any API transaction submitted with a valid PINACLE operator credential to be a valid and authorized transaction. You are responsible for auditing and securing the functions which your operators can perform through your systems with APIs.

We reserve the right to suspend or terminate your API connection, if you use an API in a way that is inconsistent with your intended usage during the API certification process or our Documentation.

You agree to comply with any additional requirements, authorizations, or other information as required by each specific Service and other product or service provided by PNC, including with any payment instruction requirements.

CORPORATE ONLINE AND MOBILE BANKING PORTAL

PINACLE

PINACLE features include, but are not limited to the following:

Information Reporting and Data Exchange

This Service provides you with balance and transaction information for your Accounts on a current day and/or historical basis. There are a variety of reports and tools available on PINACLE that allow you to create custom reports and searches to find only the data you need to review or export. You may choose to view/receive your current day and/or previous day information directly, or you may have PNC deliver your account information to another financial institution or entity. This service also includes online DDA Statement delivery. You are responsible for timely reconcilement of your statement.

Current day reports allow you to see updated balance and transaction information during the current business day. Transactions that display on current day reports are received by the bank, but not yet posted to your account. They are subject to verification and adjustment. For final review of the account balance and transactions for the day, you should use previous day reports, which show all final and posted activity.

You may choose to have information for your accounts at other financial institutions or entities sent to PNC for inclusion on the PINACLE current day and/or previous day reports. PNC will receive this data from the other financial institution’s data exchange provider and will make it available through PINACLE as it is available. You agree to authorize the other financial institution to send this information to PNC. The specific level of detail included in the data file and frequency of reporting is selected by you when establishing the data exchange service with the sending financial institution. PNC is not responsible for the accuracy or timeliness of any data sent to us from a third party.

Event Notification

This Service is available to notify PINACLE Operators that certain events regarding your accounts have occurred. Some notifications also include the option to deliver an electronic version of certain reports or statements as an attachment to the notification. Notifications are predefined by each Operator and can be established for one-time or recurring use. Operators

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have the option to receive notifications of events online while using PINACLE, by e-mail, by text message on the Operator’s mobile device, or any combination of these delivery methods (standard text message and data usage rates may apply – please check with your wireless carrier). Operators may only establish notifications based on the entitlements granted to the Operator for the specific module related to the notification.

Operators have the ability to specify additional recipients for email notifications, including those that contain reports or statements. Recipients do not need to have access to the Event Notification utility or be a PINACLE Operator to receive notifications. The user who adds the additional recipient bears the responsibility for adding valid and appropriate email addresses. You can choose to disable this feature to prevent additional recipients from being added to the notification emails.

There can be delays in email systems that can potentially affect the time at which you receive the notification. Also, the notifications are sent at the time the event criteria have been satisfied and such criteria may no longer be met at the time the user can log into PINACLE to review the event that triggered the notification.

Notifications related to balances or incoming transactions can help you know when to log into PINACLE to review your account, and any balance or transactions specified in such notifications are subject to verification and adjustment. Before initiating any transactions or making any decisions based on these notifications, we recommend you review the additional details available on PINACLE related to these balances and/or transactions.

Credit Management

This Service enables you to perform the following functions with respect to your lending facilities with us: access information relating to your lending facilities, including, without limitation, balance information, availability information, transaction history, and billing statements. Any current day balance or transaction data we report is subject to verification and adjustment. This Service also allows you to request loan advances under your lending facilities, make payments on your loans, by transferring funds between Accounts that you have designated and that we have approved for such transfers, and choose a new rate period for your loans at the maturity of each interest rate period. All payments, advances, and rate period selections are subject to our review and approval, and funds will be debited from and credited to your designated Accounts upon our verification of your request. In addition, if required by your credit agreement, this Service allows you to upload and submit collateral documents, financial statements, insurance certificates, borrowing base certificates and other documents related to your lending facilities.

Confirming Transactions

You are responsible for reviewing, approving and confirming transactions created or entered on or submitted to PINACLE. Each PINACLE service has reporting available for you to confirm that we have received and processed your transaction request. These reports should be routinely used to ensure that all requests have been confirmed. We will have no obligation to contact you if any attempted transaction cannot be processed or is otherwise rejected.

Confirming Entitlements and Audit Reporting

Your system administrators, admin1 and admin2 will have administration and service module access to all modules and accounts that are associated with your Company User ID from time to time. Admin1 and admin2 can grant service and/or administration access to individuals (“Operators”) by creating Operator IDs with passwords and profile information and assigning account and service module privileges to them. Operators who are given administration access can perform the same administrative functions as admin1 and admin2, but only for the service modules that are assigned to them. Admin1 and admin2 can also modify, reset, activate, disable or delete Operators and their passwords and profiles as well as their account and service module privileges. Certain administrative tasks may require the approval of a second Operator if your company has elected to use our secondary approval feature. The Administration module has reporting available for operator entitlements (overall and by module) that can assist you in periodic review of operator access to accounts, functions, and transaction limits. There are also audit reports available that show operator access and administrative actions including password changes, operator resets, and security question resets. In addition, each module has its own detailed audit report for operator actions regarding transaction creation and approval which also includes a final transaction confirmation or rejection status from the bank.

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Client Services

This feature enables you to submit issues and inquiries for your Services, including (but not limited to) the ability to request Instruction amendments, cancellations, recalls, returns and reversals. By giving Authorized Users access to the Client Services module, you are granting them authority to request these types of changes. Any request submitted through Client Services is subject to our review and approval.

Account Transfer

This feature allows you to initiate transfers of funds using PINACLE between Accounts that you have designated and that we have approved for such transfers. Transfers that you initiate prior to our cut-off time on a Banking Day will be credited to your account when we have accepted the transfer. Should your transfer be rejected for any reason, you will be notified on the screen at that time. Transfers that you initiate on a day other than a Banking Day, or after our cutoff time on a Banking Day, will be credited to your account after the start of business of the following Banking Day. In order to use this Service to make transfers from an Account, the legal entity which owns that Account must be a party to this Agreement.

You may designate a Money Market Deposit Account as one of the accounts from which you may make transfers. However, you understand that transfers made using this Service are included in the maximum of six (6) preauthorized transfers that you may make from a Money Market Deposit Account in any monthly statement period.

You represent and warrant to us that all transfers that you make using this Service that result in the commingling of your funds and those of your subsidiaries or affiliates have been duly authorized by all necessary parties.

PINACLE FX

This Service allows you to access certain foreign exchange services from PNC, through our online portal, PINACLE.

FX Trade Execution

You may initiate the purchase or sale of designated foreign currencies for designated value dates (each a “FX Transaction”) electronically through the Service. Non-deliverable forwards and currency options are not available through the Service. We will provide to you exchange rates through the Service and at the time you accept an exchange rate, the subject FX Transaction is deemed executed and is final and binding on you. All FX Transactions requested through the Service are subject to credit approval by us. If credit is not approved by us in our sole discretion, the Service will be limited to FX Transactions which are spot only (i.e. settle the same day, the next day or in two business days).

YOU MAY NOT CANCEL A FX TRANSACTION THROUGH THE SERVICE. YOU MUST CALL US IMMEDIATELY TO CANCEL A FX TRANSACTION. YOU ASSUME ALL FOREIGN EXCHANGE RISK.

If you and we are parties (or hereafter become parties) to an ISDA Master Agreement or any other similar agreement governing swap or foreign currency transactions (“Swap Trading Relationship Agreement”), each FX Transaction consummated through the Service shall constitute a “Transaction” thereunder and will be subject to and governed by such Swap Trading Relationship Agreement. Your, and our, rights and obligations with respect to each FX Transaction (including, without limitation, rights as to settlement, netting, novation, close out and credit support) shall be determined in accordance with such Swap Trading Relationship Agreement. To the extent the terms of such Swap Trading Relationship Agreement conflicts with the terms and conditions of this Agreement as it relates to FX Transactions, the Swap Trading Relationship Agreement will control with respect to each FX Transaction.

Payment Orders

You may initiate payment orders that do not require an exchange of any currency (e.g., wire transfers, drafts, draw down requests) electronically through the Service, to and from account(s) maintained at PNC designated by you in writing from time to time (each a “Designated Account”) or to other accounts with us or at other banks, for US dollars, Canadian dollars and designated foreign currencies for designated value dates (each a “Payment Order”). Each Payment Order shall be subject to applicable law and the terms of our agreements with you for your accounts with us (including your Designated Account(s)), which we have provided to you separately. At the time you submit a Payment Order to us, such Payment Order is deemed executed and is final and binding.

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YOU MAY NOT CANCEL A PAYMENT ORDER THROUGH THE SERVICE. YOU MUST CALL US IMMEDIATELY TO CANCEL A PAYMENT ORDER.

We will execute your Payment Orders, provided that in each case your Settlement Instructions (defined below) are complete and received by us prior to the applicable deadline for Settlement Instructions. It is your responsibility to properly complete, maintain and monitor all Payment Orders. We assume no responsibility or liability to you or to any other person for errors or delays resulting from incomplete or incorrect information provided by you in respect of any Payment Order. Payment Orders will be received and processed during the times that the Service is available. A Payment Order will not be considered received by us until we have performed all verification procedures which we believe are reasonably necessary. Payment Orders requesting us to transfer funds from your Designated Account(s) are subject to available funds contained in such account, unless other credit arrangements satisfactory to PNC, in PNC’s sole discretion, have been made. We may include in your Payment Order all information required by applicable law, regulation or fund transfer system rule, or which we believe is reasonably necessary to facilitate execution of such Payment Order.

Upload Files

You may upload files electronically to this Service containing batches of FX Transactions and/or Payment Orders for processing by us. We will provide you with the requisite guidelines to enable you to format your files correctly for such upload. We assume no responsibility or liability to you or to any other person for any delays resulting from a file that has been incorrectly formatted.

FX Transactions and/or Payment Orders will be processed during the period set forth in the Access section below, except that FX Transactions and Payment Orders that are uploaded after 2:00 p.m. Eastern Time will not be processed until the next business day.

Settlement

All FX Transactions and Payment Orders which settle the same day require you to submit to us the proper Settlement Instructions (defined below) prior to the cutoff time for same day settlement as specified by us. All FX Transactions and Payment Orders which settle the next day require you to submit to us the proper Settlement Instructions by the end of the day such FX Transaction or Payment Order is executed or initiated, as the case may be. All FX Transactions and Payment Orders which settle in two or more business days require you to submit to us the proper Settlement Instructions at least two (2) business days prior to the value date. If you do not provide us with the proper Settlement Instructions by these deadlines or the Settlement Instructions are incomplete, we may attempt, in our sole discretion and on a best efforts basis, to settle the FX Transaction or Payment Order on the value date, but we shall have no liability to you or to any other person for our failure to do so.

“Settlement Instructions” refers to the information necessary to pay and receive the currency or currencies in a FX Transaction or Payment Order. This information includes, but is not limited to, beneficiary name, address and account number and beneficiary bank name, address and unique identifier such as the SWIFT address. All Settlement Instructions will require secondary authorization by one or more authorized representatives named by you (each an “Authorized User”). We assume no responsibility or liability to you or to any other person for delays resulting from Settlement Instructions awaiting secondary authorization. We may include in your Settlement Instructions all information required by applicable law, regulation or which we believe is reasonably necessary to facilitate execution of such Settlement Instruction.

It is your responsibility to properly complete, maintain and monitor all Settlement Instructions for FX Transactions and Payment Orders, including repetitive instructions. We assume no responsibility or liability to you or to any other person for errors or delays resulting from incomplete or incorrect information provided by you in respect of any Settlement Instruction. Settlement Instructions will be received and processed during the times that the Service is available. A Settlement Instruction will not be considered received by us until we have performed all verification procedures which we believe are reasonably necessary.

You authorize us to debit your Designated Account(s) in the amount of (a) your FX Transactions and Payment Orders, (b) any Losses (as defined below), and (c) our fees and charges for the Services. You agree to maintain in your Designated Account(s), or to send us by wire transfer through the Fedwire system or the SWIFT system, as the case may be, by the deadline we tell you, sufficient available funds to cover the total amount of your FX Transactions, Payment Orders, Losses, and our fees for the Service. If your Designated Account(s) contain insufficient available funds, we may (but shall not be obligated to), without

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notice to you or any other person, exercise a contractual right of setoff against any of your other accounts or any other property now or in the future in our possession, including investments that are linked to any such accounts, towards the payment of any of your obligations to us arising under or in connection with this Agreement.

Furthermore, if at any time we have concerns about your ability to make any payment or delivery required of you under any FX Transaction or Payment Order, we reserve the right, in our discretion and without your consent, to require pre-funding (including the receipt and verification of such pre-funding) and/or cash settlement by you of such required payment or delivery as a condition precedent to our obligation to make any payment or delivery required of us under such FX Transaction or Payment Order.

If you fail to make any payment or delivery required of you under any FX Transaction or Payment Order on the date when due (or in the event that, prior to such due date, you default under other indebtedness with us, bankruptcy, insolvency or reorganization proceedings are instituted by or against you, or a receiver or similar officer is appointed for any of your property), then in addition to any other rights we have under this Agreement, we reserve the right, in our sole discretion and without prior notice to you, to close-out such FX Transaction by buying or selling the contracted exchange at a public or private sale, or to cancel the Payment Order, as the case may be. You shall indemnify us for any losses (including costs and expenses) that we incur in connection with such close-out or cancellation (“Losses”).

Access

The Service will be available to you through our online portal, PINACLE. The Service will generally be available Monday through Friday between the hours of 7:00 AM to 6:00 PM Eastern Time. The time periods specified herein are subject to change from time to time without prior notice to you.

You will be required to maintain and administer access for your Authorized User(s) for the Service. You must use an internet browser that meets our security and other requirements in order to access the Service.

An online user help feature including operating procedures, security procedures and other instructions describing how to use the Service is available. We may at our discretion modify or add to the user help feature from time to time. You are responsible for following all of the user instructions.

We reserve the right to suspend your access to all or a portion of the Service or to restrict use by your Authorized Users at any time and for any reason without notice to you. If we suspend or restrict your access because there is a security risk or other technical problem that may interfere with the proper continued operation of the Service, we will attempt to lift such temporary suspension or restriction as soon as practical. We also reserve the right to terminate your use of the Service if you or an Authorized User have misused, or we reasonably anticipate will misuse, the Service.

At any time and for any reason, we may implement and enforce new terms and conditions that may limit your use of the Service or require you to re-authenticate your identity for security purposes (including the requirement to modify passwords). We reserve the right in our sole discretion, at any time and from time to time, to temporarily suspend or permanently discontinue the Service without any prior notice or liability of any kind to you or any third party.

You understand and agree that, at any time and for any reason, without prior notice to you and at our sole discretion, we can terminate your password or other codes and/or remove any information or data you may have stored within aspects of the Service for any reason. You understand and agree that we shall not be liable to you or any third party should we terminate your access to the Service. Notwithstanding the above, these terms and conditions will remain in effect with respect to each FX Transaction or Payment Order placed or initiated prior to any such termination, and neither party shall be relieved of any payment or other obligation with respect to such outstanding FX Transactions and Payment Orders.

Confirmations

The Service provides you with the ability to view information about your FX Transactions and Payment Orders. A confirmation (“Confirmation”) confirming the terms of your FX Transaction or Payment Order will be delivered to you electronically through the Service. You will not receive a paper copy of the Confirmation by email, fax or mail. You are responsible for reviewing the terms of each Confirmation promptly, and your failure to request the correction of any data in such Confirmation within one business day of posting shall be deemed an affirmation and acceptance by you of the terms of such Confirmation.

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Contact Information

For all inquiries related to this Service, including the cancellation of FX Transactions and Payment Orders, please call us at 1-877-824-5001 option #2 and then option #4.

For all communications required to be in writing, please write to us at PNC Bank, PINACLE FX Client Services, 300 Fifth Avenue, Fifth Floor, Pittsburgh, PA 15222.

DO NOT USE EMAIL TO SEND ANY COMMUNICATIONS WHICH CONTAIN CONFIDENTIAL INFORMATION.

Representations

Each time that you use this Service, you represent and warrant to us (i) that you are duly organized and validly existing under the laws of the jurisdiction of your organization or incorporation, (ii) that you are duly authorized by all necessary action on your part to execute and deliver this Agreement and to use the Service, (iii) that you have obtained all consents necessary to perform your obligations arising in connection with the Service, and that your obligations arising in connection with the Service (including, without limitation, arising under any FX Transactions or Payment Orders) constitute legal, valid and binding obligations, enforceable against you in accordance with their terms subject to laws pertaining to bankruptcy, insolvency and creditors’ rights generally, (iv) that you have made your own independent decisions to enter into this Agreement and have not relied on any communication from PNC as a recommendation to enter into this Agreement, and (v) that PNC is not acting as a fiduciary to you in respect of this Agreement.

Additional Provisions

You understand that use of this Service is at your own risk and that the Service is provided “AS IS”. We assume no responsibility for the timeliness, misdelivery or deletion of, or the failure to store, any user data, communications or customized settings. You understand and agree that you may only use the Service for the purposes described in this section. You do not have any ownership interest in the Service, but only a right of limited use.

You understand that all information, data, text, messages and other materials (“Content”), whether publicly posted or privately transmitted, are the sole responsibility of the person from whom the Content originated. Accordingly, you are entirely and solely responsible for all Content you send or transmit through the Service. Although we do not preview Content, we shall have the right, at our sole discretion, to remove any Content that is on the Service. You understand and agree that you must evaluate the Content and bear all risks associated with your use and reliance on any Content.

You shall not assign, pledge or sell the Service to a third party without our prior written consent or otherwise use the Service other than for its intended purpose and only for your business. You will not use the Service to provide services to any other person or entity. You will not allow any unregistered person or entity use of the Service. No third party shall be considered a beneficiary of the rights and benefits herein.

RECEIVABLES SERVICES

WHOLESALE LOCKBOX (INTEGRATED RECEIVABLES)

This Service provides you with lockbox mail collection services for remittance payments from your customers with access to images of those payments and accompanying remittance documents received through your lockbox. The following procedures may be modified to conform to your particular needs.

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Mail Account

You will advise your customers to send checks, drafts, and other orders for the payment of money to be processed under this Service (“Items”) to the lockbox address in the Documentation. We will pick up mail containing Items at the U.S. Post Office from time to time in accordance with our regular lockbox collection schedules.

You will maintain with us an account as set forth in the Documentation (“Account”) while using this Service. Your relationship to us as a depositor will commence only when Items are credited to your Account. Prior to such time, we will be a bailee as to Items in our possession.

Inspection of Items

We will open the envelopes picked up from the lockbox and will remove their contents. Items contained in the envelopes will be inspected and handled as follows:

•

Payees. An Item not bearing an acceptable payee designation, as set forth in the Documentation will not be deposited in the Account. If a necessary endorsement of a payee (other than yours) is missing, the Item will not be deposited into the Account.

•

Dates. An Item will be deposited into the Account even though it is stale-dated, post-dated or does not bear a date. • Amounts. If the written and numeric amounts of an Item differ, the written amount will control over the numeric amount unless the written amount is ambiguous. If the amount of an Item cannot be determined or if the amount is missing altogether, the Item will not be deposited into the Account.

•

Drawer’s Signature. If the drawer’s signature is missing, we will deposit the Item into the Account and affix a stamp requesting the drawee bank or other payer to contact the drawer for authority to pay the Item.

•	Alterations. An Item which appears to us to have been materially altered will not be deposited into the Account.

Other Language

We will have no responsibility to look for or detect “paid in full” or similar language appearing on or with Items. Items will be deposited into the Account notwithstanding any such language, and we will have no liability to you as a result of such deposit.

International Payments

You may instruct us to return to you unprocessed all Items that are denominated in foreign currency and drawn upon a foreign bank. If you do not so instruct us, then at our discretion we will either send the Item for collection and credit your Account when we receive final payment, or give you provisional credit for the U.S Dollar equivalent of the Item at our then current exchange rate for the currency in question, and process the Item through our normal banking channels. An appropriate advice will be forwarded to you. You will bear the risk of any fluctuation in exchange rates.

Processing Procedures

Items found acceptable for deposit will be encoded, endorsed, and deposited into the Account. The endorsement will be our standard endorsement for lockbox items, as it reads from time to time, and this endorsement will be the binding endorsement of the payee of the Item. We will process Items and make deposits throughout each Banking Day. During each Banking Day, we will make available to you images of the following:

•	Deposited Items

•	Accompanying Documents

We will send back to you original Items that are unacceptable for deposit, and any accompanying documents and other miscellaneous written communications received through the lockbox that are related to such Items. Items denominated in a foreign currency will be processed in accordance with the Section on International Payments above.

Image Delivery

We will make images of the documents listed above available to you through PINACLE, by transmission or by delivering to you a CD-ROM or other agreed upon physical medium. Images may be viewed through PINACLE.

If you elect to receive images on a physical medium, we will deliver a CD-ROM or other physical medium to you daily, weekly or monthly as you request. Unless in our sole discretion we agree otherwise, the CD-ROMs or other physical medium we send you containing your images will be encrypted to help protect the images from unauthorized access. We will provide you with a copy of the software necessary for you to decrypt the images. You will be responsible for managing access to and use of the decryption software and any related tools used within your organization for access to your images.

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We will handle original Items and present them for payment according to our procedures in effect from time to time. Certain original documents that are too large or otherwise cannot be scanned will be returned to you. We will destroy the originals of all other documents three (3) days after we receive them. We retain image files for a limited period of time, which may change from time to time and which we will tell you upon request. Beyond that time, the best way to ensure availability of images or copies of your Items and other documents is to download them from PINACLE and/or take delivery of the images on CD-ROM or other physical medium that you can keep. If the image of a particular document (other than an Item) is not legible, we will be unable to produce another image or copy if you tell us after we have destroyed the original. We will not be liable to you if an image is not legible.

Image Retention

All deposited Items will be imaged in processing sequence for reference purposes. We will retain the images for a period consistent with our policy in effect from time to time and will provide photocopies of deposited Items to you upon timely request and payment of our retrieval and photocopying charges.

Returned Items; Adjustments

We will notify you of returned Items. We will have the right to credit or debit the Account to correct processing mistakes that are capable of correction. Copies of credit or debit advices will be sent to you.

Return of Paper Documents

If you have elected not to receive image delivery of all or some of the documents listed above via PINACLE, CD-ROM or other electronic or non-paper physical or electronic medium, and instead have chosen to receive paper documents, you acknowledge and agree that any couriers of such paper documents are not managed by PNC and that you accept the additional risk of inadvertent mailing errors and other errors related to your request for return of the original paper documents in your lockbox. You further agree to release PNC from any claims, losses, damages or liabilities you may incur as a result of the inability to reconstruct lockbox documents that we mail to you or that are lost or misdirected, or as a result of any disclosure of the paper documents and their contents, in the absence of PNC’s gross negligence or willful misconduct.

Termination; Liquidated Damages

Either you or we may terminate this Service as provided elsewhere in this Agreement. Any mail received by us in the lockbox after the termination date will be sent to the address specified by you for a period of three (3) months. You will pay us our charges for forwarding any mail. If you terminate this Service before you have used it for twelve (12) consecutive months for any reason other than our failure to reasonably perform our obligations hereunder, you will pay to us, as liquidated damages and not as a penalty, an amount equal to sixty percent (60%) of our average monthly billings to you for this Service multiplied by the number of months remaining until the end of the 12-month period.

RETAIL LOCKBOX

This Service provides lockbox mail collection services for payments from your customers who mail payments with accompanying remittance documents, which are scannable by Optical Character Recognition.

Mail Account

You will advise your customers to send checks, drafts, and other orders for payment of money to be processed under this Service (“Items”) with accompanying scannable remittance documents to the lockbox address in the Documentation. We will pick up mail containing items at the U.S. Post Office from time to time in accordance with our regular lockbox collection schedules.

You will maintain an Account with us while using this Service. Your relationship to us as a depositor will commence only when Items are credited to your Account. Prior to such time, we will be a bailee as to Items in our possession.

Inspection of Items

We will open the envelopes picked up from the lockbox and will remove their contents. Items contained in the envelopes will be inspected and handled as follows:

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•	Dates – An Item will be deposited into the Account even though it is stale-dated, post-dated, or does not bear a date.

•	Amounts – A discrepancy between the amount of an Item and the amount on the accompanying remittance document may cause the Item to not be processed.

•	Drawer’s Signatures – If the drawer’s signature is missing, we will deposit the Item into the Account.

•

Other Language – We will have no responsibility to look for or to detect Items bearing the words “paid in full” or any restrictive endorsement or other legend on or with the Item. We will deposit such Items to the Account and we will have no liability to you as a result of such deposit.

•

International Payments – An Item denominated in foreign currency and drawn on a foreign bank will not be deposited into the Account. Any item denominated in a foreign currency will be returned to you with your return package.

•

Stop-File Comparison – In the event that you and we have agreed upon any “stop-file” procedures, we will use commercially reasonable efforts to not deposit into the Account those Items accompanying remittance documents which we detect as corresponding to listings on such “stop-file.”

•

Account Look-up – You may provide us, in electronic format, a file that contains the account information for your customers (a data transmission is the preferred method). By having this file, if your customer sends us a check without an accompanying remittance document, we can review the Look-Up file to attempt to find the customer’s account number.

We have no obligation to inspect Items except as stated above.

Inspection of Remittance Documents

Unless otherwise set forth in the Documentation, we will process all Items which are processable by us as follows:

•

Single Item, No Document – A single Item received without an accompanying remittance document will be deposited into the Account only if the number of the drawer’s account with you appears on or with the Item. If you provide us with a Look-Up file, we will use commercially reasonable efforts to find the customer’s account number so that you can credit the appropriate customer’s account.

•	Single Item, Single Document – A single Item received with a single accompanying remittance document will be deposited into the Account.

•	Multiple Items, Single Document – Two or more Items received with a single accompanying remittance document will be deposited into the account.

•	Single Items, Multiple Documents – A single Item received with two or more accompanying remittance documents will be deposited into the Account.

•

Multiple Items, Multiple Documents – Two or more Items received with two or more accompanying remittance documents will be deposited into the Account only if (i) the remitter has noted on the documents how to apply the Items or (ii) the total amount of the Items equals the total amount of all the accompanying remittance documents.

We have no obligation to inspect remittance documents except as stated above.

Further Processing

Items found acceptable for deposit will be endorsed and deposited into the Account. The endorsement will be our standard endorsement for lockbox items, as it reads from time to time, and this endorsement will be the binding endorsement of the payee of the Item. We will make deposits throughout each Banking Day. At the end of each Banking Day, we will send the following to you:

•	One deposit ticket copy for each deposit.

•

Items denominated in a foreign currency, original Items unacceptable for deposit, accompanying papers (excluding envelopes), and other miscellaneous written communications received through the lockbox.

In addition to the above, we will send the following to you, if requested by you:

•	Remittance documents which accompany deposited Items.

•	Data transmission of deposited Item information.

•	Transmission of images of checks, remittance documentation and exception items.

•	Hard copy reports of Item information

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Images

All deposited Items and their accompanying remittance documents will be imaged for reference purposes. All images will be retained on our Image Archive in accordance with our record retention schedule, as in effect from time to time. You can choose the level of storage for quick retrieval (120 days, 180 days or 1 year) and these images will generally be available to you immediately on line. After your quick retrieval storage period has expired, your images will move to our Image Archive. Images on the Image Archive will be available with 12-24 hours of your request, provided that the image is still available in accordance with our record retention schedule.

Upon request, we can also image your exception items, which will include No Documents, Correspondence, Returns, suspense items, address changes, and any other miscellaneous documents.

Termination; Liquidated Damages

Either you or we may terminate this Service as provided elsewhere in this Agreement. If, however, you terminate this Service before you have used it for twelve (12) consecutive months for any other reason other than our failure to reasonably perform our obligations hereunder, you will pay to us, as liquidated damages and not as a penalty, an amount equal to sixty percent (60%) of our average monthly billings to you for this Service multiplied by the number of months remaining until the end of the 12-month period. Any mail received by us in the lockbox after the termination date will be sent to you for a period of three (3) months. You will pay us our charges for forwarding any mail.

RECEIVABLES AUTOMATION

This Service is a cloud-based solution designed to optimize accounts receivables operations by combining all functions into a unified business process. Receivables Automation features include, but are not limited to the following:

Cash Application

Enables the end-to-end automation of the cash application process that covers remittance aggregation from different sources/formats, remittance data capture, payment linking, invoice matching deduction coding and ERP posting.

Deductions

Enables a deduction management operation for identifying and resolving invoice disputes and short payments including a structured workflow and collaboration engine for inter-department communication and approval.

You may choose to use either feature collectively or on an independent basis.

Definitions

Capitalized terms used in this Terms and Conditions for this Service will have the meaning ascribed to them below, or in the context used in this Agreement.

Cloud Solution means each separately priced offering to which you subscribe.

Customer Data means any data or information that is (a) provided or uploaded by you into a Cloud Solution, or (B) aggregated from Data Sources.

Data Sources means those specified sources of data and information accessed by a Cloud Solution, including, but not limited to, external internet websites, internal intranet web sites, third party applications (e.g. ERP systems and EDI exchanges), private and public websites, emails, and/or images of paper documents.

Documentation means the following, written documentation, in Word, PDF and HTML formats, which describes the functionality and operation of a Cloud Solution such as order forms, process design documents, training guides, testing scripts, production turnover plans and release notes.

User(s) means those employees, representatives, consultants, contractors, or agents that you have authorized to use a Cloud Solution and that you have supplied user identifications and passwords.

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Service Description

This Service consists of the following optional components.

•	Cash Application

Core Module

Enterprise Cloud Integration (ECI): The Enterprise Cloud Integration module is used to integrate ERP systems with the Receivables Automation service. The ECI module has three components as follows:

•	ERP Data Extractor: ERP data extractors are used to extract invoice and customer master data from ERP systems.

•	ERP Data Loader: the ERP data loading component is used to load extracted data from the ERP into the solution.

•	Output Generator: the Output generator creates ERP consumable consolidated receivables files.

•

Exception Handling (EH): Exception Handling is a front-end interface for users to verify and adjust captured and/or matched data in the solution before output generation. It uses learning algorithms to identify correction patterns over time to minimize the number of manual touches.

•	Reporting & Analytics: Reporting & Analytics generates views and provides export options on reports and analytics data.

Data Capture

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Email Data Capture: Email Data Capture is an artificial intelligence (A.I.) based engine that captures data dynamically from remittance emails (email body and attachments – structured and/or unstructured) without needing specific templates. It uses machine-learning algorithms that continuously improve accuracy with time and data.

•	Web Data Capture: Web Data Capture automatically aggregates remittance data from a wide range of websites. It has a mechanism to add data capture capabilities to new websites as needed.

•	EDI Data Capture: EDI Data Capture automatically aggregates remittance information from EDI remittances (EDI 820/EDI 823).

•

Image Data Capture: Image Data Capture uses artificial intelligence (A.I.) to capture data dynamically from the lockbox images and remote deposit images without defining specific templates. It uses machine-learning algorithms that continuously improve accuracy with time and data.

AR Matching

•

Payment Loading: Payment Loading integrates payment information from banks with the solution. Typical formats include BAI, BAI2, EDI 823, EDI 820 and MT940, delimited text, fixed length text, excel and XML files. It also provides support to process any specific file formats.

•

Payment-Remittance Linking (PR Linking): PR Linking links payments to remittances based on configurable business linking rules. It also provides advanced override features to support linking conflict resolution, client specific and clients’ customer specific linking scenarios.

•

Invoice Matching: Invoice Matching matches remittance line items with receivables data to identify the invoices paid & credit memos taken on the remittance. It also leverages predictive models to identify remittances based on past payment behavior if no remittance data is available.

Deduction Identification: This component identifies discounts and short/over payments from the remittance data and setup short/over payments in the clients’ ERP system. It reduces manual effort in identifying/coding of discounts, short/over payments and populates additional attributes such as claim reference, etc. in clients’ ERP system.

•	Deductions Management

The Deductions Management module features the following:

•	Deductions Management

•	Auto-match of Deduction Backup (Claims, PODs) to deductions

•	Reason Code Population of deduction

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•	Deduction Analyst workflow and workflow collaboration

•	Prioritize Deductions based on customer, aging and/or amount

•	Deduction resolution (credit, write-off, credit offsets, invalid)

•	Customer correspondence management for deductions

•	Pre-Deductions – proactive deduction research using claim backup

•	Trade promotion settlement – auto-match deductions to Trade promotions

•	Approval workflow via delegation of authority

•	Reporting, dashboards and analytics

•	Claims and POD Automation

•	Automatically gather claim document from customer portals

•	Automatically gather POD, BOL and backup documents from carrier portals

•	Automatically gather claim documents from customer emails

•	Automatically gather claim documents from paper/scanned PDF

•	Automatically gather claim documents from EDI claims

•	Linking of Claims and POD

•	Enrich claim information using standard rules to aid in linking with deductions/invoices

•	Reporting, dashboards and analytics

•	Web Push Automation – Upload claim denials to customer portals via web aggregation engine

Your Responsibilities

In using this Service, you are responsible for:

(a) Preventing unauthorized access to Cloud Solutions, by, among other things, keeping your passwords secure and confidential and promptly notifying us of any unauthorized access;

(b) Providing and maintaining all hardware and software you use to access each Cloud Solution;

(c) Using the Service only in compliance with its Documentation;

(d) Inputting accurate and complete Customer Data into each Cloud Solution in the established standard format and specifications set forth in its Documentation;

(e) Providing to us on a regular basis customer master data and the open invoice data (transactional) from your ERP system(s). Additional information may be provided in order to further improve cash application matching rates. This includes but is not limited to; MICR data, payer name, parent-child relations, and other alternative references that your customer may pay against.

(f) If your usage of service includes payment and receivables activity processed by another financial institution or service provider other than us you must work with that provider to obtain the necessary payment files required to utilize the service. These files may include; a) an image file of checks and remittance documents received in a lockbox, and b) an ANSI X12 820 file of electronic payments received in your account(s) at the other financial institution(s). Image files should be in a CCIT Group IV format with a minimum resolution of 300 Dots Per Inch (“DPI”). It is your sole responsibility to arrange for these services with your other providers. You will be responsible for any one-time and/or ongoing service fees assessed by your provider(s).

(g) Assigning personnel to assist us on technical or data issues and otherwise cooperate with us in its provisioning of the service, including ensuring the cooperation of third parties as needed to supply requested Customer Data, information and other support.

Our Responsibilities

a)	PNC Payment and Remittance Activity

For check payments received through your PNC Integrated Receivables lockbox(es) we will generate and transmit to the cloud-hosting environment the image files required for this service.

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For electronic payment activity received in your account(s) we will generate and transmit to the cloud-hosting environment the data files required for this service.

We will generate and transmit the files in accordance with our regular schedules. We will share with you the schedules at your request.

b)	Image and Data Delivery

We will make images of the items along with associated remittance data available to you through PINACLE®. We will not be liable to you if an image is not legible. You will be responsible for reviewing and resolving exception items including completion of data capture and/or invoice matching.

c)	Image and Data Retention

For all receivables activity directed to the Receivables Automation service we will maintain images and associated data for a period of seven (7) years.

d)	Hosting Environment

We may provide and use a shared or dedicated hosting environment for the service on secure servers at a third party managed hosting services facility. We will protect (or cause our hosting provider to protect) your data hosted in this cloud environment using controls consistent with accepted industry standards (e.g., Cloud Security Alliance Cloud Controls Matrix). We reserve the right in its sole reasonable discretion to transfer to a comparable hosting facility.

e)	Access and Usage

Subject to the terms and conditions of this Agreement, we grant to you the limited right to access and use each Cloud Solution, but only in accordance with the Documentation. You may also allow Users to access and use a Cloud Solution, which access must be for the sole benefit of your organization; provided however, you will remain responsible for such Users’ compliance with this Agreement.

Orderly Transition

Other than for a termination based on your misappropriation of our intellectual property or your failure to pay any undisputed amount by the requisite due date (provided that we have first provided you with five (5) days’ prior written notice of the same), upon expiration or any termination of this Agreement, in whole or in part, we will, at your request, continue to allow you to access and use the Services after the date of such termination or expiration to effectuate an orderly transition from the Services for a period not to exceed one year. During such period, the then-existing fees will continue to be in effect and the terms of this Agreement shall survive and continue to govern the parties’ rights and obligations with respect to the Services. The usage period shall end when the transition from the Services has occurred and any Transition Services have been completed.

Termination; Liquidated Damages

Either you or we may terminate this Service as provided elsewhere in this Agreement. If you terminate this Service before you have used it for twelve (12) consecutive months following implementation for any reason other than our failure to reasonably perform our obligations hereunder, you will pay to us, as liquidated damages and not as a penalty, an amount equal to our average monthly billings to you for this Service multiplied by the number of months remaining until the end of the 12-month period.

E-LOCKBOX ADVANTAGE

PNC’s E-Lockbox Advantage Service provides an automated way of collecting bill payments made by your customers at online bill payment sites, walk-in payment centers, collection agencies, credit counseling agencies, and other online bill payment originators (“Bill Payment Originators”). This service reduces the number of checks you will receive from online bill payment processors and eliminates the need for you to manage multiple electronic transmissions from each Bill Payment Originator.

As part of this Service, we will register you with participating Bill Payment Originators indicating that you are able to receive bill payments electronically. Not all Bill Payment Originators are able to send payments to you electronically.

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The registration process will include assigning you a Biller Profile Number so that the Bill Payment Originators know where to send your bill payments. You will be able, through us, to designate the following criteria to assist Bill Payment Originators in processing payments for you:

1.

Acceptable Names/Payees – We will enter a list of acceptable names that your customers use when sending you payments. We will use your business name as the primary name, but will also ask you to provide a list of assumed business names that your customers use when making payments.

2.

Acceptable Addresses – We will also enter a list of acceptable addresses where customers may send payments to you. The primary address will be the lockbox or street address where you request payments to be sent. We will include all of the additional addresses you designate where your customers may also send payments.

3.

Account Number Mask – We will also include a list of customer account number “masks” that you will accept. The account number is your customer account number as established within your accounts receivables system. Some examples of “mask” criteria are:

a.	A fixed or maximum account number length.

b.	Specific prefixes that must be present in the account number.

c.	List of account number structures (example xxx-xxxxxxx-xx).

d.	An account number algorithm that uses the last digit of the account number as a check digit.

If a bill payment does not pass the three criteria described above, then the Bill Payment Originator will print a check with the customer information and mail the check to the address provided by the person making the online bill payment. You may also send us an old number/new number data file that can be used to systemically change an account number received to a corresponding number based on the data file received. This feature is available when you have gone through a systemic change where you have issued new account numbers to your customers. This file will match incoming payments based on the “old” number and automatically convert it to the “new” number prior to presenting those payments to you.

Payment Information Delivery

You may select one of the following methods for receiving your bill payment information:

1.	Merged with your PNC lockbox file (retail or wholesale).

2.	Separate ACH formatted file with only the E-Lockbox payments (CIE formatted file).

3.	CSV/Excel file download from a WEB Portal.

4.	Integrated with an EDI transmission.

There are four (4) data elements that are included with each payment. They are:

1.

Customer Account Number – This is the account number entered by the person originating the payment (which is the customer account number assigned by you as established within your accounts receivables system).

2.	Payment Amount – Dollar amount of the payment being made.

3.

Name – This will be the name of the person originating the payment. (Please note this name may not be the same name of the person on record in your accounts receivables system. The name is based on who originated the payment.)

4.	Payment Date – Date the payment is received and processed by us.

Funds Depositing/Availability

Payments received from the Bill Payment Originators will be deposited to your designated account on the Banking Day that the payments are received by us. The deposits will have immediate availability and will generally be posted by 8:00 a.m. ET on the Banking Day the payments are received.

Reporting

You will have the ability to perform reporting, payment research, and returns processing using the online portal. The online portal may be branded with the logo of our third party vendor and provides the following capability:

1.	Reporting – Download transactions (CSV/Excel Download).

2.

Payment Research – Perform research for payments that may have suspended during the posting process or require some other research. The WEB Portal gives you access to the contact information of the Bill Payment Originator who initiated the payment.

3.

Returns Processing – Return any unwanted payments through the WEB Portal. This will automatically return the payment to the Bill Payment Originator who originated the payment. Your PNC deposit account will be charged the following Banking Day in the amount of any processed returns.

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Disclaimer

Bill Payment Originators are independent third parties who are performing services on behalf of your customers and are not affiliated with, or controlled by, PNC. As such, you acknowledge and agree that PNC shall have no liability to you for any losses you incur that are caused by the acts or omissions of any Bill Payment Originator.

REMITTANCE ON-SITE SERVICE

This Service allows you to scan checks, plus any associated remittance documents and transmit the images to us as if such checks and documents had been sent directly to your lockbox with us. We will enter those electronic images into the collection system or use them to print Substitute Checks. We will provisionally credit your account for the deposit (“Remittance Deposit”). We will make images of the checks and associated remittance documents available to you through PINACLE.

Software and Materials

In order for you to use this Service, you will be provided with installation software. We will provide a user manual and other appropriate materials that will give you details on how to use this Service and install the software. The user manual and any other materials are considered part of the Documentation for the Service.

Transmissions

In order to transmit your Remittance Deposit file, containing your checks images and associated remittance documents, you will have to comply with any applicable Security Procedures. You will transmit the Remittance Deposit file to a secure site as directed in the user manual. You will scan each check, plus any associated remittance documents.

We will not process duplicate, partial or incomplete Remittance Deposit files.

If you cannot scan an original check or you do not want to use this Service to deposit an original check, you may deposit the original check at any of our branches or send the original check via U.S. mail to your lockbox, and the check will be processed in accordance with the Comprehensive Agreement.

If the Substitute Check or an image of the Substitute Check is returned for any reason, we will return the check to you as an Image Replacement Document (“IRD”) as defined in the American National Standards Institute’s applicable standards. Subject to our right to refuse any item for deposit as stated in the Account Agreement, you may re-deposit any check that was deposited using this Service by sending us another file containing an image of the check or the IRD. After you have sent us an image of an original check for deposit, you may not deposit the original check with us or with any other financial institution, even if the Substitute Check we created from your Remittance Deposit or an image of such a Substitute Check is returned. You must employ appropriate measures to ensure that original checks are not deposited.

Purchase of Equipment and Retention of Checks

While using this Service and upon reasonable notice, you agree that we can inspect your premises as we deem necessary within our sole discretion in order to determine your compliance with the provisions of this Agreement. You must purchase the scanners you need to use this Service. We may recommend a vendor from whom you can purchase scanners, but you must purchase scanners that are compatible with this Service. You agree that we have no liability to you or your agents for the use, purchase, maintenance, quality, or any other aspect of the scanners.

You agree to retain each original check, and an image of each original check in a format specified by us, without affixing any void language to the original check, for a minimum of fourteen (14) calendar days from the date of the deposit (“Retention Period”). You agree, upon our request and during the Retention Period, to provide either the original check or an imaged copy of any check that was transmitted to us using this Service. You agree to store each original check and an image of each original check in a secure location. Upon reasonable notice, you agree that we can inspect the location where you keep the original checks and imaged checks, but we have no obligation to conduct an inspection.

Deposit of Check Images

You are responsible for determining whether an original check is eligible for deposit as a check image in accordance with these Terms and Conditions and the Documentation. Without limiting the foregoing, you shall not deposit (i) a check image

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created from any check or item that is not eligible for conversion to a Substitute Check, including but not limited to non-US dollar denominated checks, checks drawn on foreign banks, forward or return items in carrier documents, or photocopies in lieu or mutilated items, or (ii) an electronically created image that did not actually originate from a paper item.

You shall review each check image prior to transmission of the check image to us in order to confirm the legibility and accuracy of the check image, and that the check image satisfies the quality standards as specified in our Documentation. You assume sole responsibility for ensuring that all information from the original check is accurately captured in the resulting check image.

You acknowledge and agree that (1) we do not separately verify that the check image is eligible for conversion to a Substitute Check or verify the accuracy, legibility or quality of the check image or MICR line information received from you and (ii) you are responsible for any copies of check images or original checks that you maintain and for any loss that may arise as a result of unauthorized access to or use of such original checks or check images. Except to the extent that you may re-deposit any check that was deposited using this Service as indicated above, we are not obligated to accept a check image for deposit from you, and we may in our sole discretion reject a Remittance Deposit at any time and request that you deposit the original check.

When we transfer or present a check image, or a Substitute Check created from that check image, we make certain representations and warranties under contract or under applicable law, including, without limitation, Check 21, clearinghouse rules and Federal Reserve Operating Circulars. With respect to each check image that you send to us, and each Substitute Check that we make from such a check image, you are deemed to make to us any representation or warranty that we make to any person (including without limitation a collecting bank, a Federal Reserve Bank, a paying bank, a returning bank, the drawee, the drawer, any endorser, or any other transferee). You agree that a check image that is received by us using this Service or a Substitute Check created by us in accordance with these Terms and Conditions, shall be considered a check and/or an item for all purposes under the Comprehensive Agreement.

Termination of Service

In addition to the termination provisions stated elsewhere in this Agreement, we reserve the right to suspend your access to all or any portion of the Service at anytime without notice to you.

CASH LOGISTICS SERVICE

This Service provides you with a means of depositing and obtaining coin and currency.

The terms “cash,” “coin,” and “currency” mean the legal coin and currency of the United States of America or of any other country approved by us. You will not deposit, and we will not accept, the coin or currency of any other country not approved under this Service.

Deposits by You

You will purchase or otherwise supply and maintain clear disposable plastic security bags for deposits. Plastic bags should be sealed according to the manufacturer’s instructions. You will prepare your deposits in good order as follows:

•

Cash deposits will be accompanied by a deposit ticket with the dollar amount fully visible through the plastic security bag or in an outer pouch that is accessible without opening the sealed bag. The shipping label on the bag must include your name, location, location number, and dollar amount said to be contained in the deposit.

•	Deposits will be delivered by your authorized armored carrier to the secured facility specified by us.

•

Your deposits will be deemed to be made when we receive them at the Cash Logistics Services (“CLS”) facility. Cash and coin deposits must be received by us prior to the deadline shown on our CLS Processing Sites and Cash Deposit Deadlines document which has been provided to you. Deposits received after the applicable cut-off time will be considered by us to have been received on the following Banking Day, thereby delaying normal funds availability by one (1) Banking Day. Deposits presented to our Money Room that contain checks will be accepted and will be considered nonstandard subject to premium handling fees. Mixed deposits will be processed pursuant to the deposit deadlines as noted on the CLS Processing Sites and Cash Deposit Deadlines document.

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Processing by Us

We will process your deposits as follows:

•

We will give you a receipt, and assign conditional credit, for your deposit based on the amount identified on the visible/accessible deposit ticket. Deposits that do not contain a visible/accessible deposit ticket with legible information are subject to delayed ledger credit of one (1) Banking Day and to premium handling fees.

•	We will count coins and currency and you will accept our count as the valid and binding final count.

•

If our count varies from your count, a credit or debit adjustment will be made to the Account for the difference. Upon request, we will provide you with any information reasonably available to us which may assist you to reconcile the difference.

Withdrawals

You may order currency and coin from us in U.S. dollars.

We will debit your Account for the face value of the monies ordered on the day on which we process your order.

You may place orders for coin and currency 24-hours per day by accessing our Automated Telephone Order Entry or our Money Room web-based order system no later than 11:00 a.m. ET one (1) Banking Day prior to the requested day of delivery. We will provide you with a PIN for each location specified by you.

Withdrawals will be deemed to be made when the coin or currency is delivered to your armored car service.

Courier Service/Risk of Loss

You agree that any armored car service used to deliver or secure coin, currency or other material to or from the CLS Facility, will be certified and licensed as required by applicable law and will act as your agent. You will bear the entire risk of loss of your coin, currency or other property when it is in the custody or control of you or your armored car service. You warrant to us that all armored car insurance coverage in any form names you as the beneficiary.

NON-PNC SAFE DEPOSITS SERVICE

This Service allows you to deposit currency into an on-site electronic safe for same Banking Day conditional credit.

The Non-PNC Safe

You agree to procure the on-site electronic safe (“Unit(s)”) from any certified vendor. Individual Units will be maintained at your various locations as determined by you. You will hire a third party courier service (“Courier”) to pick up currency deposited into the Units and deliver the currency to secured CLS facilities specified by us within three (3) business days from when the currency is retrieved from the Unit by the Courier. For purposes of this Service, currency shall include cash currency of the United States of America, only, and shall not include coins, checks, food coupons or other items. You understand that each Unit will provide a bill validator for deposits made into each Unit. This service does not apply to monies deposited into the envelope drop or funds in the change control system of the Unit. You agree to instruct the Courier to pick up all currency in the Units no less than once per week. You agree, however, that the Courier is authorized to make daily Banking Day pickups of all currency in the Units from your locations at our request.

•	The Non-PNC Safe Account

At the close of each Unit’s business day (generally 7 days per week), at a time to be determined by you, you will initiate an end-of-day transmission. On each Banking Day, the Unit will initiate an end-of-day transmission to us, reflecting the amount of currency deposited into the bill validator of each Unit. The total amount of all deposits will be posted to your Account on the Banking Day we receive the transmitted file from the Unit at which time you agree that full rights of ownership of all currency deposited into the Units shall vest in us. We will provide same Banking Day conditional credit (subject to receipt and count) to your Account in the amount of the reported deposit.

•	Processing Non-PNC Safe Deposits

You agree that all Unit currency received in the CLS facilities will be processed as per the procedures set forth in the CLS Terms and Conditions. If our count varies from your count, or the Unit’s transmitted file, a credit or debit adjustment will be made to your Account for the difference. Adjustments will further be made for any counterfeit funds deposited into the Units, together with any adjustments associated with non-delivery of the currency to the CLS facilities as specified above including losses associated with theft, fire, or other physical destruction or damage of any Unit and its contents. Any negative balance caused by such reconcilement will be immediately due and payable to us by you.

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Insurance Obligations

You, at your sole cost and expense, shall obtain, keep in force and maintain insurance with appropriate limits and shall cover any all losses associated with theft, fire, tampering, or other physical destruction or damage of each Unit and Unit contents. Evidence of such insurance shall be disclosed to us upon request.

Termination

In addition to the termination provisions set forth in the Comprehensive Agreement, we reserve the right to immediately terminate Non-PNC Safe Deposits Services without notice to you in the event any Unit is tampered with or the integrity of any such Unit is otherwise jeopardized.

Disclaimer

We shall have no responsibility and shall incur no liability for any failures of the Units, including the unavailability or interruption of transmission or communications, equipment or other technological failures, emergency conditions, or any courier-related services and obligations of the Unit or your Courier.

PRINTMAIL EXPRESS/SELECT

This Service permits you to instruct us to print, email, and generate electronic images of bills/statements/invoices, on your behalf.

General Specifications

•

You will send us, through transmission or WEB file upload, a data file in our standard format or an agreed-upon custom format. If files are transmitted, a control file must be included, as specified by us.

•

During implementation, we will assist you in completing the Print Mail Technical Specifications Form, and both parties shall sign such form. Future changes will be communicated to us and implemented through PNC’s standard change process.

PNC shall not be under any duty or obligation to inquire into, and shall not be liable for, the validity or invalidity or authority or lack thereof of any oral, transmitted, or written instruction provided by you, which PNC reasonably believes to be genuine.

General Processing

PNC’s Print Mail process generally includes:

•	You delivering billing data to PNC via Direct File Transmission or WEB file upload • You delivering to PNC a control file or totals for file validation.

•

The option for you to implement a “hold and release” process, rather than a standard straight-through process. Hold and Release allows you to review the file output through PNC’s Print WEB portal prior to releasing the bills for printing and mailing. PNC’s standard process is to automatically process all files and print and mail them without any manual intervention by you.

•

PNC will apply processing edits (agreed to by the parties) against the data file in an attempt to validate the file. Once the file has passed file processing edits, it will be released to the print production facility for printing, inserting, and mailing.

•

PNC provides a Print WEB portal where you can review the file status, as well as manage the various components of the print process. The Print WEB portal also provides reporting on volume and postage expense incurred.

Rejected File Processing

If PNC identifies any data or agreed to logic issues during file processing, PNC will stop processing the file and contact you to determine next steps. If it is determined there is a data file issue, then you will be responsible to correct the data issues and resend the data file for processing. If the issue can be addressed by PNC, then PNC will communicate the resolution to you.

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Address Validation Services

PNC can provide address verification services as part of the standard print services. This service matches all addresses against the USPS Address Database to make sure all outgoing mail can be delivered. You may request reports generated through the National Change of Address (“NCOA”) process to help you update addresses in their system of record. PNC can also provide a “Bad Address Report,” which lists all the addresses that are either undeliverable or need correction. Both the NCOA and Bad Address Reports are optional and can be turned on or off at your request.

MailTrek Service

MailTrek is an optional mail tracking service that uses USPS technology to track your inbound and outbound mail.

Outbound Mail – For outbound scanning, an Intelligent Mail barcode (IMb) is printed on each piece of outgoing mail. That IMb serves as a unique identifier for that envelope. The data from this barcode gives the USPS the necessary intelligence to get your mail delivered to the right address on time.

Inbound Mail – For inbound scanning, an IMb barcode will be included on your return or remittance envelope to provide you with valuable data regarding the status of incoming payments.

Scanned throughout each stage of the delivery process, data from the IMb is uploaded multiple times a day to our system. Mail is tracked in real-time so that you know the delivery status of your inbound and outbound mail. Reports on the scanned activity are available to you through PNC’s Print WEB portal.

Production and Mail Times

Unless otherwise agreed by the parties, the following are the standard production turn-around times for printing and mailing items:

•	Files Received Monday through Thursday (up to 75K items) – Data files received by 11:30am ET will be processed and mailed by the next Business Day.

•	Files Received Friday (up to 75k items) – Data files received by 8:30am ET will be processed and mailed by end of day Saturday.

•	If Saturday is a government holiday, then the items will be mailed the next business day.

Cancellation of File

If you, after a file has been transmitted to PNC, subsequently notify PNC that you want to cancel a file, PNC shall make reasonable efforts to stop the printing and mailing of the bills. If documents have been printed but not mailed, then you will be responsible for paying PNC for Services performed prior to receipt of the notice of cancellation.

Inspection of Items

PNC will inspect output prior to delivery to the USPS or other mail service provider. Inspection will include:

•	Review for mail piece completeness including inserts, undamaged output, no read quality issues, and correct data placement.

•	Review for mail readiness, including accurate postage and compliance with U.S. Postal Service regulations for qualified presort first class mail.

Data Storage, Image Archive, and WEB System Management

PNC may store data files for up to 60 days in order to perform certain quality control processes. Images of all documents will be archived as PDF images for a minimum of 90 days and up to several years, depending on your requirements. These images may be accessed thru PNC’s Print WEB portal, transmitted back to you, and/or integrated with PNC’s Electronic Bill Payment and Presentment system.

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The Print WEB portal described above may be used by you to access volume and postage reporting, and manage billing messages, inserts, and other print processes. Reprints would be submitted to PNC as a separate file through the normal print process.

PAYEREXPRESS SERVICE

PayerExpress is PNC’s bill payment and presentment service that allows your customers to make payments on bills and invoices from your company via ACH and/or Card Payment networks.

Security

PNC reserves the right to update the security features of the PayerExpress system at any time.

Compliance

ACH transactions are subject to the Automated Clearing House (ACH) Origination Service Terms and Conditions. Transactions processed through the Card payment network are subject to the Operating Guide and Association Rules as defined in PNC’s agreement with you for merchant services, a copy of which will be provided to you if you use this Service.

Consumer Terms of Service and Privacy Policy

You are solely responsible for any Consumer Terms of Service and Privacy Policy used for PayerExpress for both the standard and self-service configurations.

Standard Configuration

Under the standard configuration, PayerExpress requires that you post a Consumer Terms of Service on the website. You may also post a Privacy Policy on the website. PNC has provided you with a sample Consumer Terms of Service document. You understand and agree that this sample is being provided as a courtesy, only, and does not reflect legal review or approval. You should not rely on this sample document without your own legal review, guidance and approval. You agree not to include any reference to PNC within your Consumer Terms of Service or Privacy Policy statement, including any reference to PNC’s name, address, logo or other PNC identifying information. You will be required to submit the text of your Consumer Terms of Service to PNC, in writing. If you want to post a Privacy Policy, you are also required to submit that text to PNC, in writing. Posting of such materials shall not constitute PNC’s approval thereof. PNC will not be responsible for monitoring or enforcing the provisions set forth in the posted Consumer Terms of Service or Privacy Policy. Any such monitoring or enforcement efforts shall remain solely your responsibility.

Self-Service Configuration

Under the self-service configuration, a generic Consumer Terms of Service will be posted on the website. You understand and agree that this generic Consumer Terms of Service cannot be modified, and is being provided as a courtesy, only, and does not reflect legal review or approval. You should not rely on this generic Consumer Terms of Service without your own legal review, guidance and approval. If you do not want the generic Consumer Terms of Service to be posted, you can request a standard configuration with a sample Consumer Terms of Service above.

REMOTE DEPOSIT SERVICES

We offer Services which allow you to deposit checks into your Account with us by making images of the checks (i) using an approved remote capture device, (ii) using an eligible mobile device, or (ii) by scanning the checks, and then releasing the images to us. We will enter those electronic images into the collection system or use them to print Substitute Checks and enter them into the check collection system. We will provisionally credit your account for the deposit (“Remote Deposit”).

Additional Features of Deposit On-Site

The Remittance feature of our Service allows you to scan a remittance coupon in accordance with our specifications and then export data from the remittance coupon to us. This feature is not available when you use a mobile device to deposit checks.

Our Image Export feature offers you the delivery of a daily secure data transmission file, which includes prior Banking Day deposit details along with images of deposit tickets and checks. When used together with the Remittance feature, the transmission file also contains images of the remittance coupons. Images may also be viewed through PINACLE for the period of time as determined by us from time to time.

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For checks deposited with a mobile device, your Authorized Users must install an application (an “App”) to their eligible mobile devices. You and your Authorized Users will regularly receive App update notices, with enhancement descriptions, which your Authorized Users will be required to promptly install. Both you and your Authorized Users agree to be bound by the terms of the applicable End User License Agreement (“EULA”) for the App and your Authorized Users must indicate their agreement to the EULA before they may download the App to their mobile devices.

Transmissions and Other Requirements

Except for PINACLE access to the remote deposit computer software program and its related documentation, you must purchase your own image processing equipment and software. In order for you to use this Service, the check images that you send us must be in the American National Standards Institute’s Check Image Exchange X9.37 format. We will provide you with a copy of the Check Image Exchange X9.37 format requirements. We will provide you with an implementation plan with test requirements and other appropriate materials that will give you details on how to use this Service. Test requirements must be met before you may use the Service in production. The format requirements, implementation plan and any other materials are considered part of the Documentation for the Service and are incorporated herein by reference. We may provide you access to an API that may be used by you to access this Service.

Processing Guidelines

You will release your Remote Deposit file containing your checks images to our secure site as directed in the Documentation. All checks deposited with a mobile device must include your virtual endorsement on the back of the check image. For other remotely deposited checks, we may provide your virtual endorsement to each check image that you capture and send to us. You are responsible for the correct placement of your endorsement on the check images. Upon receipt of your Remote Deposit file, we will confirm our receipt of your deposit. The date of deposit is the date in such confirmation, including for purposes of our Funds Availability Policy. After acknowledging receipt of your Remote Deposit, we will provisionally credit the checks in your Remote Deposit file to your designated Account. We will then process each remotely deposited check for collection or create a Substitute Check for each check imaged in your file that meets the image quality standards set forth in the Documentation, and process each Substitute Check for collection.

In order to credit the checks to your designated Account on the same Banking Day that we receive your Remote Deposit file, we must receive your file by the cutoff time stated in the Documentation. If the Remote Deposit file is received after that time, the file will be considered to have been received by us on the next Banking Day and that date will be reflected on the Receipt Notice.

We will not process duplicate, partial or incomplete Remote Deposit files. If you cannot remotely deposit an original check or you do not want to use this Service to deposit an original check, you may deposit the original check at any of our branches.

If the Substitute Check or an image of the Substitute Check is returned for any reason, we will return the check to you as an Image Replacement Document (“IRD”) as defined in the American National Standards Institute’s X9 standards. Subject to our right to refuse any item for deposit as stated in the Account Agreement, you may re-deposit any check that was deposited using this Service by sending or releasing to us another Remote Deposit file containing an image of the returned check or the IRD. After you have sent us an image of an original check for deposit, you may not deposit the original check with us or any other financial institution, even if the Substitute Check we created from your Remote Deposit or an image of such a Substitute Check is returned. You must employ appropriate measures to ensure that original checks are not deposited.

Deposit Limits

We will establish deposit limits and check item limits for the remote deposit activity that you may initiate. The limits for remote deposit activity are the based on the maximum item dollar amount and accumulated remote deposit activity. Authorized Users with Administrative access can view the Company limits within the User Edit Screen. We may change your limits at any time in our sole discretion. If we receive a remote deposit file from you which alone, or in combination with any other aggregated deposit activity, exceeds your deposit limit, we may decline to process the file in our sole discretion. Our election to process any remote deposit file which exceeds any of your limits will not affect or limit our right to reject any future Remote Deposit transaction file which exceeds your limit at any time. We will not be liable for delaying or not processing a remote deposit file if such processing would cause your limit to be exceeded

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Equipment

You agree that, upon reasonable notice, we can inspect your premises as we deem necessary within our sole discretion in order to determine your compliance with the Terms and Conditions for this Service. You must purchase the scanners that we believe in good faith are compatible with this Service. We will provide you a list of such scanners and a list of vendors from whom you may purchase them. You agree that we have no liability to you or your agents for the use, purchase, maintenance, quality, or any other aspect of the scanners.

If you wish to remotely deposit checks via a mobile device, we will provide you with a list of eligible mobile devices. The identification by us of a cellular phone or other mobile device for use with the Service does not constitute a recommendation, endorsement or any representation or warranty of any kind by us regarding the performance or operation of such device. You and Your Authorized Users are solely responsible for the selection of an eligible mobile device and all issues relating to the operation, performance and costs associated with such device are between you, your Authorized Users and your or their wireless communications provider. Such provider may impose extra fees in order to make such mobile device data-capable and may also apply charges if you or your Authorized Users exchange data between a mobile device and the Service.

In the event you or an Authorized User’s mobile device is lost or stolen, you agree to make appropriate changes to disable the use of such device or you will require your Authorized Users to do so.

Retention of Checks

You agree to retain each original check, without writing on or otherwise altering the original check, for the period of time stated in the Documentation (“Retention Period”). You agree, upon our request and during the Retention Period, to provide either an additional image copy of any check image that was released to us using this Service or the original check. You agree to store each original check or a copy of the imaged checks in a secure location. Upon reasonable notice, you agree that we can inspect the location where you keep the original checks and copies, but we have no obligation to conduct an inspection. You will not deposit, with us or with any other financial institution, the original of any check of which you have sent us an image for credit to your Account. If you become aware that you have made such a deposit, you will notify us immediately.

Deposit of Check Images

You are responsible for determining whether an original check is eligible for Remote Deposit as a check image in accordance with these Terms and Conditions and the Documentation. Without limiting the foregoing, you shall not deposit (i) a check image created from any check or item that is not eligible for conversion to a Substitute Check, including but not limited to non-US dollar denominated checks, checks drawn on foreign banks, forward or return items in carrier documents, or photocopies in lieu or mutilated items, or (ii) an electronically created image that did not actually originate from a paper check.

You shall review each check image prior to releasing the check image to us in order to confirm the legibility and accuracy of the check image, and that the check image satisfies the quality standards as specified in our Documentation. You assume sole responsibility for ensuring that all information from the original check is accurately captured in the resulting check image and that all files are transmitted as balanced deposits.

You acknowledge and agree that we do not separately verify that the check image is eligible for conversion to an image or a Substitute Check or verify the accuracy, legibility or quality of the check image or MICR line information received from you. You acknowledge and agree that you are responsible for any copies of check images or original checks that you maintain, and you are responsible for any loss that may arise as a result of unauthorized access to or use of such original checks or check images. We are not obligated to accept a check image for deposit from you, and we may in our sole discretion reject a Remote Deposit at any time and request that you deposit the original check.

When we transfer or present a check image, or a Substitute Check created from that check image, we make certain representations and warranties under contract or under applicable law, including, without limitation, Check 21, Clearinghouse Rules and Federal Reserve Operating Circulars. With respect to each check image that you send or release to us, and each Substitute Check that we make from such a check image, you are deemed to make to us any representation or

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warranty that we make to any person (including without limitation a collecting bank, a Federal Reserve Bank, a paying bank, a returning bank, the drawee, the drawer, any endorser, or any other transferee). You agree that a check image that is received by us using this Service or a Substitute Check created by us, shall be considered a check and/or an item for all purposes under this Agreement.

Termination of Service

In addition to the termination provisions elsewhere in this Agreement, we reserve the right to suspend your access to all or any portion of the Service at any time without notice to you. You shall also pay all amounts then due and owing to us within thirty (30) calendar days following the effective date of termination.

The Deposit On-Site service also offers the following optional features:

•

The Remittance feature allows users to scan a remittance coupon that complies with our specification standards to capture data from the remittance coupon that can be exported directly from Deposit On-Site (data only).

•

The Image Export feature offers the delivery of a daily secure data transmission file which reflects prior Banking Day deposit details along with images of deposit tickets and checks. When used together with the Remittance feature, the transmission file contains images of the remittance coupons. Images may also be viewed through Deposit On-Site PINACLE access.

•	All deposited Items and remittance coupon images will be available within Deposit On-Site for 35 days.

REMOTE SAFE SOLUTION®

This Service allows you to deposit Currency into an on-site safe for same Banking Day credit. In the event of a conflict between these terms and conditions and the Cash Logistic Services terms and conditions, these terms and conditions shall control with respect to the Remote Safe Solution feature.

For purposes of these terms and conditions, the following definitions shall be applicable.

Definitions for Remote Safe Solutions

•	“Content Report” means a report generated by the Equipment that sets forth the value of the Cassette Cash collected from the Equipment.

•	“Cassette Cash” shall include Currency of the United States of America which is accepted by the Equipment’s bill acceptor, and shall not include coins, checks, food coupons or other items.

•	“Currency” shall include cash currency of the United States of America.

•	“Delivery Location” means the facility designated by us as the place where the Shipment is to be delivered.

•	“Equipment” means the safe (excluding any Currency held in the Equipment) and all related hardware, software, accessories and written materials describing the function and use of the Equipment.

•	“Pick Up Location” means your location where the Equipment is installed.

•

“Shipment” means one or more locked and sealed Cash Cassettes received by the Transportation Agent at the same time at a single Pick Up Location, that are to be delivered to a single Delivery Location.

•	“Transportation Agent” means the independent third party armored carrier service arranged by us for facilitating Shipments.

Pick Up and Transport

We shall arrange for the Transportation Agent to service your Pick Up Location(s) for the purpose of picking up Cassette Cash by removing cassettes from the Equipment. You acknowledge and agree that the Transportation Agent will only act upon our instruction regarding pickups, transport and processing, or any changes thereto. Unless otherwise specified, all pickups will be performed on Banking Days during our normal business hours at the frequency stated in an agreed upon schedule. Additional fees may be imposed if your service day is scheduled on a Non-Banking Day. You agree, however, that we are authorized, in our sole discretion, to demand and to take possession of all or any portion of the Cassette Cash at any time. Pickups which do not fall within the normal schedule but that are agreed to by us shall be at your expense. In the event of inclement weather or some other irregularity, performance shall be mutually agreed upon.

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The Equipment is designed to automatically generate a Content Report with respect to Currency which is accepted into the

Equipment’s bill acceptor. The Cassette Cash will be transferred by the Transportation Agent to the Delivery Location for processing pursuant to the Cash Logistic Services terms and conditions.

Credit of Cassette Cash

The Equipment will transmit the value of Cassette Cash based on a daily transmission as requested by you at a predetermined, agreed upon time. All Cassette Cash placed into the Equipment’s bill acceptor(s) after the transmission deadline of 10:15p.m. ET will be included in the next Banking Day’s transmission. The transmission value will be the amount of Currency which passed through the Equipment’s bill acceptor since the last transmission. If you have chosen the “pay for change order” option, an additional, separate value (representing the change order amount) will be transmitted. You agree that we shall have full rights of ownership of all Cassette Cash at the time it is deposited into the Equipment. On each Banking Day, we will receive an end-of-day transmission reflecting the amount of Cassette Cash. The total amount of the Cassette Cash will be posted to your account on the Banking Day we receive the transmission. PNC will provide same Banking Day credit to your account in the amount of the transmitted deposit. All Cassette Cash will be processed as per the procedures set forth in the Cash Logistic Services terms and conditions. If our physical count varies from your count, or from the value set forth in the transmission, we reserve the right to credit or debit your account for the difference based upon our count. We will also make adjustments for any counterfeit funds deposited into the Equipment.

Content Reports

You agree to maintain copies of all Content Reports and end of day reports at the Pick Up Location for a period of not less than ninety (90) days.

Changes in Service Requirements

Pick up frequency may be adjusted from time to time as appropriate for the levels of Currency being inserted into the Equipment and if the Transportation Agent is able to support the request. Changes in the weekly service frequency may be requested once every six (6) months from the last time a change in weekly service frequency was approved. For changes in pick -up frequency, fees will be adjusted in accordance with our current rates to reflect the change in pick -up frequency. You shall be responsible for all expenses associated with the installation, de-installation, shipping and delivery of Equipment necessitated by a change in a Pick Up Location. All changes in service requirements, including any changes to the Pick Up Location, must be agreed to by us in writing.

Customer Support

We will provide customer support during normal business hours. Currently, customer support is provided between 5:00 a.m. CT and 12:00 a.m. CT, seven days a week, excluding federally recognized holidays. The hours and days of customer support may change without notice. Customer support shall include call center support for all safe hardware, software investigations, reconcilement and research issues. If required, on site arrival will be within 24 hours of our notification of a problem. You will have access to on-line web-based information regarding deposit activity originating from the Equipment.

Training

We will provide necessary training which will include on-screen and/or computer based training, user manuals, and on site technician training at the time of implementation.

Installation

You shall arrange for, and be solely responsible for all expenses associated with site preparation for installation of the Equipment. You must provide a secure location for the Equipment installation pursuant to our Documentation. We shall have final approval for the requested Pick Up Location. On the agreed upon delivery date, we will arrange for the Equipment to be delivered to and installed at the Pick Up Location. You shall be solely responsible for payment of any expenses associated with shipping and installation of the Equipment, including repeat trips caused by the site not being prepared for installation.

You agree to reasonably cooperate and provide unimpeded access to the Equipment to facilitate its installation or routine servicing. The Equipment shall be used and operated by you only in the ordinary course of your business in accordance with all applicable instructions, governmental laws, rules and regulations. You shall make the Equipment available to us for inspection and/or servicing during your normal business hours at any Pick Up Location. The Equipment shall not be removed without our prior written consent.

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Access

You acknowledge that the Equipment is not staffed by us. You agree that if we or the Transportation Agent are unable to obtain immediate access to the Equipment, we may charge you excess premises charges. You shall not permit any party other than the Transportation Agent or our personnel to service, repair or maintain the Equipment without our prior written consent. You shall not make any alterations, additions or improvements to the Equipment without our prior written consent.

Repair

We shall repair the Equipment at no additional cost to you, except that you shall pay for repairs arising out of: (i) abuse and/or vandalism of the Equipment; (ii) incorrect or insufficient training by your employees or agents; (iii) utilization of the Equipment contrary to our instructions; or (iv) damage caused by an event of Force Majeure.

Changes to U.S. Currency

In the event that the United States government issues a new Currency design which requires modification of the Equipment, we agree to modify the Equipment to accommodate the design change as part of the standard services provided.

Title, Ownership and Liens

The Equipment and the Cassette Cash shall at no time be considered your property. You shall have no right, title or interest therein except as specifically set forth in these Terms and Conditions. YOU SHALL NOT ASSIGN, LEASE OR TRANSFER ALL OR ANY PART OF THE EQUIPMENT OR YOUR RIGHTS OR OBLIGATIONS HEREUNDER. If we supply you with labels, plates or other markings evidencing ownership, security or other interest in the Equipment, you shall affix and keep the same displayed on the Equipment at all times. You shall, at your sole cost and expense, keep the Equipment and its contents free and clear of all liens, charges, debts, mortgages, pledges, security interests, claims and any other type of encumbrances, and shall not attempt in any other manner to dispose of the Equipment or its contents. You shall defend our rights and interests to the Equipment and its contents against such adverse claims. If you do not comply with your obligations under this Section (Title, Ownership and Liens), in the event that any third party claims title to or an interest in any of the Equipment or its contents, you agree to take all steps necessary, at your own cost and expense, (including taking appropriate legal action) to defend against such claim and, if applicable, obtain the Equipment and its contents and return it to us. You agree to notify us of any such third party claim and agree that we may participate at your expense in the defense of any such action or claim. If you are not successful in obtaining and returning such Equipment and its contents, you agree to pay us the value of the Equipment and in addition thereto, you shall pay us the value of the Cassette Cash, to the extent we have credited your account.

Risk of Loss

Upon delivery of the Equipment to you, you shall bear the entire risk of loss, damage, theft, or destruction of the Equipment or its contents, except those losses caused by reason of our negligence, and no such loss, damage, theft or destruction shall relieve you of your obligation to pay fees owing to us or to comply with any other provision hereof.

If the Equipment is lost, stolen, destroyed or irreparably damaged, you shall promptly contact Cash Logistics Operations and immediately pay to us an amount equal to the value of such Equipment, including the value of the Cassette Cash to the extent we have credited your Account for the value thereof. We shall have the right, at our option, to retake possession of damaged or destroyed Equipment. Upon payment of the loss, you may elect, by written notice to us, to either terminate the remainder of the Equipment Term or request replacement Equipment and continue the Equipment Term. You shall pay for the shipping and installation of any replacement Equipment.

Customer Insurance

You shall at all times prior to the return of the Equipment carry and maintain, at your sole cost and expense, (i) insurance against loss or damage to the Equipment and its contents by fire, theft, explosion, water damage and all other hazards and risks, and (ii) general comprehensive liability insurance coverage, pursuant to which we are named as an additional insured. Such insurance shall be in reasonable amounts and with insurance companies of recognized financial responsibility. Upon written request, you shall provide us with evidence of such insurance coverage. We shall be notified within thirty (30) days in the event that such insurance coverage shall be canceled, not renewed or substantially modified.

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Bank Liability, Limitations and Exclusions

The Cassette Cash received by us shall match the amount shown on the Content Report, except to the extent of a discrepancy due to failure of the Equipment, a Shipment loss, or the detection of a counterfeit bill. In the event the Cassette Cash received by us or the amount of the credit to your account shall be in question, you shall inform us as soon as practicable and give written notice to us within two (2) Banking Days after any discrepancy is discovered by you. In no event will you provide notice of any losses more than forty-five (45) days after we receive the Cassette Cash. Unless notice is given by you within the time proscribed in this paragraph, any and all claims by you for such losses shall be deemed waived. No action, suit or other proceeding to recover for any such loss shall be brought against us unless (a) the above notice has been given to us, and (b) such action, suit or proceeding is commenced within eighteen (18) months after our receipt of the Cassette Cash. You shall further provide all records available to establish the value of the Cassette Cash. In the event that a Content Report is not available, our count shall be binding and conclusive. In addition to the limitations on our liability stated elsewhere in this Agreement, our liability to you in connection with this Service shall in no instance exceed the amount of the Cassette Cash contained in the Equipment less the value of any counterfeit Currency.

Term and Termination

The term for each unit of Equipment (the “Equipment Term”) shall commence when the Equipment is installed. The Equipment Term shall continue for an initial period ending on the first December 31 following five (5) years after the Equipment Term commencement date. Thereafter, the Equipment Term for each unit of Equipment shall automatically renew for successive one (1) year periods unless you or we give written notice of your or our intention not to renew no later than one hundred (100) days prior to the expiration of the then current Equipment Term.

Notwithstanding the above described Equipment Term, you shall be entitled to terminate the Equipment Term for the initial unit of Equipment installed within sixty (60) days after the successful completion of installation without penalty, cost or further obligation except for direct expenses associated with the removal and return of the Equipment. If you cancel an Equipment order prior to the Equipment being installed, you will pay us twelve (12) months of projected fees that would have been payable by you as specified in the Equipment order form.

We may terminate this Service, or cancel service at a specific Pick Up Location, immediately upon notice to you for the reasons as specifically enumerated in the Comprehensive Agreement. In addition to the termination rights set forth elsewhere in this Agreement, we reserve the right to terminate this Service, or an Equipment Term, immediately upon notice to you in the event the Equipment is tampered with or the integrity of the Equipment is otherwise jeopardized. If we terminate this Service or cancel service at a specific Pick Up Location for any reason other than at our convenience, in addition to any other remedies that may be available under this Agreement, you shall pay us the expenses associated with the removal and return of the Equipment and the fees that would be payable by you for the shorter of (a) the remaining Equipment Term relating to the applicable Pick Up Location(s), or (b) twelve (12) months.

If you terminate an Equipment Term prior to its expiration, other than as a result of our breach of our obligations hereunder, you shall pay us the expenses associated with the removal and return of the Equipment and the fees that would be payable by you for the shorter of (a) the remaining Equipment Term relating to the applicable Pick Up Location, or (b) twelve (12) months.

Upon the termination of a specific Pick Up Location, these terms and conditions shall remain in full force and effect to cover all remaining Pick Up Locations. Upon the termination of a Pick Up Location or this Service, you shall permit us or our Transportation Agent to obtain immediate possession of the Equipment. Repossession of the Equipment upon termination of a specific Pick Up Location or termination of this Service shall be at our expense except as otherwise provided herein. We shall not, bear any liability or expense for restoring the site of the Equipment to its original state.

RETURN CHECK MANAGEMENT SERVICE

Return Check Management Service (“RCMS”) is an online tool that enables you to view, create, print, and export reports containing information about returned item transactions. It also provides the ability to obtain detailed information regarding returned checks. In addition, you can export reports containing information about re-clears or return item transactions and RCK items. Information can be stored for thirteen (13) months and we offer Direct File Transmission capabilities. RCK Entries are subject to the ACH Origination Terms and Conditions.

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If you originate RCK Entries, each such Entry must relate to an eligible item as described in the NACHA Rules. In addition to any other warranties and obligations contained in the NACHA Rules or our Comprehensive Agreement with you, as to each RCK Entry, you make to us all of the warranties that we are required by the NACHA Rules to make as the Originating Depository Financial Institution.

RCK Eligibility Requirements

RCMS will systematically determine if RCK items meet all eligibility requirements as prescribed by the NACHA Rules. RCK items that do not meet these eligibility requirements may be re-presented via paper, if applicable. An RCK entry must relate to an item that:

•	Indicates on the face of the document a return reason of Insufficient or Uncollected Funds.

•	Contains a preprinted serial number.

•	Is in an amount less than $2,500.

•	Is drawn on a consumer account.

•	Is dated less than 180 days from the date the entry is transmitted to the RDFI.

•	Is in U.S. Dollars.

•

Has been previously presented no more than two times through the check collection system (as a physical item, Substitute Check or image) if the entry is an initial RCK Entry, or no more than one time through the check collection system and no more than one time as an RCK Entry if the entry is a reinitiated RCK Entry.

RCK Authorization

You must provide the consumer with clear and conspicuous notice of your check re-presentment entry policy at the time the original check is presented. The notice that you provide at the point-of-sale must be clearly displayed at the point-of-sale. If you send the consumer a bill, the notice that you provide must be clearly displayed on or with the billing statement.

Reconciliation

RCMS provides detailed web-based reporting at the account and location level for all returned checks re-presented via paper and RCK. Paper redeposits are re-presented immediately. Returned checks which are converted to RCK are debited to your account on the day the original check is returned. RCK transactions are batched and processed through the ACH network based on the effective date of the RCK items. Your account will be credited for the total of all RCK items according to the effective date and specified account.

DISBURSEMENT SERVICES

INVOICE AUTOMATION

This Invoice Automation Service provides an accounts payable invoice automation process that enables you to centralize the receipt of invoices, convert paper invoices to electronic invoices, exchange invoice information electronically with your suppliers, identify and build business rules and approval workflows to streamline the processing of invoices, including general ledger coding and purchase order matching. Additional modules are available in the Invoice Automation portal for use in conjunction with automated invoice processing, and may result in additional charges:

•	Supplier Portal: A secure website where suppliers log in to view their invoices and the status. Suppliers also have the capability to submit invoices electronically and manually via written forms.

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Contract module: A module for processing and managing contracts. It reminds users when contracts require management, what needs to be managed, and employs a set of rules and access control system, which determines how the contract will be managed.

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Buyer module: A module for creating requisitions and routing for approval, for the purpose of generating purchase orders to suppliers. Requisitions can be created via free-text, internal electronic catalogue, or external punch-out catalogue. Goods or services may then be received against purchase orders in order to match to invoices.

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•

Budget module: A module for generating budget requests. In this module, budget requests are registered and managed in a flow. Budget requests pass through an approval flow where applicable, and are then used to check future purchases. Linkage with the Buyer module allows purchases to be made against a budget request to enforce greater control over established budgets.

•

Expense module: A module for creating expense reports and processing for approval. Expense receipts are scanned or emailed into the Invoice Automation portal where they may be linked to transactions entered by users. Credit card transactions may also be imported.

•	Document Management module: A module for importing or manually loading non-invoice documents, routing for approval if applicable, and storage.

AP Automation

You may elect to use this Service to transmit purchase order data to, and receive invoices from, your suppliers. You and your suppliers may share data using one or more of the methods agreed to by the Bank, including without limitation, email, direct supplier integration, paper invoices, and manually-entered data through a supplier portal or other approved method. By requesting this feature, you consent to the receipt and use (by both our service provider and us) of any confidential and non-public information about you or your suppliers. Neither our service provider nor we shall be responsible for any loss of confidentiality with respect to your account information that occurs before receipt of such information by our service provider or which arises due to the actions of the supplier or its data exchange provider.

If you elect to have suppliers send information about your account payables using the service, you must ensure that each supplier sends data that is compatible with our system. We cannot guarantee that the receipt or transmission of information will occur at any specified time during the Bank’s Business Day. We are not responsible for any losses incurred due to delays in receiving or transmitting information. We shall not be in any way liable for any losses or damages you may incur from transmission or failure of transmission of information sent by the supplier. You also agree that we will not be liable in any way for any inaccuracies that may appear in the information sent by you or received from others.

Mail Receipt and Invoice Imaging

If desired, you will advise your suppliers to mail scannable paper invoices (“Invoices”) to the address in the Documentation. We will pick up mail containing items at the U.S. Post Office from time to time in accordance with our regular mail collection schedules. We will open the envelopes and will remove their contents. Invoices contained in the envelopes will be reviewed and handled as follows:

Review of Items

Items will be reviewed to determine if the item is an Invoice or some other document.

Processing Procedures

Items found acceptable for Invoice processing will be converted to digitized images. After the data capture process, the electronic invoice is matched against your defined tables (e.g. purchase orders, vendor master contracts, business rules, etc.), which determine the appropriate workflow for the Invoice. Once approved the files will be sent as requested by you and agreed by us.

Image Delivery

We will make images of the items available to you through the Invoice Automation Portal. We will not be liable to you if an image is not legible. You will be responsible for reviewing the image to ensure that the information is legible, and notifying us when item needs to be corrected. We will destroy the original Invoices thirty (30) banking days after we receive them.

Mail Forwarding

All items not eligible for imaging or miscellaneous written communications will be forwarded to you for further inspection and/or review. These documents will be forwarded via first class mail unless otherwise specified. If overnight mailing is required, we request that you provide the name of your provider and account number to be charged for the service.

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Image Storage

All images will be retained for seven years and will be available for viewing using the Invoice Automation portal. You may request additional image storage time. Longer image storage times are subject to our approval and may be subject to additional fees.

Email Receipt

If desired, you will advise your suppliers to email invoices (“Email Invoices”) to the address in the Documentation. We will receive emails, detach files contained in emails, and route items through the data capture process for eventual entry into the Invoice Automation Portal. Automatic responses will be sent to suppliers, indicating success or failure of emailed files.

Availability of Invoice Automation

Access to the Invoice Automation portal shall be available 24 hours a day, seven days a week, though certain products available through Invoice Automation have different transaction processing windows.

Implementation

During the implementation process of Invoice Automation, two documents will be used to record the details of the implementation. We will use the Statement of Work (SOW) to govern the scope of the implementation. This document will define the services and functionality to be provided in association with Invoice Automation. As well, the SOW will define the responsibilities of each party; PNC and the customer. Additionally, the Customer Specification Document (CSD) will be used to define your specific requirements for processing invoices through Invoice Automation. Once an invoice is received in the Invoice Automation portal, it will be routed based on your specifications and exported for payment. Your acceptance of the Technology is dependent, in part, on the requirements defined in the CSD. Program changes requested by you following acceptance of the CSD are subject to our agreement and the payment of additional charges.

Termination of Services/Post-Contract Insourcing

During the life of this contract or, through the use of Invoice Automation beyond the current contract pricing term, you may terminate this agreement at any time upon providing written notice to the Bank. When notice of termination is provided, the following services are available, subject to fees:

•	Invoices/data will no longer be introduced into the Application however, any data within will remain available and accessible for a period of six (6) months from the date on which notice was provided.

•	PNC mail/email forwarding services may be utilized for invoices that PNC continues to receive on your behalf.

•	Invoice records may be extracted from the Invoice Automation portal database by PNC and provided to the Client.

INVOICE AUTOMATION BASIC

This Invoice Automation Service provides an accounts payable invoice automation process that enables you to centralize the receipt of invoices, convert paper invoices to electronic invoices, identify and build business rules and approval workflows to streamline the processing of invoices, including general ledger coding.

Invoice Automation

You may elect to use this Service to receive invoices from, your suppliers. You and your suppliers may share data using one or more of the methods agreed to by the Bank, including without limitation direct upload, email, paper invoices. By requesting this feature, you consent to the receipt and use (by both our service provider and us) of any confidential and non-public information about you or your suppliers. Neither our service provider nor we shall be responsible for any loss of confidentiality with respect to your account information that occurs before receipt of such information by our service provider or which arises due to the actions of the supplier or its data exchange provider.

If you elect to have suppliers send information about your account payables using the service, you must ensure that each supplier sends data that is compatible with our system. We cannot guarantee that the receipt or transmission of information will occur at any specified time during the Bank’s Business Day. We are not responsible for any losses incurred due to delays in receiving or transmitting information. We shall not be in any way liable for any losses or damages you may incur from transmission or failure of transmission of information sent by the supplier. You also agree that we will not be liable in any way for any inaccuracies that may appear in the information sent by you or received from others.

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Mail Receipt and Invoice Imaging

If desired, you will advise your suppliers to mail scannable paper invoices (“Invoices”) to the address in the Documentation. We will pick up mail containing items at the U.S. Post Office from time to time in accordance with our regular mail collection schedules. We will open the envelopes and will remove their contents. Invoices contained in the envelopes will be reviewed and handled as follows:

Review of Items

Items will be reviewed to determine if the item is an Invoice or some other document.

Processing Procedures

Items found acceptable for Invoice processing will be converted to digitized images. After the data capture process, the electronic invoice is matched against your defined tables (e.g. purchase orders, vendor master contracts, business rules, etc.), which determine the appropriate workflow for the Invoice. Once approved the files will be sent as requested by you and agreed by us.

Image Delivery

We will make images of the items available to you through Invoice Automation. We will not be liable to you if an image is not legible. You will be responsible for reviewing the image to ensure that the information is legible, and notifying us when item needs to be corrected. We will destroy the original Invoices thirty (30) banking days after we receive them.

Mail forwarding

All items not eligible for imaging or miscellaneous written communications will be forwarded to you for further inspection and/or review. These documents will be forwarded via first class mail unless otherwise specified. If overnight mailing is required, we request that you provide the name of your provider and account number to be charged for the service.

Image Storage

All images will be retained for seven years and will be available for viewing using Invoice Automation.. You may request additional image storage time. Longer image storage times are subject to our approval and may be subject to additional fees.

Availability of Invoice Automation

Access to Invoice Automation shall be available 24 hours a day, seven days a week, though certain products available through Invoice Automation have different transaction processing windows.

ACCOUNT RECONCILEMENT SERVICE

This Service provides you with periodic reconcilement reports for your checking Accounts. You may select from two plans. In each case, when we say that we will make reports available to you, we mean that we will make them available to you within the stated number of days via PINACLE or other electronic means, or by mail. Under each Plan you will use Magnetic Ink Character Recognition (“MICR”) encoded, consecutively-numbered checks printed in accordance with the applicable ANSI specifications.

Partial Reconcilement Plan: We will provide you with reconcilement reports of checks paid against your designated Accounts. Information in the reports will include check numbers, amounts, and dates paid. The reconcilement periods will correspond to the period covered by your Account statement. We will make the reports available to you within five (5) Banking Days after each statement cut-off date.

Full Reconcilement Plan: We will provide reports that will include your paid and outstanding check information including the related issue dates and dollar amounts. Prior to the delivery of the checks to their payees, you will provide us with all check serial numbers for, and the issue date and amount of each check issued during, each statement period and the serial numbers of any checks cancelled during the statement period. We will make the reports available to you within five (5) Banking Days after each statement cut-off date. Your failure to timely provide the noted check information will result in incomplete or delayed reporting for which we will have no liability.

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AUTOMATED CLEARING HOUSE (ACH) ORIGINATION SERVICE FOR ORIGINATORS AND THIRD PARTY SENDERS

The following provisions apply to all ACH Services that we may provide to you:

These Services enable you to send Instructions to us for the transfer of funds through the ACH Network. In doing so, you warrant to us that you will comply with and be bound by the NACHA Rules as in effect from time to time. You should obtain a copy of, and become familiar with, the NACHA Rules. Any warranties and indemnities that you give to us under the NACHA Rules are in addition to, and not in limitation of, the warranties and indemnities that you give under other sections of this Agreement. You acknowledge that you may not originate ACH Entries that violate the laws of the United States. You agree from time to time to provide us with any information we reasonably request to validate the nature and lawfulness of your business and you agree that, upon reasonable notice, we may audit your compliance with these terms and conditions, any applicable regulatory policies and guidelines, and the NACHA Rules, as applicable to your use of the Service. You agree to provide us with any documentation that we reasonably request to perform a review or audit and we may inspect your premises as we deem necessary within our sole discretion in order to determine your compliance.

Definitions

Capitalized terms used in these Terms and Conditions and not defined herein have the meanings defined in the NACHA Rules.

•	“Effective Entry Date” means the Banking Day you specify in an Entry on which the Receiver’s deposit account is to be credited or debited for the Entry.

•	“On Us Entry” means a Credit Entry or a Debit Entry to an account of the Receiver at PNC Bank.

•

“Settlement Date” means the date on which the ACH Operator transfers funds between the Originating Depository Financial Institution and the Receiving Depository Financial Institution. For an On Us Entry, the Settlement Date is the date on which we debit or credit the Receiver’s account and your Account with us, respectively, for the amount of the Entry.

Originating Entries

You may originate Credit Entries or Debit Entries which conform to the format requirements of the NACHA Rules and which are received by us within the deadlines stated in the Documentation for your chosen method of origination (e.g. Direct File Transmission, PINACLE). You must notify us in advance, and be approved by us, as part of the implementation process if you will be originating Same Day ACH Entries. Failure to do so will result in processing for the Settlement Date of the next Banking Day for your Entries that have an Effective Entry Date of the current Banking Day (other than On Us Entries). You must also notify us in advance, and be approved by us, before you originate Entries with the Standard Entry Class Codes of: WEB, TEL, POP, ARC, BOC, or IAT. Failure to do so will result in file suspension for transactions containing WEB, TEL, POP, ARC, BOC, or IAT Entries. The Documentation we provide to you at implementation (for your use of this Service) may also identify other restrictions on the types of ACH transactions that you may originate. Failure to comply with any noted restrictions will result in the rejection of restricted Entries, or the suspension or termination of ACH Origination Services.

We will process the transaction file containing your Entries, and transmit the Entries (other than On Us Entries) to the ACH Operators, within the applicable deadlines to meet the Effective Entry Date specified in the file, provided that we receive the file from you within the deadlines stated and the file meets all other requirements in the Documentation for this Service. A file transmitted to us electronically is considered to have been received by us when we have actually received the entire file and authenticated it according to the agreed upon Security Procedures. If we receive a file from you after the applicable deadline, we will use reasonable efforts to process that file so that settlement can be completed as scheduled. However, we will not be liable to you or to any third party if settlement is not met. We will provide you with a list of days on which we do not process files and changes to the list as they occur. If an Entry is returned to us through the ACH Network, we will debit or credit your Account accordingly, and we will notify you no later than the next Banking Day after we have credited or debited your Account. Unless we agree to do so, we will have no obligation to retransmit a returned Entry unless the reason for the return was an error by us. Except in cases of such error, you must retransmit the Entry to us.

Settlement for Entries

You agree to maintain with us one or more designated demand deposit Accounts during the term of this Service (the “Account” or “Accounts”) for settlement purposes. Upon termination of this Service, you agree to keep available balances in the Accounts in such amount, and for such period of time, and to provide such security as we reasonably determine is necessary, to cover the potential return or reversal of Entries you have originated through us.

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Credit Entries

We will charge your Account on the Settlement Date for the total amount of your Credit Entries. You agree to have on deposit in the Account(s) on the Settlement Date sufficient available funds to cover the total amount of your Credit Entries.

Debit Entries

We will credit your Account on the Settlement Date for funds we receive in settlement for your Debit Entries. These funds will be available to you on Settlement Date; however, if any Debit Entries are returned to us in accordance with the NACHA Rules, or if any Debit Entries originated by you were unauthorized, we reserve the right to charge the amount of such Debit Entries (plus any fees that the NACHA Rules require us to pay for such Debit Entries originated by you that were unauthorized) to the Account or to set off against your other account(s) or property in our possession in addition to such other rights as we may have at law or in equity.

ACH Entry Limits

We will establish separate limits (“Limits”) for your ACH Credit Entries and ACH Debit Entries that you may originate, subject to credit approval. The Limit for ACH Credit Entries is the maximum dollar amount of accumulated ACH Credit Entries for which we have not received final payment from you and which, subject to these terms and conditions, we will process for you. The Limit for ACH Debit Entries is the maximum dollar amount of accumulated ACH Debit Entries for which we have not received final payment from the Receiving Depository Financial Institution and which, subject to these terms and conditions, we will process for you. We may change your Limits at any time in our sole discretion. If we receive an ACH transaction file from you containing Entries which alone, or in combination with any other aggregated Entries, exceeds your Limit for that type of Entry, we may decline to process the ACH transaction file in our sole discretion. Our election to process any ACH transaction file which exceeds any of your Limits will not affect or limit our right to reject any future ACH transaction file which exceeds your Limit at any time. We will not be liable for delaying or not processing an ACH file if such processing would cause your Limit to be exceeded.

You authorize us to obtain credit reports and other information about you and your business from time to time as we may determine in our sole discretion to be necessary or advisable to enable us to establish and review your Limits. You authorize those persons with whom you do or have done business to provide such information to us upon request. We reserve the right to require you to pre-fund your ACH Entries or we may implement other risk mitigation procedures for you at any time and from time to time. You will be notified in writing in advance of the implementation of a prefunding or other risk mitigation requirement. If you use our ACH Credit Express Service to originate ACH Credit Entries, you must have sufficient available funds in your Account to cover the total amount of your Credit Entries at the time we receive the Entries. We will debit your Account for the total amount of your Credit Entries when we receive the Entries.

Confirmation; Account Reconciliation

We will provide notice of all ACH Entries to your Accounts received or settled with us on your periodic Account statements. If you use our information or balance reporting services, you can also receive notice electronically or by such other method as we may make available from time to time.

Disclosure to NACHA

You agree that we may provide to NACHA such information about your business and your Entries as NACHA may request from time to time in accordance with the NACHA Rules, or if we have reasonable indications that your ACH activity may be harmful to the ACH Network and/or other ACH participants.

Your Representations and Warranties

You represent and warrant to us that for each ACH Entry you submit to us for processing: (i) you have obtained all authorizations from the Receiver which are required by the NACHA Rules, by Regulation E or other applicable law and these terms and conditions; (ii) such authorizations are still valid and have not been revoked by operation of law or otherwise; (iii) you will retain all such authorizations for a period of six (6) years after their termination or revocation, or for such longer period as may be required by the NACHA Rules or applicable law, and provide a copy to us upon request; (iv) each Entry has been submitted with your authorization and in accordance with these terms and conditions, including applicable Security Procedures; (v) each Entry is for an amount which, as of the applicable Settlement Date, will be due and owing, has been

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specified to be paid, or is a correction of a previously transmitted erroneous Entry; (vi) each Entry also conforms in all other respects to the NACHA Rules and applicable law; vii) you are in compliance with all ordinances, statutes and regulations applicable to the conduct of your business; and (viii) all of your actions hereunder are performed in compliance with all applicable provisions of the NACHA Rules as they may be amended from time to time.

With regard to an International ACH Transaction (“IAT Entry”), you also represent and warrant to us that you have obtained such authorization for such IAT Entry as may be required by the laws or payment system rules of the receiving country. You accept the risks regarding cross-border IAT Entries, including that the application of foreign law and payment system rules to an IAT Entry may produce outcomes different from the outcomes that would result from handling of the same item under laws or payment system rules in the United States. Such potential differences include, but are not limited to, the following: (i) the time for return of cross-border items may be different; (ii) we may not be able to dishonor the return to us of an IAT Entry that you originated; (iii) cross-border items may not be reversible; (iv) IAT Entries to be settled on a foreign holiday may not settle on that date; the receiver may not receive credit on the settlement date and (v) special fees may apply. You are responsible for understanding the laws and rules applicable to cross-border payments in the applicable receiving country.

Third Party Senders

You must notify us in writing, and be approved by us, before you act as a “Third Party Sender”. Generally, a Third Party Sender is someone that originates Entries through its Account with us for the purpose of effecting a payment between an Originator and the Receiver. Please refer to the NACHA Rules to determine if you are acting as a third party Sender. As a Third Party Sender, you are bound by these ACH Origination Service Terms and Conditions and you must ensure that you fulfill all of the responsibilities of a Third Party Sender under the NACHA Rules. You acknowledge and agree that your clients are your clients only, and are not our clients or joint clients of you and us. If there is a third party or intermediate party between you and your client, then you must notify us and you must ensure that those parties are also bound to comply with the NACHA Rules. Upon request, you agree to provide us a list of your clients and other parties involved in your use of the ACH Service. You, your clients and any third parties involved in the ACH Service agree to follow our established procedures. At our sole discretion, we reserve the right not to provide the ACH Service or discontinue the provision of the ACH Service with respect to any of your clients. Notwithstanding any provision in any service agreement you may enter into with your clients, you hereby waive and release us from any and all claims or causes of action you may have against us arising from any such service agreement between you and your client. You have the sole responsibility to fulfill any compliance requirement or obligation that you may have with respect to your client and any third party involved in the ACH Service. Among other things, before originating Entries through us for an Originator, you must conduct “know your customer” due diligence and obtain and verify, at a minimum, the Originator’s name, physical address, phone number and taxpayer identification number and verify that the Entries you will originate through us are for the Originator’s lawful business activity. You agree to periodically audit and access such clients’ and/or your Entries to determine your compliance with these terms and conditions, and to verify for us upon request the number of banks you use to originate Entries for your clients. You shall establish and maintain policies and procedures reasonably designed to comply with the laws on money laundering and terrorist financing, and the laws administered by the U.S. Treasury Department’s Office of Foreign Assets Control (together, the “AML Laws”). At a minimum your program to comply with the AML Laws (“AML program”) shall include the following elements: (i) written risk-based policies, procedures and internal controls, (ii) a designated compliance officer responsible for implementing the AML program, (iii) ongoing training for appropriate persons, and (iv) independent testing to monitor and maintain an adequate AML program. You agree to respond to reasonable inquiries from us regarding your implementation of your AML program and to provide us with such documentation of your compliance with this section as we may reasonably request. You shall make any changes to your compliance program that we request from time to time. You shall maintain all records relating to compliance with the AML Laws as prescribed by applicable law. You shall provide us with a copy of any records relating to your client immediately upon our reasonable request.

You represent and warrant that all clients for whom you originate ACH Entries through us have acknowledged in a written agreement with you that they may not originate Entries that violate the laws of the United States and that they will be bound by the NACHA Rules and have assumed the responsibilities of an Originator thereunder. Within two (2) Banking Days of our written or oral request, you must provide us with information that we reasonably request to comply with any laws, regulatory policies and guidelines and the NACHA Rules that relate to your use of this Service, which includes, without limitation, (i) information to identify the clients for which you are originating or intend to originate Entries including names, addresses, taxpayer identification numbers and business activities and (ii) information to complete any questionnaires or other documentation required by us in order for you to use this Service.

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Termination

In addition to the termination provisions elsewhere in this Agreement, we reserve the right to suspend or terminate your ACH Origination Services, or any Originator associated with you as a Third Party Sender, immediately upon notice to you in the event of excessive rates of returns, as determined by us in our sole discretion, upon any breach associated with these Terms and Conditions, or for your non-compliance with the NACHA Rules.

ACH FRAUD PROTECTION SERVICE

ACH Positive Pay

ACH Positive Pay (“APP”) is a fraud protection Service available through PINACLE which offers the ability to view, filter, and approve or return incoming Debit Entries to your accounts at PNC. When using the full capabilities of the Service, APP allows you to tell us which Debit Entries to allow to post to your PNC account and which Debit Entries to block and return. You may tell us which Debit Entries to block and return by establishing Payment Rules, as further described below, or through a decision made by one of your company’s PINACLE Authorized Users. APP may not be used to block or return Excluded Items, as defined below. If you maintain more than one account with us, you do not need to select the same option for each account; however, an account can be set up for only one of the above Service options. If you elect to use APP for reviewing and approving or returning Debit Entries or for reporting, you must also use PINACLE and comply with the Terms and Conditions for that Service.

APP and Payment Rule Authorization

The interactive features of APP give you the ability to automatically approve some incoming Debit Entries, while identifying other Debit Entries as suspect transactions (each a “Suspect Entry”). This is accomplished through the creation of Payment Rules. “Payment Rules” are criteria that you set against which each Debit Entry that is presented for posting to the specified Account is evaluated to determine whether the Debit Entry should be allowed to post to the Account automatically or whether it should be presented to you as a Suspect Entry. The Payment Rule criteria must include the Originating Company ID number, and can also include a dollar amount range, an expiration date, the frequency of the Debit Entry and the number of its occurrences. You may create Payment Rules within APP at any time. You may also create or change a Payment Rule within APP at the time a Suspect Entry is presented for decision. Any new Payment Rules, changes to existing Payment Rules or the deletion of existing Payment Rules will take effect for the Debit Entries presented on the next Banking Day, and require secondary approval from an Authorized User.

If a pending Debit Entry meets all of the criteria of your Payment Rules for your applicable Account, the Debit Entry will post to your Account on the Settlement Date. If a pending Debit Entry does not match all of the criteria of your Payment Rules for the account, or if no Payment Rules have been created, the incoming Debit Entry will be identified as a Suspect Entry and will be reported to you to approve or return the Suspect Entry via PINACLE. If you instruct us to return a Suspect Entry, or if you do not instruct us what to do by the applicable deadline and you have selected a ‘Return’ default instruction for Suspect Entries, we will return it and it will not post to your account. If you instruct us to pay a Suspect Entry, or if you do not instruct us what to do by the applicable deadline and you have selected a ‘Pay’ default instruction for Suspect Entries, we will post the Debit Entry to your account on the day the Suspect Entry is presented to you. If you fail to fund the account on the same Banking Day that we post a Debit Entry, we may return one or more of the Debit Entries.

You may contact us to change the default instruction on any of your Accounts. We will use reasonable efforts to implement your new default instruction within five (5) Banking Days of receiving all details required to carry out the request; however, you must check the Account Status Report within APP to verify that the default instruction has been changed.

Return reason code R29 (Corporate Customer Advises Not Authorized) is used for all returned Debit Entries.

Communication

If our primary means of communication with you is unavailable for any reason and we are not able to present a Suspect Entry, we will contact you to make alternative arrangements. If your primary means of communication with us is unavailable for any reason you must notify us immediately in order to make alternative arrangements. If we receive conflicting instructions from you, we may follow the most recent instruction received, or, at our option, we shall be entitled to return the Debit Entry, without liability, until the conflict is resolved to our satisfaction.

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Limitation of Liability

In addition to the limitations of liability stated elsewhere in this Agreement, our liability to you in connection with this Service is limited as follows: We will pay or return Debit Entries and Suspect Entries in accordance with these Terms and Conditions, which shall be deemed to be the exercise by us of ordinary care, whether or not the Debit Entry or Suspect Entity has been actually authorized by you. If we pay a Debit Entry or Suspect Entry that should have been returned because of our failure to comply with these Terms and Conditions, then our liability shall be limited to the lesser of (a) the amount of said Debit Entry or Suspect Entry and (b) your actual, direct losses from such payment; provided that we will have no liability to you to the extent that such payment (i) results from your failure to exercise ordinary care or (ii) pays an obligation you owe to a third party or (iii) you otherwise receive a benefit from such payment. If we return a Debit Entry or Suspect Entry that should have been paid because of our failure to comply with these Terms and Conditions, our liability shall be limited to your actual, direct losses from such return; provided that we will have no liability to you if such Debit Entry or Suspect Entry was not authorized by you at the time of its origination, you did not have sufficient available funds in your account to pay the Debit Entry or Suspect Entry, we are required by law to return the Debit Entry or Suspect Entry or we have a right to return the Debit Entry or Suspect Entry for any other reason under the terms of this Agreement.

ACH Debit Block

With ACH Debit Block, all Debit Entries are blocked from posting to your account, other than Excluded Items. ACH Debit Block does not allow you to review and approve or return Debit Entries or provide for Payment Rules. We will not accept telephone instructions to approve Debit Entries for payment when the account is set up with Debit Block and we shall not be liable for any Debit Entries that are returned and thus unpaid due to implementation of the Debit Block feature. APP may be used to view a report of returned Debit Entries, although the use of APP for reporting purposes is optional.

ACH Converted Check Entries

APP and Debit Block also allow you to establish a default instruction for converted check Entries. You can use either APP or Debit Block to screen converted check Entries (such as ARC, BOC, RCK, and POP standard entry class (SEC) codes), or you can have converted check Entries bypass APP or Debit Block to be screened through our Positive Pay Service for checks. Your default setting for screening or bypassing converted check Entries will be determined during implementation and can be changed by contacting your PNC representative. Your default setting for screening or bypassing converted check Entries cannot be changed by you within APP or within Debit Block reporting via APP. If you choose to monitor converted check Entries through our Positive Pay Service for checks, you must comply with the Terms and Conditions for that Service.

Excluded Items

APP and Debit Block cannot be used to monitor or block the following items (“Excluded Items”):

•	Certain debits initiated by us including check printing fees and debits originated by your use of PNC tax payment services such as Tax Express.

•	PNC ACH settlement Entries if you are originating ACH Entries. This would include ACH return settlement Entries.

•	Reversing Entries received to correct erroneous Entries.

AUTOMATED CLEARING HOUSE (ACH) SERVICE WITH UNIVERSAL PAYMENT IDENTIFICATION CODE (UPIC)

This Service enables you to receive electronic payments through the ACH Network without revealing to your payers your Account number or our bank routing transit number, by providing to them instead a Universal Payment Identification Code (“UPIC”) and Universal Routing and Transit Number (“URT”). Upon receipt of an ACH Credit Entry containing your UPIC (a “UPIC Entry”), our ACH Operator will convert the UPIC and URT to your Account number and our routing and transit number, respectively, and send the UPIC Entry to us for credit to your Account, in accordance with applicable NACHA Rules.

UPIC can be used for ACH Credit Entries only, and any related Return or Reversal request. Payers will not be able to use the

UPIC and URT to initiate ACH Debit Entries from your UPIC Account.

You must give the correct UPIC and URT to your payers. Your UPIC will be considered to be your account number for purposes of the provisions of this Agreement and applicable law dealing with reliance by banks on account numbers in processing transactions. You agree that information related to a UPIC, including your name and account number, may be released to a party involved in the processing of UPIC Entries, if needed to resolve a dispute concerning an ACH Entry or UPIC Entry transmitted or settled through the ACH Network, and to our ACH Operator.

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We may terminate your use of the UPIC at any time upon notice to you. In such event, you may elect to continue to receive payments by ACH by giving your actual PNC Bank account number and PNC Bank’s routing transit number to your payers, or you may make alternate payment arrangements with them.

INTERNATIONAL LOW VALUE PAYMENTS (ILV)

This Service enables you to send Instructions to us for the transfer of funds via EFT networks outside of the U.S. ILV payments are non-urgent, low value payments in local currency to individuals and/or businesses with bank accounts outside of the U.S.

PINACLE Issuance of ILV Payment Instructions

You may use PINACLE to submit ILV payment instructions. To issue a payment by PINACLE, your Authorized Person shall follow the procedures in the Documentation (on-line or otherwise).

Secondary Authorization

Secondary authorization applies to certain ILV payments submitted via PINACLE. When applicable, it requires a second Authorized Person to verify and approve a payment instruction by PINACLE prior to its acceptance by us. Payment orders awaiting secondary (or tertiary) authorization, including without limitation future-dated payment orders, which have not been properly authorized by the cut-off time on the date the payment order is issued, will remain in PINACLE for your operator(s) to re-initiate on the next banking day.

Authorization to Charge

You authorize us to charge your designated Account(s) in the amount of the ILV payments upon execution (submission) of such ILV payments instructions. You agree to have in your Account(s), at the time of submitting the ILV payment instructions, sufficient available funds to cover the total amount of your ILV payment instructions. If the Account(s) contain insufficient available funds, we will cancel your payment instructions.

ILV Returns and Rejects

Should an ILV payment instruction not be able to be executed or posted to the receiver and as a result, the payments valued in foreign currency need to be converted back to U.S. dollars and credited back to your designated Account(s), the value calculated will use a rate that may have changed from the original receipt of the ILV payment instruction.

CASH CONCENTRATION SERVICE

This service enables you to collect or concentrate funds from your various bank accounts (including at other banks) and from your customers and other sources into your Account via Debit Entries. The ACH Origination Service Terms and Conditions apply to the ACH Entries originated using the Cash Concentration Service. If you use this Service to originate ACH Debit Entries to your customers’ accounts, you must obtain proper authorization as required by the NACHA Rules.

Implementation Responsibilities:

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Company Number - We will assign a cash concentration company number to identify you in the system. The company number will be used as part of your system login along with other Codes. You will access the Web Site to set up and maintain location IDs and operator IDs, initiate entries, perform queries, and display or download reports. You will distribute the instructions for initiating entries to your Authorized Users.

•	Location ID - You will establish a location ID for each bank account to be debited.

•	Operator ID - You will establish one or more Operator IDs for each Location ID that you establish on the Service.

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Method of Origination - You will establish one or more of the following methods for each Operator ID to originate an Entry: (i) operator-assisted phone call; (ii) touch-tone phone; and (iii) or Internet.

Additional requirements are stated in the Documentation for this Service, including Web Site help screens.

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Returned Items

We have the right to debit the Account for returned ACH Debit Entries. We will notify you of returned ACH Debit Entries and Notifications of Change by the available method that you select during the Service implementation process . It is your responsibility to change your Cash Concentration entry instructions in the Service based on the Notification of Change message.

CONTROLLED DISBURSEMENT SERVICE

With this Service, we will provide to you each Banking Day, in accordance with your instructions, reporting through PINACLE setting forth your transactions that are to be posted to your designated Account with us.

You will use checks encoded with a unique transit routing number to enable us to identify them for inclusion in the daily notification. We will provide you with a check printer specification layout form to ensure that all checks are printed in accordance with applicable specifications. You will have in, or will deposit to, your designated Account sufficient available funds to cover the full amount of all checks and other debits that are cleared through or presented against it on a particular Banking Day by our close of business on that same Banking Day. Such deposits may be made by wire transfer or transfer from one of your other Accounts with us, or by whatever other means we agree on with you. If you fail to fund the Account on the same Banking Day we will not be obligated to create an overdraft and may return checks unpaid.

If you have Controlled Disbursement with Intraday Funding, then you will have one or more Controlled Disbursement Accounts and a Master Funding Account. Throughout the Banking Day, debits and credits in the Controlled Disbursement Accounts build to either a net debit or net credit balance. After the final Controlled Disbursement Account presentment, each Controlled Disbursement Account balance is automatically reviewed and returned to a zero balance by an internal debit or credit funds transfer, with an offsetting entry to the Master Funding Account. You shall fund the Master Funding Account no later than the end of the day we notify you to do so and in the amount of the checks to be paid. If you fail to so fund the Master Funding Account, we will not be obligated to create an overdraft and may return checks unpaid.

EDI SERVICES

This Service enables you to exchange remittance information electronically with your trading partners, either together with, or independently of, the associated payments. The associated payments are sent and received either by check (using our Integrated Payables Service), ACH, Card or Funds Transfer and will be subject to our terms and conditions for those Services.

You may send (EDI Disbursements Service) and receive (EDI Receivables Services) through us remittance information relating to your transactions with your trading partners in the format we have mutually agreed upon. You may request a change in the format in writing. We will evaluate your request and advise you whether the change has been approved and when it will become effective. We will translate your remittance information to and from the formats used by your trading partners. The formats to and from which we can translate your remittance information are stated in the Documentation. You are responsible for the selection and maintenance of the hardware, software or other technology you use to send and receive remittance information through us.

We will use reasonable measures to provide for the security of the transmissions we send on your behalf and you agree to comply with our Security Procedures in sending and receiving remittance information through us. You understand that we are not responsible for the security measures employed by your trading partners. Provided that we have used such reasonable measures, we will have no liability to you for any breach of security, inadvertent or otherwise.

We will send and receive remittance information in accordance with the deadlines stated in the Documentation. An EDI transmission is received by us when the transmission, including our agreed-upon Security Procedures, is completed. A transmission is received by you when we have completed the transmission in accordance with these terms and conditions. If we receive a transmission after the applicable deadline, it will be deemed to have been received by us on our next Banking Day.

You and your trading partners are responsible for the accuracy of the information you and they transmit to us. We will not be responsible for any delay, misdirection of or other error in a transmission caused by or based upon the information you or your trading partners provide to us.

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This Service does not alter any obligation you may have to maintain records of your transactions with your trading partners.

EDI Services include the following requirements and features:

EDI Disbursements Services:

•	File processing

•	Each file sent to us must meet our requirements as specified in the Documentation.

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If we receive a file with file or transaction errors, we will make a reasonable attempt to notify your designated EDI company contacts for further instructions on the file. We shall not be obligated to process a file if there are errors with a file or transaction, or if we receive conflicting instructions from your designated contacts.

•	Cancellations

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We shall have no obligation to cancel an EDI Disbursement payment except as may be provided in the terms and conditions applicable to the Card, ACH, Funds Transfer, and Integrated Payables Services. We shall not be liable for any failure to process the cancellation request.

•	Account Funding

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You agree to have sufficient available funds in your Account by 5:00 p.m. ET each Banking Day to cover the amount of that Banking Day’s EDI Disbursement payments. If you do not have sufficient available funds in the Settlement Account as stated above, we may refuse to process your file and some or all of your EDI Disbursement payments may not be processed.

EDI Receivables Services:

•	EDI Receivables Reporting

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With this Service, we will provide reports of items received to your designated Accounts via the special reports module within PINACLE via PINACLE Fax, or e-mailed reports sent through secure e-mail. The types of transactions included within these reports may include ACH, Funds Transfers, Card and checks, as well as remittance information associated with the transactions. The types of transactions to be included in the reports may be designated by you during the implementation process.

•	Reports will be made available to you at 9:00 a.m. ET and at 7:30 p.m. ET. You may elect to receive the reports at both times or at one of those times.

•	EDI Receivables Electronic File Service

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With this Service, we will provide a file of items received to your designated Accounts via transmission. The types of transactions included within the file may include ACH, Funds Transfer, Card and checks, as well as remittance information associated with the transactions. The types of transactions to be included in the file may be designated by you during the implementation process.

EDI Electronic Account Analysis Service:

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EDI Electronic Account Analysis provides your account analysis statement data electronically via Direct File Transmission and/or a CD-ROM. We will create the Direct File Transmission and/or the CD-ROM at the first availability of your account analysis information. We will mail the CD-ROM via overnight mail delivery. We shall not be held responsible for any delays or loss of the mail containing the CD-ROM due to errors by the mail carrier or having been provided an invalid address, not having been provided with notification of a change of address, or not being provided sufficient lead time to make the appropriate change to address upon receipt of notification of change.

EPAYMENTS

This Service enables you to send us instructions to initiate electronic payments to recipients by using alias information, such as an email address, instead of bank account information. The recipient may accept and complete the initiated payment to receive funds for the payment. This Service also uses additional services offered by Bank.

Certain Definitions Applicable to the ePayments Service:

•	“Alias Information” means an email address, and phone number and/or any other identifying information of the Recipient.

•	“Days to Expiration” means the number of days after the Origination Date when the Recipient may accept the payment.

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•

“Early Warning Network” means the Early Warning, Zelle, and/or clearXchange Networks, and their network directories that permit payments and information to be transmitted among financial institutions that use such networks.

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“Expiration Date” is the last day when the Recipient may accept the payment. The Expiration Date is the Origination Date plus the Days to Expiration. The Expiration Date is also the last day when the Payee Approver can approve the initiation of the payment.

•	“Expired Payment” means a payment that may not be accepted by the Recipient because the current day is after the Expiration Date.

•	“Future-Dated Payment” means a payment with an Origination Date of the next business day or later.

•	“Origination Date” means the first business day on which the Recipient will receive notification that they may accept the payment.

•	“Payee Approver” means a person specified by you that must approve the initiation of the payment to the Recipient. The Payee Approver may not be the Recipient.

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“Pending Payment” means a payment you have initiated with an Origination Date of the current business day (or earlier) that the Recipient has yet to accept, and where the current business day is prior to or on the Expiration Date.

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“Permissible Payment Method” means a payment method that you may offer to the Recipient to receive the payment, including a payment via: ACH, prepaid card, check, debit card, or real-time payment on the Early Warning Network, and/or another payment method required or permitted by the Early Warning Network and/or us, subject to availability and requirements for each payment method.

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“Recipient” means the consumer payee in the U.S. over the age of 18, or a Small Business Customer who will receive the initiated payment. A Recipient must hold an account at a federally-insured U.S. financial institution to receive an electronic payment to that account.

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“Registered Recipient” means a consumer payee that has registered to use the Early Warning Network, either through a financial institution that is participating in the Early Warning Network (in-network) or through the Early Warning website if the payee’s financial institution is not participating in the Early Warning Network (out-of-network).

•	“Non-Registered Recipient” means a Recipient that is not a Registered Recipient.

•	“Settlement Account” means a DDA account number of your Bank account that will be debited for the payment.

•	“Small Business Customer” means a privately owned corporation, partnership, or sole proprietorship that maintains a small business deposit account on a financial institution’s retail banking platform.

Compliance with Applicable Laws, Regulations, and Rules

You acknowledge that this Service is subject to the Agreement, including the general and all separate terms and conditions applicable to each Permissible Payment Method. In the event of a conflict between these terms and conditions, and the terms and conditions applicable to a Permissible Payment Method, these terms and conditions shall control with respect to this Service.

You agree to comply with all applicable laws, regulations, and rules. You agree that you will not use this Service for any unlawful or unpermitted purpose. You agree that you will comply with the documentation we provide to you at implementation that will identify additional requirements for this Service. You may access this Service through PINACLE , API or by Direct File Transmission.

Reliance on Alias Information and Early Warning Network

You acknowledge that we and other financial institutions that use the Early Warning Network will rely on the Alias Information that you provide. We and other financial institutions may rely on the Alias Information without liability to you and without verifying the Alias Information even if the instruction also contains a name or other information that is inconsistent with the Alias Information. You agree to compensate us for any loss and expense incurred by us as a result of reliance on the Alias Information in executing or attempting to execute your instruction.

This Service uses the Early Warning Network, and may utilize another payment service based on your customization. You agree that we shall have no liability to you for any losses when we rely on information used by the Early Warning Network or other payment service, including any errors associated with: their network directories, or the bank account(s) or other information that may be linked to the Alias Information, including if the Recipient is not able to access or control the linked bank account(s).

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Client Administration

As part of the implementation of this Service, you must provide (and maintain updated) information that we require, including, but not limited to: the identification of each Authorized Person that will use this Service and any limits that you specify on their activities; the types of Permissible Payment Methods; the treatment of Expired Payments; and other permitted customizations. The customization and availability of the each Permissible Payment Method may vary based on the registration status of the Recipient, and are subject to change at any time in our sole discretion.

Instructions

Each Instruction must include all required information to initiate the payment, including, but not limited to, the: full name of the Recipient, dollar amount, Alias Information, Permissible Payment Methods, Days to Expiration, Origination Date, and Settlement Account. You acknowledge that an instruction that does not meet all the required information may not be accepted for processing. You also acknowledge that we will not be responsible for detecting any errors or incomplete information in your instruction.

Approval of Payment Initiation

As an optional feature, you can require that a Payee Approver must approve the initiation of a payment to the Recipient. You must specify all required information, including to identify the Recipient and Payee Approver. The Payee Approver will receive a notification, and can either: 1) approve the initiation of the payment to the Recipient, and only the Recipient will receive the full proceeds of the payment; or alternatively 2) not approve the initiation of the payment.

If the Payee Approver approves the initiation of the payment by the Expiration Date, the payment will be initiated and the Recipient will receive notification of a Pending Payment. However, if the Payee Approver does not approve the initiation of the payment, or takes no action by the Expiration Date, then the payment will not be initiated, and next steps will be handled in accordance with your preferences.

You are responsible for the proper use of this approval feature. You agree to be solely responsible for any questions, disputes, or issues that arise, including with the Payee Approver and/or Recipient, in connection with this approval feature.

Recipient Notification

A Non-Registered Recipient will receive a notification from us when there is a Pending Payment for such Recipient, and such notification may be received on sources such as a computer, tablet, and/or smart phone. You agree that we can communicate with your Recipient, and your Recipient has consented to receiving communications associated with receiving payments and related matters, in accordance with applicable law, including email messages, and/or other communication methods. However, we will not be required to notify a Non-Registered Recipient whose only communication method is a wireless phone number.

A Registered Recipient will receive a notification, such as an email message, text message, and/or other communication method, from the Early Warning Network and/or the Recipient’s financial institution when there is a Pending Payment for such Recipient.

These notifications include information from the memo field of a Pending Payment, and such information may be sent by communications that are not encrypted. If you provide information for the memo field, you are responsible for ensuring that you have the proper authority to do so, and you must be in compliance with all applicable laws, regulations, and rules, including with privacy, confidentiality, and data security.

Recipient Registration on Network

If the Recipient is a Registered Recipient, the Recipient may customize their preferences to receive funds for current and future/recurring payments. If the Recipient is a Non-Registered Recipient, the Recipient will receive information regarding registration, and alternatively, the Recipient may also remain a Non-Registered Recipient and receive funds for the payment.

Recipient Acceptance and Completion of Payment

The Recipient must accept the Pending Payment by the Expiration Date, and complete the initiated payment when it selects a Permissible Payment Method to receive funds for the payment. A Registered Recipient may also automatically accept a Pending Payment based on their preferences for future/recurring payments.

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If the Recipient does not accept the Pending Payment by the Expiration Date, then the Pending Payment will be an Expired Payment and will be handled in accordance with your preferences.

Limits and Risk Management

We may impose certain limits for your instructions, including by: dollar amount, number of or type of payee(s), and/or any other criteria in our sole discretion. We may impose additional limits depending on the Permissible Payment Methods you have offered, and may implement other risk mitigation procedures for you at any time and from time to time.

Modification or Cancellation

You may not request to modify certain payment information on an instruction before we send the instruction to the Early Warning Network. After we send the instruction to the Early Warning Network, you may only submit a request to attempt to cancel the instruction only if the instruction is: a Pending Payment, or a Future-Dated Payment. Your request to modify or cancel an instruction must be delivered to us in accordance with the requirements specified by us.

You acknowledge that we shall have no obligation and no liability when we attempt to modify or cancel an instruction.

You agree once the Recipient has selected a Permissible Payment Method to receive the funds for the payment that: (i) you will not be able to cancel the payment; and (ii) you will not use another method outside of this Service to attempt to modify or cancel the payment.

Authorization to Charge

You authorize us to charge your Settlement Account(s) in the amount of the payment once the Recipient has accepted the Pending Payment and selected a Permissible Payment Method to receive the funds for the payment (based on the standard settlement processes for the selected payment method), or when we use another payment service to send the funds to the Recipient, such as to complete an Expired Payment. You agree to have in your Settlement Account(s) sufficient available funds to cover the total amount of the payments initiated through this Service. You also agree that we will not process any payment that will exceed the available funds, or any limits for your instructions, in your Settlement Account(s).

Waiver of Secondary Authorization for Certain PINACLE Instructions

Secondary authorization applies to PINACLE instructions for this Service. When applicable, it requires a second Authorized Person to verify and approve an instruction. We advise you to use secondary authorization for all instructions to us. You agree that if you decide to waive secondary authorization, and permit one Authorized Person to issue and approve certain PINACLE instructions, this change in security procedures is made at your request, for your own convenience for such instructions, and that secondary authorization provides an extra measure of security that will no longer be provided to you. You agree that the remaining security procedures are suitable and commercially reasonable for you for such instructions. Provided that we follow the security procedures in accepting your instructions, you will be bound by such instructions whether or not they are authorized. If you waive secondary authorization for certain instructions, we will not request secondary authorization for such instructions, regardless of the dollar amount of the payment. You are responsible for properly monitoring all authorizations for your instructions and payments activity.

CONSOLIDATED PAYABLES (INTEGRATED PAYABLES)

This Service permits you to instruct us to process your payments to your trading partners by check, ACH, wire transfer or Card Services via Direct File Transmission, file upload to PINACLE or such other means as we may approve from time to time.

Certain Definitions Applicable to our Integrated Payables Service:

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“Card” means the 10 or more cards, which may or may not include physical plastic cards, issued by us in order for you to obtain purchasing card services under our Visa Purchasing Card Agreement, Visa Commercial Card Agreement (Direct or Contingent), ActivePay® Payables Card Agreement, or any other agreement, as amended from time to time.

•	“Check” means a check printed and mailed by us on your behalf.

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“Check Register” means a register, setting forth with respect to all Integrated Payables Checks issued on the date of such register, the date of issue, check number, PNC-assigned identification number, payee, and amount.

•	“Confirmation” means the verification by us, by means of the procedure specified in the Section hereof entitled “File Processing”, that each File is your authorized instruction.

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•	“Disbursement Account” means the account on which Integrated Payables Checks will be drawn and/or from which ACH Entries and Wires will be initiated.

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“File” means the EDI 820 or Bank flat file formats used as the vehicle to send Integrated Payables Payment instructions and remittance information to us, and includes information on Manual Checks with instructions for stop payments, issue only and voids.

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“Issue File” means the file containing the check number, dollar amount, payee and account number of Integrated Payables Checks used to update our records or the records of another bank holding the Disbursement Account to assist in detecting exception items as Integrated Payables Checks are presented for payment.

•	“Manual Check” means a check written and issued by you on your own behalf.

•	“Integrated Payables Checks” means Checks and Manual Checks.

•	“Reject Register” means a register, setting forth with respect to each item in a File which we are unable to process, details of such item and the reason that we are unable to process such item.

•	“Wire Transfer” means a payment initiated through the Federal Reserve Fedwire Funds Transfer System.

General Specifications:

Prior to using the Services, you will specify to us the following:

•	The intended disbursement banks and Disbursement Account numbers. You may specify any U.S. domestic and Canadian financial institutions.

•	Your name, address, and logo, if required, to appear on the Checks.

•	The maximum amount, if any, of any single Integrated Payables Payment.

•	The method to be employed for mailing Checks (e.g., overnight mail, U.S. mail, or group mail).

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The identification of each Authorized Person and evidence of the authority of such Authorized Persons to execute this Agreement and act for and on behalf of you hereunder. The facsimile signature of one or two Authorized Persons, as designated by you, will appear as the signatory or joint signatories on each Integrated Payables Check.

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The format of the File which will be used by you to communicate your instructions to us to issue Integrated Payables Payments and whether Files will be encrypted or authenticated. You agree to comply with our specifications for such communications.

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The proposed transmission schedule of Files. Any change to the foregoing shall be communicated in writing to us by an Authorized Person, at least 5 days prior to the intended effective date of the change.

File Transmission:

To initiate use of the Services from time to time, you will transmit to us a File containing the following data:

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With respect to each Integrated Payables Check listed in such File: (i) the Payee’s name and address; (ii) the amount of the check in dollars and cents; (iii) the date of intended mailing; and (iv) the check number, if assigned by you.

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With respect to each Card, Wire or ACH payment included in the File, the information required by the separate terms and conditions for our Card, Funds Transfer Service and for our ACH Service between you and us and any other information required by the File layout and specifications.

•	Your name and the Services account identification number assigned to you by us.

•	The total number of payees and the total amount instructed to be paid to such payees in such File.

File Processing:

Each File received with valid Confirmation by us prior to the applicable cutoff time, in effect from time to time, on any Business Day will be processed by us on such Business Day. (Any File received by us after the applicable cutoff time will be processed by us the following Business Day.) We will:

•	Obtain Confirmation from an Authorized Person of the authenticity of the File using the Security Procedure you have selected.

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Initiate each Integrated Payables payment in accordance with the instructions contained in the File and in the case of Checks, mail Checks to the applicable payees within 24 hours of the dates specified in such File up to the date which is 365 calendar days from the date we receive such File. Any remittance data contained in such File will be sent with the Integrated Payables Payment to which it relates.

•	Provide an Issue File for use by each applicable disbursement bank as mutually agreed.

•	Provide a Check Register to you.

•	If applicable, provide a Reject Register to you.

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Cancellations

You may cancel any instruction to process a Integrated Payables Check, provided that such instruction to cancel is delivered to us by an Authorized Person either in writing, by telephone at the number we designate from time to time, or via PINACLE, not less than two (2) Banking Days prior to the date we were instructed to initiate such Integrated Payables Check. If the cancellation instruction is not timely received by us, we shall have no obligation to cancel the Integrated Payables Check. You can only attempt to cancel Integrated Payables Checks and you cannot amend or modify any Integrated Payables Check instruction. We shall have no obligation to amend or cancel a Card, Wire or ACH Integrated Payables Payment except as may be provided in the terms and conditions applicable to the Card, ACH or Funds Transfer Services.

File Errors

You acknowledge that we will not be responsible for detecting any error in any File such as, but not limited to, duplicate Payments. In the event that any File contains an error, whether in the amount of a Integrated Payables Payment, payee, disbursing bank, date of payment or otherwise, you shall be solely responsible for taking any action to correct such error.

POSITIVE PAY FOR CHECKS

This Service is intended to assist you in preventing the payment of unauthorized checks from your Account. There are two (2) versions of this Service; Positive Pay and Reverse Positive Pay. Both versions are described below.

(1) Positive Pay:

On each Banking Day (or periodically, as you may determine) before 4:00 p.m. ET you will provide us with the issue date, serial number and amount of each check written against your designated Account (“Issue Data”). You will electronically transmit the Issue Data to us using any Security Procedures we have provided. If we do not receive your Issue Data by the time stated herein, checks presented against your designated Account may be paid before we can compare such checks to your Issue Data.

We will maintain a database of your Issue Data in order to do an automated comparison to your checks. We will pay all checks presented against your designated Account in which the serial number and amount of each presented check matches the information for that check in your Issue Data. If any presented check fails to match the applicable information in your Issue Data (“Exception Check”), we will make available to your Authorized Person data and images of that Exception Check via our PINACLE Service. The images will be copies of the front and back of each Exception Check. Your Authorized Person must instruct us via our PINACLE Service by 3:00 p.m. ET on the same Banking Day, either to return or pay each Exception Check, if such instructions are different from your default instructions. If your Authorized Person does not instruct us by 3:00 p.m. ET on the same Banking Day we provide the Exception Check data and images, we will process each Exception Check in accordance with your default instructions indicated in the Documentation. The default instructions are to either : (i) pay all Exception Checks; or (ii) return all Exception Checks. If we are unable to compare your presented checks to your Issue Data because of your failure to send us your Issue Data in compliance with the Comprehensive Agreement and Documentation, then we may suspend the matching of your presented checks with your Issue Data or terminate the Service upon prior notice to you.

•	Payee Positive Pay

With this Service, you can elect to have us compare the payee information that you provide to us with the payee information on the check, in addition to the serial number and amount, prior to the payment of any checks presented against your designated Account. We will still compare the presented checks with your Issue Data as described above, but your Issue Data must include the payee information in accordance with the formats defined by us. With this option, we will compare the payee name that should appear on the check as indicated in your Issue Data, with the payee name that appears on the check presented for payment against your designated Account. If either the payee information or the serial number and amount do not match, then the presented check will be an Exception Check and we will make available to your Authorized Person data and images of that Exception Check via our PINACLE Service. If you select this payee option, you are still obligated to review the Exception Check data and images, send your Issue Data in compliance with the Documentation, and provide timely instructions to us on whether to pay or return any Exception Checks as indicated above, if those instructions are different from your default instructions. Failure to provide timely instructions as indicated above will result in the payment or return of the Exception Checks, in accordance with your default instructions.

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•	Teller Positive Pay

With this Service, you may also elect to use our teller positive pay, which allows our tellers to compare checks presented for encashment against your designated Account with your Issue Data. With this option, our tellers will only check the serial numbers and amounts of the presented checks and, if provided by you, the first forty (40) characters of the payee line of the check. If this specific information on a check presented to one of our tellers does not match the information provided in your Issue Data (excluding the issue date), you will not have the opportunity to review the check and we will decline to cash the check, even if your default instruction is otherwise to pay all Exception Checks.

•	Point of Sale Positive Pay

With this Service, you may also elect to use our point of sale positive pay feature which allows our third party vendor to compare checks, as presented by your payees at participating retailers for encashment, against your designated Account with your Issue Data. You may submit your Issue Data via a direct transmission or via PINACLE. With this option, our third party vendor will check only the serial numbers and amounts of presented checks and, if provided by you, the last four digits of your payees’ social security numbers. If this specific information on a check presented to a participating retailer does not match the information provided in your Issue Data (excluding the issue date), the participating retailer may reject your check for encashment. You will not have the opportunity to review the check and the check may not be cashed, even if your default instruction is otherwise to pay all Exception Checks. In order for your Issue Data to be available for matching when a check is presented for encashment at a participating retailer, you must send your Issue Data to us by 4:00 p.m. ET three Banking Days prior to the date of such presentment. We shall have no duty to notify you in advance or otherwise seek your consent to disclosure with regard to individual file disclosure reports under the Fair Credit Reporting Act or disclosure in response to legal process for payee information.

(2) Reverse Positive Pay:

On each Banking Day (or periodically, as you may determine) before 8:00 a.m. ET we will electronically send you a report of checks presented against your designated Account. This report will include the presentment date, serial number and encoded amount for each check that is presented against your designated Account (“Presentment Data Report”). Upon your receipt of the Presentment Data Report, you will compare the information in the Presentment Data Report with your records. If any check does not match your records, your Authorized Person will instruct our Account Reconcilement Department via the PINACLE Reverse Positive Pay module by 2:00 p.m. ET, on the same Banking Day you receive the Presentment Data Report, to return the check. If your Authorized Person does not contact us by the time stated herein, any check presented for payment which does not match the information in the Presentment Data Report will be paid.

Limitation of Liability

In addition to limitations of liability included elsewhere in this Agreement, our liability to you is limited to our failure to use ordinary care that results in the following: (A) with Positive Pay, (i) payment of any presented check, excluding an Exception Check, when such payment results solely from our error in matching such check with the information in your Issue Data, (ii) failure to pay or return an Exception Check in accordance with your instructions, (iii) failure to comply with your default instructions for an Exception Check, (iv) in the case of Point of Sale Positive Pay, our failure to correctly match the information on a check presented to a participating retailer for encashment with the Issue Data you submitted to us in a timely fashion, as stated above, for that check; or (B) with Reverse Positive Pay, (v) failure to provide you with the required information for each check in the Presentment Data Report provided that the payment of said check resulted solely from such failure, or (vi) failure to follow your instructions to return a check. With both systems, we will pay or return checks in accordance with these Terms and Conditions, which shall be deemed to be the exercise of ordinary care by us, whether or not the check is otherwise properly payable. If we pay a check that should have been returned because of our failure to comply with these Terms and Conditions, then our monetary liability shall be limited to the lesser of (x) the amount of said check and (y) your actual, direct losses from such payment; provided that, we will have no liability to you to the extent such payment results from your failure to exercise ordinary care or pays an obligation you owe to a third party. If we return a check that should have been paid because of our failure to comply with these Terms and Conditions, our monetary liability shall be limited to your actual, direct losses; provided that, we will have no liability to you if such check was not properly payable, you did not have sufficient available funds in your Account to pay the check or we are required to return the check because of legal process. We may, but shall not be obligated to, manually inspect a check or otherwise determine if it is properly payable before paying or returning it, but we shall have no liability to you if we do not manually inspect any check.

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FUNDS TRANSFER

This Service enables you to send Instructions to us for the transfer of funds via wire transfer.

Authorizations

We will from time to time accept payment orders from your Authorized Persons to transfer funds from your accounts specified in the Documentation (“Specified Accounts”) to other accounts with us or to accounts at other banks. If authorized by you, we will also initiate draw-down requests (“reverse payment orders”) to other banks, or honor incoming reverse payment orders from other banks, involving your Specified Accounts. We will also credit your Specified Accounts or other accounts designated by you with the amount of incoming payment orders we receive from time to time. A payment order shall not be considered received by us until we have performed all verification procedures set forth in this Agreement. Some payments credited to you are provisional until we receive final settlement. If we do not receive final settlement, we will debit your Specified Account or any of your other accounts with us for the amount of the payment.

Payment Orders

Your Authorized Persons may issue Payment Orders to us to transfer funds from your Specified Accounts to any other account with us or to an account at another bank in accordance with these Terms and Conditions. Payment Orders will be received and processed during the normal business hours (as specified in the Documentation). We strongly recommend that you issue payment orders by PINACLE, or other electronic means we agree that you may use, or directly to our Funds Transfer department by telephone.

Issuing and Executing Payment Orders

We will only execute payment orders if the individual(s) issuing the orders provide the authentication protocols (including password(s), PIN(s), token(s) or other security code(s)) and other information as required by us. In executing any payment order, PNC may select any funds transfer system at our discretion. We may include in our outgoing Payment Orders all information required by applicable law, regulation or fund transfer system rule, or which we believe is reasonably necessary to facilitate execution of the Payment Order. We will execute all properly authorized Payment Orders on the date received, or, for future-dated transfers, on the date requested, provided that such Payment Orders are received by us prior to the deadline specified in the Documentation and provided that such date is a funds-transfer business date for us, for the funds-transfer system selected by us, and for the receiving bank. We assume no responsibility to monitor, audit or report to you any information contained within the message text of any Payment Order. To issue any of the following Payment Orders, your Authorized Person(s) shall follow the applicable procedures specified in the documentation.

For an outgoing Payment Order for a Funds Transfer, you agree that if the Payment Order does not meet the cutoff time for same day settlement, you authorize us to cancel the Payment Order and use the information from the Payment Order to replace the Payment Order with an instruction for a Real Time Payment (RTP Payment) to your payee’s account, provided that such account is eligible to receive the RTP Payment, and the RTP Payment meets the requirements of the RTP Service. If the outgoing Payment Order for a Funds Transfer does not meet the eligibility criteria for an RTP Payment, we will continue to process the outgoing Payment Order for a Funds Transfer after the cutoff time as a Funds Transfer to be delivered the next business day.

Payment Order Amendments

Limited changes to successfully submitted telephonic Payment Orders, including, but not limited to, the ability to request amendments, cancellations, recalls, returns and reversals may be requested by a single Authorized User who completes standard identity authentication protocols via the telephonic channel. By giving Authorized Users access to initiate and/or approve telephonic Payment Orders, you acknowledge that you are granting them authority to independently request these types of changes. All Payment Order change requests submitted telephonically are subject to our review and approval.

Repetitive Payment Orders

Upon request, we will assign a unique number to each “Repetitive Payment Order” (i.e., Payment Order made routinely in which the date, the dollar amount and the message text may change but all other instructions remain constant). Instructions for Repetitive Payment Orders must be specified by you in the Documentation. We shall not be required to verify any such Repetitive Payment Order by callback to you.

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Non-Repetitive Payment Orders

A “Non-Repetitive Payment Order” is any payment order to debit any Specified Account, other than a Repetitive Payment Order. For Non-Repetitive payment orders we may call back a person in the Documentation who is authorized to authenticate your Payment Orders. If we are unable to obtain an authentication, we may decline to execute the Payment Order or delay its execution pending authentication.

PINACLE/BatchWire Issuance of Payment Orders

You may use PINACLE or a Direct File Transmission to issue payment orders. To issue a payment order by PINACLE, your Authorized Person shall follow the procedures in the Documentation (on-line or otherwise). To issue a Payment Order by Direct File Transmission, your Authorized Person shall follow the procedures specified in the Documentation.

Secondary Authorization

Secondary authorization applies to certain Payment Orders issued via PINACLE. When applicable, it requires a second Authorized Person to verify and approve a Payment Order by PINACLE prior to its acceptance by us. Payment orders awaiting secondary (or tertiary) authorization, including without limitation future-dated payment orders, which have not been properly authorized by the cut-off time on the date the payment order is issued, may be canceled without further notice to you.

Transmission Requirements

You are responsible for providing and maintaining in good working order all hardware, software and communication lines under your control. You are responsible for the accuracy and completeness of any data transmitted to us through PINACL E or Direct File Transmission. You will notify us immediately if there is a problem with issuing payment orders by PINACLE or Direct File Transmission. In the event payment orders cannot be issued by PINACLE or Direct File Transmission, you may issue payment orders by telephone in accordance with the other terms and conditions of this Agreement.

Future-dated Payment Orders (Transfers)

You may issue future-dated Payment Orders, as described in the Documentation. Subject to the provisions on Cancellation or Amendment stated elsewhere in this Agreement, you may cancel a future dated Payment Order prior to the date for which it is scheduled to be executed.

Authorization to Charge

You authorize us to charge your designated Account(s) in the amount of the Payment Orders upon execution of such Payment Orders. You agree to have in your Account(s), on the day we execute the Payment Order(s), sufficient available funds to cover the total amount of your Payment Orders. If the Account(s) contain insufficient available funds, and unless other arrangements satisfactory to us are made, we may but shall not be obligated to charge any of your other account(s) with us. This authorization includes the right to charge any investments which are linked to such Account(s) or accounts(s).

Incoming Payment Orders

Our receipt of your incoming Payment Orders shall be subject to applicable law and the terms of our agreement with you for your deposit account(s), which we have provided to you separately.

SWIFT Multibank Transfer Requests

SWIFT is a cooperative society of worldwide financial institutions providing a secure messaging system. If you request and we agree, you may initiate Instructions to and from your eligible multibank accounts and to third parties from eligible multibank accounts electronically via SWIFT messages through PINACLE.

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You irrevocably authorize us to rely upon and send any Instruction received by us from you to the designated receiving bank, including Instructions authorizing the receiving bank to debit and/or credit the account(s) specified in the SWIFT message. By initiating a SWIFT message using this Service, you represent and warrant to us that you have obtained the authorization from the account owner to debit or credit the account indicated in the Instruction. It is your responsibility to properly complete, maintain and monitor all authorizations and payment Instructions, including repetitive Instructions. We have no responsibility or liability to you or any person for errors or delays resulting from incomplete or incorrect information provided by you in any Instruction. We further assume no responsibility or liability for any acts of the receiving bank, the beneficiary bank or any intermediary bank involved in the transfer Instruction you request. Please note that any rejected Instruction shall be converted back into the account currency at the rate effective on the day funds are returned. You acknowledge that you take all risk of loss due to a change in the foreign currency exchange rate since the original execution date of the Instruction.

Other banks in the transfer or payment process may charge fees for processing the Instruction, which could reduce the face value of the amount transferred. You agree that we may perform the foreign exchange transaction for you, or a bank that we designate may provide this function. You agree that we may deliver your payment order in the currency of the beneficiary bank.

REAL TIME PAYMENTS (RTP)

This Service enables you to send Instructions to us for the transfer of funds via a real-time payment through The Clearing House (TCH) RTP® Network, and provides additional related capabilities.

Certain Definitions Applicable to the RTP Service:

•	“Future-Dated Transfer” means an RTP Payment that is scheduled to be made on a RTP Day that is after the current RTP Day.

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“Money Transmission Transaction (MTT)” means a transaction or series of transactions in which a Person serves as an intermediary in the transmission of funds or the value of funds between other Persons.

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“Payment Service Provider (PSP)” means a Sender that regularly conducts MTTs for Persons that are not corporate affiliates of the Sender, when such transactions do not effectuate or are not integral and necessary to any service, sale, or purpose (other than the MTT itself) between the Sender and the Person for whom the transaction is conducted. A Sender regularly conducts such MTTs if it typically sends such transactions on a weekly or more frequent basis. However, a Sender may also regularly conduct MTTs if it sends such transactions on less than a weekly basis, depending upon the facts and circumstances of the activity. You agree that you will not regularly conduct MTTs when you use the RTP Service.

•	“Person” means any natural person or corporation, partnership, sole proprietorship, joint venture, or other form of entity or organization.

•	“Receiver” means the person that will receive an RTP Payment through the Receiving Financial Institution.

•	“Receiving Financial Institution” means the financial institution that holds the Receiver’s Account and that receives an RTP Payment, and utilizes the TCH RTP Network.

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“Request for Information” means a message a Receiver can request that the Receiving Financial Institution submit to the TCH RTP Network to request additional information from the Sender in connection with an RTP Payment.

•	“Request for Payment” means a message that a Sender can request to submit to the TCH RTP Network to request an RTP Payment from another person.

•	“Request for Return of Funds” means a message that you may request that we submit to the TCH RTP Network to request the return of funds related to a RTP Payment.

•	“RTP Payment” means a real-time payment made through the TCH RTP Network, or internal book transfer (when both the Sender and Receiver have accounts at PNC Bank).

•	“RTP Day” means the calendar day in which a RTP Payment is made, beginning at 12:00 a.m. ET and ending at 11:59:59 p.m. ET.

•	“Sender” means the entity that will send a payment instruction for an RTP Payment. You will be the Sender for this Service.

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“Sending Financial Institution” means the financial institution that holds the Sender’s Account and that initiates a RTP Payment, and utilizes the TCH RTP Network. We will be the Sending Financial Institution for this Service.

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•	“Specified Account” means a DDA account number of your bank account that will be debited for the payment of your obligations to us for this Service.

•	“TCH RTP Network” means The Clearing House’s Real Time Payments Network or System, which enables financial institutions to send and receive RTP Payments, messages, and other information.

Compliance

You acknowledge that this Service is subject to the Agreement, and all its applicable terms and conditions. In the event of a conflict between these terms and conditions, and the terms and conditions in the Agreement, these terms and conditions shall control with respect to this Service.

You agree to comply with all applicable laws, regulations, and rules and that you will not use this Service for any unlawful or unpermitted purpose. You agree that you will comply with the Documentation we provide to you at implementation that will identify additional requirements for this Service.

The rules that govern the TCH RTP Network apply to RTP Payments. RTP Payments should be used only by Persons that are residents or otherwise domiciled in the U.S., and their accounts located in the U.S. You agree to not effectuate or send a RTP Payment on behalf of any Person that is not a resident or otherwise domiciled in the U.S.

You agree to not effectuate or send instructions for any RTP Payments (including MTTs) that result in you as the Sender meeting the definition of a PSP.

Reliance on TCH RTP Network

This Service relies on the TCH RTP Network. You agree that we shall have no liability to you in connection with any action, delay, performance, or failure to perform, of the TCH RTP Network or other technology, provider, or other financial institution used in connection with this Service. We and the TCH RTP Network may monitor RTP Payments in accordance with TCH’s operating rules and standards, and may reject an RTP Payment that does not meet such rules or standards.

Client Administration

As part of the implementation of this Service, you must provide (and maintain updated) information that we require, and for any other permitted customization. The availability of certain features and customization are subject to change at any time in our sole discretion.

Authorizations

We will from time to time accept instructions from your Authorized Persons to transfer funds from your Specified Account(s) to make a RTP Payment to other accounts with us or to accounts at other banks. We will also credit your Specified Account(s) or other accounts with the amount of incoming RTP Payments we receive from time to time. An instruction for an RTP Payment shall not be considered received by us until we have performed all verification procedures set forth in the Agreement. Some payments credited to you are provisional until we receive final settlement. If we do not receive final settlement, we will debit your Specified Account or any of your other accounts with us for the amount of the payment.

Instructions for RTP Payments

Your Authorized Persons may issue instructions to us to transfer funds from your Specified Account(s) to make a RTP Payment to any other account with us or to an account at another bank in accordance with these terms and conditions. Instructions for RTP Payments will be received and processed as specified in the Documentation.

Issuing and Executing Instructions for RTP Payments

We will only execute instructions for RTP Payments if the Authorized Person(s) issuing the Instructions complete standard identity authentication protocols that we agree you may use, and are able to provide all information as required by us to initiate a RTP Payment. In executing any instruction for an RTP Payment, we may provide you another option to utilize another payment method to complete the RTP Payment. We may include in our outgoing RTP Payment all information required by applicable law, regulation or fund transfer system rule, or which we believe is reasonably necessary to facilitate execution of the RTP Payment. We will execute all properly authorized (and authenticated as stated herein) instructions for RTP Payments on the date received, or, for future-dated transfers, on the date requested, provided that such instructions are received by us as specified in the Documentation.

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We assume no responsibility to monitor, audit or report to you any information contained within the message text of any RTP Payment. To issue any RTP Payments, your Authorized Person(s) shall follow the applicable procedures specified in the Documentation.

Limits and Risk Management

We may impose certain limits for your instructions, including by: dollar amount, number of or type of payee(s), Request for Payment criteria, and/or any other criteria in our sole discretion. We may impose other risk mitigation or monitoring procedures for you at any time and from time to time.

Amendments of Instructions for RTP Payments

You may not request to modify or cancel an instruction once we send the instruction to the TCH RTP Network. For future-dated entries on PINACLE, you may submit a request to modify or cancel the instruction if the instruction has not been verified and approved by a second Authorized Person. Your request to modify or cancel an instruction must be delivered to us in accordance with the requirements specified by us.

Limited changes to successfully submitted instructions for RTP Payments, including, but not limited to, the ability to request amendments, cancellations, and Requests for Return of Funds may be requested by a single Authorized Person who completes standard identity authentication protocols we agree you may use. By giving Authorized Persons access to initiate instructions, you acknowledge that you are granting them authority to independently request these types of changes. All instruction change requests submitted are subject to our review and approval.

You acknowledge and agree that when you request a Request for Return of Funds on a specific RTP Payment, the Receiving Financial Institution shall be under no obligation to return any or all funds associated with such an RTP Payment.

PINACLE/Batch Issuance of Instructions

You may use PINACLE, API or a Direct File Transmission to issue instructions for RTP Payments. To issue an instruction for an RTP Payment by PINACLE, your Authorized Person shall follow the procedures in the Documentation (on-line or otherwise). To issue an instruction for an RTP Payment by Direct File Transmission, your Authorized Person shall follow the procedures and formats specified in the Documentation. You are responsible for the accuracy and completeness of any data transmitted to us through PINACLE, API or Direct File Transmission.

Secondary Authorization

Secondary authorization applies to certain instructions for RTP Payments issued via PINACLE. When applicable, it requires a second Authorized Person to verify and approve an instruction by PINACLE prior to its acceptance by us. Instructions awaiting secondary (or tertiary) authorization, including without limitation future-dated instructions, which have not been properly authorized on the date the instruction is issued, may be canceled without further notice to you.

Transmission Requirements

You are responsible for providing and maintaining in good working order all hardware, software and communication lines under your control. You are responsible for the accuracy and completeness of any data transmitted to us through PINACLE , API or Direct File Transmission. You will notify us immediately if there is a problem with issuing instructions for RTP Payments by PINACLE, API or Direct File Transmission.

Future-dated Instuctions (Transfers)

You may issue future-dated instructions for RTP Payments, as described in the Documentation. Subject to the provisions on Cancellation or Amendment stated elsewhere here and in the Agreement, you may cancel a future-dated instruction for an RTP Payment prior to the date for which it is scheduled to be executed.

Authorization to Charge

You authorize us to charge your Specified Account(s) in the amount of the payment once each RTP Payment has been initiated. We will not charge your Specified Account(s) if we receive notification that an RTP Payment was rejected, including a rejection by the Receiving Financial Institution, TCH, or another reason. You agree to have in your Specified Account(s) sufficient available funds to cover the total amount of the payments initiated through this Service. You also agree that we will

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not process any payment that will exceed the available funds, or any limits for your instructions, in your Specified Account(s), and unless other arrangements satisfactory to us are made, we may but shall not be obligated to charge any of your other account(s) with us. This authorization includes the right to charge any investments which are linked to such Account(s) or accounts(s).

Confirmation

We will provide to you the status of your instructions for RTP Payments accepted by us in PINACLE or another type of notification.

Incoming RTP Payments

Our receipt of your incoming RTP Payments shall be subject to applicable law and the terms of our agreement with you for your deposit account(s), which we have provided to you separately.

Request for Information Messages

You are able to view and respond to a Request for Information message from a Receiver to provide more information about an RTP Payment that you have sent to the Receiver.

If you provide information to a response to a Request for Information message, you are responsible for ensuring that you have the proper authority to provide such a response, and you must be in compliance with all applicable laws, regulations, and rules, including with privacy, confidentiality, and data security.

Request for Payment Messages:

•	Initiation of Request for Payment Messages

If approved by us, you may initiate Request for Payment messages to Persons that are known to you and would reasonably expect to receive Request for Payment messages from you. Each Request for Payment message is a request that another Person send an RTP Payment to you. You agree to be solely responsible for any questions, disputes, or issues that arise in connection with each Request for Payment Message initiated by you. You represent and warrant that each Request for Payment message initiated by you is made for a legitimate purpose and is not fraudulent, abusive, or unlawful. A legitimate purpose for a Request for Payment message means the message is to request an RTP Payment for (i) a current sale or transaction; or (ii) an amount that is due, owed or otherwise agreed to be paid to you. We do not guarantee that there will be a response to a Request for Payment message initiated by you.

In addition to our other rights, we reserve the right to suspend your ability to initiate Requests for Payment messages immediately upon our determination (or the determination by TCH) that your Requests for Payment messages are suspected to be misused.

•	Response to Incoming Request for Payment Messages

You may also respond to incoming Request for Payment messages. After review of an incoming Request for Payment Message, you can either: 1) accept the incoming Request for Payment message and you can submit an instruction to send an RTP Payment to the initiator of the message, or 2) reject or take no action on the incoming Request for Payment message.

SWIFT MESSAGING SERVICE

General Information

SWIFT is a cooperative society of worldwide financial institutions providing a secure messaging system. This Service enables you to send and receive SWIFT Messages, including for the transfer of funds to and from other SWIFT member banks. SWIFT also allows corporate entities who meet certain criteria, as defined by SWIFT, to connect to SWIFT directly for the purpose of communicating with their financial institutions. These Terms and Conditions regulate your use of SWIFT through SCORE, or a Member Administered Closed User Group (“MA-CUG”) established and administered through us. We further reserve the right not to accept or process a SWIFT Message at any time in our complete discretion.

Definitions

“MA-CUG” means a SWIFT-operated, member-managed service administered by us that enables SWIFT users that participate in the closed user group to exchange SWIFT Messages.

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“SCORE (Standardized Corporate Environment)” means a closed user group administered by SWIFT that facilitates financial messaging between qualifying companies and financial institutions who are members of the group.

“SWIFT Agreement” means the main set of SWIFT’s standard terms and conditions. It governs the provision and use of most of SWIFT’s services and products.

“SWIFT Message(s)” means data in local, industry standard or proprietary formats that a member sends or receives through SWIFT, typically used to exchange individual transactions, reports or other data files including, without limitation, ACH, bulk wire transfers, Electronic Data Interchange and account information.

SWIFT Membership

We do not establish or control the set-up and provision of SWIFT membership, SWIFT security, the provision of SWIFT Messaging Services or the facilities and equipment to use any of the foregoing. You, at your own risk, may electronically transmit SWIFT Messages to us, including without limitation, SWIFT Messages that contain payment Instructions. We will process SWIFT Messages as designated in your SWIFT Message, in our sole discretion. We will notify you if we reject a SWIFT Message as soon as reasonably practical. You may be able to send SWIFT Messages directly to some SWIFT members through SCORE if you meet the criteria established by SWIFT.

Issuing and Executing SWIFT Messages

SWIFT Messages you send to us must meet the applicable requirements set out in your SWIFT Agreement (if any), the SWIFT documentation, any SWIFT user guides and our Documentation. You shall ensure that any Instruction included in any SWIFT Message sent to us accurately reflects the advice, request, Instruction or communication intended and is duly authorized by you. You irrevocably authorize us to rely upon and implement any Instruction in a SWIFT Message received by us from you including, (a) in the case of a payment Instruction to be sent through SWIFT, debiting the account specified in the SWIFT Message and forwarding your Instruction to the SWIFT member bank designated in your SWIFT Message or (b) processing the SWIFT Message in accordance with the terms and conditions of the service to which your Instruction relates. You acknowledge that we are entitled to assume that Instructions contained in such SWIFT Messages have been duly authorized by you, are authentic and that their integrity has not been compromised and neither we nor any other financial institution is under any obligation to verify the authenticity or integrity of such SWIFT Messages or Instructions, even in the case of fraud. We are not obliged to process an Instruction or forward an Instruction to any financial institution if the SWIFT Message through which that Instruction is provided does not meet the requirements of SWIFT or otherwise appears not to have been prepared or sent in accordance with these Terms and Conditions and/or your SWIFT Agreement; or we consider that the forwarding or execution of your Instruction may place us or another financial institution in breach of any law or regulation; or we reasonably suspect that the SWIFT Message in which that Instruction was received by us may not (a) fully and accurately reflect an advice, request, Instruction or communication that you intended to give to the relevant bank or (b) have been given in accordance with the relevant Customer’s authorization procedures.

Information Delivery

You may arrange for us to deliver statement reporting messages, data files or other information to you or your designee by

SWIFT Message. We cannot guarantee that the receipt or transmission of information will occur at any specified time during a Banking Day. For all purposes between you and us, you will be deemed to have received the information on the Banking Day on which we send the SWIFT Message with the information to you or your designee.

Security Procedures

By using this Service and sending SWIFT Messages, you represent and warrant to us that you shall at all times have in place, and regularly review and test, the necessary technical platform, software and other capabilities to use these SWIFT Services, and have strict security requirements regarding access and use. You acknowledge and agree that you are solely responsible for ensuring the security of your technical environment and access to SWIFT Messaging Services.

You, and your employees, representatives and other agents, shall not engage in any act or omission that compromises, or has the potential to compromise, the security of SWIFT. You will immediately notify us and SWIFT if you become aware of or suspect any breach or compromise of the security of SWIFT and/or the SWIFT Messaging Services, including any loss or disclosure of your own procedures to obtain access to send SWIFT Messages. You agree to provide us with the full details of the apparent security breach and promptly co-operate with any steps taken by us to investigate and/or rectify any apparent or suspected breach or compromise of the security of SWIFT.

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We may at any time require the revocation, renewal or change of any certificates, encryption keys or similar system elements used by you in the creation of SWIFT Messages or the removal of any party authorized to send such SWIFT Messages in order to protect the security of the SWIFT Messaging Services.

You represent and warrant to us that you have been informed of and are knowledgeable of the security procedures associated with this Service, and have determined that they are both commercially reasonable and adequate to prevent unauthorized use by you, your employees, your agents and representatives or any third party.

Confidential Information

In addition to other confidentiality provisions in this Agreement, you acknowledge that we may disclose or transfer confidential information and personal data, relating to you, your employees and your authorized agents where required by SWIFT, by law or regulation and as reasonably necessary for us to perform these Services, including transfers to and processing in, countries and territories that do not have data protection laws providing an equivalent level of protection to those prevailing in the United States.

Termination

In addition to the other rights we have under this Agreement, we reserve the right to terminate your SWIFT Messaging Services without prior notice if (a) either you or us are no longer an authorized SWIFT participant, (b) SWIFT has ceased to provide any of the Services and c) where SWIFT has required either of us to terminate this Service.

EUROPE EXPRESS

This Service allows you to collect and/or disburse funds from/to third parties through a European bank selected by us (“European Bank”).

Designated Accounts

To facilitate payments to and from third parties in Europe, we, as principal, will maintain deposit accounts with the European Bank. The account can be denominated in either EUR or GBP. You acknowledge and agree that you will have no interest in the accounts maintained by us at the European Bank. However, we will specifically designate certain accounts for your benefit (each a “Designated Account”). You agree that any inquires related to the Services or a Designated Account shall be directed to and resolved by us and not the European Bank.

Domestic Accounts

To use the Service, we will open for you a multicurrency account (the “Domestic Account”). The Domestic Account will be held with PNC Bank, National Association and is FDIC insured to the legal limit. The balance of the Domestic Account shall be determined by adding the deposits credited to the Designated Account that represent the collection of funds on your behalf for the previous Banking Day, less amounts paid from the Designated Account pursuant to your payment orders and Instructions.

Payment Orders

Using Europe Express, you may make payment orders to third parties in an amount not to exceed the available balance in your Domestic Account. Your interest in the Domestic Account will be reduced in amount of any payment order originated out of the Designated Account.

Deposits

Deposits to any Designated Account may be received via electronic funds transfer. Your interest in the Domestic Account will be increased in the amount of any collected item in the Designated Account. Unless we, in our sole discretion, shall otherwise agree, you will not deposit, and neither will the European Bank nor its service branches accept for deposit, into any of Designated Accounts any checks, drafts, currency or other physical items.

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Banking Day

For the purpose of this Service, the term “Banking Day” means: (a) a day, other than a Saturday, Sunday or other day on which banks are authorized or required to be closed in London, UK (pounds), Dublin, Ireland (Euro) or in New York City, NY; or (b) provided that where the provisions of this Agreement are applicable to a specific transaction involving a branch of the European bank located in a European city or country other than London, UK, “Banking Day” shall be deemed to mean a day, other than a Saturday, Sunday or other day on which Banks are required to close in such city or country.

Foreign Currency Exchange Risk

You acknowledge that there is foreign currency exchange risk inherent in this Service’s account structure and you accept such risk. You acknowledge that the value of EUR and/or GBP balances in terms of US dollars will fluctuate from time to time and will not bear the same exchange rate at any time after their initial deposit as they bore at the time of the initial deposit. If all or any portion of the balances in the Designated Accounts are subsequently converted, a gain or loss on the exchange may result due to the fluctuating currency markets or other factors beyond our control.

Electronic Communications, Records

Any electronic communications between us (whether using our facilities or yours, or those of a third party) will take place in accordance with this Agreement. The term “electronic communication” means any communications by Internet, telex, telephone, SWIFT or other method of telecommunication or electronic transmission and includes a facsimile transmission. A copy of our banking records, kept in the ordinary course of business, regarding any electronic communication will be admissible in any legal, administrative or other proceedings as conclusive evidence as to the contents of those electronic communications in the same manner as the original document in writing. You waive any right to object to the introduction of any such copy into evidence.

Representations and Warranties

You represent and warrant the following:

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You will not use or operate the Services for the purpose of or in furtherance of, or otherwise in connection with, Internet/on-line gambling or a money service business, or in connection with any restricted business as may be determined by us from time to time.

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You will provide the customer identification data and information as we may reasonably request prior to the opening of a Designated Account. You will also provide such other information as we may reasonable request from time to time in connection with any Designated Account or the Services rendered thereunder.

BILL PAYMENT SERVICE

This Service allows you to make payments to billers (“Bill Payment Service”) as a feature of PINACLE. You agree to follow the procedures and instructions regarding the Bill Payment Service we provide to you from time to time. The Bill Payment Service is offered by us through one or more companies that we have engaged to render some or all of the Bill Payment Service to you on our behalf (“Service Provider”). We and/or our Service Provider(s) reserve the right to deny enrollment in the Bill Payment Service at any time or deny access to any account chosen for use in the Service for any reason at any time.

YOU MUST COMPLY WITH THE BILL PAYMENT SCHEDULING INSTRUCTIONS OR ASSUME ALL RISK PERTAINING TO FINANCE OR ANY OTHER CHARGES THAT THE BILLER/MERCHANT MIGHT IMPOSE.

Certain Definitions Applicable to the Bill Payment Service:

“Biller” is the person or entity, the Merchant, to which you wish a bill payment to be directed.

“Bill Payment Account” is the account from which your payments will be debited, or to which payments and credits to you will be applied.

“Bill Payment Instruction” is the information provided for a payment to be made to the Biller.

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“Business Day” is every Monday through Friday, excluding Federal Reserve holidays or other days that banks are legally closed.

“Due Date” is the date reflected on your Biller statement for which the payment is due, not the late payment date or the date beginning or a date during any grace period.

“Exception Payments” means payments to deposit accounts or brokerage accounts, payments to settle securities transactions (including, without limitation, stocks, bonds, securities, futures (forex), options, or an investment interest in any entity or property).

“Scheduled Payment” is a payment that has been scheduled but has not begun processing.

“Scheduled Payment Date” is the day you want your Biller to receive your bill payment, unless the Scheduled Payment Date falls on a non-Business Day in which case it will be considered to be the previous Business Day.

“Site” means our online banking site or mobile applications that offer the Bill Payment Service.

Bill Payment Scheduling

The earliest possible Scheduled Payment Date for each Biller will be designated within the portion of the Site through which the Bill Payment Service is offered when you are scheduling the payment. Therefore, the Bill Payment Service will not permit you to select a Scheduled Payment Date before the earliest possible Scheduled Payment Date designated for each Biller. When scheduling payments you must select a Scheduled Payment Date that is no later than the actual Due Date reflected on your Biller statement, unless the Due Date falls on a non-Business Day. If the actual Due Date falls on a non-Business Day, you must select a Scheduled Payment Date that is at least one (1) Business Day before the actual Due Date. Scheduled Payment Dates must be prior to any late date or grace period. Depending on the method of payment, your Bill Payment Account may be debited prior to the Scheduled Payment Date. For example, if the selected method of payment is a check, the check arrives earlier than the Scheduled Payment Date due to expedited delivery by the postal service, and the Biller immediately deposits the check, your Bill Payment Account may be debited earlier than the Scheduled Payment Date. Occasionally, a Biller may choose not to participate in the Bill Payment Service or may require additional information before accepting payments. The Bill Payment Service will work with these Billers to encourage them to accept electronic or check payments from the Bill Payment Service. If we are unsuccessful, or if we determine that the Biller cannot process payments in a timely manner, we may decline future payments to such Biller.

Payment Authorization and Payment Remittance

By providing us with names and account information of Billers to whom you wish to direct payments, you authorize us to follow the Bill Payment Instructions we receive through the Site. In order to process payments more efficiently and effectively, the Bill Payment Service may edit or alter payment data or data formats in accordance with Biller directives. In the event that a payment you are attempting to schedule exceeds an individual payment limit of the Bill Payment Service, you will be notified at the time you attempt to schedule the payment and will be asked to resubmit your request. Furthermore, such individual payment limit(s) may be modified by the Bill Payment Service from time to time, without prior notice. When we receive a Bill Payment Instruction, you authorize us to debit your Bill Payment Account and remit funds on your behalf so the funds arrive as close as reasonably possible to the Scheduled Payment Date designated by you. Please note, as indicated above, payments may settle earlier or later than the date you selected. You also authorize us to credit your Bill Payment Account for payments returned by the United States Postal Service or Biller, or payments remitted to you on behalf of another authorized user of the Bill Payment Service.

The Bill Payment Service will attempt to make all your payments properly. However, the Bill Payment Service shall incur no liability if the Bill Payment Service is unable to complete any payments initiated by you because of the existence of any one or more of the following circumstances:

A.	If, through no fault of the Bill Payment Service, your Bill Payment Account does not contain sufficient funds to complete the transaction;

B.	The Bill Payment Service is not working properly and you know or have been advised about the malfunction before you execute the transaction;

C.	You have not provided the Bill Payment Service with the correct Bill Payment Account information, or the correct name, amount, address, phone number, or account information for the Biller; and/or,

D.	Circumstances beyond our or our Service Provider’s control prevent the proper execution of the transaction.

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Provided none of the foregoing exceptions are applicable, if the Bill Payment Service causes an incorrect amount of funds to be removed from your Bill Payment Account or causes funds from your Bill Payment Account to be directed to a Biller which does not comply with your Bill Payment Instructions, the Bill Payment Service shall be responsible for returning the improperly transferred funds to your Bill Payment Account, and for directing to the proper Biller any previously misdirected transactions, and, if applicable, for any late payment related charges.

Payment Methods

The Bill Payment Service reserves the right to select the method in which to remit funds on your behalf through the Bill Payment Service, and in the event that your Bill Payment Account is closed or otherwise unavailable to us, the method to return funds to you. These payment methods may include, but may not be limited to, an electronic debit, a paper check drawn on the account of our Service Provider, or check drawn against your account. If we send the payment electronically, the funds will be withdrawn from the Bill Payment Account on the date that you selected in Bill Pay.

Certain Billers are paid with a paper check drawn on the account of our Service Provider, or check drawn against your account, which are mailed. If the Bill Payment Service sends the payment by these methods, the payment is mailed in advance of the date you selected in the Bill Payment Service in order to allow for sufficient time for the Biller to receive it. Funds remitted to the Biller via a check drawn against your account will not be deducted from your Bill Payment Account until the check is presented to us for payment. In some instances, it is possible for a payment sent by check to be received by the Biller and presented to us for payment before the date you selected. Thus, the Bill Payment Account should have sufficient funds beginning a few business days before the date you select in the Bill Payment Service and you shall keep such funds available until the payment is deducted from the Bill Payment Account.

In some instances, the Bill Payment Service may initiate an electronic payment, but due to circumstances beyond our control, that payment may be later converted to a payment via check drawn against your account.

Payment Cancellation Requests

You may cancel or edit any Scheduled Payment by following the directions within the portion of the Site through which the Service is offered. There is no charge for canceling or editing a Scheduled Payment. Once we start processing a payment, it cannot be cancelled or edited, therefore a stop payment request must be submitted. To determine if the payment can be stopped, refer to the Stop Payment Requests section below.

Stop Payment Requests

Our ability to process a stop payment request will depend on the payment method and whether or not a check has cleared. We may not have a reasonable opportunity to act on any stop payment request after a payment has been processed. If you wish to stop a payment that has already been processed, please call Treasury Management Client Care at 1-800-669-1518 to determine whether such payment can be stopped. Although we will attempt to accommodate your request, we will have no liability for failing to do so.

Payments Outside of the U.S.

Payments to Billers outside of the United States or its territories are prohibited through the Bill Payment Service.

Exception Payment Requests

Exception Payments may be scheduled through the Bill Payment Service; however, Exception Payments are discouraged and must be scheduled at your own risk. Except as required by applicable, law, in no event shall we be liable for any claims or damages resulting from your scheduling of Exception Payments.

Biller Limitation

We reserve the right to refuse to pay any Biller to whom you may direct a payment. As required by applicable law, we will notify you promptly if we decide to refuse to pay a Biller designated by you.

Returned Payments

You understand that Billers and/or the United States Postal Service may return payments to the Bill Payment Service for various reasons such as, but not limited to, Biller’s forwarding address expired; Biller account number is not valid; Biller is

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unable to locate account; or Biller account is paid in full. The Bill Payment Service will attempt to research and correct the returned payment and return it to your Biller, or void the payment and credit your Bill Payment Account. You may receive notification from the Bill Payment Service.

Failed or Returned Bill Payment Instructions

You are requesting that we or our Service Provider attempt to make payments for you from your Bill Payment Account. If the Bill Payment Instruction cannot be completed for any reason associated with your Bill Payment Account (for example, there are insufficient funds in your Bill Payment Account), the Bill Payment Instruction may or may not be completed. In certain circumstances, our Service Provider may either advance funds drawn on their corporate account or via an electronic debit, and in such circumstances will attempt to debit the Bill Payment Account a second time to complete the Bill Payment Instruction. In some instances, you will receive a return notice from us or our Service Provider. In each such case, you agree that:

A. You will reimburse our Service Provider immediately upon demand the amount of the Bill Payment Instruction if the payment has been delivered but there are insufficient funds in your Bill Payment Account to allow the debit processing to be completed;

B. You may be assessed a late fee equal to one and a half percent (1.5%) of any unpaid amounts plus costs of collection by our Service Provider or their third-party contractor if the Bill Payment Instruction cannot be debited because you have insufficient funds in your Bill Payment Account, or the transaction would exceed the available funds of your Bill Payment Account, to cover the payment, or if the funds cannot otherwise be collected from you. The aforesaid amounts will be charged in addition to any NSF charges that may be assessed by us, as set forth in your fee schedule from us (including as disclosed on the Site) or your account agreement with us. You hereby authorize us and our Service Provider to deduct all of these amounts from your designated Bill Payment Account, including by ACH debit; and

C. Service Provider is authorized to report the facts concerning the return to any credit reporting agency.

Prohibited Payments

The following types of payments are prohibited through the Bill Payment Service, and we have the right but not the obligation to monitor for, block, cancel and/or reverse such payments: payments to or from persons or entities located in prohibited territories (including any territory outside of the United States); payments that violate any law, statute, ordinance or regulation; and tax payments and court ordered payments. Except as required by applicable law, in no event shall we or our Service Provider be liable for any claims or damages resulting from your scheduling of prohibited payments.

DEPOSITORY SERVICES

DEPOSIT RECONCILEMENT SERVICE

This Service provides you with periodic reconcilement reports for your deposit transactions to your PNC checking Account. You will provide deposit tickets with MICR encoding, in accordance with the applicable ANSI specifications. We will provide a MICR specification sheet to be used for ordering deposit tickets under this Service.

You may choose from the various hard copy reports that are made available from time to time as stated elsewhere in the

Documentation for this Service. You may choose to receive these hard copy reports on a periodic basis.

The reports will include information on all deposit transactions to your Account, segregating information by deposit location number if you so choose. Individual transactions will be reported in ascending dollar amount order, with location number. Unless otherwise specified, reports will page break, after each location number, if applicable.

We will forward the daily deposit detail report, and the deposit recap report along with your Demand Deposit Statement in accordance with your statement schedule. We will not be required to re-enter non-MICR encoded deposit tickets.

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SUB-ACCOUNTING SERVICE

This Service allows you to deposit funds (“Deposits”) received from home buyers, tenants, clients or other persons (collectively referred to as “Third Party” or “Third Parties”) or for self-managed sub-accounting purposes (“Self-Managed”), into an interest bearing or non-interest bearing account that will separate each Third Party or Self-Managed Deposit within such account (each a “Sub-account”).

Master Deposit Account

You will establish a master deposit account (the “Master Account”), which may be a money market deposit account, an interest bearing checking account, a non-interest bearing checking account, or a qualifying IOLTA account. The Master Account will be used for the administration of the Deposits. The Master Account will be in your name and will have separate Sub-accounts for each Third Party, in each Third Party’s name, or the Master Account will be in your name and will have separate Sub-accounts as applicable to your own needs. All Deposits received will be deposited in the applicable Sub-account. You may have an unlimited number of Sub-accounts within the Master Account and can make additional deposits to any Sub-account. The Master Account and Sub-accounts are subject to the terms and conditions of the Account Agreement for Business Accounts (“Business Account Agreement”) and our Funds Availability Policy that have been separately provided to you and are part of the Comprehensive Agreement.

You will be responsible for obtaining a completed IRS Form W-9 (Request for Taxpayer Identification Number & Certification) or W-8 (Certificate of Foreign Status) from each Third Party. The IRS Form W-9 or W-8 shall accompany the initial Deposit for each Third Party Sub-account. If a completed IRS Form W-9 or W-8 is not provided to us at the time a Sub-account is established, the interest on the Deposit may be subject to back up withholding pursuant to the Internal Revenue Code, as amended from time to time.

Interest Payments

With this Service, if applicable, we can send to each Third Party or to you the accrued interest payments on a periodic basis in accordance with your instructions. If you do not provide a specific time frame for such payments, the interest will be re-invested in the Sub-accounts. Upon making an interest payment to a Third Party or to you, if applicable, an administrative fee can be deducted at your discretion from such interest payment and credited to the Master Account.

If an interest check payable to a Sub-account holder is returned to us, the interest shall be reinvested in the Sub-account from which it was withdrawn. If the Sub-account is no longer open, the interest check will be handled as per our standard policies and procedures with regard to abandoned property.

Interest will accrue on the Sub-accounts in accordance with the terms of the Business Account Agreement. You acknowledge that any references in the Business Account Agreement to interest accrual with respect to this Service shall apply to the Sub-accounts.

If required by applicable law, we shall issue an IRS Form 1099-INT for each Third Party reflecting the gross amount of interest earned on such Third Party’s Deposit for the calendar year. The Form 1099-INT will be sent directly to each Third Party. Self-Managed clients will receive one Form 1099-INT based on the tax identification number associated with the Master Account.

Withdrawals

With this Service, you may disburse funds directly from the Master Account. If you use our online service, withdrawals may be made directly from the Master Account and you will be required to allocate debits to the appropriate Sub -Account(s) online. If you do not use our online service to manage the Sub-accounts, withdrawals may be made from each Sub-account only by submitting a properly completed and signed Sub-accounting withdrawal form to our Escrow Department. The applicable Sub-account will be debited in accordance with the withdrawal order and the funds will be credited to the Master Account.

Periodic Statements

We will provide you on a periodic basis an accounting of the following detailed information with respect to each Sub-account:

(a) each Sub-account holder’s name and number; (b) date of last activity; (c) each Sub-account balance (amount of deposit and accrued interest); (d) total administrative fee, if any; (e) total service fee, if any, retained for servicing the Master Account and Sub-accounts; and (f) federal withholding, if any and (g) building and apartment number and lease, if applicable. We can provide additional information upon your request as agreed to by the parties.

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The periodic statements specified above shall conclusively be deemed correct and binding upon you unless, within thirty (30) days of the statement date, you notify us in writing of any alleged errors or deficiencies. You agree to provide us with any information that we may reasonably request in order to provide you with the periodic statements and to send the notices of Deposits as detailed herein.

ZERO BALANCE SERVICE

During any Banking Day, debits and credits in accounts you have designated as your “Affiliate Accounts” will result in either a net credit account balance or a net debit account balance. At the end of each Banking Day, we will review the account balances in your Affiliate Accounts and return them to zero account balances by a debit or credit entry with an offsetting entry to the account you have designated as your “Parent Account.”

Disclosure

FDIC regulations require banks to make certain disclosures to their customers who use sweep services to move funds from a deposit account to another deposit account or to a non-deposit investment vehicle. The purpose of this communication is to inform you whether your funds subject to sweep arrangements are deposits covered by FDIC deposit insurance or, if not, what the status of your funds would be if the bank failed.

This Service transfers all funds remaining in your PNC Bank Affiliate Accounts at the end of the day to your Parent Account, or from the Parent Account to the Affiliate Accounts as needed to cover transactions presented against the Affiliate Account. For FDIC insurance purposes, your funds are considered deposits of PNC Bank at all times, whether in the Affiliate Account or the Parent Account, and are covered by FDIC insurance to the maximum amount provided by law. If the Affiliate Accounts and the Parent Account do not have exactly the same ownership, the transfer between accounts may result in a change in your insurance coverage.

PAYMENT GATEWAY PROCESSING

This Service facilitates the transmission of payments from a client to PNC Merchant Services for payment processing. Transactions sent through this Service that will be processed through the card payment network will be subject to the Operating Guide and Association Rules as defined in your agreement with PNC Merchant Services, a copy of which will be provided to you when you select this Service. ACH payments sent through this Service are subject to the Automated Clearing House (ACH) Origination Service Terms and Conditions within this Agreement.

This Service contains valuable intellectual property rights and are proprietary to us and our licensors, including but not limited to Tempus Technologies, Inc., and title thereto remains with us and our licensors. You do not acquire any rights, express or implied, in this Service or any third party software incorporated therein other than those specified in this Agreement. All applicable rights to patents, copyrights, trademarks and trade secrets in this Service are and shall remain with us or our licensors.

ACCOUNT VERIFICATION SERVICES (AVS)

This Service enables you to submit inquiries, including for account status, known as Verify; and account owner authentication , known as Authenticate. This Service accesses technology provided by GIACT Systems, LLC (“Inquiry Service Provider”) that accesses information, including from Early Warning Service’s (EWS’s) National Account Databases. By using this Service, you must comply with the following terms.

Certain Definitions Applicable to this Service

“AVS Applicable Laws” means all federal, state and local laws, and the regulations and guidelines promulgated thereunder, applicable to the marketing, promotion, offering for sale, sale, provision, creation, delivery, transmission and use of this Service, including without limitation any applicable provisions of the Fair Credit Reporting Act of 1970, 15 U.S.C. Section 1681 et. seq. (the “FCRA”), the Fair and Accurate Credit Transaction Act of 2003, Pub. L. 108-159, 111 Stat. 1952, and the Gramm-Leach-Bliley Act (the “GLBA”) (including similar state laws and regulations to each of the foregoing) in each case as amended from time to time.

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“Contributor” means an entity, including you when you transmit certain specific data elements (“Contribution”) to the

National Shared Database.

“Documentation” means setup and application forms, system requirements, user guides, data and technical specifications, release notes, exhibits, and other materials (as amended) provided by PNC that describe the use of the Service.

“Inquirer” means you when you provide certain information (“Inquiry Data”) to submit a request (“Inquiry”) to receive

Response Data (defined below).

“Match” means the occurrence of when data elements contained within an Inquiry match against data elements contained within the Participant Data (defined below).

“Participant Data” means data provided by you for use in the Service.

“Response Data” means information provided back to you in response to an Inquiry by you.

Compliance

You agree to comply with all AVS Applicable Laws. You will not use this Service for any unlawful or unpermitted purpose. You will comply with the Documentation that will identify additional requirements for this Service.

You will be responsible for your use of Response Data. You agree that you are the end user of the Response Data and will not provide Response Data to any other person or entity, such as your own customer, for their use. You may not sell, resell, sublicense, or otherwise transfer any part of the Response Data to any other person or entity. PNC reserves the right to decline to provide Response Data if PNC believes such Response Data will be used in a manner that is not compliant with the FCRA and/or GLBA.

Inquiries

You may initiate a specific Inquiry for this Service in accordance with the authorized uses and the Documentation. You may access the Service through an application program interface (API), upload batch files, or through a virtual terminal connection method with PNC.

After you submit an Inquiry, if there is a Match, you will receive Response Data from the Inquiry Service Provider.

Response Data and Your Responsibility

Response Data may include (as applicable): bank account status information on checking or savings accounts from financial institutions; and bank account ownership and authority information.

The Response Data is time-sensitive, as of a point in time, and only intended to be used in connection with the specific Inquiry for which it was requested. The Response Data is provided on an “as is” and “as available” basis. This Service is for your informational purposes only and you are solely responsible for decisions you make based on this information. PNC MAKES NO REPRESENTATIONS OR WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, IN CONNECTION WITH THIS SERVICE.

Contribution

You must comply with the applicable Contribution requirements and transmit certain data elements to be used in the EWS Databases, in accordance with the Documentation.

In addition, EWS may use Inquiry Data and Participant Data contributed, for the purpose of: (a) preparing statistical reports and conducting data analytics, parsing routines, data modeling, and other analyses to test and evaluate EWS’s services; (b) developing and providing new services or enhancements to existing services; and (c) developing and providing services to third parties engaged in the business of offering identity theft protection services to consumers, provided that no personally identifiable information shall be returned to any such third parties. The reports and results of the analyses described in clause (a) may be provided to other Inquirers and Contributors, provided that such reports and analyses do not identify specific Inquiry Data or Response Data with respect to any Inquirer or Contributor.

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Additional Requirements

You agree to comply with all of the following requirements.

a.	FCRA-Related Products (Applicable to Verify, Authenticate).

(i)

Permissible Purpose and Use. You understand that if you use Verify and Authenticate services which provide consumer reports that are subject to the Fair Credit Reporting Act, 15 U.S.C. § 1681 et seq. (“FCRA”), under the FCRA, you will only obtain a consumer report if you have a permissible purpose to obtain and use the report. You certify that the consumer reports provided under this Agreement may be requested and used only if you have a legitimate business need for the information in connection with a business transaction that is initiated by the consumer, or you obtain the express written authorization of the consumer to obtain the consumer report. You certify that you will request and use the consumer reports for no other purpose.

(ii)	If Verify is selected, you agree that you will use the consumer report solely:

•

To validate the existence of an account (as defined in 12 C.F.R. § 229.2(a)) (an “Account”) and all associated data in determining whether to accept or decline a check or automated clearinghouse entry (each an “Item”) as payment for goods or services;

•	As a factor in verifying, authorizing or guaranteeing a payment;

•	To cash an Item or provide cash back from a deposit or payment;

•	To decide whether to forward an Item for collection or represent it electronically; or,

•	To determine whether to allow the account or application to be enrolled for use in connection with future transactions by validating that the account exists and/or is in good standing.

(iii)	If Authenticate is selected and used with Verify, you further agree that you will use the consumer report solely:

•

To determine whether to accept or decline an Item as payment for goods or services by validating that the consumer presenting such Item is an authorized account holder, user, or signatory of the Account on which such Item is drawn;

•

To determine whether to accept or decline an Item as payment for goods or services by validating that the company name associated with such Item is the company name of the Account on which such Item is drawn;

•

To determine whether to accept or decline an Item as funding for an account by validating that the consumer is an authorized accountholder, user, or signatory of the account used or to be used in connection with funding;

•

To determine whether to transfer funds by validating that the consumer is an authorized accountholder, user, or signatory of the Account used or to be used in connection with the transfer of funds; or,

•

To determine whether to allow an account to be enrolled for use in connection with future transactions by validating that the consumer is an authorized accountholder, user, or signatory of the account.

UNDER § 619 OF THE FCRA, ANY PERSON WHO KNOWINGLY AND WILLFULLY OBTAINS INFORMATION ON A CONSUMER FROM A CONSUMER REPORTING AGENCY UNDER FALSE PRETENSES SHALL BE FINED UNDER TITLE 18, UNITED STATES CODE, IMPRISONED FOR NOT MORE THAN 2 YEARS, OR BOTH.

(iv)

Documentation of Permissible Purpose for Verify and Authenticate. You certify that you will rely upon, and retain, the following documentation and/or authorization from consumers as evidence of you’re your permissible purpose:

•	Physical Check presented by Consumer

•	Electronic Signature of Consumer

•	Written Authorization from the Consumer (on Signed Application)

•	Written Authorization (by Recorded Voice Authorization)

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b.

Notice of Adverse Action and Consumer Dispute Process. You understand and agree that under the FCRA, as a user of the consumer report, you must provide notice of adverse action in compliance with § 615 of FCRA when the consumer report information provided by PNC serves as the basis for your declination. The notice must include contact information for GIACT, including GIACT’s toll free number 1-833-802-8092.

Should a consumer contact GIACT in response to a notice of adverse action or to dispute information furnished by you, you acknowledge and agree that GIACT may be required to provide additional information regarding you. If you are a furnisher, you will conduct a timely investigation of the dispute and meet FCRA requirements for responding to disputes. If required under the FCRA or requested by a consumer for any reason, you have identified contact information regarding your name, address, and phone number to be provided by GIACT to consumers. Should your contact information change, you must notify PNC and GIACT in writing promptly.

c.	Notice to Users. You acknowledge receipt of the Notice to Users of Consumer Reports at: https://www.giact.com/wp-content/uploads/2018/04/FCRANoticeToUsers.pdf

d.	Gramm-Leach-Bliley Act (“GLBA”)-Related Products (Identify Consumer, Customer ID).

(i)

Permissible Purpose and Use. You certify that you will order and use Identify Consumer and CustomerID reports in connection with only one of the following purposes involving the subject of the report and for no other purpose:

•	To protect against or prevent actual or potential fraud, unauthorized transactions, claims or other liability;

•	For required institutional risk control or for resolving consumer disputes or inquiries;

•	Due to holding a legal or beneficial interest relating to the consumer;

•

As necessary to effect, administer, or enforce a transaction to underwrite insurance at the consumer’s request, for reinsurance purposes or for the following purposes related to the consumer’s insurance: account administration, reporting, investigation fraud prevention, premium payment processing, claim processing, benefit administration or research projects;

•	To persons acting in a fiduciary or representative capacity on behalf of, and with the consent of, the consumer or

•	As necessary to effect, administer, or enforce a transaction requested or authorized by the consumer, including location for collection of a delinquent account.

(ii)

Documentation of Permissible Purpose for Identify Consumer and Customer ID. You certify that you will rely upon, and retain, the following documentation and/or authorization from consumers as evidence of your permissible purpose:

•	Physical Check presented by Consumer

•	Electronic Signature of Consumer

•	Written Authorization from the Consumer (on Signed Application)

•	Written Authorization (by Recorded Voice Authorization)

TERMS AND CONDITIONS FOR SPECIFIC HEALTHCARE SERVICES

The following additional terms and conditions apply to our Healthcare Services (“Services”).

Your Duties as a Client

You represent and warrant that by entering into and engaging in the activities contemplated by this Agreement, including the Documentation, you are not in violation of and will not be violating any agreements with third parties, including but not limited to, contracts with payers and/or consents and directives of patients, or any federal or state laws. You agree to comply

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with all applicable federal and state law regarding the privacy of health information, including but not limited to, the provisions of the Health Insurance Portability and Accountability Act of 1996 and the regulations promulgated thereunder, as amended from time to time (“HIPAA”). You understand and agree that, as necessary for the delivery of the Services, we and our contractors and agents may have access to and use of Protected Health Information, as that term is defined in HIPAA, which is transmitted or otherwise made available to us. You represent and warrant that you have, and will continue to have, the authority to allow us and our contractors and agents to have access to and use of such Protected Health Information.

Authorization for Enrollment

For applicable Services, you authorize us (and our contractors) to enroll you for Electronic Remittance Advice (“ERA”) direct 835 and/or Electronic Funds Transfer (“EFT”) with the payers you select. EFT enrollments require you to obtain a Universal Payment Identification Code (UPIC). For payers that enroll via a web-based portal, we will provide you with detailed instructions on the method of completing the process for your requested transaction set. Based on your instructions, we will contact the payers and complete each payer’s certification (transaction testing) process, (if applicable), on your behalf. You authorize us to access your information, (including account information), held by said payers as necessary to perform the applicable Service(s). You agree to cooperate with us by providing to us any enrollment information required by the payers and by providing appropriate authorized signatures as required by the payers. In addition to your other indemnification obligations under this Agreement, you agree to indemnify us against, and to release us from, any liability related to payer enrollment, payer certification, and such authorized use of your information with said payer(s).

Healthcare Transactions

Certain services described below involve EDI transactions in the X12 format established by The Accredited Standards Committee (“ASC”), chartered by the American National Standards Institute. These transactions are defined as follows:

•	“837” – ASC X12 837 (Healthcare Claims Submission)

•	“835” – ASC X12 835 (Healthcare Claim Payment / Remittance Advice)

•	“276” – ASC X12 276 (Healthcare Claims Status Request)

•	“277” – ASC X12 277 (Healthcare Claims Status Response)

•	“278” – ASC X12 278 (Healthcare Services Review Request and Response)

Transmissions

As to software, equipment, and services associated with each party’s performance under this Agreement, you and we agree to reasonably cooperate with each other in order to provide support services sufficient to meet the requirements for transmissions. Each party will reasonably assist the other in establishing and/or maintaining support procedures, and will complete reasonable problem determination procedures prior to contacting the other with a support-related matter. You and we agree to use reasonable efforts to avoid and resolve performance and unavailability issues. Each party shall, at no professional service charge to the other, perform consultation on the design and implementation of the connection to the other party and test the connection prior to validating it. The receiving party shall, if feasible, notify the originating party as soon as it determines that any transmission is received in an unintelligible or garbled form. Each party will perform commercially reasonable remedial actions as requested by the other to assist in problem resolution. Each party agrees to notify the other within a reasonable time of the existence of any condition which might have an adverse effect on the parties’ abilities to send or process transmissions. Nothing in this Agreement shall require a party to disclose to the other party any process, method or other information that is a trade secret or confidential or proprietary. You and we will each implement appropriate policies and procedures for purposes of preventing unauthorized access to, and unauthorized disclosure of, transmissions.

You are responsible for purchasing, selecting and maintaining the hardware, software or other technology you use to send data feeds to us or to access the Services. You agree that we will not be responsible for the installation specifications, (including cabling, power, space, etc.), the installation, or the operation, maintenance or technical support of any third party product.

We will not be responsible for any delay, misdirection of information, or other error in data caused by or based upon the information provided to us by you. The Services do not alter any obligation you may have to maintain records of your transactions.

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Termination; Liquidated Damages

Either you or we may terminate a Service as provided elsewhere in this Agreement. If, however, you terminate the Service before you have used it for twelve (12) consecutive months for any reason other than our failure to reasonably perform our obligations hereunder, you will pay to us, as liquidated damages and not as a penalty, an amount equal to sixty percent (60%) of our average monthly billings to you for the Service multiplied by the number of months remaining until the end of the 12 - month period.

HEALTHCARE SERVICES

837 CLAIMS SUBMISSION

This Service enables you to submit 837 claims for healthcare services (“837 Claims”) to payers. Additionally, you will be able to edit submitted claims, and access reports of previously submitted claims. You will transmit claims to us in the standard electronic 837 format or mutually agreed upon non-standard format, using a schedule and transmission protocols mutually agreed upon by you and us.

You acknowledge and agree that we will check 837 Claims against rules provided by you and your payers, and that we may reject any 837 Claim that does not comply with such rules. You may then use the information provided by this Service to correct the 837 Claim for final submission to the payer. We will make available by electronic means notice of rejected 837 Claims that you have submitted via this Service.

Your Duties as a Client

You agree that the accuracy and completeness of the information you submit to us via this Service, including but not limited to all 837 Claims data, is your sole responsibility. You are responsible for using this Service to verify the accuracy and completeness of all 837 Claims before they are submitted to payers. We agree to make modifications to the data, to correct its accuracy, and implement edits pursuant to your written instructions. We make no representation or warranty about the validity of such a change, or its compliance with payer rules or with any applicable law. Although this Service includes logic to check for potential duplicates of 837 Claims you have submitted to this Service previously, you agree that you are solely responsible for ensuring that 837 Claims you submit via this Service are not duplicates.

In addition to your other indemnification obligations under this Agreement, you agree to indemnify us against, and to release us from, any liability or loss related to (i) our authorized use of your payer accounts; (ii) modifications that we make to 8 37 Claims in accordance with this Agreement; (iii) any changes you make to 837 Claims; (iv) any duplicate or false 837 Claims; (v) the performance of this Service on your behalf, or (vi) a claim by any payer related to incomplete or inaccurate data.

DIRECT 835 SERVICE (STANDARD SERVICE)

This Service enables you to receive electronic healthcare remittance information from insurance payers in the 835 format and to have electronic remittance files matched with their associated payments. We will notify you if we detect that a file is not in the required format or does not contain the minimum required data elements. We will not alter the content of files, or otherwise change the information sent by the payer. We will transmit files to you using a mutually agreeable secure transmission method. The payers are responsible for the accuracy of the information we transmit to you.

Optional Reassociation

If you have elected to have us match electronic remittances with their associated payments automatically, we will perform the following additional processes. When electronic remittances and payments are received, if the payer has provided sufficient information to enable an automated match, then we will match the associated remittances and payments. If no match can be made when a file is received, we will warehouse unmatched remittance files, pending receipt of the associated payment, according to your instructions. Matched remittance files will be transmitted to you for posting to your patient billing system. We will present reports to you on your matched and unmatched files via the PNC Healthcare module on PINACLE.

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DIRECT 835 SERVICE (SYSTEM CONVERSION SERVICE ONLY)

This Service enables you to send us a file copy of your electronic healthcare remittance information from insurance payers in the 835 format, and receive back that information in separate files by patient accounting system. The file copy must come directly from you and not your primary clearinghouse. You will use the file naming convention designated by us for this purpose. We will split the original file copy based on your instructions, rebalance the files, and provide a report through “PNC Healthcare Advantage” to assist with reconciliation of the split 835 files to your bank deposits. The file splitting process may periodically result in a negative transaction dollar amount (BPR02), which we address by placing a “D” in the Credit/Debit Flag Code (BPR03). We will notify you if we detect that a file is not in the required format or does not contain the minimum required data elements. We will not alter the claim content of your files. We will transmit files to you using a mutually agreeable secure transmission method.

Prior to implementation, a complete list of your group (billing) Tax IDs/NPIs as well as payers/payer IDs that you use for claims submission are required. Your payer list will be reviewed and approved by us at the time of initiation. We reserve the right to exclude a payer from this service under certain conditions. If you suspect remittance information is missing from the 835 file we send to you, you must first confirm that the information was included in the file copy provided to us before initiating a request for research with our Product Client Services team.

Reassociation is not available with this Service.

HEALTHCARE CLAIM STATUS REQUEST (276) AND RESPONSE (277)

This Service enables you to submit requests to payers, asking for the status of a claim you previously submitted, and to receive responses to these requests from payers. You will transmit claim status requests to us in ASC X12 format, using a schedule and transmission protocols mutually agreed upon by you and us, or you may enter the requests via the PNC Healthcare Advantage module of PINACLE. We will transmit the requests to payers in the 276 (Claim Status Request) standard format and will receive 277 responses (Claim Status Response) from the payer. We will display the requests and the payers’ responses in human readable form via the PNC Healthcare Advantage portal. You agree that you are solely responsible for the accuracy and completeness of the information for each Claim Status Request and that the payers are solely responsible for the accuracy of the Claim Status Responses.

IOCR ADVANTAGE SERVICE

This Service permits you to (i) receive paper healthcare remittance advices via PNC’s national lockbox network, (ii) have information contained on those remittance advices converted to electronic form via an Intelligent Optical Character Recognition (“IOCR”) process, and (iii) then have that information delivered to you, or at your direction to a third party, via data transmission in the 835 electronic remittance advice format. In order to use this Service, you must provide us with claim information in the 837 or other electronic format. Information lifted from images of the paper remittance documents will be compared to claim information provided by you and information from the original claim may be used to supplement or repair information lifted from the paper remittance documents, according to your instructions. We will perform data mapping and reformatting to translate information lifted from the paper documents, and to deliver remittance information, based upon business rules specified by you. As part of this Service, images of the original paper remittance documents will be indexed and stored, and they will be available for viewing via the Web for a specified period. We will use commercially reasonable efforts to perform this Service as described above. You understand that the IOCR process is not error free and the success of the conversion may be affected by factors beyond our control such as, but not limited to, whether the paper as watermarks or is otherwise obscured.

CONTRACT ADVANTAGE SERVICE

This Service assists you in verifying whether payments you receive from third party payers are consistent with: (i) the payment terms of your contracts with such payers; and (ii) such payers’ applicable reimbursement models.

We will populate the Service database using contract information provided by you in mutually acceptable format. You will be responsible for providing us access to a data extract that contains claims and remittance information from your patient management system using transmission methods approved by us and in a format mutually agreed upon during implementation.

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Your Duties as a Client

You agree that the accuracy and completeness of the information populated to the Contract Advantage database is dependent upon the contract information and the claim information that you provide to us for population to the Contract Advantage database either directly or after we submit the original claims to payers on your behalf. You agree to provide updated contract information to us immediately after signing any new payer contract or amending any existing payer contract. The payers are solely responsible for the accuracy of the information we provide to you in the form of claim payment or remittance files.

You agree that once the contract terms are loaded into the database, you will review and approve the accuracy of the setup and test phase results. You agree to review and approve the accuracy of the setup and test phase results for each new payer contract you add after the initial contract terms are loaded. You agree that you are solely responsible to ensure that the terms of each such contract between you and a payer are correctly interpreted and implemented. You agree that you are solely responsible for any underpayment or overpayment that may result from such interpretation and implementation. We agree to make modifications to the database, to correctly implement such contract terms, at your written request. You are responsible for the accuracy of any such changes you instruct us to make to the database.

You agree to obtain all necessary consents from third-party payers in order to share with us the contract terms you have with such payers. Except as otherwise limited in this Agreement, you agree that we may aggregate all data we receive from you to be included in the Contract Advantage database for our use in rendering of this Service.

Ownership

This Service contains valuable intellectual property rights and are proprietary to us and our licensors, including, but not limited to Search America, Inc. and Medical Present Value, Inc. (collectively “Experian Healthcare”) and title thereto remains with us and our licensors. You do not acquire any rights, express or implied, in this Service or any third party software incorporated therein other than those specified in this Agreement. All applicable rights to patents, copyrights, trademarks and trade secrets in this Service are and shall remain with us or our licensors.

YOU ACKNOWLEDGE AND AGREE THAT EXPERIAN HEALTHCARE IS A THIRD PARTY BENEFICIARY OF THIS AGREEMENT.

REVENUE CYCLE AUTOMATION

This Service enables you to automate the work flow and management of the revenue cycle by providing tools that will improve transparency into data quality problems at registration and throughout the entire revenue cycle. The service consists of five optional modules described in more detail below: (i) Access Guardian; (ii) Patient Estimator; and (iii) Denial Challenger.

Depending on the service module(s) selected, you will be responsible for granting us access to your active Admit, Discharge and Transfer (“ADT”) Health Level 7 International (“HL7”) interface. You will send us the 835 Remittance and 837 Claim EDI transactions, as well as other manually-posted payment, denial, and adjustment transaction data in a mutually agreed upon format. You will enable us to process 270 Eligibility, 276 Claim Status, and 278 Authorization EDI transactions on your behalf. If you fail to provide us with access to the data required for the module(s) selected, this will prevent us from automating your workflow and managing your revenue cycle.

Access Guardian

Access Guardian provides a rules-based workflow platform to help you reduce denials by augmenting your Patient Access and Registration systems and processes. This module processes HL7 data messages by first extracting all insurance and eligibility related fields, and then uses an eligibility “watch process” to verify the eligibility for all insurance coverage associated with the visit for all payers set up within the Service. The process includes a number of steps, including applying business rule edits to the HL7 data and the 271 response. If these edits find any discrepancies, an alert will be sent to users designated by you. This module also processes authorization-related HL7 data, including 278 transactions by using customizable rules to determine if authorizations are required by the relevant payer. There are several optional components of Access Guardian that can be purchased based on your specific revenue cycle business needs, including:

•	Data Quality Assurance (QA) — Processes Quality Assurance edits related to HL7 registration data to confirm all data has been obtained and entered, which helps to prevent claim denials.

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Automated Eligibility Management — Processes HL7 data messages, extracting all insurance and eligibility related fields, and creates an eligibility ‘watch process’ that controls the eligibility verification process for all the insurance coverage associated with the visit. The rules engine applies various business edits against the HL7 data and the payer eligibility (271) response and alerts the user.

Authorization Management — Processes authorization-related information related to the HL7 data, and uses business rules to analyze whether authorizations are required for that particular service. The rules engine uses 278 EDI transactions where supported by the payer or Web harvesting technology to query the payer.

Self-Pay Insurance Locator — Sends an eligibility check to the patient’s designated payers, which accept the eligibility inquiry with only patient demographic information. This can include Medicaid, Medicare and other payers. When coverage is detected, the alert displays “Not Self Pay. Patient may have other coverage” and the user can then update the registration data with insurance information

Patient Estimator

Patient Estimator provides an estimate of the expected out of pocket patient financial responsibility for charges, deductibles and coinsurance. The rules engine uses various data sources including historical claim submissions (837) and claim remittance (835) data, and real time analytical processing of HL7 data and 271 responses. This module also extracts the copay amount from the 271 response. There are two components of Patient Estimator that can be purchased based on your specific revenue cycle business needs:

Copay Management — Extracts the copay amount owed by the patient from the 271 response.

Full Patient Responsibility — Provides an estimate of patient financial responsibility amount based on HL7 data and the 271 responses.

The estimates provided when using the Patient Estimator module are an estimate of the patient’s expected out of pocket responsibility after payment by the insurance carrier; we do not guarantee the accuracy of such estimate. You agree and understand that the patient responsibility amount ultimately reflected on the 835 from the payer may be different from the estimate.

Denial Challenger

Denial Challenger is an analytical and workflow application that uses automation to manage post-submission claims and payer responses. The rules engine uses various data sources including standard claim submission (837), remittance data (835), and claim status transactions (276/277), to proactively evaluate issues that arise regarding specific claims. There are several optional components of Denial Challenger that can be purchased based on your specific revenue cycle business needs:

•

Denial Eligibility — Denial Challenger sends and receives eligibility (270/271) transactions to assist you with follow-up on Eligibility and Coordination of Benefits denials. The Denial Challenger rules engine uses the information received in the claim submission (837) and claim remittance (835) transactions to identify when to create an eligibility (270) request. This works in conjunction with the claim management feature.

•

Denial Pre-Adjudication Claim Status — Denial Challenger helps you manage the life cycle of claims sent to a payer from the time this module receives a claim submission (837) transaction until the claim remittance (835) is received. For each general acknowledgement (999) and payer claim status (277) transaction, it analyzes the data within each transaction and generates specific alerts for each transaction that shows an issue and routes the alert to the designated users’ dashboards.

Denial Claim Management - Denial Management helps you manage the life cycle of payer rejections to a submitted claim (837) in the event that a full payer remittance (835) denial transaction is received or if a payment and adjustment with a rejection code (manual transactions) is received. It provides a standard set of claim disposition codes so that the user can track the steps and progress of rejected claims up to final resolution of each claim.

Your Duties as a Client (Access Guardian, Patient Estimator and Denial Challenger)

You agree that it is your responsibility to transmit and receive EDI transactions to and from payers, except to the extent that we have agreed to send and receive EDI transactions for purposes of performing under the Services Agreement (i.e., 835, 837, 270, 271, 276 etc.), and provide access to HL7 data and data from EDI transactions necessary for us to perform under

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the Service Agreement and these Terms and Conditions. We make no representation or warranty about the validity of any information submitted to us or generated by us using such information. In addition to your other indemnification obligations under this Agreement, you agree to indemnify us from any loss or liability related to (i) any claim resulting from any inaccurate or incomplete data provided by you or the relevant payer to us; and (ii) the performance of the Service on your behalf.

You agree that you or the relevant payers are solely responsible for the accuracy of the data used by the service(s). You agree that you are solely responsible for any action that you take or do not take based on the alerts, estimates, reports, authorization information, work lists and work flows generated using the Service(s), and we will not be held liable for such actions. You agree that you are responsible for the original established business rules and subsequently created business rules, and any modifications, additions or deletions of these business rules, and we will not be held liable for any damages you incur as a result of these modifications, additions or deletions. Also, you agree that the purpose of this product is to assist you in automating your work flow and managing your revenue cycle.

Authentication. You may conduct your own authentication of users for Access Guardian, Patient Estimator and Denial Challenger (instead of having us do so). In addition to your other indemnification obligations under this Agreement, you agree to indemnify us against, and to release us from, any liability or loss related to any breaches or unauthorized access related to your authentication of users.

Payment Terms and Conditions (All Modules)

Fees

A fee schedule will be provided to you.

Payment Terms and Conditions

Application/Service Module Implementation Fees (per module) are due as follows: (1) 50% upon work order execution; and (ii) 50% upon activation.

Additional Implementation Fees will be due 50% upon work order execution and 50% upon complementation (per module, where applicable).

Subscription Fees (where applicable) will be billed monthly in advance, beginning with activation. The monthly subscription is based on the collective “Net Patient Revenue Tier” of the hospitals using Revenue Cycle Automation.

1.

“Access Guardian Module Activation” is defined as activation of the first interface (HL7 or other format) associated with the execution of a quality assurance audit process that executes one or more pre-defined knowledge rules and displaying alerts in an Access Guardian dashboard.

2.	“Patient Estimator Module Activation” is defined as Subscriber Users Live on our Application system loaded with a minimum of 2 payers and available to generate patient responsibility estimations.

3.	“Denial Challenger Module Activation” is defined as Users Live on our Application system loaded with 2 payers and available to work for claims follow up.

Transactions fees will be billed the following month they occurred, including tests transactions, and transactions that are rejected by the payer for different reasons.

Termination; Liquidated Damages (All Modules)

Either you or we may terminate this Service, (or one of the modules listed above), or the Service Agreement as stated in the Service Agreement. However, in lieu of the liquidated damages specified in the General Terms and Conditions for Healthcare Services, if you terminate this Service, (or one of the modules listed above), or the Service Agreement before the end of thirty-six (36) months from when you begin to use the Service, for any reason other than our failure to reasonably perform our obligations hereunder, then you agree to pay to us, as liquidated damages and not as a penalty, an amount equal to the remainder of the thirty-six (36) month subscription fee for this Service (or the relevant module(s) thereof).

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PATIENT SELF SERVICE

The Patient Self-Service solution set includes, but are not limited to, the following modules: (i) Pre-Registration; (ii) On-Site Registration; (iii) Kiosks and Tablets; (iv) Patient Record Secure Communications; and (v) staff-facing Dashboards and Display Screens. Single sign on capabilities are available to create a seamless patient experience with other portals. Highlights of each module are provided below.

Pre Registration

This module allows multi-channel interaction for consumers/patients to: request an appointment or service; update demographic, insurance and other personal information; complete questionnaires and sign forms; make a payment and , obtain a barcode ‘boarding pass’ to automate onsite check-in. The patient has the choice to print or display the barcode boarding pass on his/her mobile device. The following details the functionality of Pre-Registration.

•	Invitation to pre-register for scheduled appointments and services

•	Appointment request

•	Demographics verification and ability to update

•	Insurance coverage/plan verification and ability to update

•	Consent and privacy form to review and sign

•	Online bill payment

•	Document upload: ID card, doctor referrals/orders, insurance cards

•	Barcode check-in

•	Appointment reminders

•	Amount due/outstanding bill reminders

•	Branding and customization

•	Questionnaires and Forms based on appointment type

•	Directional maps to the facility

On-Site Registration

This module allows the patient to complete Pre-Registration and certain Registration requirements at your facility using an approved connected device or purchased Hardware. In addition to Pre-Registration functions, patients are able to check-in by scanning their Pre-Registration barcode ‘boarding pass’; scan their insurance card, or other forms of identification; authenticate themselves using biometric palm-vein scanning (if purchased); and/or make point-of-service (POS) payments with a credit card or other payment card using approved hardware (purchased separately) or at staff assisted point of service. On-Site Registration also allows you to supply the consumer/patient with important information while on-site, such as text based way-finding notices regarding items requiring attention, such as consent forms to be signed, or an outstanding balance due; as well as wait time/queue status. This module can also help improve patient flow management. Patients receive a number after the appointment check-in and wait to be called by staff. Visual displays in the waiting room allow staff to summon patients with visual audio number-calling capabilities. The following details the functionality of On-Site Registration.

•	Patient check-in

•	Patient demographics, insurance review and ability to update request

•	Forms management for review and electronic acceptance

•	Scanning bar code/ID card

•	Present balance due

•	Make point-of-service (POS) payments with a credit card or other payment card using approved hardware (purchased separately) or at staff assisted point of service

•	Multiple languages (English and Spanish)

•	Questionnaires and Forms

•	PULSE™: real-time kiosk and display hardware performance monitoring system for support staff

•	Reporting

•	Patient Flow Management

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Onsite Text Messaging

Onsite Text Messaging is an additional feature that offers patients the opportunity during the on-site check in process to opt in to receive text messages (e.g.; updates on current appointment, wait times, onsite directions) for that particular appointment. The patient must opt in for text messaging with two levels of authentication (including receiving a code via text to use to opt-in). You must develop text language guidelines so that the patient knows that these text messages are coming from your staff or facility. For example, you would use facility or staff member identifiers within the text message subject line or body. If a patient texts back STOP during the appointment, no further texts may be sent. If a patient decides not to opt in, this will apply only to his/her current appointment. It is your responsibility to comply with any Telephone Consumer Protection Act requirements regarding this and any other texting programs you use in your organization (for example; prescription notifications, other wait time notifications, etc.)

Biometric Patient Authentication

This capability is an additional module that may be added to the kiosk hardware (via a purchase order with Vecna Technologies Inc. (“Vecna”)) to enable patients to check-in and authenticate with the swipe of their palm.

Reports and Dashboards

This module gives your staff and management team access to pre-built reports as well as the ability to create custom reports and dashboards for streamlined performance visibility.

•	Pre-built reports

•	Custom workflow reports (available for an additional fee)

•	Business intelligence and data warehouse (available for an additional fee)

Support and System Availability

Support is available 7 days per week, 24 hours per day with downtime as necessary for security and application updates. Reported errors will receive priority routing and escalation, depending on the severity of the issue. You can report errors to our Support Desk via email, phone or Salesforce.com.

Your Duties as the Customer

You agree to provide us with your policies and procedures applicable to your patients and the Services purchased, including but not limited to payment practices, fees, and appointment scheduling/cancelation. All changes or updates to these policies and procedures must be provided to us based on the established implementation project schedule. This is required to allow us the time necessary for us to update the patient-facing portions of the Services impacted by the changes you have made to policies and procedures.

You acknowledge that you are responsible for developing the content for all digital forms for collection of medical conditions, symptoms, and related information from the patient during Pre-Registration or Registration, including the questions, format and purpose of usage, and any language translation (if needed). You also will work with us to meet your defined requirements such as workflow, business rules, and branding of patient facing screens according to the implementation project plan.

In addition to your other indemnification obligations under this Agreement, you agree to indemnify us from any loss or liability related your policies and procedures, forms, translations, other specific content provided by you to us, as well as any communications between your staff and patients that take place via this Service.

You will commit resources, complete site preparation and meet the responsibilities, dependencies, and deliverable dates as identified in the mutually developed and agreed upon implementation project schedule. Any delays on your part (including delays caused by lack of completed site preparation or failure to meet any responsibilities specified herein) are likely to result in revised implementation project plan dates. We will provide written notice to you in the event that you miss a key milestone deliverable or other project plan defined responsibility as defined in the implementation project plan. If a delay caused by you results in significant additional work for us, you will be billed at our time and materials rates, plus expenses.

We shall not be held responsible for delays caused by your resources not being available, incomplete site preparation, or inability to meet responsibilities as specified herein. Such delays could result in work being stopped and our resources being reassigned to other engagements until you have corrected the situation. Once this happens, we will assign a team and create a new implementation project schedule. Such delays may result in the project being placed in the next available segment of

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our deployment queue and may result in delays in the original project schedule. If delays result in addition work on our part, you will be billed at our time and materials rates, plus expenses. Any additional costs incurred by you as a result of delays shall be your sole responsibility.

Should you require us to perform services outside of normal business hours, unless otherwise planned for and agreed to in writing, the services shall be performed and billed on a time and materials basis at our prevailing labor rates.

Your network architecture design shall not change between the date you submit the work order for the Services and the completion of all Services contemplated herein. Any additional work performed by us due to changes to your network architecture shall be performed and billed on a time and materials basis at our prevailing labor rates.

You are responsible for any facility issues that may arise (i.e., bad or incorrect cabling, not meeting cable plant, environmental or power specifications, VPN connectivity to our hosting facility etc.) and you will correct any issues as quickly as possible.

Some data that exists in your systems, (e.g. current patient data, historical or future appointment data), may need to be delivered to and populated into our Patient Self Service solution to enable full functionality of the Service. Typically this data can be sent over the integration pathways already included in this implementation. If such re-sending of data is not possible for you, we will need to develop separate custom import tools based on your capabilities. In such cases, you will be billed on a time and materials basis at our prevailing labor rates.

Integrations

The Patient Self-Service solution integrates with the following standards: SIU, HL7 ADT, billing (HL7, web-services, or flat files), document management (sftp), insurance eligibility (X12, ED270-271), payment processor (web-services), payment estimation (if not our service) (HL7 or web-services), and clinical interfaces (HL7 CCD). The level of functionality desired by you will define the interface requirements. Our implementation approach requires that you will provide technical resources to meet our HL7 specifications for the integrations and that your resources will be available to complete the integrations through User Acceptance Testing (“UAT”) during the designated time period in the implementation project plan. You shall also be responsible for ensuring that your Third Party vendor(s) will make available any necessary resources to assist in the integration(s) at the time designated in the implementation project plan. Alternatively, if you choose to have us develop the necessary modifications to meet our HL7 or web services specifications, you will pay us time and materials at our prevailing labor rates to develop the necessary modifications in addition to the separate fee schedule that will be provided to you. You will be required to have the appropriate Third Party vendor resources available to complete all aspects of the integration from planning through UAT during the designated timeframes. If you are unsuccessful in getting the 3rd party vendor(s) and or resources necessary to complete the integrations in the designated timeframes, we will stop work. There may be additional charges to resume work and delays to the implementation project plan. At such time as your resources become available, we will work with these resources to revise and recast the implementation project plan.

VPN Connectivity

We require use of VPN connectivity to communicate with you for Support/Maintenance of Service operations.    We and you agree that you will be responsible for the setup of the VPN on your side, and we will be responsible for setting up the VPN connectivity on our side. We will provide up to eight (8) hours of system engineering support to set up and configure the VPN connection. After eight (8) hours, support will be provided on a time and materials basis. VPN hardware and/or software must be current with active VPN vendor support. Our engineers will not be able to set up or configure any VPN hardware or software that has reached end of life as defined by the VPN vendor.

Authentication

You may conduct your own authentication (instead of having us do so). In addition to your other indemnification obligations under this Agreement, you agree to indemnify us against, and to release us from, any liability or loss related to any breaches or unauthorized access related to your authentication of users.

Support and Services Not Covered

The following support and/or services are not covered:

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•

Support or replacement of Service that is altered, modified, mishandled, destroyed, or damaged by natural causes or damaged due to a negligent or willful act or omission by you or use by you other than as specified in the applicable documentation.

•

Services or software required for a software problem resolution caused by you, including, but not limited to changes to your network, system(s), changes to your third-party product(s) and system(s) or any unforeseen circumstances. Resolution of software problem(s) caused by you shall be billed on a time and materials basis at our prevailing labor rates.

•	Any additional network audit, network assessment, network design, consulting, and/or training services.

Hardware Orders

On-Site Registration (including automated check-in), Biometric Authentication, and Patient Flow Management require the purchase of kiosks, tablets, palm scanners and displays from Vecna. You agree to purchase all Hardware directly from Vecna or a Vecna-approved hardware vendor. We will apprise Vecna of your interest and share applicable project delivery dates with Vecna. The project implementation plan mutually developed and agreed upon between you and we will include the lead time required for you to acquire hardware.

Termination; Liquidated Damages

Either you or we may terminate this Service or the Agreement as stated in the Agreement. If you terminate this Service before the end of thirty-six (36) months from when you began to use the Service, for any reason other than our failure to reasonably perform our obligations, then you agree to pay to us, as liquidated damages and not as a penalty, an amount equal to the remainder of the thirty-six (36) month subscription fee for this Service.

Ownership

This Service contains valuable intellectual property rights and are propriety to us and our licensors, including but not limited to Vecna, and title thereto remains with us and our licensors. You do not acquire any rights, express or implied, in this Service or any third party software incorporated therein other than those specified in this Agreement. All applicable rights to patents, copyrights, trademarks and trade secrets in this Service are and shall remain with us or our licensors.

Fees

A fee schedule will be provided to you.

Payment Terms and Conditions

Module Implementation Fees are due 50% upon the work order execution and 50% upon Go Live (per module) along with the monthly subscription fee. “Go Live” is defined as having activated the solution and you are using the solution and Hardware in a production environment. Activation requires testing and acceptance by you.

CLAIM PAYMENTS & REMITTANCES SERVICE

This Service permits you to (i) send claim payments and remittance advices to healthcare providers and other trading partners

(together, “trading partners”); (ii) authorize us to maintain a database containing the preferred method of payment and format for remittance advices indicated by the trading partners you pay; (iii) instruct us to pay trading partners via check, ACH Origination Service or Commercial Card (which will not include physical plastic cards), and to deliver remittances to trading partners in the formats they have chosen and we have agreed to; (iv) instruct us to maintain, for an agreed upon length of time, an electronic archive of claims received only for information reporting via a web portal (“Portal”); and (v) access, or provide access to trading partners to, reports via the Portal. Additional terms and conditions relating to Commercial Card payments are addressed in a separate Addendum to this Agreement (the “Card Addendum”). This service is powered by ECHO Health, Inc. (“Echo Health”).

Your Duties as a Client

You agree that you are solely responsible for ensuring that any and all payments requested through this Service have been properly adjudicated, are accurate and are properly authorized.

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You agree that you are solely responsible for ensuring that the 835 (or other format agreed to by the parties) file transactions submitted to us via this Service are accurate and complete. We make no representation or warranty about the validity of any information submitted to us or generated by us using such information, or its compliance with any applicable law or operational rules.

You agree that it is your responsibility to collect W-9s or W-8s and verify their validity.

You agree that it is your responsibility to manage access to online applications for your organization by providing a list of newly-authorized or terminated users in a timely manner, when applicable, and by performing periodic reviews of active users and their levels of access to ensure that the access rights are commensurate with job responsibilities.

You agree to notify us as far in advance as possible of any changes to file formats, data content changes, transmission changes or other modifications that could cause errors or delays in processing your data. You also agree to provide banking instructions for funding transactions and to update those instructions as far in advance as possible if changes are necessary.

You agree to review and address any and all system generated errors related to file submission in a timely manner. You acknowledge that we will not be responsible for detecting any error in any file such as, but not limited to, duplicate payments. In the event that any file contains an error, whether in the amount of a payment, payee, disbursing bank, date of payment or otherwise, you shall be solely responsible for taking action to correct such error.

You agree that you are responsible for the disposition of over-payment, under-payment, incorrect payments, and return mail.

You agree that you are responsible for fully funding all payments made by the Service on your behalf and that all payments will be pre-funded. In the event that a funding transfer fails, including those from plan sponsors or employers whose plans you administer, you will be notified of the failure by 10:00 AM ET on the day the rejection notice is received, and you must notify us by 4:00 PM ET that day if the corresponding payments that have not been cleared should be voided. If notice to cancel is received by that time, all outstanding payments relating to that funding transfer will be voided and will need to be re-sent to be paid. You will be responsible for funding any payments presented and paid before they could be voided. If notice to cancel is not received within the timeframe noted immediately above, you assume liability for funding all payments. You are responsible for any fees or penalties charged as a result of your actions, including, but not limited to, return or revocation of your pre-funding transfer. You will not be paid interest on funds used to settle payments initiated through this Service.

Notwithstanding anything to the contrary in the Agreement, you authorize us to disclose to Echo Health such information relating to your card payments and Card Addendum as Echo Health may request from time to time.

You understand that this Service uses cloud computing, and you acknowledge and accept the risks related to cloud computing. You agree to release us from any claims, losses, damages, or liabilities you may incur as a result of the Service’s use of cloud computing.

You also understand that your claims/remittance advice data may be accessed from locations outside the United States for technical support purposes. You agree to release us from any claims, losses, damages, or liabilities you may incur as a result of such access (from outside the U.S.).

In addition to your other indemnification obligations under this Agreement, you agree to indemnify us from any loss or liability related to (i) any modifications you make to the 835 or other relevant file transactions; (ii) a claim by any of your trading partners or providers related to incomplete or inaccurate data; (iii) over-payments, under-payments and duplicate payments; and (iii) the performance of this Service on your behalf.

If you use the Service to provide third-party administration services (administrative services only) functions for customers with self-funded plans, you agree and guarantee that the funds will be on deposit in the account you specify within twenty-four (24) hours of approval of benefit payments. In addition, funds, once available, will be withdrawn from this account and deposited into a trust. Failure to fund the specified account within this time frame may result in a delay of payments from

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the Service. Any fines or penalties assessed to the specified account caused by you will be your responsibility. Continued failure to fund such account within this timeframe may result in termination of the Service. You agree to provide us with any payment authorization forms, as necessary for the Service.

Transmissions

You may send and receive through us transmissions in the format mutually agreed upon during the discovery and project planning phases of implementation. You may request a change in the format in writing. We will evaluate your request and advise you in writing whether the change has been approved and, if so, when it will become effective. If necessary, we will translate your remittance information to and from the current industry standard data format.

You and your trading partners are responsible for the accuracy of the information you and they transmit to us.

Termination; Outstanding Payments

Either you or we may terminate this Service as provided elsewhere in this Agreement. Any payments outstanding as of the termination date will be cancelled and funds returned to the then-current funding account within ten (10) business days. If you terminate this Service, you will pay us any applicable fees to stop payments.

Ownership

This Service contains valuable intellectual property rights and are propriety to us and our licensors, including but not limited to Echo Health, and title thereto remains with us and our licensors. You do not acquire any rights, express or implied, in this Service or any third party software incorporated therein other than those specified in this Agreement. All applicable rights to patents, copyrights, trademarks and trade secrets in this Service are and shall remain with us or our licensors.

YOU ACKNOWLEDGE AND AGREE THAT ECHO HEALTH (OUR SUBCONTRACTOR) IS A THIRD PARTY BENEFICIARY OF THESE CLAIM PAYMENTS & REMITTANCE SERVICE TERMS AND CONDITIONS, AS WELL AS THE LIMITATION OF LIABILITY AND INDEMNIFICATION PROVISIONS IN THE GENERAL TERMS AND CONDITIONS OF THIS AGREEMENT. IN ADDITION, YOU AGREE THAT, IN RELATION TO THIS SERVICE, THE TERM “INDEMNIFIED PARTIES” AS USED IN THE GENERAL TERMS AND CONDITIONS TO THIS AGREEMENT ALSO INCLUDES OUR SUBCONTRACTORS.

©2020 PNC Bank, National Association. All rights reserved.

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Schedule 4

[PNC Pledge Agreement]

Pledge Agreement
(Bank Deposits)

THIS PLEDGE AGREEMENT (“Agreement”), dated as of November 18, 2020, is made by OnPLAN HOLDINGS, LLC (the “Pledgor”), with an address at 141 Tremont Street, 10th Fl, Boston, MA 02111, in favor of PNC BANK, NATIONAL ASSOCIATION (the “Secured Party”), with an address at 2 International Place 29th Floor, Boston, MA 02110.

1.    Pledge. In order to induce the Secured Party to extend the Obligations (as defined below), the Pledgor hereby grants a security interest in and pledges to the Secured Party, and to all other direct or indirect subsidiaries of The PNC Financial Services Group, Inc., all of the Pledgor’s right, title and interest in and to the accounts, deposits, deposit accounts, and certificates of deposit, whether negotiable or nonnegotiable, and all security entitlements of the Pledgor with respect thereto, whether now owned or hereafter acquired, including those entries on the records of the issuing institution, and any and all renewals, substitutions, replacements and proceeds thereof and all income, interest and other distributions thereon maintained in the name of the Pledgor by the issuing institution (collectively, the “Collateral”), as more fully described on Exhibit A attached hereto and made a part hereof.

The Pledgor agrees that (i) the Secured Party shall have the sole and exclusive right of withdrawal of the Collateral, (ii) the Pledgor shall have no right of withdrawal of the Collateral, and (iii) the Secured Party may make appropriate notations in its books and records (electronic or otherwise) to effectuate the foregoing.

2.    Obligations Secured. The Collateral secures payment of all loans, advances, debts, liabilities, obligations, covenants and duties owing from the Pledgor (the “Borrower”) to the Secured Party or to any other direct or indirect subsidiary of The PNC Financial Services Group, Inc., of any kind or nature, present or future (including any interest accruing thereon after maturity, or after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding relating to the Pledgor or the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether direct or indirect (including those acquired by assignment or participation), absolute or contingent, joint or several, due or to become due, now existing or hereafter arising, whether or not (i) evidenced by any note, guaranty or other instrument, (ii) arising under any agreement, instrument or document, (iii) for the payment of money, (iv) arising by reason of an extension of credit, opening of a letter of credit, loan, equipment lease or guarantee, (v) under any interest rate, commodity or currency swap, future, option or other similar transaction or agreement, (vi) under or by reason of any foreign currency transaction, forward, option or other similar transaction providing for the purchase of one currency in exchange for the sale of another currency, or in any other manner, or (vii) arising out of overdrafts on deposit or other accounts or out of electronic funds transfers (whether by wire transfer or through automated clearing houses or otherwise) or out of the return unpaid of, or other failure of the Secured Party to receive final payment for, any check, item, instrument, payment order or other deposit or credit to a deposit or other account, or out of the Secured Party’s non-receipt of or inability to collect funds or otherwise not being made whole in connection with depository or other similar arrangements; and any amendments, extensions, renewals and increases of or to any of the foregoing, and all costs and expenses of the Secured Party incurred in the documentation, negotiation, modification, enforcement, collection and otherwise in connection with any of the foregoing, including reasonable attorneys’ fees and expenses (hereinafter referred to collectively as the “Obligations”). For the avoidance of doubt, the Obligations secured hereby shall not exceed Three Million Dollars ($3,000,000.00) in the aggregate at any time.

3.    Representations and Warranties. The Pledgor represents and warrants to the Secured Party that (a) no prior lien or encumbrance exists on the Collateral, and the Pledgor will not grant or suffer to exist any such

Form 11C – Multistate Rev. 7/19

lien or encumbrance in the future, other than in favor of the Secured Party, and (b) the Pledgor is the legal owner of the Collateral and has the right to pledge and grant a security interest in the Collateral without the consent of any other party other than the issuing institution, which the Pledgor has caused or will cause to execute the Acknowledgment in substantially the form attached hereto.

4.    Default.

4.1.    If any of the following occur (each an “Event of Default”): (i) any Event of Default (as defined in any of the Obligations), (ii) any default under any of the Obligations that does not have a defined set of “Events of Default” and the lapse of any notice or cure period provided in such Obligations with respect to such default, (iii) demand by the Secured Party under any of the Obligations that have a demand feature, (iv) the failure by the Pledgor to perform any of its obligations hereunder, (v) the falsity, inaccuracy or material breach by the Pledgor of any written warranty, representation or statement made or furnished to the Secured Party by or on behalf of the Pledgor, (vi) the failure of the Secured Party to have a perfected first priority security interest in the Collateral, (vii) any restriction is imposed on the pledge or transfer of any of the Collateral after the date of this Agreement without the Secured Party’s prior written consent, or (viii) the breach of the Control Agreement (referred to in Section 6 below), or receipt of notice of termination of the Control Agreement if no successor custodian acceptable to the Secured Party has executed a Control Agreement in form and substance acceptable to the Secured Party on or before 10 days prior to the effective date of the termination, then the Secured Party is authorized in its discretion to declare any or all of the Obligations to be immediately due and payable without demand or notice, which are expressly waived, and may exercise any one or more of the rights and remedies granted pursuant to this Agreement or given to a secured party under the Uniform Commercial Code of the applicable state, as it may be amended from time to time, or otherwise at law or in equity, including without limitation the right to sell or otherwise dispose of any or all of the Collateral at public or private sale, with or without advertisement thereof, upon such terms and conditions as it may deem advisable and at such prices as it may deem best.

4.2.    The Secured Party is authorized to draw the funds represented by the Collateral, in whole or in part, and to do all acts necessary to draw such funds, to apply to all Obligations secured hereby, whether declared immediately due and payable or otherwise, and the officers of the issuing institution are authorized and directed to pay the same to the Secured Party on demand.

4.3.    The net proceeds arising from the disposition of the Collateral after deducting expenses incurred by the Secured Party will be applied to the Obligations in the order determined by the Secured Party. If any excess remains after the discharge of all of the Obligations, the same will be paid to the Pledgor. If after exhausting all of the Collateral there is a deficiency, the Pledgor or, if the Pledgor is not borrowing from the Secured Party or providing a guaranty of the Borrower’s Obligations, the Borrower will be liable therefor to the Secured Party; provided, however, that nothing contained herein will obligate the Secured Party to proceed against the Pledgor, the Borrower or any other party obligated under the Obligations or against any other collateral for the Obligations prior to proceeding against the Collateral.

4.4.    If any demand is made at any time upon the Secured Party for the repayment or recovery of any amount received by it in payment or on account of any of the Obligations and if the Secured Party repays all or any part of such amount by reason of any judgment, decree or order of any court or administrative body or by reason of any settlement or compromise of any such demand, the Pledgor will be and remain liable for the amounts so repaid or recovered to the same extent as if such amount had never been originally received by the Secured Party. The provisions of this section will be and remain effective notwithstanding the release of any of the Collateral by the Secured Party in reliance upon such payment (in which case the Pledgor’s liability will be limited to an amount equal to the fair market value of the Collateral determined as of the date such Collateral was released) and any such release will be without prejudice to the Secured Party’s rights hereunder and will be deemed to have been conditioned upon such payment having become final and irrevocable. This Section shall survive the termination of this Agreement.

Form 11C – Multistate Rev. 7/19

5.    Interest and Premiums. All interest and premiums declared or paid on the Collateral shall be the property of the Pledgor but shall remain as Collateral, subject to the restrictions contained in this Agreement, unless released by the Secured Party, in its discretion, following a request from Pledgor. At any time after the occurrence of an Event of Default, the Secured Party shall be entitled to apply all interest and premiums declared or paid on the Collateral in accordance with the provisions of Section 4 above.

6.    Securities Account. The Pledgor agrees to cause the issuing financial institution or securities intermediary on whose books and records the ownership interest of the Pledgor in the Collateral appears (the “Custodian”) to execute and deliver, contemporaneously herewith, a control agreement or other agreement satisfactory to the Secured Party (the “Control Agreement”) in order to perfect and protect the Secured Party’s security interest in the Collateral.

7.    Further Assurances. By its signature hereon, the Pledgor hereby irrevocably authorizes the Secured Party, at any time and from time to time, to execute (on behalf of the Pledgor), file and record against the Pledgor any notice, financing statement, continuation statement, amendment statement, instrument, document or agreement under the Uniform Commercial Code that the Secured Party may consider necessary or desirable to create, preserve, continue, perfect or validate any security interest granted hereunder or to enable the Secured Party to exercise or enforce its rights hereunder with respect to such security interest. Without limiting the generality of the foregoing, the Pledgor hereby irrevocably appoints the Secured Party as the Pledgor’s attorney-in-fact to do all acts and things in the Pledgor’s name that the Secured Party may deem necessary or desirable. This power of attorney is coupled with an interest with full power of substitution and is irrevocable. The Pledgor hereby ratifies all that said attorney shall lawfully do or cause to be done by virtue hereof.

8.    Notices. All notices, demands, requests, consents, approvals and other communications required or permitted hereunder (“Notices”) must be in writing (except as otherwise provided in this Agreement) and will be effective upon receipt. Notices may be given in any manner to which the parties may separately agree. Without limiting the foregoing, first-class mail, postage prepaid, facsimile transmission and commercial courier service are hereby agreed to as acceptable methods for giving Notices. In addition, the parties agree that Notices may be sent electronically to any electronic address provided by a party from time to time. Notices may be sent to a party’s address as set forth above or to such other address as either the Pledgor or the Secured Party may give to the other for such purpose in accordance with this section.

9.    Preservation of Rights. (a) No delay or omission on the Secured Party’s part to exercise any right or power arising hereunder will impair any such right or power or be considered a waiver of any such right or power, nor will the Secured Party’s action or inaction impair any such right or power. The Secured Party’s rights and remedies hereunder are cumulative and not exclusive of any other rights or remedies which the Secured Party may have under other agreements, at law or in equity.

(b)    The Secured Party may, at any time and from time to time, without notice to or the consent of the Pledgor unless otherwise expressly required pursuant to the terms of the Obligations, and without impairing or releasing, discharging or modifying the Pledgor’s liabilities hereunder, (i) change the manner, place, time or terms of payment or performance of or interest rates on, or other terms relating to, any of the Obligations; (ii) renew, substitute, modify, amend or alter, or grant consents or waivers relating to any of the Obligations, any other pledge or security agreements, or any security for any Obligations; (iii) apply any and all payments by whomever paid or however realized including any proceeds of any collateral, to any Obligations of the Pledgor or the Borrower in such order, manner and amount as the Secured Party may determine in its sole discretion; (iv) deal with any other person with respect to any Obligations in such manner as the Secured Party deems appropriate in its sole discretion; (v) substitute, exchange or release any security or guaranty; or (vi) take such actions and exercise such remedies hereunder as provided herein. The Pledgor hereby waives (a) presentment, demand, protest, notice of dishonor and notice of non-payment and all other notices to which the Pledgor might otherwise be entitled, and (b) all defenses based on suretyship or impairment of collateral.

Form 11C – Multistate Rev. 7/19

10.    Illegality. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, it shall not affect or impair the validity, legality and enforceability of the remaining provisions in this Agreement.

11.    Changes in Writing. No modification, amendment or waiver of, or consent to any departure by the Pledgor from, any provision of this Agreement will be effective unless made in a writing signed by the Secured Party, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the Pledgor in any case will entitle the Pledgor to any other or further notice or demand in the same, similar or other circumstance. Notwithstanding the foregoing, the Secured Party may modify this Agreement for the purpose of completing missing content or correcting erroneous content, without the need for a written amendment, provided that the Secured Party shall send a copy of any such modification to the Pledgor (which notice may be given by electronic mail).

12.    Entire Agreement. This Agreement (including the documents and instruments referred to herein) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, between the Pledgor and the Secured Party with respect to the subject matter hereof.

13.    Successors and Assigns. This Agreement will be binding upon and inure to the benefit of the Pledgor and the Secured Party and their respective heirs, executors, administrators, successors and assigns; provided, however, that the Pledgor may not assign this Agreement in whole or in part without the Secured Party’s prior written consent and the Secured Party at any time may assign this Agreement in whole or in part.

14.    Interpretation. In this Agreement, unless the Secured Party and the Pledgor otherwise agree in writing, the singular includes the plural and the plural the singular; references to statutes are to be construed as including all statutory provisions consolidating, amending or replacing the statute referred to; the word “or” shall be deemed to include “and/or”, the words “including”, “includes” and “include” shall be deemed to be followed by the words “without limitation”; and references to agreements and other contractual instruments shall be deemed to include all subsequent amendments and other modifications to such instruments, but only to the extent such amendments and other modifications are not prohibited by the terms of this Agreement. Section headings in this Agreement are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose. If this Agreement is executed by more than one party as Pledgor, the obligations of such persons or entities will be joint and several.

15.    Indemnity. The Pledgor agrees to indemnify each of the Secured Party, each legal entity, if any, who controls, is controlled by or is under common control with the Secured Party, and each of their respective directors, officers and employees (the “Indemnified Parties”), and to hold each Indemnified Party harmless from and against, any and all claims, damages, losses, liabilities and expenses (including all fees and charges of internal or external counsel with whom any Indemnified Party may consult and all expenses of litigation or preparation therefor) which any Indemnified Party may incur, or which may be asserted against any Indemnified Party by any person, entity or governmental authority (including any person or entity claiming derivatively on behalf of the Pledgor), in connection with or arising out of or relating to the matters referred to in this Agreement or under any Control Agreement, whether (a) arising from or incurred in connection with any breach of a representation, warranty or covenant by the Pledgor, or (b) arising out of or resulting from any suit, action, claim, proceeding or governmental investigation, pending or threatened, whether based on statute, regulation or order, or tort, or contract or otherwise, before any court or governmental authority; provided, however, that the foregoing indemnity agreement shall not apply to claims, damages, losses, liabilities and expenses solely attributable to an Indemnified Party’s gross negligence or willful misconduct. The indemnity agreement contained in this Section shall survive the termination of this Agreement. The Pledgor may participate at its expense in the defense of any such action or claim.

16.    Governing Law and Jurisdiction. This Agreement has been delivered to and accepted by the Secured Party and will be deemed to be made in the State where the Secured Party’s office indicated above is located. THIS AGREEMENT WILL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PLEDGOR AND THE SECURED PARTY DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE WHERE THE SECURED

Form 11C – Multistate Rev. 7/19

PARTY’S OFFICE INDICATED ABOVE IS LOCATED, EXCLUDING ITS CONFLICT OF LAWS RULES, INCLUDING WITHOUT LIMITATION THE ELECTRONIC TRANSACTIONS ACT (OR EQUIVALENT) IN SUCH STATE (OR, TO THE EXTENT CONTROLLING, THE LAWS OF THE UNITED STATES OF AMERICA, INCLUDING WITHOUT LIMITATION THE ELECTRONIC SIGNATURES IN GLOBAL AND NATIONAL COMMERCE ACT). The Pledgor hereby irrevocably consents to the exclusive jurisdiction of any state or federal court in the county or judicial district where the Secured Party’s office indicated above is located; provided that nothing contained in this Agreement will prevent the Secured Party from bringing any action, enforcing any award or judgment or exercising any rights against the Pledgor individually, against any security or against any property of the Pledgor within any other county, state or other foreign or domestic jurisdiction. The Pledgor acknowledges and agrees that the venue provided above is the most convenient forum for both the Secured Party and the Pledgor. The Pledgor waives any objection to venue and any objection based on a more convenient forum in any action instituted under this Agreement.

17.    Electronic Signatures and Records. Notwithstanding any other provision herein or in the other loan documents, the Pledgor agrees that this Agreement, the Control Agreement, any amendments thereto and any other information, notice, signature card, agreement or authorization related thereto (each, a “Communication”) may, at the Secured Party’s option, be in the form of an electronic record. Any Communication may, at the Secured Party’s option, be signed or executed using electronic signatures. For the avoidance of doubt, the authorization under this Section may include, without limitation, use or acceptance by the Secured Party of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format) for transmission, delivery and/or retention.

18.    Authorization to Obtain Credit Reports. By signing below, each Pledgor who is an individual provides written authorization to the Secured Party or its designee (and any assignee or potential assignee hereof) to obtain the Pledgor’s personal credit profile from one or more national credit bureaus. Such authorization shall extend to obtaining a credit profile in considering this Agreement and subsequently for the purposes of update, renewal or extension of such credit or additional credit and for reviewing or collecting the resulting account.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

Form 11C – Multistate Rev. 7/19

19.    WAIVER OF JURY TRIAL. THE PLEDGOR IRREVOCABLY WAIVES ANY AND ALL RIGHT THE PLEDGOR MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CLAIM OF ANY NATURE RELATING TO THIS AGREEMENT, ANY DOCUMENTS EXECUTED IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED IN ANY OF SUCH DOCUMENTS. THE PLEDGOR ACKNOWLEDGES THAT THE FOREGOING WAIVER IS KNOWING AND VOLUNTARY.

The Pledgor acknowledges that it has read and understands all the provisions of this Agreement, including the waiver of jury trial, and has been advised by counsel as necessary or appropriate.

WITNESS the due execution hereof as a document under seal, as of the date first written above, with the intent to be legally bound hereby.

ONPLAN HOLDINGS, LLC

By Flywire Corporation, Member Manager

By:	/s/ Peter Butterfield (SEAL)

Name:	Peter Butterfield

Title:	General Counsel & Chief Compliance Officer

Form 11C – Multistate Rev. 7/19

EXHIBIT A TO PLEDGE AGREEMENT

(BANK DEPOSITS)

Issuer	Dollar Amount	Account Title/Account No.

PNC Bank, National Association	$3,000,000.00	OnPlan Holdings, LLC Money Market Account # 4645198788

Form 11C – Multistate Rev. 7/19

Schedule 5

EXHIBIT B

COMPLIANCE CERTIFICATE

TO:	SILICON VALLEY BANK	Date:
FROM:	FLYWIRE CORPORATION
FLYWIRE PAYMENTS CORPORATION
ONPLAN HOLDINGS, LLC
FLYWIRE HEALTHCARE CORPORATION
SIMPLIFICARE INC.
(individually and collectively, jointly and severally, “Borrower’”)

The undersigned authorized officer of Borrower certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”):

(1) Borrower is in complete compliance for the period ending                                  with all required covenants except as noted below; (2) there are no Events of Default; (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date; (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.8 of the Agreement; and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank.

Attached are the required documents supporting the certification. The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes (except, with respect to unaudited financial statements, for the absence of footnotes and subject to year-end adjustments). The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenants	Required	Complies
Revenue report	Monthly within 30 days	Yes No
Monthly financial statements	Monthly within 30 days	Yes No
Compliance Certificate	Monthly within 30 days	Yes No
Annual financial statements	FYE within 270 days	Yes No
Capitalization Table	Within 30 days of change in fully diluted shares	Yes No
409A Valuation Report	Within 30 days of Board approval and contemporaneously with any material updates or changes	Yes No
Board approved projections	At least annually and no later than 45 days after FYE, and contemporaneously with any material updates or changes thereto	Yes No
Quarterly customer funds report	Quarterly within 30 days	Yes No
10-Q, 10-K and 8-K	Within 5 days after filing with SEC	Yes No

The following Intellectual Property was registered (or a registration application submitted) after the Effective Date (if no registrations, state “None”)

  Section 6.6(a) Bank Accounts:

  Cash maintained at Bank and Bank’s Affiliates: $

  Cash maintained outside Bank and Bank’s Affiliates: $

  OnPlan’s cash balances (for all accounts) at all financial institutions: $

  Other Matters

Have there been any amendments of or other changes to the capitalization table of Borrower and to the Operating Documents of Borrower or any of its Subsidiaries? If yes, provide copies of any such amendments or changes with this Compliance Certificate.	Yes	No

The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)
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FLYWIRE CORPORATION	BANK USE ONLY

Received by:
By:	AUTHORIZED SIGNER
Name:	Date:
Title:
Verified:
FLYWIRE PAYMENTS CORPORATION	AUTHORIZED SIGNER
Date:

By:	Compliance Status: Yes No
Name:
Title:

ONPLAN HOLDINGS, LLC

By:
Name:
Title:

FLYWIRE HEALTHCARE CORPORATION

By:
Name:
Title:

SIMPLIFICARE INC.

By:
Name:
Title:

LANDLORD LIEN WAIVER AND CONSENT TO REMOVAL OF PERSONAL PROPERTY

(a)    The undersigned (“Landlord”) has an interest in the real property located at 740 Waukegan Road, Suite 400, Deerfield, Illinois 60015 (the “Real Property”).

(b)    FLYWIRE CORPORATION (“Flywire”), with an address of 141 Tremont Street, Boston, Massachusetts 02111, FLYWIRE PAYMENTS CORPORATION (“FPC”), with an address of 141 Tremont Street, Boston, Massachusetts 02111, FLYWIRE HEALTHCARE CORPORATION (“Healthcare”), with an address of 141 Tremont Street, Boston, Massachusetts 02111, SIMPLIFICARE INC. (“Simplificare”) with an address of 480 S. California Avenue, Palo Alto, California 94306, and ONPLAN HOLDINGS, LLC (“OnPlan” and together with Flywire, FPC, Healthcare, and Simplificare, individually and collectively, jointly and severally, the “Borrower”), with an address of 740 Waukegan Road, Suite 400, Deerfield, Illinois 60015, have entered into a certain Loan and Security Agreement with Silicon Valley Bank (“Bank”) dated as January 16, 2018, as amended by that certain Joinder and First Amendment to Loan and Security Agreement by and between Borrower and Bank dated as of April 25, 2018, and as further amended by that certain Joinder and Second Amendment to Loan and Security Agreement by and between Borrower and Bank dated as of the date hereof (as amended, restated, or otherwise modified from time to time, the “Loan Agreement”). As a condition to entering into the Loan Agreement, Bank requires that Landlord consent to the removal by Bank of the personal property serving as collateral for Borrower’s obligations to Bank under the Loan Agreement (hereinafter called “Collateral”) from the Real Property. For purposes of this Agreement, the term “Collateral” shall exclude any of Borrower’s personal property which is attached to the Real Property in such a manner that it constitutes a “fixture” as defined in the Uniform Commercial Code.

NOW, THEREFORE, Landlord consents to the placing of the Collateral on the Real Property, and agrees with Bank as follows:

1.    Landlord subordinates to Bank’s security interest in the Collateral any and all of Landlord’s claims, demands and liens of every kind and nature against the Collateral under applicable law or by virtue of the lease for the Real Property now in effect (the “Lease”), to levy or distrain upon for rent, in arrears, in advance or both, or to claim or assert title to the Collateral that is located on the Real Property and Landlord shall not assert such claims or demands until all of Borrower’s obligations to Bank under the Loan Agreement have been paid in full.

2.    The Collateral (excluding any “fixtures”, as defined in the Uniform Commercial Code) shall be considered to be personal property and shall not be considered part of the Real Property regardless of whether or by what means it is or may become attached or affixed to the Real Property.

3.

(a)    So long as Borrower remains in possession of the Real Property, Landlord will not dispose of any of the Collateral nor assert any right or interest therein. If any Collateral remains on the Real Property after Borrower has vacated the Real Property (whether upon early termination or expiration of the Lease or abandonment of the Real Property or otherwise), Landlord (i) will not dispose of any of the Collateral nor assert any right or interest therein unless Bank has had a reasonable period of time (in any case, up to 20 days (subject to clause (b) below) after Bank has knowledge that Borrower has vacated the Real Property) to exercise Bank’s rights in and to the Collateral, and (ii) will permit Bank, or its agents or representatives, upon two business days’ prior written notice by Bank to Landlord, to enter upon the Real Property during normal business hours during such 20 day period for the purpose of exercising any right Bank may have under the terms of the Loan Agreement, at law, or in equity, including, without limitation, the right to remove the Collateral to inspect or remove the Collateral, or any part thereof (excluding any “fixtures”, as defined in the Uniform Commercial Code), from the Real Property (but for no other purpose).

(b)    If any order or injunction is issued or stay granted which prohibits Bank from exercising any of its rights hereunder, then, at Bank’s option, the period set forth in this Section 3 shall be stayed during the period of such prohibition and shall continue thereafter for the greater of (x) the number of days remaining for Bank to perform under this Section 3 or (y) 20 days.

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(c)    In the event that Bank, or its agents or representatives, enter upon the Real Property to exercise Bank’s rights with respect to the Collateral, Bank shall pay a pro-rated per diem fee at a rate equal to the base rental rate payable by Borrower under the Lease prior to the expiration or early termination of thereof (or Borrower’s abandonment of the Real Property) for the number of days that Bank, or such agents or representatives, occupy the Real Property; provided that, notwithstanding anything to the contrary, in no event shall Bank or its agents, representatives or affiliates be liable for any rent or other fees or amounts that may be owing by Borrower to Landlord. Landlord and Borrower acknowledge that Bank’s entrance upon, occupation and use of the Real Property as contemplated herein shall neither render Bank a tenant of landlord or sub-tenant of Borrower nor give rise to any obligations under the Lease or otherwise other than as set forth herein.

4.    Bank and Borrower agree, jointly and severally, promptly to repair any damage to the Real Property caused by Bank’s or its agent’s or representative’s removal of the Collateral or, if Landlord, in its sole discretion, shall elect to make such repairs, to pay to Landlord promptly the reasonable and documented costs and expenses incurred in connection therewith. Bank hereby indemnifies Landlord for any claim, liability or expense (including reasonable and documented attorneys’ fees) arising out of or in connection with Bank’s or its agent’s or representative’s entry upon the Real Property and removal of the Collateral. Notwithstanding the foregoing, Bank shall not (a) be liable for any diminution in value of the Real Property caused by the absence of any Collateral so removed, and (b) have any duty or obligation to remove or dispose of any Collateral or any other property left on the Real Property by Borrower.

5.    This agreement shall be governed by and construed in accordance with the laws of the State of Illinois.

6.    This agreement shall be binding upon and inure to the benefit of the heirs, executors, administrators, successors and assigns of the respective parties hereto.

7.    Each party hereto may execute this agreement by electronic means and recognizes and accepts the use of electronic signatures and records by any other party in connection with the execution and storage hereof.

8.    All notices, consents, requests, approvals, demands, or other communication by any party to this agreement must be in writing and shall be deemed to have been validly served, given, or delivered: (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the U.S. mail, first class, registered or certified mail return receipt requested, with proper postage prepaid; (b) upon transmission, when sent by electronic mail or facsimile transmission; (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid; or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address, facsimile number, or email address indicated below:

2

If to Landlord:	Kirby Limited Partnership
d/b/a Deerfield Square Limited Partnership
740 Waukegan Road, Suite 300
Deerfield, Illinois 60015
Attn: Dave Malk
Email: DMalk@crmproperties.com

If to Borrower:	Flywire Corporation
Flywire Payments Corporation
OnPlan Holdings, LLC
Flywire Healthcare Corporation
Simplificare Inc.
141 Tremont Street, 10th Floor
Boston, Massachusetts 02111
Attn: Peter Butterfield
Email: peter@flywire.com

If to Bank:	Silicon Valley Bank
53 State Street, 28th Floor
Boston, Massachusetts 02109
Attn: C.J. Bradford
Email: CBradford@svb.com

with a copy to:	Morrison & Foerster LLP
200 Clarendon Street
Boston, Massachusetts 02116
Attn: David A. Ephraim, Esquire
Email: DEphraim@mofo.com

[Signature Page to Follow]

3

IN WITNESS WHEREOF, the undersigned have executed on this 9th day of December, 2020.

Kirby Limited Partnership	SILICON VALLEY BANK
d/b/a Deerfield Square Limited Partnership

By: [illegible]	By:
Title: [illegible]	Title:

Acknowledged and agreed:

FLYWIRE CORPORATION

By:
Title:

FLYWIRE PAYMENTS CORPORATION

By:
Title:

ONPLAN HOLDINGS, LLC

By:
Title:

FLYWIRE HEALTHCARE CORPORATION

By:
Title:

SIMPLIFICARE INC.

By:
Title:

IN WITNESS WHEREOF, the undersigned have executed on this 9th day of December, 2020.

Kirby Limited Partnership
d/b/a Deerfield Square Limited Partnership	SILICON VALLEY BANK

By:	By: /s/ Charles Bradford
Title:	Title: C.J. Bradford, Vice President

Acknowledged and agreed:

FLYWIRE CORPORATION

By: /s/ Peter Butterfield
Title: Peter Butterfield, General Counsel, Chief Compliance Officer, & Secretary

FLYWIRE PAYMENTS CORPORATION

By: /s/ Peter Butterfield
Title: Peter Butterfield, Secretary

ONPLAN HOLDINGS, LLC

By: /s/ Peter Butterfield
Title: Peter Butterfield, Vice President & Secretary

FLYWIRE HEALTHCARE CORPORATION

By: /s/ Peter Butterfield
Title: Peter Butterfield, Secretary

SIMPLIFICARE INC.

By: /s/ Peter Butterfield
Title: Peter Butterfield, Secretary